                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          RENAISSANCE SOLUTIONS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

(5) Total fee paid:

-------------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials:
-------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1) Amount previously paid:
-------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement no:
-------------------------------------------------------------------------------

(3) Filing Party:
-------------------------------------------------------------------------------

(4) Date Filed:
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


LOGO

                                                                  June 26, 1997

Dear Renaissance Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders (the "Renaissance Special Meeting") of Renaissance Solutions, Inc. ("Renaissance") to be held at 10:00 a.m. (local time) on Wednesday, July 30, 1997, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

  At the Renaissance Special Meeting, you will be asked to consider and vote upon the approval and adoption of (i) the Agreement and Plan of Merger dated as of May 19, 1997 (the "Merger Agreement") by and among Renaissance, The Registry, Inc. ("The Registry") and Rain Acquisition Corp., a wholly-owned subsidiary of The Registry ("Merger Sub"), and (ii) the Merger (as defined below). A copy of the Merger Agreement appears as Annex A to the accompanying Joint Proxy Statement/Prospectus.

  Pursuant to the Merger Agreement, Merger Sub will be merged with and into Renaissance (the "Merger") and Renaissance will become a wholly-owned subsidiary of The Registry. In the Merger, each outstanding share of Renaissance common stock will be converted into the right to receive 0.80 shares of Registry common stock. Renaissance stockholders will receive cash in lieu of any fractional shares that would otherwise be issued in the Merger.

  Outstanding options to purchase Renaissance common stock will be converted into options to purchase a number of shares of Registry common stock determined by multiplying the number of shares subject to the option by 0.80, rounded down to the next largest whole number of shares, at an exercise price equal to the exercise price of such option at the time of the Merger divided by 0.80. If the requisite approvals of the stockholders of The Registry and Renaissance are received, the Merger is expected to be consummated on or about July 30, 1997. We urge you to read the enclosed Joint Proxy Statement/Prospectus for a description of the federal income tax consequences of the Merger.

  Based upon the capitalization of The Registry and Renaissance as of June 18, 1997 (the record dates for the Registry Special Meeting and the Renaissance Special Meeting), the number of shares of Registry common stock to be issued in connection with the Merger would represent approximately 35% of the outstanding Registry common stock immediately following the Effective Time. On June 19, 1997, the last reported sale price per share of Registry common stock on the Nasdaq National Market was $44.00.

  Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger and has received the opinion of Hambrecht & Quist LLC, Renaissance's financial advisor, that, as of May 19, 1997, the consideration to be received in the Merger is fair from a financial point of view to holders of Renaissance common stock. A copy of that opinion is attached as Annex C to the accompanying Joint Proxy Statement/Prospectus. THE BOARD OF DIRECTORS OF RENAISSANCE HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RENAISSANCE STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

  You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus for details of the Merger and additional related information.

  The affirmative vote of the holders of a majority of the outstanding shares of Renaissance common stock is necessary to approve and adopt the Merger Agreement and the Merger. The issuance of shares of Registry common stock in connection with the Merger will require the approval of the stockholders of The Registry, and the Merger will also require the satisfaction or waiver of other conditions as specified in the attached Joint Proxy Statement/Prospectus.

  Whether or not you expect to attend the Renaissance Special Meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. If you attend the Renaissance Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card.

  Please do not send your share certificates with your proxy card. If the Merger Agreement is approved and adopted by the Renaissance stockholders and all other conditions to the Merger are satisfied or waived, you will receive a transmittal form and instructions for the surrender and exchange of your shares.

  Thank you and I look forward to seeing you at the Renaissance Special
Meeting.

                                          Sincerely,

                                          /s/ David P. Norton

                                          David P. Norton
                                          President
                                          and Chief Executive Officer

LOGO
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Renaissance Special Meeting") of Renaissance Solutions, Inc., a Delaware corporation ("Renaissance"), will be held at 10:00 a.m. (local time) on July 30, 1997, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

  The meeting is called for the following purposes:

  1. To consider and vote upon a proposal to approve and adopt (i) the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 19, 1997, by and among The Registry, Inc., a Massachusetts corporation ("The Registry"), Rain Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of The Registry ("Merger Sub"), and Renaissance, pursuant to which, among other things, (a) Merger Sub will be merged with and into Renaissance, which will be the surviving corporation, and Renaissance will become a wholly-owned subsidiary of The Registry, and
     (b) each outstanding share of Common Stock, par value $.0001 per share, of Renaissance will be converted into the right to receive 0.80 shares of Common Stock, no par value per share, of The Registry, and (ii) the merger of Merger Sub with and into Renaissance (the "Merger").

  2. To transact such other business as may properly come before the Renaissance Special Meeting or any adjournments or postponements of the Renaissance Special Meeting.

  The proposed Merger and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus and the Annexes thereto.

  The Board of Directors has fixed the close of business on June 18, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at the Renaissance Special Meeting, or any adjournments or postponements thereof. Only holders of record of Renaissance Common Stock on the record date are entitled to vote at the Renaissance Special Meeting. A list of such stockholders will be available at the time and place of the Renaissance Special Meeting and, during the ten days prior to the Renaissance Special Meeting, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

  If you would like to attend the Renaissance Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Renaissance Special Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Renaissance Special Meeting, you must obtain from the nominee a proxy issued in your name.

  You can ensure that your shares are voted at the Renaissance Special Meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the Renaissance Special Meeting and vote in person. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF RENAISSANCE AT RENAISSANCE'S HEADQUARTERS, LINCOLN NORTH, 55 OLD BEDFORD ROAD, LINCOLN, MASSACHUSETTS 01773, BY SIGNING AND RETURNING A LATER DATED PROXY OR BY VOTING IN PERSON AT THE RENAISSANCE SPECIAL MEETING.

  Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                          Harry M. Lasker, Secretary

Lincoln, Massachusetts
June 26, 1997

                              THE REGISTRY, INC.
                                      AND
                          RENAISSANCE SOLUTIONS, INC.

                             JOINT PROXY STATEMENT

                                ---------------

                              THE REGISTRY, INC.

                                  PROSPECTUS

                                ---------------

  This Joint Proxy Statement and Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to the stockholders of The Registry, Inc., a Massachusetts corporation ("The Registry"), in connection with the solicitation of proxies by the Board of Directors of The Registry for use at a Special Meeting of Stockholders of The Registry to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts on July 30, 1997 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Registry Special Meeting"). This Joint Proxy Statement/Prospectus also constitutes the Prospectus of The Registry with respect to the issuance of shares of common stock of The Registry, no par value ("Registry Common Stock"), to be issued to stockholders of Renaissance Solutions, Inc., a Delaware corporation ("Renaissance"), in connection with the proposed merger (the "Merger") of Rain Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of The Registry ("Merger Sub"), with and into Renaissance pursuant to the Agreement and Plan of Merger dated as of May 19, 1997 (the "Merger Agreement") by and among The Registry, Merger Sub and Renaissance. Registry Common Stock is traded on the Nasdaq National Market under the symbol "REGI." On June 19, 1997, the last reported sale price per share of the Registry Common Stock on the Nasdaq National Market was $44.00.

  This Joint Proxy Statement/Prospectus is also being furnished to the holders of common stock, par value $0.0001 per share ("Renaissance Common Stock"), of Renaissance in connection with the solicitation of proxies by the Board of Directors of Renaissance for approval of the Merger Agreement and the Merger at a Special Meeting of Stockholders of Renaissance to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on July 30, 1997 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Renaissance Special Meeting").

  Based upon the exchange ratio of 0.80 shares of Registry Common Stock for each share of Renaissance Common Stock and the number of shares of Renaissance Common Stock and options to purchase Renaissance Common Stock outstanding at June 18, 1997, The Registry would issue approximately 7,651,378 shares of Registry Common Stock to Renaissance stockholders in the Merger and would assume options to purchase Renaissance Common Stock which would be converted into options to purchase approximately 1,044,295 shares of Registry Common Stock. Based upon the capitalization of The Registry as of June 18, 1997 (the record date for the Registry Special Meeting and the Renaissance Special Meeting), 7,651,378 shares of Registry Common Stock would represent approximately 35% of the outstanding Registry Common Stock immediately following the Effective Time on a fully diluted basis.

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxies are first being mailed to stockholders of The Registry and Renaissance on or about June 26, 1997.

                                ---------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY STOCKHOLDERS OF THE REGISTRY AND RENAISSANCE IN CONNECTION WITH THEIR CONSIDERATION OF THE MERGER.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS   JOINT  PROXY
      STATEMENT/PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JUNE 23, 1997.

  Upon consummation of the Merger, Renaissance will be a wholly-owned subsidiary of The Registry. Consummation of the Merger is subject to various conditions, including the approval and adoption of the Merger Agreement and the Merger by the holders of a majority of the outstanding shares of Renaissance Common Stock at the Renaissance Special Meeting and the approval of the issuance of shares of Registry Common Stock in connection with the Merger at the Registry Special Meeting by the affirmative vote of a majority of the votes cast on this matter. Holders of approximately 37% of the Renaissance Common Stock outstanding as of the date of the Merger Agreement have agreed to vote in favor of the approval and adoption of the Merger Agreement and the Merger and have granted Merger Sub an irrevocable proxy to vote their shares of Renaissance Common Stock in favor of the Merger. The holder of approximately 49% of Registry Common Stock outstanding as of the date of the Merger Agreement has agreed to vote in favor of the issuance of the shares of Registry Common Stock and has granted Renaissance an irrevocable proxy to vote his shares of Registry Common Stock in favor of the issuance. See "Other Agreements--Stockholder Agreements" and "--Parent Voting Agreement."

  All information contained in this Joint Proxy Statement/Prospectus about The Registry and Merger Sub has been provided by The Registry. All information contained in this Joint Proxy Statement/Prospectus about Renaissance has been provided by Renaissance.

  A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "Registry Special Meeting--Record Date," "--Voting Rights; Proxies," "Renaissance Special Meeting--Record Date," and "--Voting Rights; Proxies."

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED BY REFERENCE SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS.................................................   1
AVAILABLE INFORMATION......................................................   1
INCORPORATION OF DOCUMENTS BY REFERENCE....................................   1
SUMMARY....................................................................   3
  The Companies............................................................   3
  The Meetings.............................................................   4
  Change of Vote...........................................................   5
  The Merger...............................................................   6
  Opinions of Financial Advisors...........................................   8
  Interests of Certain Persons in the Merger...............................   9
  Certain United States Federal Income Tax Consequences....................   9
  Comparative Rights of Stockholders.......................................   9
  Comparative Per Share Prices.............................................  10
  Restruction on Resale of Securities Issued in the Merger.................  10
  Selected Historical and Pro Forma Financial Data.........................  10
MARKET PRICE INFORMATION...................................................  17
DIVIDEND POLICY--THE REGISTRY..............................................  18
RISK FACTORS...............................................................  19
INTRODUCTION...............................................................  26
REGISTRY SPECIAL MEETING...................................................  26
  Record Date..............................................................  26
  Quorum...................................................................  26
  Required Votes...........................................................  26
  Voting Rights; Proxies...................................................  27
  Solicitation of Proxies..................................................  27
RENAISSANCE SPECIAL MEETING................................................  28
  Purpose of the Special Meeting...........................................  28
  Record Date..............................................................  28
  Quorum...................................................................  28
  Required Vote............................................................  28
  Voting Rights; Proxies...................................................  28
  Solicitation of Proxies..................................................  29
THE MERGER.................................................................  30
  General..................................................................  30
  Effective Time...........................................................  30
  Conversion of Shares; Procedures for Exchange of Certificates............  30
  Background of the Merger.................................................  31
  Recommendation of the Board of Directors of The Registry; Reasons for the
   Merger..................................................................  32
  Recommendation of the Board of Directors of Renaissance; Reasons for the
   Merger..................................................................  33
  Opinion of The Registry's Financial Advisor..............................  34
  Opinion of Renaissance's Financial Advisor...............................  37
  Interests of Certain Persons in the Merger...............................  43
  Certain Federal Income Tax Consequences..................................  44
  Anticipated Accounting Treatment.........................................  45
  Effect on Stock Options..................................................  45
  Certain Legal Matters....................................................  46
  Federal Securities Law Consequences......................................  46
  Stock Listing............................................................  47
  Dividends................................................................  47
  Appraisal Rights.........................................................  47
  Fees and Expenses........................................................  47

THE MERGER AGREEMENT......................................................   48
  Terms of the Merger.....................................................   48
  Exchange of Certificates................................................   49
  Representations and Warranties..........................................   50
  Conduct of Business Pending the Merger..................................   51
  Additional Agreements...................................................   53
  Conditions to the Merger................................................   56
  Termination.............................................................   58
  Amendment and Waiver....................................................   61
OTHER AGREEMENTS..........................................................   61
  Stockholder Agreements..................................................   61
  Parent Voting Agreement.................................................   62
  Registration Rights Agreement...........................................   62
THE REGISTRY..............................................................   63
  Industry Overview.......................................................   63
  Business Strategy.......................................................   63
  Growth Strategy.........................................................   64
  Recent Acquisitions.....................................................   65
  The Registry's Services.................................................   65
  The Registry's Delivery Management System...............................   68
  Operations and Support Services.........................................   70
  Client Base.............................................................   71
  Competition.............................................................   71
  Employees...............................................................   72
  Properties..............................................................   72
  Legal Proceedings.......................................................   72
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS--THE REGISTRY.................................................   73
  Overview................................................................   73
  Recent Acquisitions.....................................................   74
  Other Events............................................................   74
  Results of Operations...................................................   74
  Nine Months Ended March 29, 1997 and March 30, 1996.....................   75
  Fiscal Years Ended June 29, 1996 and June 24, 1995......................   75
  Fiscal Years Ended June 24, 1995 and May 31, 1994.......................   76
  Quarterly Results.......................................................   77
  Liquidity and Capital Resources.........................................   77
  Recently Enacted Accounting Standards...................................   79
MANAGEMENT--THE REGISTRY..................................................   80
  Executive Officers and Directors--The Registry..........................   80
  Director Compensation...................................................   81
  Executive Compensation..................................................   82
  Employment Agreements...................................................   82
  Option Grants in Last Fiscal Year.......................................   83
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
   Option Values..........................................................   83
  Certain Transactions....................................................   84
  Security Ownership of Certain Beneficial Owners and Management..........   85
RENAISSANCE...............................................................   86
  Business................................................................   86
  Security Ownership of Certain Beneficial Owners and Management..........   87
DESCRIPTION OF REGISTRY CAPITAL STOCK.....................................   89
  Common Stock............................................................   89
  Preferred Stock.........................................................   89

  Massachusetts Law and Certain Provisions of The Registry's Articles of
   Organization and By-laws................................................  89
  Registration Rights......................................................  92
  Transfer Agent and Registrar.............................................  92
COMPARISON OF RIGHTS OF STOCKHOLDERS OF THE REGISTRY AND RENAISSANCE.......  93
  Special Meeting of Stockholders..........................................  93
  Voting Requirements and Quorums for Stockholder Meeting .................  93
  Business Conducted at Stockholder Meetings ..............................  94
  Nomination and Election of Directors.....................................  94
  Inspection Rights........................................................  95
  Action by Consent of Stockholders........................................  96
  Cumulative Voting........................................................  96
  Dividends and Stock Repurchases..........................................  96
  Classification, Number and Qualification of the Board of Directors.......  97
  Removal of Directors.....................................................  98
  Vacancies on the Board of Directors......................................  98
  Exculpation of Directors.................................................  98
  Indemnification of Directors, Officers and Others........................  99
  Transactions with Interested Parties..................................... 100
  Fundamental Transactions................................................. 100
  Charter Amendments....................................................... 101
  Amendments to Bylaws..................................................... 102
  Appraisal Rights......................................................... 102
  "Anti-Takeover" Statutes................................................. 103
APPROVAL OF AMENDMENT TO THE REGISTRY'S RESTATED ARTICLES OF ORGANIZATION
 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK............... 104
APPROVAL OF INCREASE IN SHARES FOR 1996 STOCK PLAN......................... 105
  General.................................................................. 105
  Federal Income Tax Consequences.......................................... 106
EXPERTS.................................................................... 108
VALIDITY OF COMMON STOCK................................................... 108
REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS................................. 108
STOCKHOLDER PROPOSALS...................................................... 108
INDEX TO FINANCIAL STATEMENTS.............................................. F-1
Annexes:

  A. Agreement and Plan of Merger
  B. Opinion of The Registry's Financial Advisor, Montgomery Securities C.Opinion of Renaissance's Financial Advisor, Hambrecht & Quist LLC

                          FORWARD LOOKING STATEMENTS

  Certain statements in this Joint Proxy Statement/Prospectus and in the documents incorporated by reference herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21B of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For this purpose, statements about the expected impact of the Merger on The Registry's earnings per share and the extent of the charges related to the Merger are forward-looking statements. Further, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of The Registry or Renaissance to differ materially from those indicated by such forward-looking statements, including among others those set forth in this Joint Proxy Statement/Prospectus under the caption "Risk Factors." Neither The Registry nor Renaissance undertakes any obligation to update any forward-looking statements.

                             AVAILABLE INFORMATION

  The Registry and Renaissance are each subject to the informational requirements of the Exchange Act, and file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). This information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Each of The Registry and Renaissance makes filings pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's Web site (http://www.sec.gov). Material filed by The Registry and Renaissance can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

  This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, and which The Registry has filed with the Commission under the Securities Act. Reference is made to such Registration Statement for further information with respect to The Registry, Renaissance and Registry Common Stock offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an annex hereto.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  Renaissance hereby incorporates by reference into this Joint Proxy Statement/Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act:

    1. Renaissance's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended;

    2. Renaissance's Quarterly Report on Form 10-Q for the quarter ended March 28, 1997;

    3. Renaissance's Current Reports on Form 8-K dated December 31, 1996, February 3, 1997, as amended, February 13, 1997, February 28, 1997 and May 19, 1997; and

    4. All other reports and other documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

  In addition, all reports and other documents filed by Renaissance pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Renaissance Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein (or in the case of any statement in such an incorporated document), or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT RENAISSANCE HAS FILED WITH THE COMMISSION WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO: RENAISSANCE SOLUTIONS, INC., LINCOLN NORTH, 55 OLD BEDFORD ROAD, LINCOLN, MASSACHUSETTS 01773 (TELEPHONE NO.: (617) 259-8833), ATTENTION:
SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE JULY 23, 1997.

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Merger Agreement and the Merger and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Joint Proxy Statement/Prospectus. Stockholders of The Registry and Renaissance should read this Joint Proxy Statement/Prospectus carefully in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus.

                                 THE COMPANIES

THE REGISTRY, INC.

  The Registry provides information technology ("IT") consultants on a contract basis to organizations with complex IT operations. The Registry's revenue is principally derived from supplemental IT staffing services and, to a lesser extent, from management consulting services provided through its specialized practices. As of March 29, 1997, The Registry had approximately 3,000 IT consultants placed with its clients to assist them in implementing solutions for systems and applications development in such areas as distributed network design, database design and development and client/server migration. These consultants, billed primarily on an hourly basis, typically work on engagements lasting from six to twelve months under the direction of the client. In fiscal 1996, The Registry provided IT consultants to approximately 800 clients in a diverse range of industries. The Registry has grown from six offices and $19.4 million in revenue in fiscal 1991 to 37 offices and $296.1 million in revenue for the twelve months ended March 29, 1997.

  The executive offices of The Registry are located at 189 Wells Avenue, Newton, Massachusetts 02159, and its telephone number is (617) 527-6886. The Registry was incorporated on June 10, 1986.

RENAISSANCE SOLUTIONS, INC.

  Renaissance provides management consulting and client/server systems integration services, primarily for large corporations. Renaissance's offerings fall into three categories, strategic services, performance innovation services and technology services. Strategic services consist primarily of management consulting services using the "Balanced Scorecard" concept described in three Harvard Business Review articles and in The Balanced Scorecard, a recently published book, all of which were co-authored by one of Renaissance's founders, and the design, development and implementation of software-based executive information systems. Renaissance's strategic services are designed to assist senior executives in strategy implementation. Renaissance's performance innovation services consist primarily of consulting services designed to assist companies in the design and implementation of key business processes. Renaissance's technology services include the design, development and implementation of desktop applications using client/server architecture to support decision-making, coordination, information sharing and skill development by knowledge workers. These applications are designed for key business processes, including market and product development, sales, order fulfillment and customer service. Renaissance believes that by bridging management consulting and systems integration capabilities it can help its customers effectively use technology to satisfy their strategic objectives.

  The executive offices of Renaissance are located at Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts 01773, and its telephone number is (617) 259-8833.

                                  THE MEETINGS

TIME, PLACE AND DATE

  The Special Meeting of The Registry's stockholders will be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts on July 30, 1997, at 10:00 a.m., local time (including any and all adjournments or postponements thereof, the "Registry Special Meeting").

  The Special Meeting of Renaissance's stockholders will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on July 30, 1997, at 10:00 a.m., local time (including any and all adjournments or postponements thereof, the "Renaissance Special Meeting").

PURPOSE OF THE MEETINGS

 Registry Special Meeting

  At the Registry Special Meeting, holders of Registry Common Stock will consider and vote upon the issuance of Registry Common Stock in connection with the Merger Agreement (the "Registry Share Proposal"). Based upon the shares of Registry Common Stock, shares of Renaissance Common Stock and options to purchase Renaissance Common Stock under the Renaissance Stock Option Plans outstanding as of June 18, 1997 and an exchange ratio of 0.80 shares of Registry Common Stock for each share of Renaissance Common Stock (the "Exchange Ratio"), The Registry would issue approximately 7,651,378 shares of Registry Common Stock (35% of Registry Common Stock to be outstanding following consummation of the Merger), and The Registry would assume options to purchase Renaissance Common Stock which would be converted into options to purchase approximately 1,044,295 shares of Registry Common Stock. Holders of Registry Common Stock may also consider and vote upon matters incident to the conduct of the Registry Special Meeting.

  THE BOARD OF DIRECTORS OF THE REGISTRY HAS UNANIMOUSLY APPROVED THE MERGER AND THE REGISTRY SHARE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE REGISTRY VOTE FOR THE APPROVAL OF THE REGISTRY SHARE PROPOSAL. SEE "THE MERGER--BACKGROUND OF THE MERGER," "--RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE REGISTRY; REASONS FOR THE MERGER" AND "--INTERESTS OF CERTAIN PERSONS IN THE MERGER."

  At the Registry Special Meeting, holders of Registry Common Stock will also be asked to vote upon proposals to increase the authorized Registry Common Stock from 49,000,000 to 99,000,000 shares (the "Charter Proposal") and to increase the number of shares reserved for issuance under The Registry 1996 Stock Plan by 2,000,000 shares (the "Plan Proposal"). See "Approval of Amendment to The Registry's Restated Articles of Organization to Increase the Number of Authorized Shares of Common Stock" and "Approval of Increase in Shares for 1996 Stock Plan." The approval of the Charter Proposal and the Plan Proposal are not conditions to the consummation of the Merger.

 Renaissance Special Meeting

  At the Renaissance Special Meeting, holders of Renaissance Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the Merger (the "Merger Proposal") and (ii) such other matters as may be properly brought before the Renaissance Special Meeting or any postponements or adjournments thereof.

  THE BOARD OF DIRECTORS OF RENAISSANCE HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT RENAISSANCE STOCKHOLDERS VOTE FOR THE MERGER PROPOSAL. SEE "THE MERGER--BACKGROUND OF THE MERGER," "-- RECOMMENDATION OF THE BOARD OF DIRECTORS OF RENAISSANCE; REASONS FOR THE MERGER" AND "--INTERESTS OF CERTAIN PERSONS IN THE MERGER."

VOTES REQUIRED; RECORD DATE

  The Registry. The Registry Share Proposal will require approval by the affirmative vote of the holders of a majority of the votes cast on the matter. Holders of Registry Common Stock are entitled to one vote per share. Only holders of Registry Common Stock at the close of business on June 18, 1997 (the "Registry Record Date") will be entitled to notice of and to vote at the Registry Special Meeting. See "Registry Special Meeting." On the Registry Record Date, there were outstanding 14,150,804 shares of Registry Common Stock.
G. Drew Conway, President and Chief Executive Officer of The Registry, who beneficially owns approximately 49% of The Registry Common Stock entitled to vote at the Registry Special Meeting, has agreed to vote in favor of the Registry Share Proposal and has granted Renaissance an irrevocable proxy to vote his shares of Registry Common Stock for the Registry Share Proposal. As of the Registry Record Date, the directors and executive officers of The Registry other than Mr. Conway beneficially owned as a group approximately 0.3% of the outstanding shares of Registry Common Stock. Such directors and executive officers have indicated that they presently intend to vote all such shares in favor of the Registry Share Proposal.

  The Charter Proposal will require approval by the affirmative vote of a majority of the shares of Registry Common Stock outstanding on the Registry Record Date. Approval of the Plan Proposal will require approval by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this matter.

  Renaissance. The Merger Proposal will require approval by the affirmative vote of the holders of a majority of the outstanding shares of Renaissance Common Stock. Holders of Renaissance Common Stock are entitled to one vote per share. Only holders of Renaissance Common Stock at the close of business on June 18, 1997 (the "Renaissance Record Date") will be entitled to notice of and to vote at the Renaissance Special Meeting. As of the Renaissance Record Date, the directors and officers of Renaissance and their affiliates beneficially owned as a group approximately 39% of the outstanding shares of Renaissance Common Stock. On the Renaissance Record Date, there were outstanding 9,552,218 shares of Renaissance Common Stock. See "Renaissance Special Meeting."

  Holders of approximately 37% of the Renaissance Common Stock outstanding as of the date of the Merger Agreement have entered into Stockholder Agreements with The Registry pursuant to which such holders have agreed to vote in favor of the Merger Agreement and have granted Merger Sub an irrevocable proxy to vote their shares of Renaissance Common Stock in favor of the Merger. See "Other Agreements--Stockholder Agreements."

                                 CHANGE OF VOTE

  The Registry stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the Registry Special Meeting by giving written notice to the Clerk of The Registry at The Registry's headquarters, 189 Wells Avenue, Newton, MA 02159, by signing and returning a later dated proxy or by voting in person at the Registry Special Meeting. ACCORDINGLY, STOCKHOLDERS OF THE REGISTRY WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE REGISTRY SPECIAL MEETING MAY CHANGE THEIR VOTE AT ANY TIME PRIOR TO OR AT THE REGISTRY SPECIAL MEETING.

  Renaissance stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the Renaissance Special Meeting by giving written notice to the Secretary of Renaissance at Renaissance's headquarters, Lincoln North, 55 Old Bedford Road, Lincoln, MA 01773, by signing and returning a later dated proxy or by voting in person at the Renaissance Special Meeting. ACCORDINGLY, STOCKHOLDERS OF RENAISSANCE WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE RENAISSANCE SPECIAL MEETING MAY CHANGE THEIR VOTE AT ANY TIME PRIOR TO OR AT THE RENAISSANCE SPECIAL MEETING.

                                   THE MERGER

THE MERGER

  Pursuant to the Merger Agreement, Merger Sub will be merged with and into Renaissance and Renaissance will become a wholly-owned subsidiary of The Registry. See "The Merger."

MERGER CONSIDERATION

  Pursuant to the Merger, each outstanding share of Renaissance Common Stock (other than shares owned by Renaissance as treasury stock or by its subsidiaries, all of which shall be canceled) will be converted into the right to receive 0.80 shares of Registry Common Stock. Renaissance stockholders will receive cash in lieu of any fractional shares of Registry Common Stock to which such Renaissance stockholders would otherwise have been entitled. See "The Merger Agreement--Terms of the Merger."

EXCHANGE OF CERTIFICATES

  As soon as practicable after the filing of a certificate of merger with the Secretary of State of the State of Delaware (the time of such filing being the "Effective Time"), BankBoston, N.A. or another person designated by The Registry, in its capacity as exchange agent for the Merger (the "Exchange Agent"), will send a transmittal letter to each Renaissance stockholder. The transmittal letter will contain instructions with respect to the surrender of certificates representing Renaissance Common Stock to be exchanged for certificates representing Registry Common Stock and a cash payment in lieu of fractional shares, if any. See "The Merger Agreement--Exchange of Certificates."

  RENAISSANCE STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR RENAISSANCE COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. RENAISSANCE STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

CONDITIONS TO THE MERGER; TERMINATION; FEES

  The consummation of the Merger is subject to various conditions, including:
(i) approval by the stockholders of The Registry and Renaissance; (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iii) the absence of any legal restraints or prohibitions preventing the consummation of the Merger;
(iv) receipt of opinions of counsel as to the tax treatment of the Merger; and
(v) receipt of reports from the independent accountants for both The Registry and Renaissance with respect to the "pooling-of-interests" accounting treatment for the Merger. See "The Merger Agreement--Conditions to the Merger."

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of The Registry or Renaissance: (i) by mutual written consent of The Registry and Renaissance; (ii) by The Registry or Renaissance, if the Merger shall not have been consummated by November 30, 1997 (provided that this right is not available to any party whose breach of the Merger Agreement has been the cause of such failure); (iii) by The Registry or Renaissance, if a court or other governmental authority shall have permanently enjoined the Merger (provided that this right is not available to any party whose breach of the Merger Agreement materially contributed to the issuance of such order); (iv) by The Registry, if the requisite vote of the Renaissance stockholders is not obtained by November 30, 1997; (v) by Renaissance, if the requisite vote of The Registry stockholders is not obtained by November 30, 1997; (vi) by The Registry or Renaissance, if the Board of Directors of Renaissance withdraws, modifies or changes its approval of the Merger in a manner adverse to The Registry; (vii) by The Registry or Renaissance, if the Board of Directors of Renaissance recommends to the stockholders of Renaissance a

Renaissance Alternative Transaction relating to Renaissance or recommends that the stockholders of Renaissance tender their shares in a tender or exchange offer by a person other than The Registry for 25% or more of the outstanding Renaissance Common Stock; (viii) by The Registry or Renaissance, if any representation or warranty of the other party set forth in the Merger Agreement shall be untrue when made or upon a breach on the part of the other party of any covenant or agreement set forth in the Merger Agreement, such that the conditions as to the accuracy of representations and warranties and the performance of agreements and covenants required to be performed prior to the Effective Time would not be satisfied, subject to the right to cure any such breach; (ix) by The Registry or Renaissance, if any representation or warranty of the other party shall have become untrue such that it would be unable to confirm such representation or warranty at closing in accordance with the Merger Agreement, subject to an opportunity to cure; and (x) by The Registry or Renaissance, if the Board of Directors of The Registry shall have withdrawn or modified its recommendation of the approval of the Registry Share Proposal in a manner adverse to Renaissance. See "The Merger Agreement--Termination-- Conditions to Termination."

  Renaissance will pay The Registry a fee of $6 million if the Merger Agreement is terminated: (i) by The Registry, because of the failure to obtain the requisite approval of the Renaissance stockholders by November 30, 1997, if a proposal for a Renaissance Alternative Transaction is made prior to the date of the Renaissance Special Meeting; (ii) by The Registry or Renaissance, because the Renaissance Board of Directors withdraws, modifies or changes its approval of the Merger Agreement or the Merger in a manner adverse to The Registry;
(iii) by The Registry or Renaissance, because the Renaissance Board of Directors recommends to the stockholders of Renaissance a Renaissance Alternative Transaction or recommends that the stockholders of Renaissance tender their shares in a tender or exchange offer, as set forth above; or (iv) by The Registry, if any breach of a representation or warranty of Renaissance shall be untrue when made or upon the breach of a covenant or agreement of Renaissance in either case such that the conditions as to the accuracy of representations and warranties and the performance of agreements and covenants required to be performed prior to the Effective Time would not be satisfied, subject to the right to cure any such breach. See "The Merger--Termination-- Fees and Expenses."

  In addition, Renaissance will pay The Registry an additional fee of $6 million if Renaissance has paid the initial $6 million fee and it consummates a Renaissance Alternative Transaction pursuant to a binding agreement entered into within 12 months of the termination of the Merger Agreement.

  The Registry will pay Renaissance a fee of $6 million if the Merger Agreement is terminated (i) by Renaissance, because of the failure of The Registry stockholders to approve the Registry Share Proposal by November 30, 1997, if a proposal for a Registry Alternative Transaction is made prior to the Registry Special Meeting; (ii) by Renaissance, if any representation or warranty of The Registry shall be untrue when made or upon the breach of a covenant or agreement of The Registry, in either case such that the conditions as to the accuracy of representations and warranties and the performance of agreements and covenants required to be performed prior to the Effective Time would not be satisfied, subject to the right to cure any such breach; or (iii) by Renaissance, if the Board of Directors of The Registry shall have withdrawn or modified its recommendation of the Registry Share Proposal in a manner adverse to Renaissance. See "The Merger--Termination--Fees and Expenses."

  In addition, The Registry will pay Renaissance an additional fee of $6 million if The Registry has paid the initial $6 million fee and it consummates a Registry Alternative Transaction pursuant to a binding agreement entered into within 12 months of the termination of the Merger Agreement.

LISTING

  It is a condition to the Merger that the shares of the Registry Common Stock to be issued in the Merger be authorized for listing on the Nasdaq National Market, subject to official notice of issuance. See "The Merger--Stock Listing."

DIVIDENDS

  Under the terms of the Merger Agreement, Renaissance is not permitted to declare, set aside, make or pay any dividend or other distribution in respect of its capital stock from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, without the prior written consent of The Registry. In addition, pursuant to the Merger Agreement, The Registry is not permitted to declare, set aside, make or pay any dividend or other distribution in respect of its capital stock from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, without the prior written consent of Renaissance. See "The Merger--Dividends."

APPRAISAL AND DISSENTERS' RIGHTS

  Under the General Corporation Law of the State of Delaware (the "DGCL"), the holders of Renaissance Common Stock are not entitled to any appraisal rights with respect to the Merger. See "The Merger--Appraisal Rights."

GOVERNMENTAL APPROVALS REQUIRED

  The consummation of the Merger is subject to certain regulatory approvals, including compliance with applicable federal and state securities laws and the HSR Act. On June 11, 1997, The Registry, Renaissance and a stockholder of Renaissance each filed a Notification and Report Form, together with a request for early termination of the waiting period, under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). The waiting period under the HSR Act with respect to such filings is expected to expire on July 11, 1997. See "The Merger--Certain Legal Matters."

ANTICIPATED ACCOUNTING TREATMENT

  It is a condition of closing that the Merger qualify as a "pooling of interests", which means that the two companies will be treated as if they had always been combined for accounting and financial reporting purposes. See "The Merger--Anticipated Accounting Treatment."

STOCK OPTIONS

  At the Effective Time, outstanding options to purchase Renaissance Common Stock granted under the Renaissance Stock Option Plans will be assumed by The Registry and will be deemed to constitute options to acquire shares of Registry Common Stock at the Exchange Ratio of 0.80 shares of Registry Common Stock for every share of Renaissance Common Stock. As of June 18, 1997, there were outstanding options to acquire 1,350,069 shares of Renaissance Common Stock under the Renaissance Stock Option Plans. See "The Merger--Effect on Stock Options" and "The Merger Agreement--Terms of the Merger--Stock Options."

                         OPINIONS OF FINANCIAL ADVISORS

  Montgomery Securities, financial advisor to The Registry ("Montgomery"), delivered its written opinion dated May 19, 1997 to the Board of Directors of The Registry that, as of such date, the consideration proposed to be paid by The Registry pursuant to the Merger was fair to The Registry from a financial point of view.

  Hambrecht & Quist LLC, financial advisor to Renaissance ("H&Q"), delivered its written opinion dated May 19, 1997 to the Board of Directors of Renaissance that, as of such date, the consideration to be received in the Merger was fair to the holders of Renaissance Common Stock from a financial point of view.

  For information on the assumptions made, matters considered and limits of the review undertaken by Montgomery and H&Q, see "The Merger--Opinion of The Registry's Financial Advisor" and "--Opinion of

Renaissance's Financial Advisor." STOCKHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE OPINIONS OF MONTGOMERY AND H&Q ATTACHED AS ANNEXES B AND C, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

  The Merger Agreement provides for indemnification and insurance arrangements for Renaissance directors and officers. In addition, pursuant to the Merger Agreement, The Registry has agreed to take such action as necessary to cause David A. Lubin, Renaissance's Co-Chairman and Treasurer, to be included on management's slate for election as a Class II director of The Registry at the next annual meeting of The Registry. See "The Merger--Interests of Certain Persons in the Merger."

  David A. Lubin, Renaissance's Co-Chairman, Treasurer and a director, Harry M. Lasker, Renaissance's Co-Chairman, Secretary and a director, O. Bruce Gupton, Renaissance's Executive Vice President and a director, Melissa E. Norton, the wife of David P. Norton, Renaissance's President, Chief Executive Officer and a director, and certain entities affiliated with them have entered into (i) Stockholder Agreements in which they have agreed to vote in favor of the Merger Proposal and (ii) a Registration Rights Agreement in which The Registry has agreed, upon request and subject to certain conditions, to register under the Securities Act shares of Registry Common Stock they receive in the Merger whenever The Registry otherwise registers shares. See "Other Agreements."

  Pursuant to the terms of the change in control provisions of an employment agreement between Renaissance and William T. Jenkins, Renaissance's Vice President and Chief Financial Officer, upon the consummation of the Merger, Mr. Jenkins will be entitled to receive shares of Registry Common Stock in exchange for the termination of his unvested Renaissance stock options. See "The Merger--Interests of Certain Persons in the Merger."

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  It is expected that the Merger will constitute a reorganization for federal income tax purposes and, accordingly, that no gain or loss will be recognized for federal income tax purposes by holders of Renaissance Common Stock upon the conversion of Renaissance Common Stock into Registry Common Stock in the Merger (except with respect to any cash received in lieu of a fractional share interest in Registry Common Stock). The obligation of The Registry to consummate the Merger is conditioned on the receipt by The Registry of an opinion of Ropes & Gray, its counsel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The obligation of Renaissance to consummate the Merger is conditioned on the receipt by Renaissance of an opinion of Hale and Dorr LLP, its counsel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. See "The Merger--Certain Federal Income Tax Consequences." Renaissance stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

  The rights of stockholders of Renaissance currently are governed by Delaware law, and Renaissance's Certificate of Incorporation and By-Laws. Upon consummation of the Merger, stockholders of Renaissance will become stockholders of The Registry, which is a Massachusetts corporation, and their rights as stockholders of The Registry will be governed by Massachusetts law and The Registry's Restated Articles of Organization and By-Laws. For a discussion of various differences between the rights of stockholders of Renaissance and the rights of stockholders of The Registry, see "Description of Registry Capital Stock" and "Comparison of Rights of Stockholders of The Registry and Renaissance."

                          COMPARATIVE PER SHARE PRICES

  The Registry Common Stock is traded in the Nasdaq National Market under the symbol "REGI." The Renaissance Common Stock is traded on the Nasdaq National Market under the symbol "RENS." The following table sets forth the closing price per share of Registry Common Stock and Renaissance Common Stock on May 19, 1997, the last full trading day before the execution of the Merger Agreement and the announcement of the Merger, and on June 19, 1997, the most recent practicable date for which prices were available prior to printing this Joint Proxy Statement/Prospectus, and the equivalent pro forma per share value of Renaissance Common Stock based on Registry Common Stock prices.

                                           REGISTRY   RENAISSANCE   RENAISSANCE
                                         COMMON STOCK COMMON STOCK   PRO FORMA
                                            PRICE        PRICE     EQUIVALENT(1)
                                         ------------ ------------ -------------
   May 19, 1997.........................   $56.500      $34.750       $45.200
   June 19, 1997........................   $44.000      $33.125       $35.200

--------
(1) Represents the equivalent pro forma value of one share of Renaissance Common Stock calculated by multiplying the closing price of one share of Registry Common Stock on the dates listed above by the Exchange Ratio. See "Comparative Per Share Prices and Dividends."

            RESTRICTION ON RESALE OF SECURITIES ISSUED IN THE MERGER

  Shares of Registry Common Stock issued in the Merger will be freely transferable, except for shares issued to persons who may be deemed "affiliates" of The Registry or Renaissance, which shares will be subject to certain restrictions on resale under Rule 145 promulgated under the Securities Act, in addition to the restrictions on transfer agreed to by such affiliates in connection with the pooling-of-interests requirements. See "The Merger-- Federal Securities Law Consequences." The Registry has agreed to provide Messrs. Lubin, Lasker and Gupton, Ms. Norton and certain of their affiliates with certain registration rights with respect to the shares of Registry Common Stock issuable to them in the Merger. See "Other Agreements--Registration Rights Agreement."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following selected historical financial data of The Registry and Renaissance have been derived from their respective historical audited and unaudited consolidated financial statements. The selected historical financial information of The Registry as of and for the fiscal years ended May 31, 1992, 1993 and 1994, June 24, 1995 and June 29, 1996 and as of and for the nine months ended March 30, 1996 and March 29, 1997 has been derived from The Registry's audited and unaudited consolidated financial statements. The selected historical financial information of Renaissance as of and for the period ended December 31, 1992, and the years ended December 31, 1993, 1994, 1995 and 1996 and as of and for the three months ended March 29, 1996 and March 28, 1997 has been derived from Renaissance's audited and unaudited consolidated financial statements. The unaudited information reflects all adjustments (consisting only of normal, recurring adjustments) necessary for the fair presentation of the financial condition as of the specified date and the results of operations for the specified unaudited interim periods for each of The Registry and Renaissance. The results of operations for interim periods are not necessarily indicative of the results to be expected for any other period.

  The selected historical financial data of The Registry for all periods presented include the accounts of Application Resources, Inc. ("ARI") and Shamrock Computer Resources, Ltd. ("SCR"), which were acquired in transactions accounted for as poolings-of-interests on November 26, 1996 and November 27, 1996, respectively.

  The selected historical financial data of Renaissance for all periods presented include the accounts of International Systems Services Corporation ("ISS"), which was acquired on December 31, 1996 in a transaction accounted for as a pooling-of-interests.

  The Registry has a fiscal year ending on the last Saturday in June, and Renaissance has a fiscal year ending December 31. If the Merger is consummated, the fiscal year of Renaissance will be conformed to that of The Registry's commencing with the fiscal year ending June 28, 1997. Accordingly, the unaudited pro forma combined statement of income data for the nine months ended March 29, 1997 include Renaissance's results of operation for the same period.

  The unaudited pro forma condensed combined statement of income data combine The Registry's historical results for the nine months ended March 30, 1996 and March 29, 1997 and the fiscal years ended May 31, 1994, June 24, 1995 and June 29, 1996 with Renaissance's historical results for the nine months ended September 27, 1996 and March 28, 1997, and the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively, giving effect to the Merger as if it had occurred on June 1, 1993. The unaudited pro forma condensed combined statement of income data for the year ended June 29, 1996 and the nine months ended March 29, 1997 also include the results of operations of the two entities acquired in purchase transactions by Renaissance in February 1997 as if the acquisitions took place at the beginning of these periods. The unaudited pro forma condensed combined balance sheet data combines The Registry's and Renaissance's consolidated condensed balance sheets as of March 29, 1997 and March 28, 1997, respectively, giving effect to the Merger as if it had occurred on March 29, 1997.

  The pro forma financial information does not purport to represent what The Registry's financial position or results of operations would have actually been had the Merger occurred at the beginning of the earliest period presented or to project The Registry's financial position or results of operations for any future date or period. The statement of income data do not include any one-time, nonrecurring Merger-related costs currently estimated to be $12-14 million, nor do they incorporate any benefits from any potential cost savings or synergies following the Merger.

  The selected historical and pro forma financial data should be read in conjunction with The Registry's and Renaissance's consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Registry" included or incorporated by reference in this Joint Proxy Statement/Prospectus, and the Pro Forma Unaudited Combined Condensed Financial Statements included elsewhere herein.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

THE REGISTRY

                                           YEAR ENDED                        NINE MONTHS ENDED
                          -------------------------------------------------  ------------------
                                   MAY 31,              JUNE 24,   JUNE 29,  MAR. 30   MAR. 29
                          ----------------------------    1995       1996      1996      1997
                          1992 (1)  1993 (1)  1994 (1)  (1)(2)(3)   (1)(3)    (1)(3)    (1)(3)
                          --------  --------  --------  ---------  --------  --------  --------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME
 DATA:
Revenue.................  $27,541   $ 47,890  $ 82,376  $153,985   $216,878  $151,828  $231,038
Cost of revenue.........   21,035     36,770    63,100   114,641    158,742   111,434   167,671
                          -------   --------  --------  --------   --------  --------  --------
Gross profit............    6,506     11,120    19,276    39,344     58,136    40,394    63,367
Selling, general and
 administrative
 expenses...............    5,357      9,659    16,933    33,544     46,144    32,326    51,653(4)
                          -------   --------  --------  --------   --------  --------  --------
Income from operations..    1,149      1,461     2,343     5,800     11,992     8,068    11,714
Interest and other
 income (expense), net..     (160)      (290)     (452)   (1,133)    (2,233)   (1,500)    1,440(5)
                          -------   --------  --------  --------   --------  --------  --------
Income before taxes.....      989      1,171     1,891     4,667      9,759     6,568    13,154
Provision for income
 taxes..................      218        281       473       875      3,127     2,014     6,840
                          -------   --------  --------  --------   --------  --------  --------
Net income..............  $   771   $    890  $  1,418  $  3,792   $  6,632  $  4,554  $  6,314
                          =======   ========  ========  ========   ========  ========  ========
Distributions to
 stockholders (6).......  $   114   $    206  $    530  $    696   $  2,958  $  1,931  $    540
                          =======   ========  ========  ========   ========  ========  ========
Income before taxes.....  $   989   $  1,171  $  1,891  $  4,667   $  9,759  $  6,568  $ 13,154
Pro forma provision for
 income taxes (7).......      320        593       889     2,014      4,222     2,840     7,768
                          -------   --------  --------  --------   --------  --------  --------
Pro forma net income
 (7)....................  $   669   $    578  $  1,002  $  2,653   $  5,537  $  3,728  $  5,386
                          =======   ========  ========  ========   ========  ========  ========
Pro forma net income per
 share (7)..............                                $   0.24   $   0.50  $   0.34  $   0.39
                                                        ========   ========  ========  ========
Weighted average common
 and common equivalent
 shares outstanding
 (8)....................                                  10,968     11,083    10,880    13,804

                                  MAY 31,                     JUNE 29,   MAR. 29,
                         -------------------------- JUNE 24,    1996       1997
                         1992 (1) 1993 (1) 1994 (1) 1995 (1) (1)(9)(10) (1)(9)(10)
                         -------- -------- -------- -------- ---------- ----------
                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............  $  157  $   109  $ 1,283  $ 1,804   $13,707    $ 23,744
Working capital.........     789      677    3,213    5,006    39,723      78,692
Total assets............   6,133   10,833   23,188   39,278    65,190     127,400
Total debt..............   3,756    6,147    9,424   20,736     4,958       4,385
Stockholders' equity....   1,517    2,424    5,669    8,302    44,389     101,781

--------
 (1) Upon consummation of the acquisitions of ARI and SCR, ARI and SCR's December 31 year ends were conformed to The Registry's last Saturday in June year end for fiscal 1996. The Statement of Income and Balance Sheet Data above gives effect to the acquisitions by combining the results of operations and financial position of The Registry as of and for the year ended June 29, 1996 and the nine months ended March 30, 1996 and March 29, 1997 with the results of operations and financial position of ARI and SCR as of and for the same periods. The Statement of Income and Balance Sheet Data also give effect to the acquisitions by combining the results of operations and financial position of The Registry as of and for the years ended May 31, 1992, May 31, 1993, May 31, 1994 and June 24, 1995 with the results of operations of ARI as of and for the three months ended December 31, 1994 and the year ended December 31, 1995, and with the results of operations and financial position of SCR as of and for the years ended December 31, 1992, December 31, 1993, December 31, 1994 and December 31, 1995, respectively, on a pooling-of-interests basis. ARI commenced operations as a separate entity on October 1, 1994.
 (2) The Registry changed its fiscal year end from May 31 to the last Saturday in June, effective with the fiscal year ended June 24, 1995. Accordingly, the June 1994 results are not included in the data presented above. See
     Note 2 to The Registry's Consolidated Financial Statements.

 (3) Statement of Income Data for the years ended June 24, 1995 and June 29, 1996 are for 52 and 53 weeks, respectively. Statement of Income Data for the nine months ended March 30, 1996 and March 29, 1997 are for 40 and 39 weeks, respectively.
 (4) In November 1996, The Registry completed the acquisitions of ARI and SCR, each of which has been accounted for as a pooling-of-interests. Transaction and other related costs have been expensed as incurred and totaled approximately $5.1 million in the nine months ended March 29, 1997.
 (5) In August 1996, ARI received a settlement of $1.6 million from its insurance company for payment of defense costs and related expenses associated with certain litigation. This amount, less related expenses, has been included in interest and other income (expense), net, in the Statement of Income Data above.
 (6) For the year ended June 29, 1996 and the nine months ended March 30, 1996, includes $649,000 distributed by a certain realty trust to Mr. Conway upon refinancing of the Realty Trust's mortgage. See Note 9 below. For the year ended June 29, 1996 and the nine months ended March 30, 1996 also includes $861,500 distributed to Mr. Conway in respect of the common stock of America's Registry. For the years ended May 31, 1992, May 31, 1993, May 31, 1994, June 24, 1995 and June 29, 1996, and the nine months ended March 30, 1996 and March 29, 1997, respectively, also includes $114,000, $156,000, $530,000, $696,000, $1,447,000, $420,000 and $515,000 in
     distributions from SCR to its former stockholders.
 (7) On January 1, 1996, pursuant to a plan and agreement of merger entered into among The Registry, America's Registry and The Registry Newco, Inc., a wholly-owned subsidiary of The Registry, The Registry Newco, Inc. merged with and into America's Registry (the "Reorganization"). In addition, effective November 26, 1996, the S corporation status of SCR was terminated in connection with the acquisition of SCR by The Registry. The pro forma data have been computed as if America's Registry and SCR, which were S corporations for federal and state income tax purposes since inception of their operations, were subject to federal and state corporate income taxes since inception based on the statutory tax rates and the tax laws then in effect. See Notes 2, 9 and 16 to The Registry's Consolidated Financial Statements.
 (8) Weighted average common and common equivalent shares outstanding consist of the weighted average number of shares of Registry Common Stock outstanding, after giving effect to the Reorganization, Registry Common Stock which may be issuable upon exercise of outstanding stock options using the treasury stock method and Registry Common Stock issuable upon conversion of shares of preferred stock. For the year ended June 24, 1995 and the nine months ended March 30, 1996, weighted average common and common equivalent shares also include 397,588 shares related to the dilution attributable to options granted in the twelve months prior to the closing of The Registry's initial public offering in June 1996 using the treasury stock method.
 (9) In conjunction with the renegotiation of The Registry's lease with the Realty Trust, the accounts of the Realty Trust have been consolidated with those of The Registry, commencing September 19, 1995. See Note 15 to The Registry's Consolidated Financial Statements.
(10) The Registry completed its initial public offering on June 10, 1996, selling 2,230,000 shares of Registry Common Stock and receiving net proceeds of $34.5 million. The Registry used a portion of the proceeds to repay all outstanding indebtedness under The Registry's credit facility and certain term loans. See Note 10 to The Registry's Consolidated Financial Statements. The Registry completed a follow-on public offering on February 26, 1997, selling 1,234,166 shares of Registry Common Stock and receiving net proceeds of $48.5 million. The Registry used a portion of the proceeds from this offering to repay all outstanding indebtedness under The Registry's credit facility.

RENAISSANCE

                          PERIOD FROM
                           MARCH 23,
                              1992
                          (INCEPTION)     YEARS ENDED DECEMBER 31,         THREE MONTHS ENDED
                            THROUGH    ----------------------------------  ---------------------
                          DECEMBER 31,                                     MAR. 29,    MAR. 28,
                              1992      1993     1994     1995     1996      1996        1997
                          ------------ -------  -------  -------  -------  ---------   ---------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Revenues................     $9,706    $13,507  $22,988  $35,536  $52,450  $  11,468   $  17,475
Costs and expenses:
 Professional
  personnel.............      7,686     11,966   14,056   21,089   31,733      7,071       9,621
 Professional
  development and
  recruiting............         57        408      894    1,895    2,045        570         723
 Marketing and sales....         87        258      482      810    1,624        324         508
 General and
  administrative........      1,467      2,598    4,274    6,442    9,217      2,298       3,398
 Acquisition costs......        --         --       --       --     3,524        --          --
                             ------    -------  -------  -------  -------  ---------   ---------
 Total costs and
  expenses..............      9,297     15,230   19,706   30,236   48,143     10,263      14,250
                             ------    -------  -------  -------  -------  ---------   ---------
Income (loss) from
 operations.............        409     (1,723)   3,282    5,300    4,307      1,205       3,225
Interest expense........         (6)       (43)    (126)     (80)    (139)       (47)        (30)
Interest income.........         26         26       21      509    1,693        142         633
                             ------    -------  -------  -------  -------  ---------   ---------
Income (loss) before
 income taxes...........        429     (1,740)   3,177    5,729    5,861      1,300       3,828
Provision for income
 taxes(1)...............        --         --       --     1,894    4,091        579       1,611
                             ------    -------  -------  -------  -------  ---------   ---------
Net income (loss).......     $  429    $(1,740) $ 3,177  $ 3,835  $ 1,770  $     721   $   2,217
                             ======    =======  =======  =======  =======  =========   =========
Net income per share....                                                               $     .23
                                                                                       =========
Weighted average number
 of common and common
 stock equivalents
 shares outstanding.....                                                                   9,711
PRO FORMA DATA (2):
Historical income before
 pro forma adjustments..                                          $ 5,861  $   1,300
Pro forma adjustment to
 officer's salary(2)....                                            2,100         68
                                                                  -------  ---------
Historical/pro forma
 income (loss) before
 income taxes...........     $  429    $(1,740) $ 3,177  $ 5,729  $ 7,961  $   1,368
Historical provision for
 income taxes...........        --         --       --     1,894    4,091        579
Additional pro forma
 provision (credit) for
 income taxes(3)........         87        (87)     744      403     (266)       --
                             ------    -------  -------  -------  -------  ---------
Pro forma income taxes..         87        (87)     744    2,297    3,825        579
                             ------    -------  -------  -------  -------  ---------
Pro forma net income
 (loss).................     $  342    $(1,653) $ 2,433  $ 3,432  $ 4,136  $     789
                             ======    =======  =======  =======  =======  =========
Pro forma net income per
 share..................                        $   .39  $   .48  $   .47  $     .10
                                                =======  =======  =======  =========
Pro forma weighted
 average number of
 common and common stock
 equivalent shares
 outstanding............                          6,303    7,223    8,804      7,884

                                              DECEMBER 31,
                                  ------------------------------------ MAR.28,
                                   1992   1993   1994   1995    1996    1997
                                  ------ ------ ------ ------- ------- -------
                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents........ $  162 $   94 $1,487 $ 6,159 $49,415 $13,404
Working capital..................  1,961  1,644  3,176  18,706  68,204  46,092
Total assets.....................  2,864  3,986  8,977  27,135  82,582  93,114
Short-term borrowings............    217    255    600   1,500     500     500
Current portion of long-term
 debt............................    --     --     667     180     782     --
Long-term debt (less current
 portion)........................    --   2,000  1,333     720     --      --
Stockholders' equity.............  2,226    160  3,338  21,056  71,641  78,246

--------
(1) From its inception in 1992 through its reorganization in April 1995, Renaissance was either an S corporation or a limited partnership and prior to December 31, 1996, ISS was an S corporation. Accordingly, Renaissance and ISS were not subject to federal and state income taxes.
(2) The pro forma adjustment to officer's salary has been computed based on the contractual reduction of ISS's officer compensation following Renaissance's acquisition of ISS.
(3) Income taxes represent the income taxes that would have been provided as if Renaissance and ISS were subject to federal and all applicable state corporate income taxes from inception, based on the statutory tax rates and the tax laws then in effect.

              UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA

                                     YEAR ENDED             NINE MONTHS ENDED
                             ----------------------------  --------------------
                             MAY 31,   JUNE 24,  JUNE 29,  MARCH 30,  MARCH 29,
                               1994      1995    1996(1)     1996      1997(1)
                             --------  --------  --------  ---------  ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA COMBINED STATE-
 MENT OF
 INCOME DATA:
Revenue....................  $105,364  $189,521  $293,412  $190,063   $291,515
Cost of revenue............    78,050   137,625   213,275   137,238    206,609
                             --------  --------  --------  --------   --------
Gross profit...............    27,314    51,896    80,137    52,825     84,906
Selling, general and admin-
 istrative expenses........    21,689    40,796    61,434    40,080     60,780
Acquisition-related ex-
 penses....................       --        --      3,524       --       8,668
                             --------  --------  --------  --------   --------
Income from operations.....     5,625    11,100    15,179    12,745     15,458
Interest expense...........      (633)   (1,263)   (2,264)   (1,660)       (87)
Interest and other income..        76       559     1,585       964      3,332
                             --------  --------  --------  --------   --------
Income before taxes........     5,068    10,396    14,500    12,049     18,703
Income tax provision.......       473     2,769     7,218     4,316     11,166
                             --------  --------  --------  --------   --------
Net income.................  $  4,595  $  7,627  $  7,282  $  7,733   $  7,537
                             ========  ========  ========  ========   ========
Historical income before
 pro forma adjustment......                      $ 14,500  $ 12,049   $ 18,703
Pro forma adjustment to of-
 ficers' salaries(2).......                         6,850     1,709      3,933
                                                 --------  --------   --------
Historical/pro forma income
 before taxes..............  $  5,068  $ 10,396    21,350    13,758     22,636
Pro forma income taxes(3)..     1,633     4,311    10,042     5,143     12,878
                             --------  --------  --------  --------   --------
Pro forma net income.......  $  3,435  $  6,085  $ 11,308  $  8,615   $  9,758
                             ========  ========  ========  ========   ========
Pro forma net income per
 share(4)..................            $   0.36  $   0.62  $   0.49   $   0.46
                                       ========  ========  ========   ========
Weighted average common and
 common equivalent
 shares(4).................              16,746    18,126    17,719     21,325
                                                                      MARCH 29,
PRO FORMA COMBINED                                                     1997(5)
BALANCE SHEET DATA                                                    ---------
Cash and cash equivalents..                                           $ 37,148
Working capital............                                            106,277
Total assets...............                                            226,514
Total debt.................                                              4,885
Stockholders' equity.......                                            167,520

--------
(1) Includes the results of operations of COBA Consulting Limited ("COBA-UK") and C.M. Management Systems Ltd. Inc. ("COBA-Boston"), which were acquired by Renaissance in transactions accounted for as purchases in February 1997, as if the acquisitions took place at the beginning of the specified periods.
(2) The pro forma adjustments to officers' salaries have been computed based on the contractual reduction of officers' compensation at ISS, COBA-UK and COBA-Boston following Renaissance's acquisition of these entities.
(3) Pro forma income taxes represent the income taxes that would have been provided if all Registry and Renaissance entities were subject to corporate income taxes in all of the periods presented. See notes to Pro Forma Unaudited Combined Condensed Financial Statements. This amount also includes the tax effects associated with the officers' salary adjustments described in Note 2 above.
(4) The pro forma unaudited combined net income per share is based on the weighted average number of shares of common stock and common equivalent shares outstanding of The Registry and Renaissance for each period using an Exchange Ratio of 0.80 shares of Registry Common Stock for each share of Renaissance Common Stock or each Renaissance Stock Option.
(5) Includes adjustments for the estimated merger costs associated with the transaction. See Notes 3 and 4 of the Pro Forma Unaudited Combined Condensed Financial Statements.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of The Registry and Renaissance and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling-of-interests basis assuming that 0.80 shares of Registry Common Stock were issued in exchange for each share of Renaissance Common Stock outstanding. This data should be read in conjunction with the Selected Historical and Pro Forma Financial Data and the historical audited and unaudited financial statements of The Registry and Renaissance and the notes thereto that are included elsewhere in this Joint Proxy Statement/Prospectus or incorporated herein by reference. The selected pro forma combined financial information of The Registry and Renaissance is derived from the unaudited pro forma condensed combined financial statements and should be read in conjunction with such unaudited pro forma statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had The Registry and Renaissance been a single entity during the periods presented. Neither The Registry nor Renaissance paid any cash dividends for the periods presented, other than in the case of distributions to S corporation stockholders.

                                                               NINE MONTHS
                                            YEAR ENDED            ENDED
                                         ----------------- -------------------
                                         JUNE 24, JUNE 29, MARCH 30, MARCH 29,
                                           1995     1996     1996      1997
                                         -------- -------- --------- ---------
THE REGISTRY
Historical Per Common Share:
  Pro forma net income..................  $0.24    $0.50     $0.34     $0.39
  Book value as of period end...........           $3.75               $7.21
Pro Forma Combined-Per Registry Common
 Share:
  Pro forma net income..................  $0.36    $0.62     $0.49     $0.46
  Book value as of period end...........           $5.38               $7.66
RENAISSANCE
Historical Per Common Share:
  Pro forma net income..................  $0.48    $0.47     $0.57     $0.40
  Book value as of period end...........           $7.75               $8.06
Pro Forma Combined-Per Equivalent Re-
 naissance Common Share:
  Pro forma net income..................  $0.29    $0.50     $0.39     $0.37
  Book value as of period end...........           $4.30               $6.13

--------
The historical per share data for Renaissance are as of or for the years ended December 31, 1995 and December 31, 1996 and the nine months ended September 30, 1996 and March 28, 1997, respectively.

The pro forma combined net income per share amounts for the year ended June 29, 1996 and the nine months ended March 29, 1997 also include the results of operations of COBA-UK and COBA-Boston as if those entities were acquired by Renaissance at the beginning of those periods. The pro forma combined net income per share amounts for the year ended June 24, 1995 and the nine months ended March 30, 1996 do not include such results.

                           MARKET PRICE INFORMATION

  Registry Common Stock is listed on the Nasdaq National Market under the symbol "REGI." Renaissance Common Stock is listed on the Nasdaq National Market under the symbol "RENS."

  The table below sets forth, for the fiscal quarters indicated, the reported high and low sales prices of Registry Common Stock and Renaissance Common Stock on the Nasdaq National Market.

                             REGISTRY COMMON STOCK

                                                                HIGH     LOW
                                                               ------- -------
Fiscal Year Ended June 29, 1996:
  Fourth Quarter (from June 5)................................ $36.750 $17.000*
Fiscal Year Ending June 28, 1997:
  First Quarter............................................... $34.250 $24.500
  Second Quarter..............................................  53.250  34.500
  Third Quarter...............................................  49.750  36.000
  Fourth Quarter (through June 19, 1997)......................  56.500  35.000
--------
* Initial public offering price per share.

                           RENAISSANCE COMMON STOCK

Fiscal Year Ended December 31, 1995:
  Second Quarter (from April 4, 1995)......................... $15.750 $ 9.500
  Third Quarter...............................................  26.750  13.000
  Fourth Quarter..............................................  24.750  13.000
Fiscal Year Ended December 31, 1996:
  First Quarter............................................... $30.000 $13.250
  Second Quarter..............................................  35.500  27.500
  Third Quarter...............................................  42.375  25.500
  Fourth Quarter..............................................  49.250  33.500
Fiscal Year Ending December 31, 1997:
  First Quarter............................................... $49.750 $36.000
  Second Quarter (through June 19, 1997)......................  37.000  20.000

  On May 19, 1997, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the last reported sale prices of Registry Common Stock and Renaissance Common Stock were $56.50 per share and $34.75 per share, respectively. Based on an Exchange Ratio of 0.80 shares of Registry Common Stock for each share of Renaissance Common Stock, the pro forma equivalent per share value of Renaissance Common Stock on May 19, 1997 was $45.20 per share.

  On June 19, 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the last reported sale prices of Registry Common Stock and Renaissance Common Stock on the Nasdaq National Market were $44.00 per share and $33.125 per share, respectively.

  Because the market price of Registry Common Stock is subject to fluctuation, the market value of the shares of Registry Common Stock that holders of Renaissance Common Stock will receive in the Merger may increase or decrease prior to the Merger.

  REGISTRY AND RENAISSANCE STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR REGISTRY COMMON STOCK AND RENAISSANCE COMMON STOCK.

                         DIVIDEND POLICY--THE REGISTRY

  America's Registry paid cash dividends in the approximate aggregate amount of $862,000 to Mr. Conway in December 1995, of which amount $645,000 was used to repay certain indebtedness of Mr. Conway to The Registry. SCR, which was an S corporation prior to its acquisition by The Registry, paid cash dividends of approximately $1.4 million in fiscal 1996 and $515,000 in the first six months of fiscal 1997 to certain of its former stockholders. See "Management--The Registry--Certain Transactions." The Registry currently intends to retain future earnings, if any, to fund the development and growth of its business and does not anticipate paying any cash dividends on Registry Common Stock in the foreseeable future. In addition, The Registry's revolving line of credit with BNY Financial Corporation prohibits the payment of dividends without consent of the lender.

                                 RISK FACTORS

  STOCKHOLDERS OF THE REGISTRY, IN CONSIDERING WHETHER TO APPROVE THE REGISTRY SHARE PROPOSAL, AND STOCKHOLDERS OF RENAISSANCE, IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER PROPOSAL, SHOULD CONSIDER THE FOLLOWING MATTERS. THESE MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

RISKS RELATING TO THE MERGER

  Fixed Exchange Ratio Despite Potential Changes in Stock Prices. The Exchange Ratio is fixed and will not be adjusted in the event of any increases or decreases in the price of either Registry Common Stock or Renaissance Common Stock. The price of Registry Common Stock at the Effective Time may vary from its price on the date of this Joint Proxy Statement/Prospectus and on the date of the Special Meetings. Such variations may be the result of changes in the business, operations or prospects of The Registry or Renaissance, market assessments of the likelihood that the Merger will be consummated, the timing thereof and the prospects of the Merger and post-Merger operations, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the Special Meetings, there can be no assurance that the price of Registry Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Time. The Merger Agreement provides that the Effective Time will occur as soon as practicable following the Special Meetings and the satisfaction or waiver of the other conditions set forth in the Merger Agreement. Stockholders of The Registry and Renaissance are urged to obtain current market quotations for Registry Common Stock and Renaissance Common Stock. See "The Merger Agreement--Terms of the Merger."

  Nonrealization of Synergies. The Merger involves the integration of two companies that have previously operated independently. No assurance can be given that The Registry will integrate the respective operations of The Registry and Renaissance without encountering difficulties or experiencing the loss of key Renaissance personnel or that the benefits expected from such integration will be realized. In addition, there can be no assurance that The Registry will realize anticipated synergies from the Merger. See "The Merger-- Recommendation of the Board of Directors of The Registry; Reasons for the Merger."

  Incurrence of Significant Transaction Charges. The Registry expects to incur charges to operations currently estimated to be between approximately $12 million and $14 million in the quarter ending September 27, 1997, the quarter in which the Merger is expected to be consummated, to reflect direct transaction costs, primarily for investment banking, legal and accounting fees, and costs associated with combining the operations of the two companies. This amount is a preliminary estimate and is therefore subject to change. Additional unanticipated expenses may be incurred relating to the integration of the businesses of The Registry and Renaissance. Although The Registry expects that the elimination of duplicative expenses as well as other efficiencies related to the integration of the business of Renaissance may offset additional expenses over time, there can be no assurance that such net benefit will be achieved in the near term, or at all.

RISKS RELATING TO THE REGISTRY

  Dependence on Availability of Qualified IT Consultants. Substantially all of The Registry's revenue is derived from providing IT consultants on a contract basis. The Registry's success depends upon its ability to continue to attract and retain IT consultants who possess the technical skills and experience required to meet the staffing needs of its clients. The Registry must continually update and add to its database of technical personnel in each market in which it operates. The vast majority of the IT consultants in The Registry's database are also included in one or more of the databases of The Registry's competitors, and there can be no assurance that experienced professionals currently working on projects for The Registry will not choose to work on projects for competitors on their next assignment. Competition for IT consultants is intense and demand for their services has, to date, substantially exceeded their supply, and The Registry expects such competition will continue to increase. There can be no assurance that qualified technical personnel will continue to be available to The Registry in sufficient numbers, and any failure to attract or retain qualified IT consultants in sufficient numbers could have a material adverse effect on The Registry's business, operating results and financial condition. See "The Registry--The Registry's Delivery Management System--IT Consultants" and "--Competition."

  Ability to Sustain and Manage Growth; Development of Ancillary Services. The Registry's business has grown rapidly during the past four years due to the increased number of branch offices and the increased demand for services from existing clients. The Registry's continued growth is dependent upon a number of factors, including: (i) the successful performance of new and existing offices; (ii) the continued identification and training of corporate personnel to staff new and recently-opened branch offices; (iii) the ability to identify and qualify IT consultants within both new and existing markets; and (iv) The Registry's ability to develop additional business from existing clients and to obtain new clients. There can be no assurance that recently-opened offices will reach or maintain any level of profitability or that The Registry's historical revenue growth will continue. Further, The Registry's rapid growth and expansion has placed and could continue to place a significant strain on The Registry's personnel and resources, and the failure to manage growth effectively could have a material adverse effect on The Registry's business, operating results and financial condition. In addition, The Registry's ability to develop successful ancillary practices depends on various factors, including identification of suitable practice areas in which to invest resources and The Registry's ability to effectively integrate such practices into its overall operating structure. There can be no assurance that any ancillary practice developed by The Registry will perform according to management's expectations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Registry--Recent Acquisitions," and "The Registry--Growth Strategy."

  Risks Associated with Acquisitions. The Registry has grown, and intends to continue to grow, in part through the acquisition of other businesses. The Registry's ability to expand through acquisition depends on many factors, including the successful identification and acquisition of businesses and management's ability to effectively integrate and operate the new businesses. There is intense competition for acquisition opportunities in the industry, which may intensify due to consolidation in the industry, increasing the costs of capitalizing on such opportunities. The Registry competes for acquisition opportunities with other companies that have significantly greater financial and management resources than The Registry. Further, the anticipated benefits from any acquisitions may not be achieved unless the operations of the acquired business are successfully combined with those of The Registry in a timely manner. The integration of The Registry's acquisitions requires substantial attention from management. The diversion of the attention of management, and any difficulties encountered in the transition process, could have a material adverse effect on The Registry's business, operating results and financial condition. In addition, the process of integrating the various businesses could cause the interruption of or the loss of momentum in the activities of some or all of these businesses, which could have a material adverse effect on The Registry's business, operating results and financial condition. Further, acquired businesses may experience employee turnover rates higher than have been experienced historically. Higher employee turnover rates could adversely impact The Registry's efforts to integrate these businesses. There can be no assurance that The Registry will be able to identify suitable acquisition candidates, acquire any such candidates on reasonable terms or integrate acquired businesses successfully. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Registry-- Liquidity and Capital Resources" and "The Registry--Growth Strategy."

  Dependence on Key Clients; Price Reduction Agreements; Terminability of Client Arrangements. The Registry's top ten clients accounted for approximately 30% of revenue in both fiscal 1996 and in the first nine months of fiscal 1997. The loss of a significant client could have a material adverse effect on The Registry's business, operating results and financial condition. The Registry provides certain large clients with reduced prices for its services in order to retain the volume of business and/or to obtain a preferred vendor status with such clients. There can be no assurance that The Registry will be able to maintain desired pricing levels with these or other clients. All of The Registry's arrangements with clients are terminable by the client at will and without any penalty. There can be no assurance that existing clients will continue to engage The Registry's services at historical levels, if at all.

  Risks of International Operations. The Registry commenced international operations with the acquisition in December 1996 of James Duncan & Associates, an IT consulting company based near London, England. The success of The Registry's international operations will depend greatly upon the continued development of the technology infrastructure in Europe and The Registry's ability to manage generally lower gross profit margins associated with European IT consulting operations. There can be no assurance that The Registry's international operations will be profitable or support The Registry's growth strategy. The risks inherent in The Registry's international business activities include unexpected changes in regulatory environments, foreign currency fluctuations, tariffs and other trade barriers, difficulties in managing international operations and potential foreign tax consequences, including repatriation of earnings and the burden of complying with a wide variety of foreign laws and regulations. The failure of The Registry to manage growth, attract and retain personnel, manage major development efforts or profitably deliver services could have a material adverse impact on The Registry's ability to successfully develop its international operations and could have a material adverse effect on The Registry's business, operating results and financial condition.

  Dependence on Key Personnel. The Registry depends to a significant extent on key management, technical and other personnel. The Registry's continued growth and success will depend in significant part on the continued service of its President, Chief Executive Officer and principal stockholder, Mr. G. Drew Conway. The loss of Mr. Conway or other key employees could have a material adverse effect on The Registry's business, operating results and financial condition. The Registry maintains a $23 million key man life insurance policy on Mr. Conway. See "Management--The Registry."

  Concentration of Ownership. As of the date of this Joint Proxy Statement/Prospectus, The Registry's President, Chief Executive Officer and principal stockholder, Mr. G. Drew Conway, owns approximately 49% of the outstanding Registry Common Stock. After the Merger, Mr. Conway will own approximately 32% of the outstanding Registry Common Stock. As a result, Mr. Conway will be able to have a significant impact on matters requiring stockholder approval. This concentration of ownership could have the effect of making it difficult for a third party to acquire control of The Registry and may discourage third parties from attempting to do so. Further, future sales of substantial amounts of Registry Common Stock by Mr. Conway, or the potential for such sales, could adversely affect the prevailing market price of the Common Stock. See "Management--The Registry," "Management--The Registry--Security Ownership of Certain Beneficial Owners and Management" and "Description of Registry Capital Stock."

  History of Marginal Profitability. Through fiscal 1995, The Registry grew rapidly through the opening of new offices. Offices opened by The Registry have generally experienced either losses or marginal profitability for a period of approximately 12 to 18 months after opening. As these offices have matured and The Registry has implemented certain cost control policies, The Registry's profitability has improved; however, new office openings in the future, among other factors, could adversely affect The Registry's business, operating results and financial condition. There can be no assurance that The Registry can maintain profitability on a quarterly or annual basis in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Registry."

  Government Regulation of Immigration. Certain of The Registry's IT consultants are foreign nationals working in the United States under H-1B permits. Accordingly, both The Registry and these foreign nationals must comply with United States immigration laws. The inability of The Registry to obtain H-1B permits for certain of its employees in sufficient quantities or at a sufficient rate could have a material adverse effect on The Registry's business, operating results and financial condition. Furthermore, Congress and administrative agencies with jurisdiction over immigration matters have periodically expressed concerns over the levels of legal and illegal immigration into the U.S. These concerns have often resulted in proposed legislation, rules and regulations aimed at reducing the number of work permits that may be issued. Any changes in such laws making it more difficult to hire foreign nationals or limiting the ability of The Registry to retain foreign employees could require The Registry to incur additional unexpected labor costs and expenses. Any such restrictions or limitations on The Registry's hiring practices could have a material adverse effect on The Registry's business, operating results and financial condition. See "The Registry--Employees."

  Fluctuations in Operating Results; Seasonality. The Registry's operating results have fluctuated in the past based on many factors, including the opening of new branch offices. In view of The Registry's significant growth in recent years, The Registry believes that period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. Because The Registry only derives revenue when its consultants are actually working, its operating results are adversely affected when client facilities close due to holidays or inclement weather. In particular, The Registry generally experiences a certain amount of seasonality in its second fiscal quarter due to the number of holidays in that quarter. Further, The Registry generally experiences lower operating margins in its third fiscal quarter due in part to the timing of unemployment tax accruals. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Registry."

  Fluctuations in the General Economy. Demand for IT professional services is significantly affected by the general level of economic activity. When economic activity slows, clients may delay or cancel plans that involve the hiring of IT consultants. The Registry is unable to predict the level of economic activity at any particular time, and fluctuations in the general economy could adversely affect The Registry's business, operating results and financial condition.

  Employment Liability Risks. Providers of IT professional services employ and place individuals in the workplace of other businesses. Inherent risks of such activity include possible claims of errors and omissions, misuse of client proprietary information, misappropriation of funds, discrimination and harassment, theft of client property, other criminal activity or torts and other claims. Although historically The Registry has not experienced any material claims of these types, there can be no assurance that The Registry will not experience such claims in the future.

  Potential Effect of Anti-Takeover Provisions. The Registry's Board of Directors has the authority without action by The Registry's stockholders to fix the rights and preferences of and to issue shares of The Registry's preferred stock, which may have the effect of delaying, deterring or preventing a change in control of The Registry. The Registry has also imposed various procedural and other requirements, such as supermajority voting requirements for specified corporate actions, that could make it more difficult for stockholders to effect certain corporate actions. In addition, the classification of the Board of Directors of The Registry and certain provisions of Massachusetts law could have the effect of delaying, deterring or preventing a change in control of The Registry. See "Description of Registry Capital Stock."

  Possible Volatility of Stock Price. The stock market historically has experienced volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. In addition, factors such as announcements of new services or offices or strategic alliances by The Registry or its competitors or third parties, as well as market conditions in the IT professional services industry, may have a significant impact on the market price of Registry Common Stock. The market price may also be affected by movements in prices of stocks in general.

RISKS RELATING TO RENAISSANCE

  Risks Associated with Acquisitions. Renaissance's strategy includes the acquisition of businesses, products and technologies that are complementary to those of Renaissance. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers. In furtherance of this strategy, in late 1996 and early 1997 Renaissance acquired three businesses, ISS, COBA-UK and COBA-Boston. There can be no assurance that Renaissance will be able to complete future acquisitions or that Renaissance will be able to successfully integrate these and any future acquired businesses, and the failure of Renaissance to integrate any acquired businesses could have a material adverse effect on Renaissance's business and results of operations. In order to finance any such future acquisitions, it may be necessary for Renaissance to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to Renaissance and, in the case of equity financing, may result in dilution to Renaissance's stockholders.

  Management of Growth. Renaissance is currently experiencing a period of rapid growth which has placed and could continue to place a strain on Renaissance's financial, management and other resources. From January 1, 1993 through March 28, 1997 the size of Renaissance's professional staff increased from 17 to 216 full-time equivalent employees, and further increases are anticipated. Since January 1, 1993, Renaissance has expanded geographically by adding employees based in Atlanta, Georgia; Boston, Massachusetts; Chicago, Illinois; San Francisco, California; Stamford, Connecticut; Washington D.C.; and London, England. Renaissance intends to open additional domestic and international offices as needed. Renaissance's ability to manage its staff and facilities growth effectively will require it to continue to improve its operational, financial and other internal systems and to train, motivate and manage its employees. If Renaissance's management is unable to manage growth effectively and new employees are unable to achieve anticipated performance levels, Renaissance's business and results of operations could be adversely affected.

  Concentration of Revenues. Renaissance has in the past derived, and may in the future derive, a significant portion of its revenues from a relatively limited number of major projects. In 1994, 1995 and 1996, revenues from services and other amounts billable to Gemini Consulting, Inc. ("Gemini") accounted for approximately 36%, 15% and 21%, respectively, of Renaissance's total revenues. Revenues from services billable to Gemini in 1994 include revenues from services provided to CIGNA Corporation ("CIGNA") by Renaissance as a subcontractor on behalf of Gemini pursuant to Renaissance's Teaming Agreement with Gemini. These revenues from services provided to CIGNA accounted for approximately 25% of Renaissance's total revenues in 1994. In addition, revenues from services billable to divisions of AT&T Corp. ("AT&T") and to Mobil Corporation accounted for approximately 8% and 7%, respectively, of Renaissance's total revenues in 1994 and revenues from services billable to divisions of AT&T and to CIGNA accounted for approximately 23% and 8%, respectively, of Renaissance's total revenues in 1995. In 1996, revenues from services billable to operating companies of AT&T accounted for approximately 26% of Renaissance's total revenues. Renaissance anticipates that revenues from operating companies of AT&T will decrease in the future because several engagements for this group of clients have been completed. Renaissance's revenues and earnings can fluctuate from quarter to quarter based on the number of customer engagements and the requirements of these engagements. In accordance with industry practice, nearly all of Renaissance's contracts are terminable by either the customer or Renaissance on short or no notice and without penalty. An unanticipated termination of a major project could have a material adverse effect on Renaissance's business and results of operations.

  Variability of Quarterly Operating Results. Variations in Renaissance's revenues and operating results occur from quarter to quarter as a result of a number of factors. Quarterly revenues and operating results can depend on the size of customer engagements during a quarter, the number of working days in a quarter and employee utilization rates. The timing of revenues is difficult to forecast because Renaissance's sales cycle is relatively long in the case of new customers and may depend on factors such as the size and scope of assignments and general economic conditions. Because a high percentage of Renaissance's expenses are relatively fixed, a variation in the level of customer assignments can cause significant variations in operating results from quarter to quarter and could result in losses. Renaissance attempts to manage its personnel utilization rates by closely monitoring project timetables and staffing requirements for new projects. While the number of professional staff may be adjusted to some degree to reflect active projects, Renaissance must maintain a sufficient number of senior professionals to oversee existing customer projects and participate in securing new customer engagements. In addition, most of Renaissance's engagements are terminable without customer penalty. An unanticipated termination of a major project could result in an increase in underutilized employees and a decrease in revenues and profits or the incurrence of losses.

  Need to Develop New Offerings. Renaissance's future success will depend in significant part on its ability to successfully develop and introduce new service offerings and improved versions of existing service offerings. There can be no assurance that Renaissance will be successful in developing, introducing on a timely basis and marketing such service offerings or that any service offerings will be accepted in the market. Moreover, services offered by others may render Renaissance's services non-competitive or obsolete.

  Project Risks. Many of Renaissance's engagements involve projects which are critical to the operations of its customers' businesses and which provide benefits that may be difficult to quantify. Renaissance's failure or inability to meet a customer's expectations in the performance of its services could result in the incurrence by Renaissance of a financial loss and could damage Renaissance's reputation and adversely affect its ability to attract new business. In addition, an unanticipated difficulty in completing a project could have an adverse effect on Renaissance's business and results of operations. Fees for Renaissance's engagements typically are based on the project schedule, Renaissance staffing requirements, the level of customer involvement and the scope of the project as agreed upon with the customer at the project's inception. Renaissance generally seeks to obtain an adjustment in its fees in the event of any significant change in any of the assumptions upon which the original estimate was based. However, there can be no assurance that Renaissance will be successful in obtaining any such adjustment in the future.

  Attraction and Retention of Key Personnel; Dependence on
Founders. Renaissance's business involves the delivery of professional services and is labor intensive. Renaissance's success will depend in large part upon its ability to attract, retain and motivate highly skilled employees. There is significant competition for employees with the skills required to perform the services offered by Renaissance. Although Renaissance expects to continue to attract and retain sufficient numbers of highly skilled employees for the foreseeable future, there can be no assurance that Renaissance will be able to do so. The loss of any of Renaissance's three founders or other key personnel could have a material adverse effect on Renaissance's business and results of operations, including its ability to attract employees and secure and complete engagements.

  Competition. The management consulting and client/server systems integration markets are subject to rapid change and are highly competitive. Renaissance competes with and faces potential competition for customer assignments and experienced personnel from a number of companies that have significantly greater financial, technical and marketing resources, generate greater revenues and have greater name recognition than does Renaissance. In addition, the management consulting and client/server systems integration markets are highly fragmented and served by numerous firms, many of which serve only their respective local markets. Renaissance's customers primarily consist of major corporations, and there are an increasing number of professional services firms seeking management consulting and client/server systems integration engagements from that customer base. Renaissance believes that the principal competitive factors in the management consulting and client/server systems integration industries include the nature of the services offered, quality of service, responsiveness to customer needs, experience, technical expertise and price. There can be no assurance that Renaissance will continue to compete successfully with its existing competitors or will be able to compete successfully with any new competitors.

  International Operations. Sales outside North America accounted for approximately 10% of Renaissance's revenues in 1996. Renaissance intends to expand its presence in European markets and anticipates that international sales will account for an increasing portion of revenues in the future. International revenues are subject to a number of risks, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries could impose additional withholding taxes or otherwise tax Renaissance's foreign income, impose tariffs or adopt other restrictions on foreign trade; fluctuations in exchange rates could affect product demand and adversely affect the profitability in U.S. dollars of services provided by Renaissance in foreign markets where payment for Renaissance's services is made in the local currency; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce. There can be no assurance that any of these factors will not have a material adverse effect on Renaissance's business and results of operations.

  Intellectual Property Rights. Renaissance's success is dependent in part upon its management consulting and client/server systems integration methodologies and other intellectual property, some of which is proprietary to Renaissance. A significant portion of Renaissance's management consulting services are based on the Balanced Scorecard concept described in three Harvard Business Review articles and in The Balanced Scorecard, a recently published book, all of which were co-authored by one of Renaissance's founders. Renaissance believes that the Balanced Scorecard name is in the public domain. As a result, third parties may provide services using the Balanced Scorecard name which are competitive with the services offered by Renaissance.

  Renaissance relies upon a combination of trade secret, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect its proprietary rights. Renaissance presently holds no patents or registered copyrights or trademarks. Renaissance generally enters into confidentiality agreements with its employees, consultants, customers and potential customers and limits distribution of its proprietary information. There can be no assurance that the steps taken by Renaissance in this regard will be adequate to deter misappropriation of its proprietary information or that Renaissance will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights. Although Renaissance believes that its services and products do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against Renaissance in the future.

                                 INTRODUCTION

  This Joint Proxy Statement/Prospectus is being furnished to the stockholders of The Registry in connection with the solicitation of proxies by the Board of Directors of The Registry for use at the Registry Special Meeting to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 on July 30, 1997, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of The Registry with respect to the issuance of up to 7,765,078 shares of Registry Common Stock to be issued to stockholders of Renaissance in connection with the Merger, as described below.

  This Joint Proxy Statement/Prospectus is also being furnished to the stockholders of Renaissance in connection with the solicitation of proxies by the Board of Directors of Renaissance for use at the Renaissance Special Meeting to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on July 30, 1997, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

                           REGISTRY SPECIAL MEETING

  At the Registry Special Meeting, holders of Registry Common Stock will consider and vote upon (i) the Registry Share Proposal, (ii) the Charter Proposal and (iii) the Plan Proposal. Although Massachusetts law and the Restated Articles of Organization of The Registry do not require The Registry to obtain stockholder approval of the Merger, the rules of the Nasdaq National Market require The Registry to obtain stockholder approval for the Registry Share Proposal. Holders of Registry Common Stock may also consider and vote upon matters incident to the conduct of the Registry Special Meeting.

  THE BOARD OF DIRECTORS OF THE REGISTRY HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT REGISTRY STOCKHOLDERS VOTE FOR THE REGISTRY SHARE PROPOSAL. SEE "THE MERGER--BACKGROUND OF THE MERGER" AND "--RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE REGISTRY; REASONS FOR THE MERGER."

RECORD DATE

  The Registry Board of Directors has fixed the close of business on June 18, 1997 as the Registry Record Date for determining holders entitled to notice of and to vote at the Registry Special Meeting.

QUORUM

  The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Registry Common Stock is necessary to constitute a quorum at the Registry Special Meeting.

REQUIRED VOTES

  The Registry Share Proposal requires the approval of a majority of the votes cast on the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the proposal. G. Drew Conway, President and Chief Executive Officer of The Registry and the owner of approximately 49% of the outstanding Registry Common Stock, has agreed with Renaissance to vote in favor of the Registry Share Proposal and has given Renaissance a proxy to vote his shares on the matter. The directors and officers of The Registry (other than Mr. Conway) own as a group approximately 0.3% of the outstanding shares of Registry Common Stock and have indicated their intention to vote in favor of the Registry Share Proposal.

  The Charter Proposal requires the approval of a majority of the outstanding shares of Registry Common Stock. Abstentions and broker non-votes will have the effect of votes against this proposal. The Plan Proposal requires the approval of a majority of the shares of Registry Common Stock present or represented by proxy and entitled to vote on the matter. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome. The approval of the Charter Proposal and the Plan Proposal are not conditions to the consummation of the Merger.

VOTING RIGHTS; PROXIES

  As of the Registry Record Date, there were 14,150,804 shares of Registry Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Registry Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF REGISTRY COMMON STOCK WILL BE VOTED IN FAVOR OF APPROVAL OF THE REGISTRY SHARE PROPOSAL AND IN FAVOR OF THE OTHER TWO PROPOSALS. The Registry does not know of any matters other than as described in the accompanying Notice of Registry Special Meeting that are to come before the Registry Special Meeting. If any other matter or matters are properly presented for action at the Registry Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder giving a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving a subsequent proxy, delivering to the Clerk of The Registry a written notice of revocation prior to the voting of the proxy at the Registry Special Meeting, or attending the Registry Special Meeting and informing the Clerk of The Registry in writing that such stockholder wishes to vote his or her shares in person. However, mere attendance at the Registry Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the Registry Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

  The Registry will bear its own cost of solicitation of proxies. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock held in their names. Certain directors, officers and employees of The Registry may solicit proxies by telegraph, telephone or in person.

  THE MATTERS TO BE CONSIDERED AT THE REGISTRY SPECIAL MEETING ARE OF GREAT IMPORTANCE TO STOCKHOLDERS OF THE REGISTRY. ACCORDINGLY, REGISTRY STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                          RENAISSANCE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

  At the Renaissance Special Meeting, holders of Renaissance Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the Merger, pursuant to which (a) Renaissance will become a wholly-owned subsidiary of The Registry and (b) each outstanding share of Renaissance Common Stock (other than shares owned by Renaissance as treasury stock or by its subsidiaries or by The Registry or its subsidiaries, all of which shall be canceled) will be converted into the right to receive 0.80 shares of Registry Common Stock, and (ii) such other matters as may properly come before the Renaissance Special Meeting or any adjournments or postponements thereof.

  THE BOARD OF DIRECTORS OF RENAISSANCE HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT RENAISSANCE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. SEE "THE MERGER--BACKGROUND OF THE MERGER," "--RECOMMENDATION OF THE BOARD OF DIRECTORS OF RENAISSANCE; REASONS FOR THE MERGER" AND "--INTERESTS OF CERTAIN PERSONS IN THE MERGER."

RECORD DATE

  The Renaissance Board of Directors has fixed the close of business on June 18, 1997 as the Renaissance Record Date for determining holders entitled to notice of and to vote at the Renaissance Special Meeting.

QUORUM

  The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Renaissance Common Stock is necessary to constitute a quorum at the Renaissance Special Meeting.

REQUIRED VOTE

  The approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Renaissance Common Stock. Abstentions and broker non-votes will have the effect of votes against approval of the Merger Agreement. Holders of approximately 37% of the Renaissance Common Stock outstanding as of the date of the Merger Agreement have each entered into an agreement with The Registry pursuant to which such holders have agreed to vote in favor of the Merger Agreement and have granted a limited proxy to Merger Sub to vote all such shares in such manner. See "Other Agreements--Stockholder Agreements." The directors and officers of Renaissance and their affiliates own as a group approximately 39% of the outstanding shares of Renaissance Common Stock.

VOTING RIGHTS; PROXIES

  As of the Renaissance Record Date, there were 9,552,218 shares of Renaissance Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Renaissance Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF RENAISSANCE COMMON STOCK WILL BE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. Renaissance does not know of any matters other than as described in the accompanying Notice of Renaissance Special Meeting that are to come before the Renaissance Special Meeting. If any other matter or matters are properly presented for action at the Renaissance Special Meeting, including, among other things, consideration of a motion to adjourn the Renaissance Special Meeting to another time and/or place (including without limitation for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder giving a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving a subsequent proxy, delivering to the Secretary of Renaissance a written notice of revocation prior to the voting of the proxy at the Renaissance Special Meeting, or attending the Renaissance Special Meeting and informing the Secretary of Renaissance in writing that such stockholder wishes to vote his or her shares in person. However, mere attendance at the Renaissance Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the Renaissance Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as voted against approval of the Merger Agreement and the Merger. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present and entitled to vote for purposes of determining the presence of a quorum but not be considered as present and entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

  All expenses of Renaissance's solicitation of proxies, including the cost of preparing and mailing this Joint Proxy Statement/Prospectus to Renaissance stockholders, will be borne by Renaissance. In addition to solicitation by use of the mails, proxies may be solicited from Renaissance stockholders by directors, officers and employees of Renaissance in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Renaissance has retained Corporate Investor Communications, Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Renaissance Special Meeting at a cost of approximately $4,500 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Renaissance will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

  THE MATTERS TO BE CONSIDERED AT THE RENAISSANCE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE RENAISSANCE STOCKHOLDERS. ACCORDINGLY, RENAISSANCE STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. RENAISSANCE STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXIES.

                                  THE MERGER

  This section of the Joint Proxy Statement/Prospectus, as well as the next two sections of the Joint Proxy Statement/Prospectus entitled "The Merger Agreement" and "Other Agreements," describe certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, or the other agreements described under "Other Agreements," the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference, and such other agreements, which are filed as exhibits to the Registration Statement and are incorporated herein by reference. All stockholders are urged to read the Merger Agreement and such other agreements in their entireties.

GENERAL

  The Merger Agreement provides that the Merger will be consummated if the required approvals of the Renaissance stockholders and The Registry stockholders are obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Merger Sub will be merged with and into Renaissance, and Renaissance will become a wholly-owned subsidiary of The Registry. Pursuant to the Merger, each outstanding share of Renaissance Common Stock (other than shares owned by Renaissance as treasury stock or by its subsidiaries or by The Registry or its subsidiaries, all of which shall be canceled) will be converted into the right to receive 0.80 shares of Registry Common Stock.

  Based upon the outstanding shares of The Registry and Renaissance as of June 18, 1997, the stockholders of Renaissance immediately prior to the consummation of the Merger would own approximately 35% of the outstanding Registry Common Stock following consummation of the Merger. This percentage could change depending upon whether shares of Registry Common Stock and Renaissance Common Stock issuable upon exercise of outstanding stock options and other rights are issued.

EFFECTIVE TIME

  Consummation of the Merger will occur upon the filing (the "Effective Time") of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"). The filing of the Certificate of Merger will occur as soon as practicable after the satisfaction or waiver of all conditions to the closing of the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated, under certain circumstances, by either party if the Merger shall not have been consummated on or before November 30, 1997. The Merger Agreement may also be terminated under certain other circumstances. See "The Merger Agreement--Conditions to the Merger" and "--Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

  The conversion of Renaissance Common Stock into the right to receive Registry Common Stock will occur automatically at the Effective Time.

  As soon as practicable after the Effective Time, the Exchange Agent will mail a transmittal letter and instructions to each Renaissance stockholder describing the procedures to follow in forwarding stock certificates representing Renaissance Common Stock to the Exchange Agent. Upon receipt of such Renaissance stock certificates and a duly executed letter of transmittal, the Exchange Agent will deliver full shares of Registry Common Stock to such stockholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such stockholder is entitled.

  If any issuance of shares of Registry Common Stock in exchange for shares of Renaissance Common Stock is to be made to a person other than the Renaissance stockholder in whose name the certificate is registered at the Effective Time, the certificate must be properly endorsed or otherwise in proper form for transfer and the

Renaissance stockholder requesting such issuance must either pay any required tax or establish to the satisfaction of The Registry that such tax is not payable.

  After the Effective Time, there will be no further transfers of Renaissance Common Stock on the stock transfer books of Renaissance. If a certificate representing Renaissance Common Stock is presented for transfer, it will be canceled and exchanged for a certificate representing the appropriate number of full shares of Registry Common Stock and cash in lieu of fractional shares and any dividends and distributions.

  After the Effective Time and until surrendered, shares of Renaissance Common Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of Registry Common Stock into which such shares of Renaissance Common Stock were converted on the Effective Time. No dividends or other distributions, if any, payable to holders of Registry Common Stock will be paid to the holders of any certificates for shares of Renaissance Common Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions which shall have become payable with respect to Registry Common Stock in respect of a record date after the Effective Time will be paid to the holder of record of the shares of Registry Common Stock represented by the certificate issued in exchange therefor, without interest. See "The Merger Agreement--Exchange of Certificates."

  RENAISSANCE STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. RENAISSANCE STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND OF THE MERGER

  On February 24, 1997, certain members of the management of The Registry, including Mr. G. Drew Conway, President and Chief Executive Officer of The Registry, met with representatives from Montgomery to discuss possible acquisition opportunities. As a result of this meeting, Montgomery was instructed to contact Renaissance on behalf of The Registry. Montgomery arranged an initial meeting on February 27, 1997 at the headquarters of Renaissance between executive officers of The Registry and Renaissance.

  On March 3, 1997, certain representatives of Montgomery met with Mr. Conway to further discuss the potential acquisition of Renaissance. On March 5, 1997 Mr. Conway and Mr. Robert E. Foley, the Chief Financial Officer of The Registry, together with representatives of Montgomery, met with Mr. David A. Lubin, a Co-Chairman of Renaissance, at the offices of Renaissance, at which meeting Mr. Lubin gave an overview of Renaissance's business operations.

  Between March 6, 1997 and March 20, 1997, the two companies exchanged non-confidential financial and business information.

  On March 24, 1997, Messrs. Conway and Foley had a dinner meeting with Mr. Lubin, Harry M. Lasker, a Co-Chairman of Renaissance, and David P. Norton, the President and Chief Executive Officer of Renaissance, together with certain other senior executives of Renaissance, and representatives of H&Q and Montgomery, at which time the general terms of a proposed transaction were discussed.

  Between April 4, 1997 and May 2, 1997 senior executives and operating personnel of both companies met on a number of occasions to continue to discuss the respective operations of each company and the benefits and risks of the proposed transaction.

  On April 17, 1997, at a previously scheduled meeting of the Board of Directors of Renaissance (the "Renaissance Board"), management reported on the preliminary discussions with respect to a possible business combination with The Registry. The Renaissance Board authorized and instructed management to explore the possibility of a merger with The Registry and to continue discussions with representatives of The Registry.

  On May 2, 1997, executives of The Registry and Renaissance, along with representatives of Montgomery and H&Q, met and discussed a preliminary term sheet for the Merger. It was determined that certain material issues would be resolved following each company's respective due diligence investigation.

  During the period from May 2, 1997 through the announcement of the Merger on May 20, 1997, representatives of The Registry and Renaissance and their respective financial advisors and legal counsel were in frequent contact to negotiate the terms of the Merger Agreement, the Stockholder Agreements and the Registration Rights Agreement. The principal areas of negotiations included the representations and warranties to be made by The Registry and Renaissance in the Merger Agreement; the business covenants to be made by The Registry and Renaissance in the Merger Agreement; the conditions required for a termination of the Merger Agreement; and triggering events for the payment of a fee, and the amount thereof, in the event of certain terminations of the Merger Agreement.

  On May 7, 1997 at a meeting of the Board of Directors of The Registry (the "Registry Board"), management reviewed the proposed transaction with the Registry Board, Montgomery made a preliminary oral report to the Registry Board with respect to the fairness of the Merger to The Registry from a financial point of view and the Registry Board engaged in further discussions of the terms and conditions of the transaction.

  On May 8, 1997, Messrs. Conway and Lubin, together with representatives from Montgomery and H&Q, met to exchange certain confidential information and to negotiate the consideration to be paid in the Merger.

  In the afternoon of May 19, 1997, The Registry Board met to consider the proposed Merger. Members of The Registry's senior management, its legal advisors and financial advisors made presentations and reviewed the matters set forth under "--Recommendation of the Board of Directors of The Registry; Reasons for the Merger." The terms of the Merger Agreement, Stockholder Agreements and Registration Rights Agreement were reviewed with the directors. Montgomery rendered its oral opinion, confirmed by a subsequent written opinion dated May 19, 1997, that, as of such date, the consideration to be paid by The Registry was fair from a financial point of view to The Registry. After discussion and consideration, the Registry Board voted unanimously to approve the Merger, the Merger Agreement and related documents for the transaction.

  In the evening of May 19, 1997, the Renaissance Board met to consider the proposed Merger. Representatives of Renaissance senior management, its legal advisors and financial advisors made presentations and reviewed the matters set forth under "--Recommendation of the Board of Directors of Renaissance; Reasons for the Merger." The terms of the Merger Agreement, Stockholder Agreements and Registration Rights Agreement were reviewed with the directors. H&Q rendered its oral opinion, confirmed by subsequent written opinion dated May 19, 1997, that, as of such date, the consideration to be received by the stockholders of Renaissance pursuant to the Merger was fair to the holders of Renaissance Common Stock from a financial point of view. After discussion and consideration, the Renaissance Board voted unanimously to approve the Merger, the Merger Agreement and related documents for the transaction.

  Later on May 19, 1997, the parties executed the Merger Agreement. On May 20, 1997, the parties issued a joint press release announcing the execution of the Merger Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE REGISTRY; REASONS FOR THE
MERGER

  At its May 19, 1997 meeting, The Registry Board determined that the consideration to be paid in the Merger was fair to The Registry from a financial point of view and in the best interests of its stockholders. The determination of The Registry Board was based upon consideration of a number of factors. The following list includes the material factors The Registry Board considered in its evaluation of the Merger:

    1. Its conclusion that the Merger would create a complete information technology (IT) solutions and staffing provider, capable of offering project conceptualization, design, consulting, implementation and support services.

    2. Its conclusion that the complementary attributes of each business, in terms of both their respective services and geographic base, would enable the combined business to attract new clients and engage in national and international projects.

    3. Its conclusion that the combined business would offer significant channel-leveraging opportunities, including the ability to cross-sell the high-end consulting services offered by Renaissance through The Registry's branch offices and IT consultants to The Registry's clients and the IT consulting services and implementation capabilities of The Registry's IT consultants to Renaissance's clients.

    4. Its conclusion that the combined businesses would have significantly greater financial resources and improved liquidity for its stockholders.

    5. Its receipt of the opinion of Montgomery that, as of May 19, 1997, the consideration proposed to be paid by The Registry pursuant to the Merger was fair to The Registry from a financial point of view.

    6. Its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of The Registry and Renaissance.

    7. The current industry, economic and market conditions.

    8. The presentations by The Registry's management with respect to the acquisition of Renaissance, including the expectation that the combination would be accretive to The Registry's earnings by approximately $0.05 per share in fiscal 1997 and between $0.10 and $0.15 per share in fiscal 1998.

    9. The terms of the Merger Agreement, the Stockholder Agreements and the Registration Rights Agreement.

    10. The historical trading prices and trading activity for Renaissance Common Stock and Registry Common Stock.

    11. The expected accounting treatment of the transaction as a pooling of interests and the intended tax-free nature of the transaction.

  The foregoing discussion of the information and factors considered by the Registry Board is not intended to be exhaustive but is believed to include all material factors considered by the Registry Board. In view of the wide variety of information and factors, both positive and negative, considered, the Registry Board did not find it practical to, and did not, quantify or otherwise assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF RENAISSANCE; REASONS FOR THE
MERGER

  In reaching its decision to approve the terms of the Merger Agreement and the Merger, the Renaissance Board consulted with management of Renaissance, as well as with its financial and legal advisors, and considered a number of factors, including the following:

    1. The complementary nature of Renaissance's and The Registry's customer bases and the potential for cross-selling and greater lead generation.

    2. The potential for the combined company to offer clients complete solutions with full implementation capabilities.

    3. The greater resources which would be available to the combined company for development of new service offerings.

    4. The larger geographic scope of the combined company.

    5. The oral presentation and opinion of its financial advisor, H&Q, subsequently confirmed in writing, that as of May 19, 1997 the consideration to be received by holders of Renaissance Common Stock in the Merger was fair from a financial point of view.

    6. The historical financial performance, business operations, financial condition and prospects of The Registry and Renaissance. Renaissance's directors reviewed information on The Registry, which included The Registry's periodic reports filed with the Commission and publicly available information regarding The

  Registry, including Montgomery and third-party analysts' reports, analysts' projections, analysts' comments and historical stock price, volatility and volume data. In addition, several of Renaissance's directors interviewed executives of The Registry regarding The Registry's revenues, products, business strategy and prospects and the market for The Registry's services.

    7. The financial and other significant terms of the proposed Merger, including the terms and conditions of the Merger Agreement and related agreements. Without limiting the foregoing, the Renaissance Board considered the circumstances after the signing of the Merger Agreement under which Renaissance could engage in discussions with other parties regarding potential alternative transactions, the rights of both Renaissance and The Registry to terminate the Merger Agreement and the termination fees payable by Renaissance to The Registry under certain circumstances.

    8. The increased liquidity that the transaction would provide to the stockholders of Renaissance.

    9. The matters described in "Summary--Interests of Certain Persons in the Merger" above.

    10. The fact that the Merger would provide holders of Renaissance Common Stock with shares of Registry Common Stock having a value that represents a significant premium over the price at which the Renaissance Common Stock was trading over the several months prior to the execution of the Merger Agreement.

    11. The expectation that the Merger would be treated as a tax-free transaction to Renaissance and its stockholders and would be accounted for as a pooling-of-interests transaction.

    12. The effect of the Merger on Renaissance's other constituencies, including its senior management and other employees, customers and the communities served by Renaissance.

  The Renaissance Board also considered a number of potential risks relating to the Merger, including (i) the difficulty and management distraction inherent in integrating the combined company, (ii) the substantial charges expected to be incurred in connection with the Merger, including costs of integrating the business and transaction expenses arising from the Merger,
(iii) the risk that the trading price of Registry Common Stock might be adversely affected by the announcement of the Merger, (iv) the risk that the benefits sought in the Merger would not be fully achieved, (v) the risk that the Merger would not be consummated following the public announcement thereof, and (vi) the risks of Renaissance suffering employee attrition and failing to attract key personnel due to uncertainties associated with the pending Merger. See "Risk Factors."

  The foregoing discussion of the information and factors considered by the Renaissance Board is not intended to be exhaustive but is believed to include all material factors considered by the Renaissance Board. In view of the wide variety of information and factors, both positive and negative, considered, the Renaissance Board did not find it practical to, and did not, quantify or otherwise assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

OPINION OF THE REGISTRY'S FINANCIAL ADVISOR

  Pursuant to an engagement letter effective March 20, 1997 (the "Engagement Letter"), The Registry engaged Montgomery to act as its exclusive financial advisor in connection with evaluating an offer by The Registry to acquire Renaissance on the terms and conditions set forth in this Proxy Statement. Montgomery is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Registry selected Montgomery as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger and its reputation as an investment banker in transactions involving high-technology companies.

  At the May 19, 1997 meeting of The Registry's Board of Directors, Montgomery delivered its oral opinion, subsequently confirmed in writing as of such date, that the consideration to be paid by The Registry to the stockholders of Renaissance in the Merger is fair to The Registry from a financial point of view. The amount of such consideration was determined pursuant to negotiations between The Registry and Renaissance, with advice from Montgomery and H&Q, respectively. No limitations were imposed by The Registry on Montgomery with respect to the investigations made or procedures followed in rendering its opinion. THE FULL TEXT OF MONTGOMERY'S WRITTEN OPINION TO THE REGISTRY'S BOARD OF DIRECTORS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY MONTGOMERY, IS ATTACHED HERETO AS ANNEX B, AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF MONTGOMERY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION, ATTACHED AS ANNEX B. REGISTRY STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

  Montgomery has informed The Registry that in arriving at its opinion it: (i) reviewed certain publicly available financial and other data with respect to The Registry and Renaissance, and certain other relevant financial and operating data relating to The Registry and Renaissance made available to Montgomery from published sources and from the internal records of The Registry and Renaissance; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Registry Common Stock and Renaissance Common Stock; (iv) compared The Registry and Renaissance from a financial point of view with certain other companies in the information technology services industry that Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the information technology services industry that Montgomery deemed to be relevant to the Merger; (vi) reviewed and discussed with representatives of the management of The Registry and Renaissance certain information of a business and financial nature regarding The Registry and Renaissance, including financial forecasts and related assumptions of The Registry provided to Montgomery by management of The Registry, and financial forecasts and related assumptions pertaining to Renaissance obtained by Montgomery from third party research analysts; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with The Registry's counsel; and (viii) performed such other analyses and examinations as Montgomery deemed appropriate.

  In connection with its review, Montgomery did not independently verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for The Registry and Renaissance provided to Montgomery by The Registry's management, Montgomery assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of management at the time of preparation as to the future financial performance of The Registry and Renaissance and that it provided a reasonable basis upon which Montgomery could form its opinion. Montgomery also assumed that there had been no material changes in The Registry's or Renaissance's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to it. In addition, Montgomery did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of The Registry or Renaissance, nor was it furnished with any such appraisals. The Registry informed Montgomery, and Montgomery assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles and that it will be a tax-free reorganization. Montgomery also assumed the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by The Registry of any of the conditions to its obligations thereunder.

  Set forth below is a brief summary of selected analyses presented by Montgomery to The Registry's Board of Directors on May 19, 1997 in connection with its opinion of such date.

  Premium Paid Analysis. Montgomery examined the consideration paid in a number of acquisitions of publicly-traded technology companies. The transactions reviewed for this analysis included 47 transactions completed or announced since March, 1994 in which the parties intended the transaction to be treated as a pooling of interests under generally accepted accounting principles. Montgomery compared, among other matters, the range of percentage premiums represented by the consideration paid in such pooling of interests transactions over the market price for the target company's stock at thirty days, and on the last trading day, prior to announcement of the transaction. This analysis yielded a range of premiums of approximately 40% and 50%, respectively, for the 30-day time period and a range of premiums of approximately 30% and 40%, respectively, compared to the last prior trading day price. Montgomery then applied such premiums to the closing prices of Renaissance's Common Stock on April 21, 1997 (thirty days prior to the announcement of the transaction) and May 16, 1997 (the last trading day prior to the delivery of its opinion to the Board of Directors), resulting in a range of values for Renaissance's Common Stock between $34 and $50 per share based on the prior-day price.

  Comparable Public Company Analysis. Using public and other available information, Montgomery determined a range of implied equity values for Renaissance based on the multiples of estimated 1997 calendar year revenues and earnings at which the following selected project management and consulting companies traded on May 16, 1997: Cambridge Technology Partners, Inc.; International Network Services; Sapient Corporation; Technology Solutions Company and Whittman-Hart, Inc. (the "Comparable Companies"). The May 16, 1997 stock prices of the Comparable Companies reflected a range of valuations of between 4.5x and 5.5x estimated 1997 revenues and between 45x and 55x estimated 1997 earnings. Montgomery applied the foregoing multiples to the applicable estimates for Renaissance. This analysis indicated a range of implied equity values for Renaissance of between $375 million and $475 million (after adjustment for cash and cash equivalents), or between $37.00 and $46.25 per share, based on revenues and a range of implied equity values of between $550 million and $675 million (after adjustment for cash and cash equivalents), or between $53.60 and $65.50 per share, based on earnings.

  Comparable Merger and Acquisition Transaction Analysis. Montgomery reviewed the consideration paid in the acquisition of BSG Corporation by Medaphis Corporation, the only comparable transaction involving the information technology services industry for which valuation data was available to Montgomery. Montgomery analyzed the consideration paid in such transaction as a multiple of the target company's revenues for the last twelve months reported prior to announcement of the transaction ("LTM revenues"). Such analysis yielded a valuation of 6x LTM revenues. Montgomery then applied this multiple to Renaissance's LTM revenues (as of March 31, 1997), resulting in an implied equity value for Renaissance of $350 million or $33.75 per share.

  Discounted Cash Flow Analysis. Montgomery performed a discounted cash flow analysis for Renaissance. The analysis aggregated (a) the present value of the projected free cash flow (defined as earnings before interest and taxes, minus increases in working capital requirements) through 2001; and (b) the present value of a range of terminal values for the year 2001.

  The terminal values for Renaissance were determined by applying multiples of 2.9x (as a low estimate) and 3.1x (as a high estimate) to Renaissance's estimated revenue for 2001. Renaissance's cash flow streams and terminal values were discounted to present value using discount rates ranging from 30% to 20%, chosen to reflect different assumptions reflecting the revenue multiples of competitors with a range of market capitalizations, Renaissance's history of realizing its projections and competition in the information technology services industry. Such analysis indicated a range of implied equity values for Renaissance of between $300 million and $475 million, or between $29.25 and $45.75 per share of Renaissance Common Stock (net of cash and cash equivalents).

  Accretion/Dilution Impact on The Registry. Montgomery performed an analysis of the accretion (dilution) to The Registry's projected earnings per share for 1997 and 1998, based upon the consideration to be paid in the transaction and Renaissance's projected earnings for 1997 and 1998. The analysis confirmed that based upon estimated revenues and earnings projected by third-party analysts, including Montgomery in the case of The Registry, and other assumptions, that the transaction would be accretive to The Registry's earnings per share in 1997 and 1998.

  While the foregoing summary describes all analyses and examinations that Montgomery deemed material to its opinion, it is not a comprehensive description of all analyses and examinations actually performed. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description.

Montgomery believes that such analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all such analysis and factors, would create an incomplete view of the analyses set forth in its presentation to The Registry's Board of Directors. In addition, Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis should not be taken to be Montgomery's view of the actual value of The Registry, Renaissance or the combined companies.

  In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of The Registry or Renaissance. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the Merger to The Registry from a financial point of view and were provided to The Registry's Board of Directors in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Montgomery used in its analyses various projections of results of operations prepared by the managements of The Registry and Renaissance. The projections are based on numerous variables and assumptions that are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

  As described above, Montgomery's opinion and presentation to The Registry's Board of Directors were among the many factors taken into consideration by The Registry's Board of Directors in making its determination to approve, and to recommend that its stockholders approve, the Merger.

  Upon consummation of the Merger, The Registry will become obligated to pay Montgomery a fee of $750,000 plus 1.00% of the value of the consideration paid in the Merger in excess of $50,000,000. The Registry has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses. Pursuant to a separate Indemnification and Contribution Agreement, The Registry has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

  In the ordinary course of its business, Montgomery actively trades securities of The Registry and Renaissance for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Certain partners of Montgomery may also own shares of common stock of The Registry and Renaissance.

  THE FULL TEXT OF MONTGOMERY'S OPINION, DATED MAY 19, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MONTGOMERY SECURITIES IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. MONTGOMERY'S OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF THE REGISTRY AND IS DIRECTED ONLY TO THE FAIRNESS, AS OF MAY 19, 1997 FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE ISSUED IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY REGISTRY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE ISSUANCE OF REGISTRY COMMON STOCK.

OPINION OF RENAISSANCE'S FINANCIAL ADVISOR

  Renaissance engaged H&Q to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock of Renaissance of the consideration to be received by such holders in the Merger. H&Q was selected by the Renaissance Board based on H&Q's qualifications, expertise and reputation, as well as H&Q's historic investment banking relationship and familiarity with Renaissance. H&Q rendered its oral opinion (subsequently confirmed in writing) on May 19, 1997 to the Board of Directors that, as of such date, the consideration to be received by the holders of Renaissance Common Stock in the Merger is fair to the holders of Renaissance Common Stock from a financial point of view. The amount of such consideration was determined pursuant to negotiations between The Registry and Renaissance, with advice from Montgomery and H&Q, respectively. A COPY OF H&Q'S OPINION DATED MAY 19, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY H&Q IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. RENAISSANCE STOCKHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. No limitations were placed on H&Q by the Board of Directors of Renaissance with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

  In its review of the Merger, and in arriving at its opinion, H&Q, among other things: (i) reviewed the publicly available consolidated financial statements of The Registry for recent years and interim periods to date and certain other relevant financial and operating data of The Registry made available to H&Q from published sources and from the internal records of The Registry; (ii) reviewed certain internal financial and operating information, including certain projections, relating to The Registry prepared by The Registry's financial advisor; (iii) discussed the business, financial condition and prospects of The Registry with certain of its officers; (iv) reviewed the financial statements of Renaissance for recent years and interim periods to date and certain other relevant financial and operating data of Renaissance made available to H&Q from published sources and from the internal records of Renaissance; (v) reviewed certain internal financial and operating information relating to Renaissance prepared by the management of Renaissance;
(vi) discussed the business, financial condition and prospects of Renaissance with certain of its officers; (vii) reviewed the recent reported prices and trading activity for the common stocks of The Registry and Renaissance and compared such information and certain financial information for The Registry and Renaissance with similar information for certain other companies engaged in businesses H&Q considered comparable; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed the Merger Agreement; and (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as H&Q deemed relevant.

  H&Q did not independently verify any of the information concerning Renaissance or The Registry considered in connection with their review of the Merger and, for purposes of its opinion, H&Q assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, H&Q did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Renaissance or The Registry, nor did they conduct a physical inspection of the properties and facilities of Renaissance or The Registry. With respect to the financial forecasts and projections used in their analyses, H&Q assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of The Registry and Renaissance. H&Q also assumed that neither Renaissance nor The Registry was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Merger and those in the ordinary course of conducting their respective businesses. For purposes of their opinion, H&Q assumed that the Merger will qualify as a tax-free reorganization under the Code for the stockholders of Renaissance and that the Merger will be accounted for as a pooling of interests. H&Q's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the H&Q analyses set forth below does not purport to be a complete description of the presentation by H&Q to the Renaissance Board. In arriving at its opinion, H&Q did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, H&Q believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the H&Q presentation to the Renaissance Board and its opinion. In performing its analyses, H&Q made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Renaissance and The Registry. The analyses performed by H&Q (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

  In performing its analyses, H&Q made use of its published estimates to project Renaissance's calendar year 1997 and 1998 financial performance (the "Renaissance Street Estimates") as well as a modified version of the Renaissance Street Estimates developed by H&Q as a result of discussions with Renaissance's management (the "Renaissance Conservative Estimates"). The Renaissance Conservative Estimates encompassed slower revenue growth rates and assumed lower operating margins than did the Renaissance Street Estimates. H&Q also made use of Montgomery's published estimates to project The Registry's calendar year 1997 and 1998 financial performance (the "Registry Street Estimates") as well as a modified version of the Registry Street Estimates derived by discounting the Registry Street Estimates' forward-looking revenue projections while maintaining the operating margins as well as the tax rate (the "Registry Conservative Estimates").

  The following is a summary of the financial analyses performed by H&Q in connection with providing its written opinion to the Renaissance Board on May 19, 1997:

  Contribution Analysis: H&Q analyzed the contribution of each of Renaissance and The Registry to certain financial statement categories of the pro forma combined company with no revenue or expense adjustments, including revenue, operating income, net income, cash, and book value. This contribution analysis was then compared to the pro forma ownership percentage of Renaissance and Registry stockholders in the pro forma post-Merger combined company (the "Combined Company"). H&Q observed that, calculated on a fully-diluted basis, Renaissance stockholders are expected to own approximately 34% of the Combined Company equity at the close of the Merger and Registry stockholders are expected to own approximately 66% of the Combined Company equity at the close of the Merger. At the close of the Merger, it was estimated that Renaissance and The Registry would have contributed approximately 51% and 49%, respectively, of the combined cash and approximately 43% and 57%, respectively, of the combined book value. H&Q examined the historical and expected contributions to the Combined Company's revenues, operating income, and pretax income by Renaissance for calendar years 1996, 1997 and 1998 (i.e., the four quarters ending December 31), derived from the Renaissance Street Estimates and the Renaissance Conservative estimates, and by The Registry for calendar years 1996, 1997 and 1998 (i.e., the four quarters ending December
31), derived from the Registry Street Estimates. In calendar 1996, it was estimated that Renaissance and The Registry would have contributed approximately 16% and 84%, respectively, of the combined revenues; approximately 36% and 64%, respectively, of the combined operating income, and approximately 41% and 59%, respectively, of the combined pretax income. Assuming no revenue or expense adjustment to the Combined Company and using the Renaissance Street Estimates with the Registry Street Estimates, (i) it was estimated that in calendar 1997 Renaissance and The Registry would have contributed approximately 20% and 80%, respectively, of the combined revenues; approximately 41% and 59%, respectively, of the combined operating income; and approximately 42% and 58%, respectively, of the combined pretax income and
(ii) it was estimated that in calendar 1998 Renaissance and Registry would have contributed approximately 21% and 79%, respectively, of the combined revenues; approximately 41% and 59%, respectively, of the combined operating income; and approximately 42% and 58%, respectively, of the combined pretax income. Assuming no revenue or expense adjustment to the Combined Company and using the Renaissance Conservative Estimates with the Registry Street Estimates, (i) it was estimated that in calendar 1997 Renaissance and The Registry would have contributed approximately 18% and 82%, respectively, of the combined revenues; approximately 36% and 64%, respectively, of the combined operating income; and approximately 37% and 63%, respectively, of the combined pretax income and (ii) it was estimated that in calendar 1998 Renaissance and The Registry would have contributed approximately 18% and 82%, respectively, of the combined revenues; approximately 34% and 66%, respectively, of the combined operating income; and approximately 35% and 65%, respectively, of the combined pretax income.

  Pro Forma Merger Analysis: H&Q analyzed the pro forma impact of the Merger using (i) the Registry Street Estimates for earnings per share ("EPS") in calendar 1997 and 1998 of $1.15 and $1.54, respectively, and the Renaissance Street Estimates for EPS in calendar 1997 and 1998 of $1.26 and $1.65, respectively; (ii) the Registry Street Estimates for EPS in calendar 1997 and 1998 of $1.15 and $1.54, respectively, and the Renaissance Conservative Estimates for EPS in calendar 1997 and 1998 of $1.06 and $1.24, respectively;
(iii) the Registry Conservative Estimates for EPS in calendar 1997 and 1998 of $0.97 and $1.23, respectively, and the Renaissance Street Estimates for EPS in calendar 1997 and 1998 of $1.26 and $1.65, respectively; and (iv) the Registry Conservative Estimates for EPS in calendar 1997 and 1998 of $0.97 and $1.23, respectively, and the Renaissance Conservative Estimates for EPS in calendar 1997 and 1998 of $1.06 and $1.24, respectively. This analysis assumed no revenue or expense adjustment to the Combined Company. H&Q performed a sensitivity analysis involving a range of theoretical operating savings and revenue growth ("'Synergies") that would sustain the accretive nature of the transaction. For each scenario, both with and without such theoretical Synergies, the analysis indicated that earnings per share of the pro forma Combined Company would be higher for the subsequent quarters than for The Registry as a stand-alone company. The actual results achieved by the Combined Company resulting from the Merger may vary from the projected results and variations may be material. In addition, no Synergies may result. See "Risk Factors."

  Premium Analysis: H&Q compared the implied price per share of the offer as of May 16, 1997 to the last sale price of Renaissance Common Stock on both May 16, 1997 and April 21, 1997 (the twentieth trading day preceding the board meeting) to similar premiums for certain technology transactions announced since July 1994. H&Q analyzed six acquisitions of public companies in the information services industry. H&Q observed that the average one-day premium and 20 trading-day premium paid in six selected public company technology transactions were 35% and 43%, respectively. This compared with the proposed acquisition in which, as of May 16, 1997, the premium offered over the May 16, 1997 closing price for Renaissance Common Stock was 20% and the premium offered over the closing price for Renaissance Common Stock on April 21, 1997 was 75%, and it compared with the proposed acquisition in which, as of May 19, 1997, the premium offered over the May 19, 1997 closing price for Renaissance Common Stock was 30% and the premium offered over the closing price for Renaissance Common Stock on April 21, 1997 was 84%.

  Discounted Cash Flow Analysis: H&Q analyzed the theoretical valuation of Renaissance and The Registry based on the unleveraged discounted cash flow of the projected financial performance estimates of each company. However, because of the nature of each company's business, the difficulty of creating meaningful cash flow projections and terminal values over a multi-year timespan, and the current market valuations for information services companies, H&Q determined that this analysis did not provide meaningful information in the context of analyzing the fairness from a financial point of view of the Merger.

  Analysis of Publicly Traded Comparable Companies: H&Q compared selected historical and projected financial information of The Registry to seven publicly traded companies H&Q deemed to be comparable to The Registry (the "Registry Comparable Companies"). Such data and ratios included market value, market value to historical net income, market value to projected calendar year 1997 revenues, price per share to projected EPS, and EPS growth rates. H&Q also examined the ratio of the enterprise value (market value plus debt less cash) to historical revenues, historical earnings before interest and taxes ("EBIT"), and historical earnings before interest, taxes, depreciation and amortization ("EBITDA"). All market value and price per share assumptions were based on the closing prices on May 16, 1997. The Registry Comparable Companies consisted of American Management Systems Inc., Claremont Technology Group Inc., Computer Horizons Corp., Keane Inc., National TechTeam Inc., Technology Solutions Co., and Whittman Hart Inc. The arithmetic mean of the foregoing multiples for The Registry and the Registry Comparable Companies was applied to historical financial results of The Registry for the last-twelve-month ("LTM") period ended March 31, 1997 and projected financial results of The Registry derived from both the Registry Street Estimates and the Registry Conservative Estimates of earnings of $17.0 million and $14.4 million, respectively, in calendar 1997, and $23.4 million and $18.7 million, respectively, in calendar 1998, and of revenues of $376.6 million and $318.6 million, respectively, in calendar 1997. H&Q determined for The Registry and the Registry Comparable Companies that (i) the average multiple of enterprise value to LTM revenues was 3.1, (ii) the average multiple of enterprise value to LTM EBITDA was 26.2, (iii) the average multiple of enterprise value to LTM EBIT was 33.6, (iv) the average multiple of market value to LTM net income was 60.3, (v) the average multiple of market value to calendar 1997 revenue was 2.9, (vi) the average multiple of market value to calendar 1997 net income was 38.5, and (vii) the average multiple of market value to calendar 1998 net income was 29.1. Based on this analysis of publicly traded comparable companies, The Registry's implied market value using the Registry Street Estimates ranged from approximately $605 million to approximately $1,113 million, and using the Registry Conservative Estimates ranged from approximately $544 million to approximately $957 million. This compared with a market value of approximately $760 million for The Registry.

  H&Q also compared selected historical and projected financial information of Renaissance to two publicly traded companies, Cambridge Technology Partners MA Inc. and Sapient Corp., H&Q deemed to be comparable to Renaissance (the "Renaissance Comparable Companies"). Such data and ratios included market value, market value to historical net income, market value to projected calendar year 1997 revenues, price per share to projected EPS, and EPS growth rates. H&Q also examined the ratio of the enterprise value to historical revenue, historical EBIT, and historical EBITDA. The arithmetic mean of the foregoing multiples for Renaissance and the Renaissance Comparable Companies was applied to historical financial results of Renaissance for the LTM period ended March 31, 1997 and projected financial results of Renaissance derived from both the Renaissance Street Estimates and the Renaissance Conservative Estimates of earnings of $12.6 million and $10.6 million, respectively, in calendar 1997, and $17.6 million and $13.3 million, respectively, in calendar 1998, and of revenues of $92.8 million and $80.5 million, respectively, in calendar 1997. H&Q determined for Renaissance and the Renaissance Comparable Companies that (i) the average multiple of enterprise value to LTM revenues was 7.0, (ii) the average multiple of enterprise value to LTM EBITDA was 25.4, (iii) the average multiple of enterprise value to LTM EBIT was 28.3, (iv) the average multiple of market value to LTM net income was 59.4, (v) the average multiple of market value to calendar 1997 revenue was 5.5, (vi) the average multiple of market value to calendar 1997 net income was 41.9, and (vii) the average multiple of market value to calendar 1998 net income was 29.3. Based on this analysis of publicly traded comparable companies, Renaissance's implied market value using the Renaissance Street Estimates ranged from approximately $364 million to approximately $542 million, and using the Renaissance Conservative Estimates ranged from approximately $364 million to approximately $492 million. This compared with an implied market value of approximately $423 million of Renaissance in the Merger, based on the closing price of Registry Common Stock on May 16, 1997.

  Analysis of Selected Merger and Acquisition Transactions: H&Q compared the proposed acquisition with selected merger and acquisition transactions deemed comparable by H&Q. This analysis included 22 comparable public and private company information services transactions. In examining these transactions, H&Q analyzed certain income statement parameters of the acquired company relative to the market value or enterprise value offered. The foregoing multiples were applied to LTM financial results of Renaissance for the twelve-month period ended March 31, 1997. Multiples analyzed consisted of enterprise value offered to LTM revenue, EBIT, and EBITDA and market value offered to LTM net income. Selected information services transactions analyzed consisted of Renaissance's acquisition of ISS; Medaphis' acquisitions of Medical Management Sciences, Automation Atwork, Consort Technologies, Rapid Systems Solutions, and BSG Corp; Medaphis Corp.'s acquisition of Adva Care Inc.; The Registry's acquisitions of Shamrock Computer Resources and Application Resources; Great Universal Stores PLC's acquisition of Experian, Inc.; Cambridge Technology Partners' acquisition of NatSoft S.A.; CIBER's acquisitions of Spectrum Technology Group and Practical Business Solutions; Norrell's acquisition of ANATECH; All-Comm Media Corp.'s acquisition of Metro Services Group; Computer Sciences' acquisition of Continuum Co.; Interim Services acquisition of Brandon Systems Corp.; Bain Capital Inc.'s acquisition of TRW Information Systems; Heritage Media's acquisition of DiMAC Corp.; TransUnion's acquisition of Dateq; Thompson Corp.'s acquisition of Medstat Group; and Equifax's acquisition of InfoLink. The enterprise value offered in these comparable transactions was an arithmetic mean multiple of 3.4 times LTM revenue, 31.2 times LTM EBITDA, 35.5 times LTM EBIT, and the market value offered was an arithmetic mean multiple of 53.5 times LTM net income. Based on this analysis of selected merger and acquisition transactions, Renaissance's implied market value ranged from approximately $237 million to $469 million. This compared with an implied market value of $423 million of Renaissance in the Merger.

  No company or transaction used in the above analyses is identical to Renaissance or The Registry or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

  The foregoing description of H&Q's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Annex C to this Joint Proxy Statement/ Prospectus.

  H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. H&Q is familiar with Renaissance, having acted as financial advisor in connection with its acquisition of ISS in December 1996 and as lead-managing underwriter of its initial public offering in 1995 and two of its follow-on offerings in 1996. H&Q received customary compensation in connection with such transactions. In the ordinary course of business, H&Q acts as a market maker and broker in the publicly traded securities of Renaissance and receives customary compensation in connection therewith, and also provides research coverage for Renaissance. In the ordinary course of business, H&Q actively trades in the equity and derivative securities of Renaissance for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  Pursuant to an engagement letter dated May 8, 1997, Renaissance has agreed to pay H&Q a fee (a "Fairness Opinion Fee") of $375,000 in connection with the delivery of a fairness opinion. Renaissance has also agreed to pay H&Q, in connection with its services as financial advisor to Renaissance in connection with the Merger, an additional fee payable upon the closing of the Merger (the "Transaction Fee") equal to 0.95% of all consideration received in the Merger. The Fairness Opinion Fee will be credited against the total Transaction Fee. Renaissance also has agreed to reimburse H&Q for its reasonable out-of-pocket expenses and to indemnify H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of H&Q's engagement as financial advisor.

  THE FULL TEXT OF H&Q'S OPINION, DATED MAY 19, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY H&Q IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. H&Q'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, AS OF MAY 19, 1997 AND FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF RENAISSANCE COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY RENAISSANCE STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT AND THE MERGER. THE SUMMARY OF H&Q'S OPINION SET FORTH ABOVE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED AS ANNEX C. RENAISSANCE STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Renaissance Board with respect to the Merger Agreement and the transactions contemplated thereby, Renaissance stockholders should be aware that certain members of Renaissance management and the Renaissance Board have certain interests in the Merger that are in addition to their interests as Renaissance stockholders generally.

  Pursuant to the Merger Agreement, David A. Lubin will be nominated as a management nominee for election to the Registry Board as a Class II Director at the next annual meeting of stockholders of The Registry.

  William T. Jenkins, Renaissance's Vice President and Chief Financial Officer, is party to an employment agreement with Renaissance (as amended, the "Jenkins Employment Agreement"), which provides that upon a change in control of Renaissance (as defined in the Jenkins Employment Agreement) all of Mr. Jenkins' unvested stock options will terminate and will represent the right to receive such number of shares of acquiror common stock as is equal to the fair value of the unvested stock options, defined as the aggregate difference between the fair market value of the Renaissance Common Stock on such date and the exercise price of such options, discounted back from the respective vesting dates. Pursuant to the Jenkins Employment Agreement, upon consummation of the Merger, unvested options to purchase 44,700 shares of Renaissance Common Stock held by Mr. Jenkins will be canceled and Mr. Jenkins will be entitled to receive approximately 9,604 shares of Registry Common Stock, based upon the price of Registry Common Stock and Renaissance Common Stock as of June 18, 1997.

  Renaissance shall, to the fullest extent permitted under applicable law or under Renaissance's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, The Registry and the Surviving Corporation (as defined in the Merger Agreement) shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of Renaissance or any of its subsidiaries against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the Merger Agreement, or otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in Renaissance's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date of the Merger Agreement, in each case for a period of ten years after the date of the Merger Agreement. The Merger Agreement also provides that after the Effective Time, The Registry and the Surviving Corporation shall honor and fulfill in all respects the obligations of Renaissance pursuant to indemnification agreements with Renaissance's directors and officers existing at or before the Effective Time.

  The Merger Agreement further provides that for a period of four years after the Effective Time, The Registry shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Renaissance's directors' and officers' liability insurance policy on terms comparable to those now applicable to directors and officers of Renaissance; provided, however, that in no event shall The Registry or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by Renaissance for such coverage; and provided further, that if the annual premium exceeds such amount, The Registry or the Surviving Corporation shall purchase a policy with the maximum coverage available for such 150% of the annual premium.

  David A. Lubin, Renaissance's Co-Chairman, Treasurer and a director, Harry
M. Lasker, Renaissance's Co-Chairman, Secretary and a director, O. Bruce Gupton, Renaissance's Executive Vice President and a director, Melissa E. Norton, the wife of David P. Norton, Renaissance's Chief Executive Officer and a director, and certain entities affiliated with them have entered into (i) Stockholder Agreements in which they have agreed to vote in favor of the Merger Proposal and (ii) a Registration Rights Agreement in which The Registry has agreed, upon request and subject to certain conditions, to register under the Securities Act shares of Registry Common Stock they receive in the Merger whenever The Registry otherwise registers shares. See "Other Agreements."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The obligations of The Registry and Renaissance to consummate the Merger are conditioned on the receipt by The Registry of an opinion from Ropes & Gray, its counsel, and the receipt by Renaissance of an opinion from Hale and Dorr LLP, its counsel, that the Merger constitutes a reorganization under Section 368 of the Code. No ruling has been sought from the Internal Revenue Service as to the Federal income tax consequences of the Merger, and the opinions of counsel and accountants will not be binding upon the Internal Revenue Service or any court.

  The opinions referred to above will be based in part upon representations, made as of the Effective Time, by Renaissance, The Registry and certain stockholders of Renaissance, which counsel will assume to be true, correct and complete. The representations will include representations of Renaissance and The Registry, and representations of David A. Lubin, Harry M. Lasker, O. Bruce Gupton, Melissa E. Norton, and certain of their affiliates, made pursuant to the Stockholder Agreements that as of the Effective Time they will have no present plan to transfer or otherwise reduce the risk of ownership of Registry Common Stock they receive in the Merger in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Renaissance Common Stock held by them immediately prior to the Merger. See "Other Agreements--Stockholder Agreements." If the representations made by Renaissance, The Registry and certain stockholders of Renaissance are inaccurate, the opinions of such counsel and accountants could be adversely affected.

  The opinion of Ropes & Gray will state that the material federal income tax consequence of the Merger to The Registry is that no gain or loss will be recognized by Renaissance, The Registry or Merger Sub as a result of the Merger.

  The opinion of Hale and Dorr LLP will state that the material federal income tax consequences of the Merger are as follows:

    1. The Merger will constitute a reorganization within the meaning of
  Section 368(a) of the Code;

    2. No gain or loss will be recognized by The Registry, Merger Sub, or Renaissance as a result of the Merger;

    3. No gain or loss will be recognized by the stockholders of Renaissance upon the exchange of Renaissance Common Stock solely for shares of Registry Common Stock in the Merger;

    4. Cash received by the stockholders of Renaissance in lieu of fractional shares of Registry Common Stock will be treated as received as a distribution in redemption of such fractional shares, subject to the provisions of Section 302 of the Code, as if such fractional shares had been issued in the Merger and then redeemed by The Registry;

    5. The tax basis of the shares of Registry Common Stock received by the stockholders of Renaissance in the Merger will be equal to the tax basis of the shares of Renaissance Common Stock exchanged therefor in the Merger, reduced by any basis allocable to a fractional share of Registry Common Stock treated as sold or exchanged under Section 302 of the Code; and

    6. The holding period for the shares of Registry Common Stock received by the stockholders of Renaissance will include the holding period for the shares of Renaissance Common Stock exchanged therefor in the Merger, provided that the shares of Renaissance Common Stock are held as capital assets at the Effective Time.

  Certain noncorporate Renaissance stockholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Registry Common Stock. Backup withholding will not apply, however, to a stockholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the Transmittal Letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A stockholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

  Each Renaissance stockholder will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the Merger.

  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR RENAISSANCE STOCKHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND STOCKHOLDERS WHO ACQUIRED RENAISSANCE COMMON STOCK PURSUANT TO THE EXERCISE OF RENAISSANCE OPTIONS OR OTHERWISE AS COMPENSATION, AND DOES NOT ADDRESS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. MOREOVER, THE TAX CONSEQUENCES TO HOLDERS OF RENAISSANCE OPTIONS TO PURCHASE RENAISSANCE COMMON STOCK ARE NOT DISCUSSED. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. RENAISSANCE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

ANTICIPATED ACCOUNTING TREATMENT

  The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of The Registry and Renaissance will be carried forward to the combined corporation at their recorded amounts, subject to any adjustments required to conform the accounting policies of the two companies; income of the combined corporation will include income of The Registry and Renaissance for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation.

  The Merger Agreement provides that a condition to the consummation of the Merger is the receipt of reports as to the "pooling of interests" accounting treatment from the independent public accountants of both The Registry and Renaissance.

  Each of the affiliates of The Registry and Renaissance has executed a written agreement to the effect that such person will not transfer shares of common stock of either The Registry or Renaissance during the period beginning 30 days prior to the Effective Time and ending on the date that The Registry publishes financial statements which reflect 30 days of operations of the combined company (which agreements relate to the ability of The Registry to account for the Merger as a pooling of interests).

EFFECT ON STOCK OPTIONS

  At the Effective Time, The Registry will assume the obligations of Renaissance under Renaissance's 1995 Equity Incentive Plan, 1995 Director Stock Option Plan and 1997 Stock Incentive Plan (collectively, the "Renaissance Stock Option Plans") and each outstanding option to purchase Renaissance Common Stock (a "Renaissance Stock Option") granted under the Renaissance Stock Option Plans, whether vested or unvested, shall be assumed by The Registry and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Renaissance Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of shares of Registry Common Stock as the holder of such Renaissance Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised the Renaissance Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Renaissance Common Stock otherwise purchasable pursuant to such Renaissance Stock Option divided by (y) the number of shares of Registry Common Stock deemed purchasable pursuant to such Renaissance Stock Option. At June 18, 1997, options to acquire 1,350,069 shares of Renaissance Common Stock were outstanding under the Renaissance Stock Option Plans.

  As soon as practicable after the Effective Time, The Registry will deliver to each holder of an outstanding Renaissance Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Renaissance Stock Option shall continue in effect on the same terms and conditions (including antidilution provisions). The Registry will comply with the Renaissance Stock Option Plans and take such actions within its control that are reasonably necessary to ensure that Renaissance Stock Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time will continue to so qualify thereafter.

  Prior to the Effective Time, The Registry will file a Registration Statement on Form S-8 with respect to the shares of Registry Common Stock subject to such options and will use all reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such options remain outstanding.

  Renaissance has agreed to terminate its 1995 Employee Stock Purchase Plan as of or prior to the Effective Time.

CERTAIN LEGAL MATTERS

  Antitrust. Pursuant to the requirements of the HSR Act, The Registry and Renaissance and a stockholder of Renaissance have each filed a Notification and Report Form for review under the HSR Act with the FTC and the Antitrust Division. The waiting period under the HSR Act with respect to such filings is expected to expire on July 11, 1997.

  The Registry and Renaissance do not believe that any additional governmental filings in the United States are required with respect to the Merger, other than the filing of the Certificate of Merger with the Delaware Secretary of State. The FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of The Registry or Renaissance if the Merger is consummated. Consummation of the Merger is conditioned upon, among other things, the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any federal or state court in the United States which prevents the consummation of the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES

  All of the Registry Common Stock issued in connection with the Merger will be freely transferable, except that any Registry Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Renaissance or The Registry prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of Renaissance, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of The Registry, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Renaissance or The Registry generally include individuals or entities that control, are controlled by, or are under common control with, such corporation and may include certain officers and directors of such corporation as well as principal stockholders of such corporation.

  Affiliates of Renaissance or The Registry may not sell their shares of Registry Common Stock acquired in connection with the Merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who are or become affiliates of The Registry) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time an affiliate (together with certain related persons) would be entitled to sell shares of Registry Common Stock acquired in connection with the Merger only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 145. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Registry Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if The Registry remained current with its informational filings under the

Exchange Act. One year after the Effective Time, an affiliate would be able to sell such Registry Common Stock without such manner of sale or volume limitations provided that The Registry was current with its Exchange Act informational filings and such affiliate was not then an affiliate of The Registry. Two years after the Effective Time, an affiliate would be able to sell such shares of Registry Common Stock without any restrictions so long as such affiliate had not been an affiliate of The Registry for at least three months prior thereto.

STOCK LISTING

  It is a condition to the Merger that the shares of Registry Common Stock to be issued in connection with the Merger be authorized for listing on the Nasdaq National Market. An application has been filed for such listing.

DIVIDENDS

  Under the terms of the Merger Agreement, neither The Registry nor Renaissance is permitted to declare, set aside, make or pay any dividend or other distribution in respect of its capital stock from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time.

APPRAISAL RIGHTS

  Under the DGCL, the holders of Renaissance Common Stock are not entitled to any appraisal rights with respect to the Merger. The holders of Registry Common Stock are not entitled to any appraisal rights with respect to the Merger because The Registry is not a constituent corporation in the Merger.

FEES AND EXPENSES

  Renaissance has agreed to pay The Registry a fee of $6,000,000 if the Merger Agreement is terminated under certain circumstances plus an additional $6,000,000 if Renaissance consummates a Renaissance Alternative Transaction (as defined in the Merger Agreement) to which it commits within 12 months of the termination of the Merger Agreement. The Registry has agreed to pay Renaissance a fee of $6,000,000 if the Merger Agreement is terminated under certain circumstances plus an additional $6,000,000 if The Registry consummates a Registry Alternative Transaction (as defined in the Merger Agreement) to which it commits within 12 months of the termination of the Merger Agreement.

  Each of The Registry and Renaissance will pay its own expenses in connection with the Merger; provided, however, that The Registry and Renaissance will share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of this Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

                             THE MERGER AGREEMENT

  The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy
Statement/Prospectus as Annex A and incorporated herein by reference. All stockholders are urged to read the Merger Agreement in its entirety.

TERMS OF THE MERGER

  The Merger. At the Effective Time and subject to and upon the terms and conditions of the Merger Agreement and the DGCL, Merger Sub will be merged with and into Renaissance, the separate corporate existence of Merger Sub will cease, and Renaissance will continue as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of The Registry.

  Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement, the Merger will be consummated by filing a certificate of merger, together with any required related certificates, with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL. The time of such filing is referred to as the "Effective Time."

  Certificate of Incorporation and Bylaws. The Merger Agreement provides that the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended, except that the name of the Surviving Corporation will be Renaissance Solutions, Inc.

  Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time and the persons specified in the Merger Agreement shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

  Conversion of Renaissance Common Stock in the Merger. At the Effective Time, each share of Renaissance Common Stock (a "Renaissance Share") issued and outstanding immediately prior to the Effective Time (excluding shares owned by Renaissance as treasury stock or by its subsidiaries, all of which shall be canceled) will be converted into the right to receive 0.80 shares of validly issued, fully paid and nonassessable shares ("Registry Shares") of Registry Common Stock. Cash will be paid to the Renaissance stockholders in lieu of fractional shares of Registry Common Stock. See "--Fractional Shares" and "The Merger Agreement--Exchange of Certificates."

  Stock Options. At the Effective Time, The Registry will assume the obligations of Renaissance under the Renaissance Stock Option Plans and each Renaissance Stock Option granted under the Renaissance Stock Option Plans, whether vested or unvested, shall be deemed assumed by The Registry and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Renaissance Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of Registry Shares as the holder of such Renaissance Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Renaissance Common Stock otherwise purchasable pursuant to such Renaissance Stock Option divided by (y) the number of shares of Registry Common Stock deemed purchasable pursuant to such Renaissance Stock Option.

  Conversion of Capital Stock of Merger Sub in the Merger. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

  Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Registry Common Stock), reorganization, recapitalization or other like change with respect to Registry Common Stock or Renaissance Common Stock occurring after the date of the Merger Agreement and prior to the Effective Time.

  Fractional Shares. No certificates or scrip representing less than one Registry Share shall be issued in connection with the Merger. In lieu of any such fractional share, each holder of a certificate or certificates for Renaissance Shares who would otherwise have been entitled to a fraction of a Registry Share upon surrender of such certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the average closing price per share of Registry Common Stock as reported on the Nasdaq National Market for the ten trading days ending on the day prior to the date on which the Effective Time occurs.

EXCHANGE OF CERTIFICATES

  Exchange Agent. The Registry shall supply, or shall cause to be supplied, to or for the account of the Exchange Agent, in trust for the benefit of the holders of Renaissance Common Stock, for exchange in accordance with the Merger Agreement, through the Exchange Agent, certificates evidencing shares of Registry Common Stock issuable in exchange for outstanding Renaissance Common Stock.

  Exchange Procedures. As soon as reasonably practicable after the Effective Time, The Registry will instruct the Exchange Agent to mail to each holder of record of Renaissance Common Stock a letter of transmittal and instructions to effect the surrender of the certificates representing Renaissance Common Stock in exchange for certificates evidencing Registry Common Stock. Upon surrender of a certificate representing Renaissance Common Stock for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor (i) certificates evidencing that number of whole shares of Registry Common Stock which such holder has the right to receive in the Merger, (ii) any dividends or other distributions on the shares of Registry Common Stock which such holder is entitled to receive, and (iii) cash in respect of fractional shares of Registry Common Stock (the Registry Shares, distributions and cash described in clauses (i), (ii) and (iii) being, collectively, the "Merger Consideration"), and the certificate representing Renaissance Common Stock so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Renaissance Shares which is not registered in the transfer records of Renaissance as of the Effective Time, the Merger Consideration may be issued and paid to a transferee if the certificate evidencing such shares of Renaissance Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Renaissance Common Stock will be deemed from and after the Effective Time, for all corporate purposes (other than payment of dividends or as described below under "Withholding Rights"), to evidence the ownership of the number of full shares of Registry Common Stock into which such shares of Renaissance Common Stock shall have been so converted.

  Distributions With Respect to Unexchanged Renaissance Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Registry Common Stock with a record date after the Effective Time will be paid to the holder of an unsurrendered certificate representing shares of Renaissance Common Stock with respect to the shares of Registry Common Stock they are entitled to receive until the holder of such certificate surrenders such certificate. Subject to applicable law, following surrender of any certificate representing shares of Renaissance Common Stock, there shall be paid to the record holder of the certificates representing whole shares of Registry Common Stock issued in exchange therefor, without interest, at the time of surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Registry Common Stock.

  Transfers of Ownership. If any certificate for shares of Registry Common Stock is to be issued in a name other than that in which the certificate representing shares of Renaissance Common Stock surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to The Registry or any designated agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Registry Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of The Registry or any designated agent that such tax has been paid or is not payable.

  No Liability. At any time following one year after the Effective Time, The Registry shall be entitled to require the Exchange Agent to deliver to The Registry any Merger Consideration which had been made available to the Exchange Agent by or on behalf of The Registry and which has not been disbursed to holders of certificates for Renaissance Common Stock, and thereafter such holders shall be entitled to look to The Registry only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their certificates. Neither The Registry, Merger Sub nor Renaissance will be liable to any holder of Renaissance Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  Withholding Rights. The Registry or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Merger Agreement to any Renaissance stockholder such amounts as The Registry or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by The Registry or the Exchange Agent, such withheld amounts shall be treated for purposes of the Merger Agreement as having been paid to the holder of the shares of Renaissance Common Stock in respect of which such deduction and withholding was made by The Registry or the Exchange Agent.

  Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of Renaissance Common Stock have been lost, stolen or destroyed, the Exchange Agent will issue shares of Registry Common Stock in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the owner of such certificates and, at the request of The Registry, upon delivery of a bond in such a sum as The Registry may reasonably direct as indemnity against any claim that may be made against The Registry or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

  DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO RENAISSANCE STOCKHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF RENAISSANCE COMMON STOCK. RENAISSANCE STOCKHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various customary representations and warranties made by Renaissance, in respect of itself and its subsidiaries, in favor of The Registry and Merger Sub, and made by The Registry and Merger Sub, in respect of The Registry and its subsidiaries, in favor of Renaissance, relating, among other things, to the following matters: (i) corporate organization, standing, qualification, approvals and similar matters; (ii) force and effect of charter and bylaws; (iii) the capital structure of each company; (iv) the authorization, execution, delivery and enforceability of the Merger Agreement; (v) no breach or default of certain material agreements;
(vi) the absence of conflict of the Merger Agreement with charter documents, laws or agreements for the execution, delivery and performance of the Merger Agreement; (vii) the absence of conflict with, default under or violation of agreements and laws, and the holding of permits necessary for the conduct of business; (viii) reports and other documents filed with the Commission and the fair presentation of the financial statements contained therein in accordance with generally accepted accounting principles; (ix) conduct of business in the ordinary course and the absence of certain changes; (x) the absence of undisclosed liabilities; (xi) the absence of pending or threatened litigation;
(xii) employee benefit matters; (xiii) labor matters and claims or threatened claims; (xiv) payment of taxes and certain other tax matters; (xv) compliance with environmental laws; (xvi) ownership, rights to use and absence of violations or claims or restrictions with respect to intellectual property;
(xvii) the absence of actions that could affect the ability of The Registry to account for the Merger as a pooling-of- interests; (xviii) the opinions of Renaissance's and The Registry's respective financial advisors as to fairness; and (xix) absence of brokers', finders' and investment bankers' fees (other than the fees and expenses owed to H&Q and Montgomery).

CONDUCT OF BUSINESS PENDING THE MERGER

  Conduct of Business by Renaissance. The Merger Agreement provides that, prior to the Effective Time, unless The Registry otherwise agrees in writing and except as otherwise contemplated by the Merger Agreement or otherwise agreed to in writing, Renaissance will conduct its business and cause the businesses of its subsidiaries to be conducted in all material respects in the ordinary course of business; and except as set forth in Renaissance's disclosure schedules, Renaissance will use all reasonable commercial efforts to preserve substantially intact the business organization of Renaissance and its subsidiaries taken as a whole, to keep available the services of the present key officers, employees and consultants of Renaissance and its subsidiaries taken as a whole and to preserve the present relationships of Renaissance and its subsidiaries with customers, suppliers and other persons with which Renaissance or any of its subsidiaries has significant business relations. Except as contemplated by the Merger Agreement (including the disclosure schedules), until the earlier of the Effective Time or termination of the Merger Agreement, neither Renaissance nor any of its subsidiaries, without the prior written consent of The Registry, will:

    (i) amend or otherwise change Renaissance's Certificate of Incorporation or Bylaws or similar organizational documents of any of its subsidiaries, except for the currently proposed amendment to increase the authorized Renaissance Common Stock to 50,000,000 shares;

    (ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in Renaissance or any of its subsidiaries;

    (iii) sell, pledge, dispose of or encumber any assets of Renaissance or any of its subsidiaries (except for (A) sales of assets in the ordinary course of business and in a manner consistent with past practice; (B) dispositions of obsolete or worthless assets; and (C) sales of other assets not in excess of $250,000 in the aggregate);

    (iv) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of Renaissance may declare and pay a dividend to its parent; (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or enter into any agreement to do any of the foregoing;

    (v) (A) acquire (by merger, consolidation, or acquisition of stock or assets) any business or corporation, partnership or other business organization or division; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (C) enter into or amend any contract or agreement other than in the ordinary course of business; (D) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $500,000 for Renaissance and its subsidiaries taken as a whole; or (E) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by the foregoing;

    (vi) (A) increase the compensation payable or to become payable to its executive officers, directors or employees except in the ordinary course of business consistent with past practice; (B) grant any additional severance or termination pay, or enter into any new employment or severance agreement with, any director, executive officer or current employee of Renaissance or its subsidiaries; (C) enter into any employment or severance agreement with any new employees of Renaissance or its subsidiaries except in the ordinary course of business consistent with past practice; or (D) establish, adopt, enter into or amend any collective bargaining, profit sharing, thrift, restricted stock, pension, retirement, deferred compensation or severance or other plan, agreement, trust, fund or policy for any current or former directors, officers or employees of Renaissance or its subsidiaries, except, in each case, as may be required by law;

    (vii) except as required under generally accepted accounting principles, take any action to change in any material respect the accounting policies or procedures of Renaissance or its subsidiaries (except in the case of subsidiaries to conform to Renaissance's policies and procedures);

    (viii) make any tax election inconsistent with past practice or settle or compromise any federal, state, local or foreign tax liability or agree to an extension of a statute of limitations in each case which would be material to Renaissance or its subsidiaries taken as a whole;

    (ix) pay, discharge or satisfy any claims, liabilities or obligations material to Renaissance and its subsidiaries taken as a whole, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in Renaissance's financial statements contained in certain reports previously filed with the Commission or incurred in the ordinary course of business and consistent with past practice; or

    (x) take, or agree to take, any of the foregoing actions.

  No Solicitation by Renaissance. The Merger Agreement provides that Renaissance will not, directly or indirectly, through any officer, director, employee, representative or agent of Renaissance or any of its subsidiaries,
(i) solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Renaissance or any subsidiaries of Renaissance other than the Merger (the foregoing being referred to as "Acquisition Proposals"),
(ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or
(iii) agree to, approve or recommend any Acquisition Proposal. However, the Renaissance Board is not prevented from considering, negotiating, approving and recommending to the stockholders of Renaissance a bona fide Acquisition Proposal not solicited in violation of the Merger Agreement, provided the Renaissance Board determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties.

  Under the Merger Agreement, Renaissance is required immediately to notify The Registry after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to Renaissance or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Renaissance or any subsidiary by any person or entity that informs the Renaissance Board or such subsidiary that it is considering making, or has made, an Acquisition Proposal.

  If the Renaissance Board receives a request for material nonpublic information by a person who makes a bona fide Acquisition Proposal, and the Renaissance Board determines in good faith and upon the advice of independent counsel that it is required to cause Renaissance to provide such information in order to discharge properly the directors' fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between Renaissance and The Registry, Renaissance may provide such person with access to information regarding Renaissance.

  Renaissance is required to ensure that the officers and directors of Renaissance and its subsidiaries and any investment banker or other advisor or representative retained by Renaissance are aware of the foregoing restrictions.

  Conduct of Business by The Registry. The Merger Agreement provides that, prior to the Effective Time, unless Renaissance otherwise agrees in writing, The Registry will conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business, other than actions taken by The Registry or its subsidiaries in contemplation of the Merger, and The Registry shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of Renaissance:

    (i) amend or otherwise change the Restated Articles of Organization or Bylaws of The Registry, except to increase the authorized common stock of The Registry to not more than 100,000,000 shares;

    (ii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of The Registry may declare and pay a dividend to its parent;

    (iii) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of The Registry contained in the Merger Agreement untrue or incorrect or prevent The Registry from performing or cause The Registry not to perform its covenants under the Merger Agreement; or

    (iv) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any business or any corporation, partnership or other business organization or division, if such acquisition would involve consideration of more than $75,000,000 in any single instance or require the approval of the stockholders of The Registry.

ADDITIONAL AGREEMENTS

  HSR Act; Etc. The Merger Agreement provides that Renaissance and The Registry shall file notifications under and in accordance with the HSR Act in connection with the Merger and the transactions contemplated thereby. Renaissance and The Registry shall respond as promptly as practicable to any inquiries received from the FTC and the Antitrust Division for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

  Joint Proxy Statement/Prospectus; Registration Statement. The Merger Agreement provides that, as promptly as practicable after the execution of the Merger Agreement, Renaissance and The Registry shall prepare and file with the Commission preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement of The Registry with respect to Registry Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the Commission thereon and after the furnishing by Renaissance and The Registry of all information required to be contained therein, Renaissance and The Registry shall file with the Commission a combined proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement by the stockholders of Renaissance and the approval by the stockholders of The Registry to increase the number of authorized shares of Registry Common Stock and the issuance of Registry Common Stock in the Merger pursuant to the Merger Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective, and to mail this Joint Proxy Statement/Prospectus to the stockholders of Renaissance and The Registry, respectively, as soon thereafter as practicable.

  Stockholders Meetings. Renaissance and The Registry shall call and hold stockholders meetings as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the issuance of Registry Common Stock, and The Registry and Renaissance shall use their reasonable best efforts to hold the stockholders meetings on the same day (and at the same time of such day) as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the respective directors of Renaissance and The Registry, as determined by such respective directors in good faith after consultation with and based upon the advice of their respective outside legal counsel, Renaissance and The Registry shall use all reasonable efforts to solicit from their respective stockholders proxies in favor of adoption of the Merger Agreement and the Merger or the issuance of Registry Common Stock, as the case may be, and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

  Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), Renaissance and The Registry shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and, during such prior period, Renaissance and The Registry each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Renaissance or The Registry may reasonably request. Each party shall keep such information confidential in accordance with the terms of the mutual non-disclosure letter between The Registry and Renaissance, dated April 24, 1997.

  Consents; Approvals. Renaissance and The Registry will each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders, and Renaissance and The Registry shall make all filings required in connection with the authorization, execution and delivery of the Merger Agreement and the consummation by them of the transactions contemplated thereby, in each case as promptly as possible.

  Agreements with Respect to Affiliates. Each of The Registry and Renaissance will identify all persons who are, and at the time of the Special Meetings are expected to be, "affiliates" of The Registry or Renaissance, respectively, for purposes of Rule 145 under the Securities Act ("Rule 145"). Each of The Registry and Renaissance shall use its reasonable best efforts to cause each person who is identified as an "affiliate" to deliver, prior to the Effective Time, a written agreement in connection with the poolings-of-interests accounting treatment and in the case of "affiliates" of Renaissance restrictions on affiliates under Rule 145.

  Indemnification and Insurance. The Merger Agreement provides that the Certificate of Incorporation and By-Laws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of Renaissance, which will not be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or before the Effective Time were directors, officers, employees or agents of Renaissance, unless such modification is required by law.

  Renaissance shall, to the fullest extent permitted under applicable law or under Renaissance's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, The Registry and the Surviving Corporation shall to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless each present and former director, officer or employee of Renaissance or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the Merger Agreement, or otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in Renaissance's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date of the Merger Agreement, in each case for a period of ten years after the date of the Merger Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, The Registry or the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) The Registry or the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither The Registry nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such ten-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

  The Registry and the Surviving Corporation shall honor and fulfill in all respects the obligations of Renaissance pursuant to indemnification agreements with Renaissance's directors and officers existing at or before the Effective Time.

  For a period of four years after the Effective Time, The Registry will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Renaissance's directors' and officers' liability insurance policy on terms comparable to those applicable to directors and officers of Renaissance on the date of the Merger Agreement; provided, however, that in no event shall The Registry or the Surviving Corporation be required to expend in excess of 150% of the annual premium paid by Renaissance for such coverage on the date of the Merger Agreement; and provided further, that if the premium for such coverage exceeds such amount, The Registry or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

  Notification of Certain Matters. Renaissance and The Registry will each give the other prompt notice of the occurrence or nonoccurrence of any event known to such party the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the notifying party contained in the Merger Agreement to be materially untrue or inaccurate, or any failure of the notifying party materially to comply with any covenant, condition or agreement in the Merger Agreement.

  Further Action; Tax Treatment. Each of the parties to the Merger Agreement agrees to use all reasonable efforts to take all actions and do other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under the Merger Agreement. Each of The Registry, Merger Sub and Renaissance shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge would reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code. Following the Merger, The Registry will cause the Surviving Corporation to continue Renaissance's historic business or use a significant portion of Renaissance's historic business assets in a business.

  Public Announcements. The Registry and Renaissance have agreed to consult with each other before issuing any press release with respect to the Merger or the Merger Agreement and will not issue any such press release or make any such public statement without the prior consent of the other party, which consent will not be unreasonably withheld, except as required by law or the regulations of the Nasdaq National Market.

  Accountant's Letters. Upon reasonable notice from the other, Renaissance and The Registry will use their respective best efforts to cause their respective independent accountants to deliver to The Registry or Renaissance, as the case may be, a letter dated within two business days of the Effective Date of the Registration Statement covering such matters as are requested by Renaissance or The Registry, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

  Pooling Accounting Treatment. Each of The Registry and Renaissance agrees not to take any action that to its knowledge would reasonably be expected to adversely affect the ability of The Registry to treat the Merger as a pooling-of-interests, and each of The Registry and Renaissance agrees to take reasonable efforts to seek to negate the impact of any past actions that to its knowledge would reasonably be expected to adversely impact the ability of The Registry to treat the Merger as a pooling-of-interests.

  Board Representation. The Registry will take such action as is necessary to cause David A. Lubin to be included as a management nominee to be elected as a Class II director of The Registry at the next Annual Meeting of Stockholders of The Registry.

  Nasdaq Listing; Listing of The Registry Shares. Each of The Registry and Renaissance shall use its respective best efforts to continue the quotation of Registry Common Stock and the Renaissance Common Stock, respectively, on the Nasdaq National Market during the term of the Merger Agreement. The Registry shall use its best efforts to cause the Registry Shares to be issued in the Merger to be approved for listing, upon official notice of issuance, on the Nasdaq National Market.

CONDITIONS TO THE MERGER

  Conditions to Obligation of Each Party to Effect the Merger. The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (i) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose and no similar proceeding in respect of this Joint Proxy Statement/Prospectus shall have been initiated or threatened by the Commission;

    (ii) Stockholder Approval. The Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Renaissance and the issuance of Registry Common Stock in the Merger pursuant to the Merger Agreement shall have been approved by requisite vote of the stockholders of The Registry;

    (iii) HSR Act, Etc. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

    (iv) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other court order preventing the consummation of the Merger shall be in effect nor shall any proceeding seeking any of the foregoing be pending; and there shall not be any action taken, or any federal, foreign, state or provincial law rule regulation, order, judgment or decree enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

    (v) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit The Registry from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by The Registry or any of its subsidiaries of all or a material portion of the business or assets of The Registry or any of its subsidiaries, or seeking to compel The Registry or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of The Registry and any of its subsidiaries taken as a whole (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by the Merger Agreement; and

    (vi) Nasdaq. The Registry Shares to be issued in the Merger shall have been approved, upon official notice of issuance, for listing on the Nasdaq National Market.

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

  Additional Conditions to Obligations of The Registry and Merger Sub. The obligations of The Registry and Merger Sub to effect the Merger are also subject to the following conditions:

    (i) Representations and Warranties. The representations and warranties of Renaissance contained in the Merger Agreement shall be true and correct in all respects on and as of the Effective Time, except for (A) changes contemplated or permitted (i.e., resulting from actions or inactions by Renaissance or its subsidiaries that do not violate covenants of the Merger Agreement) by the Merger Agreement, (B) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause C of this paragraph), and (C) where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on Renaissance, with the same force and effect as if made on and as of the Effective Time, and The Registry and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Renaissance;

    (ii) Agreements and Covenants. Renaissance shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time, and The Registry and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Renaissance on behalf of Renaissance;

    (iii) Consents Obtained. All consents, waivers, approvals, permits, licenses, authorizations or orders required to be obtained, and all filings required to be made, by Renaissance for the due authorization, execution and delivery of the Merger Agreement and the consummation by it of the transactions contemplated by the Merger Agreement shall have been obtained and made by Renaissance, except where the failure to receive such consents, etc. would not reasonably be expected to have a Material Adverse Effect on Renaissance;

    (iv) Tax Opinion. The Registry shall have received a written opinion from Ropes & Gray, in form and substance reasonably satisfactory to The Registry, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code;

    (v) Report of Accountants. The Registry shall have received from both its and Renaissance's independent accountants their respective reports relating to pooling-of-interests accounting treatment;

    (vi) Affiliate Agreements. The Registry shall have received from each person who is identified in the Affiliate Letter (as defined in the Merger Agreement) as an "affiliate" of Renaissance, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect except for any Affiliate Letter or Letters the failure to obtain or be in full force and effect would not prevent the Merger from qualifying for pooling-of-interests accounting treatment; and

    (vii) Stockholder Agreements. The Stockholder Agreements (as defined in the Merger Agreement) shall be in full force and effective at and as of the Effective Time.

  Additional Conditions to Obligation of Renaissance. The obligation of Renaissance to effect the Merger is also subject to the following conditions:

    (i) Representations and Warranties. The representations and warranties of The Registry and Merger Sub contained in the Merger Agreement shall be true and correct in all respects on and as of the Effective Time, except for (A) changes contemplated or permitted (i.e., resulting from actions or inactions by The Registry or its subsidiaries that do not violate covenants of the Merger Agreement) by the Merger Agreement, (B) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (C) of this paragraph), and (C) where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on The Registry, with the same force and effect as if made on and as of the Effective Time, and Renaissance shall have received a certificate to such effect signed on behalf by the President and Chief Financial Officer of The Registry;

    (ii) Agreements and Covenants. The Registry and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Effective Time, and Renaissance shall have received a certificate to such effect signed on behalf by the President and the Chief Financial Officer of The Registry;

    (iii) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by The Registry and Merger Sub for the authorization, execution and delivery of the Merger Agreement and the consummation by them of the transactions contemplated thereby shall have been obtained and made by The Registry and Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected to have a Material Adverse Effect on The Registry;

    (iv) Tax Opinions. Renaissance shall have received a written opinion of Hale and Dorr LLP, in form reasonably satisfactory to Renaissance, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code;

    (v) Report of Accountants. Renaissance shall have received a copy of the reports of the independent accountants regarding pooling-of-interests accounting treatment referred to above; and

    (vi) Parent Voting Agreement. The Parent Voting Agreement (as defined in the Merger Agreement) shall be in full force and effect.

  "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Renaissance and its subsidiaries or The Registry and its subsidiaries, as the case may be, in each case taken as a whole (other than changes that are the effect of economic factors affecting the economy as a whole or changes that are the effect of factors generally affecting the specific markets in which the Renaissance and its subsidiaries or The Registry and its subsidiaries, as the case may be, compete), or (ii) is reasonably likely to materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement; provided, however, that a "Material Adverse Effect" shall not include any adverse effect primarily arising out of or resulting primarily from actions contemplated by the parties in connection with, or that is primarily attributable to, the announcement of the Merger Agreement and the transactions contemplated thereby.

TERMINATION

  Conditions to Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Renaissance or The Registry:

    (i) by mutual written consent duly authorized by the Boards of Directors of The Registry and Renaissance; or

    (ii) by either The Registry or Renaissance if the Merger shall not have been consummated by November 30, 1997 (provided that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

    (iii) by either The Registry or Renaissance if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate the Merger Agreement shall not be available to any party who has not complied with its obligations under the Merger Agreement to take, or cause to be taken, all actions or to do all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement where such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

    (iv) by The Registry, if the requisite vote of the stockholders of Renaissance shall not have been obtained by November 30, 1997; or by Renaissance, if the requisite vote of The Registry shall not have been obtained by November 30, 1997; or

    (v) by The Registry or Renaissance, if: (A) the Renaissance Board shall withdraw, modify or change its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to The Registry or shall have resolved to do so; (B) the Renaissance Board shall have recommended to the stockholders of Renaissance a Renaissance Alternative Transaction (as defined below); or (C) a tender offer or exchange offer for 25% or more of the outstanding shares of Renaissance Common Stock is commenced (other than by The Registry or an affiliate of The Registry) and the Renaissance Board recommends that the stockholders of Renaissance tender their shares in such tender or exchange offer (collectively, a "Renaissance Alternative Board Recommendation"); or

    (vi) by The Registry or Renaissance if: (A) any representation or warranty of Renaissance or The Registry, respectively, set forth in the Merger Agreement shall be untrue when made, or (B) upon a breach of any covenant or agreement on the part of Renaissance or The Registry, respectively, set forth in the Merger Agreement, such that the conditions as to the accuracy of representations and warranties and the performance of agreements and covenants required to be performed prior to the Effective Time would be satisfied (either (A) or (B) above being a "Terminating Breach"), provided, that, the non-breaching party shall have given the breaching party at least 10 business days prior, and provided, further, that if such Terminating Breach is curable prior to November 30, 1997 by Renaissance or The Registry, as the case may be, through the exercise of its reasonable best efforts and for so long as Renaissance or The Registry, as the case may be, continues to exercise such reasonable best efforts, neither The Registry nor Renaissance, respectively, may terminate the Merger Agreement under the related section of the Merger Agreement; or

    (vii) by The Registry, if any representation or warranty of Renaissance shall have become untrue such that the condition to closing as to their accuracy would not be satisfied, or by Renaissance, if any representation or warranty of The Registry shall have become untrue such that the condition to closing as to their accuracy would not be satisfied, in either case after 10 business days' prior written notice and after a reasonable opportunity to cure; or

    (viii) by The Registry or Renaissance, if the Registry Board shall have withdrawn or modified its recommendation of the approval of the issuance of Registry Common Stock, in the Merger in a manner adverse to Renaissance or shall resolve to do so (a "Registry Board Action").

  As used herein, "Renaissance Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than The Registry or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of Renaissance Common Stock, whether from Renaissance or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Renaissance pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of Renaissance or the entity surviving such merger or business combination, or
(iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of Renaissance, and the entity surviving any merger or business combination including any of them) of Renaissance or any of its subsidiaries having a fair market value (as determined by the Board of Directors of Renaissance in good faith) equal to more than 25% of the fair market value of all the assets of Renaissance and its subsidiaries, taken as a whole, immediately prior to such transaction.

  Effect of Termination. In the event of the termination of the Merger Agreement, the Merger Agreement shall become void and there shall be no liability on the part of any party thereto or any of its affiliates, directors, officers or stockholders, except (i) as otherwise set forth in the Merger Agreement and (ii) nothing in the Merger Agreement shall relieve any party from liability for any willful breach prior to such termination.

  Fees and Expenses.

    (i) All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is

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  consummated; provided, however, that The Registry and Renaissance shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (ii) Renaissance shall pay The Registry a fee of $6,000,000 (the "Initial Renaissance Fee") upon the first to occur of the following events:

      (A) the termination of the Merger Agreement by The Registry as a result of the failure to receive the requisite vote for approval and adoption of the Merger Agreement by the stockholders of Renaissance by November 30, 1997 if a proposal for a Renaissance Alternative Transaction shall have been made prior to the stockholders meeting;

      (B) the termination of the Merger Agreement by The Registry or Renaissance because of a Renaissance Alternative Board Recommendation; or

      (C) the termination of the Merger Agreement by The Registry on account of a Terminating Breach by Renaissance.

    (iii) The Registry shall pay Renaissance a fee of $6,000,000 (the "Initial Registry Fee") upon the first to occur of the following events:

      (A) the termination of the Merger Agreement by Renaissance as a result of the failure to receive the requisite vote for issuance of the Registry Common Stock by the stockholders of The Registry by November 30, 1997 if a proposal for a Registry Alternative Transaction (as defined below) shall have been made prior to the stockholders meeting; or

      (B) the termination of the Merger Agreement by Renaissance on account of a Terminating Breach by The Registry; or

      (C) the termination of the Merger Agreement by Renaissance because of a Registry Board Action.

    (iv) The Initial Renaissance Fee or the Initial Registry Fee shall be paid within one business day after it becomes payable; provided, that, in no event shall either party be required to pay such Fee if, immediately prior to the termination of the Merger Agreement, the other party was in material breach of its obligations under the Merger Agreement.

    (v) If Renaissance shall have paid the Initial Renaissance Fee, and if within twelve months of the termination of the Merger Agreement, Renaissance shall have entered into a binding agreement to consummate a Renaissance Alternative Transaction, and if such Renaissance Alternative Transaction shall be consummated at any time thereafter, Renaissance shall pay to The Registry, within one business day after the consummation of such Renaissance Alternative Transaction, the additional sum of $6,000,000.

    (vi) If The Registry shall have paid the Initial Registry Fee, and if within twelve months of the termination of the Merger Agreement The Registry shall have entered into a binding agreement to consummate a Registry Alternative Transaction and if such Registry Alternative Transaction shall be consummated at any time thereafter, The Registry shall pay to the Renaissance, within one business day after the consummation of such Registry Alternative Transaction, the additional sum of $6,000,000.

    (vii) "Registry Alternative Transaction" means any of (A) a transaction pursuant to which any person (or group of persons) other than Renaissance or its affiliates (a "Third Person") acquires or would acquire more than 25% of the outstanding shares of Registry Common Stock, whether from The Registry or pursuant to a tender offer or exchange offer or otherwise, (B) a merger or other business combination involving The Registry pursuant to which any Third Person acquires more than 25% of the outstanding equity securities of The Registry or the entity surviving such merger or business combination, or (C) any other transaction pursuant to which any Third Person acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of The Registry, and the entity surviving any merger or business combination including any of them) of The Registry or any of its subsidiaries having a fair market value (as determined by the Board of Directors of The Registry in good faith) equal to more

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

  than 25% of the fair market value of all the assets of Renaissance and its subsidiaries, taken as a whole, immediately prior to such transaction.

AMENDMENT AND WAIVER

  The Merger Agreement may be amended in writing by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, provided that after approval of the Merger by the stockholders of Renaissance, no amendment may be made which by law requires further approval by such stockholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto.

  At any time prior to the Effective Time, any party to the Merger Agreement may, with respect to any other party, extend the time for the performance of any of the obligations or other acts, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                               OTHER AGREEMENTS

  The description of the Stockholder Agreements, the Parent Voting Agreement and Registration Rights Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to such agreements, forms of which are filed as exhibits to this Joint Proxy Statement/Prospectus.

STOCKHOLDER AGREEMENTS

  Concurrently with the execution of the Merger Agreement, The Registry entered into Stockholder Agreements (collectively, the "Stockholder Agreements") with each of O. Bruce Gupton, Harry M. Lasker, David A. Lubin, Melissa E. Norton, The Harry M. Lasker Children's Trust, The Red Farm Charitable Trust, The David A. Lubin Children's Trust and The Pine Point Foundation (collectively the "Renaissance Stockholders"). Pursuant to the Stockholder Agreements, each of the Renaissance Stockholders has agreed to vote all of the shares of Renaissance Common Stock they own of record and beneficially ("Renaissance Subject Securities") in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each has granted Merger Sub an irrevocable limited proxy with respect to the Renaissance Subject Securities. The Renaissance Stockholders collectively owned approximately 37% (or 3,559,857 shares) of Renaissance Common Stock outstanding as of the date of the Merger Agreement.

  Each Renaissance Stockholder has agreed to not, directly or indirectly, solicit or respond to any inquiries or the making of any proposal by any person or entity (other than The Registry or any of its affiliates) with respect to Renaissance that constitutes or could reasonably be expected to lead to an Acquisition Proposal. Each Renaissance Stockholder has also agreed to not, directly or indirectly except pursuant to the terms of the Merger Agreement, offer for sale, sell, or otherwise dispose of any shares of Renaissance Common Stock.

  The Stockholder Agreements shall terminate upon the earlier of the termination of the Merger Agreement pursuant to its terms and December 31, 1997.

  The Registry and each Renaissance Stockholder have agreed that none of the provisions of the Stockholder Agreements shall restrict or limit any fiduciary duty the Renaissance Stockholder may have as a director or officer of Renaissance provided that no such duty shall excuse the Renaissance Stockholder from his, her, or its obligation to vote the Subject Securities as provided in the Stockholder Agreements and to otherwise comply with the Stockholder Agreements.

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

PARENT VOTING AGREEMENT

  Concurrently with the execution of the Merger Agreement, Renaissance entered into a Parent Voting Agreement with G. Drew Conway (the "Parent Voting Agreement"). Pursuant to the Parent Voting Agreement, Mr. Conroy has agreed to vote all of the shares of The Registry he owns of record and beneficially or subsequently acquires (the "Registry Subject Securities") for the approval of the Registry Share Proposal and has granted Renaissance an irrevocable limited proxy with respect to the Registry Subject Securities. Mr. Conway owned approximately 49% (or 6,997,560 shares) of Registry Common Stock outstanding as of the date of the Merger Agreement.

  Mr. Conway has also agreed that he will not, directly or indirectly, offer for sale, sell, or otherwise dispose of shares of Registry Common Stock.

  The Parent Voting Agreement shall terminate upon the earlier of the termination of the Merger Agreement pursuant to its terms and December 31, 1997.

  Renaissance and Mr. Conway have agreed that none of the provisions of the Parent Voting Agreement shall restrict or limit any fiduciary duty he may have as a director or officer of The Registry provided that no such duty shall excuse him from his obligation to vote his Registry Common Stock as provided in the Parent Voting Agreement and to otherwise comply with the Parent Voting Agreement.

REGISTRATION RIGHTS AGREEMENT

  Concurrently with the execution of the Merger Agreement, The Registry and the Renaissance Stockholders entered into the Registration Rights Agreement (the "Registration Rights Agreement"), granting the Renaissance Stockholders incidental registration rights.

  Pursuant to the Registration Rights Agreement, if The Registry proposes to file a registration statement, at any time before the earlier of (i) the disposition by the Renaissance Stockholders of all of the Registrable Securities (as defined in the Registration Rights Agreement) acquired in the Merger or (ii) two years from the date of the Effective Time, subject to certain exceptions, each Renaissance Stockholder may request that The Registry include any or all of their Registrable Securities in such registration statement. The Registration Rights Agreement permits The Registry to exclude all or a portion of such shares in certain circumstances.

  All expenses incident to The Registry's performance of its registration obligations under the Registration Rights Agreement will be paid by The Registry (excluding underwriting discounts and selling commissions and fees of counsel for the selling Renaissance Stockholders attributable to the sale of Registrable Securities which will be paid pro rata by the selling Renaissance Stockholders).

  The Registration Rights Agreement contains customary indemnification provisions whereby The Registry is obligated to indemnify and hold harmless the selling Renaissance Stockholders and certain related parties, and the selling Renaissance Stockholders are obligated under certain circumstances to indemnify and hold harmless The Registry and certain related parties, in each case in connection with liabilities relating to the registration of the Registrable Securities.

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

                                 THE REGISTRY

  The Registry provides information technology ("IT") consultants on a contract basis to organizations with complex IT operations. The Registry's revenue is principally derived from supplemental IT staffing services and, to a lesser extent, from management consulting services provided through its specialized practices. As of March 29, 1997, The Registry had approximately 3,000 IT consultants, placed with its clients to assist them in implementing solutions for systems and applications development, in such areas as distributed network design, database design and development and client/server migration. These consultants, billed primarily on an hourly basis, typically work on engagements lasting from six to twelve months under the direction of the client. In fiscal 1996, The Registry provided IT consultants to approximately 800 clients in a diverse range of industries. The Registry has grown from six offices and $19.4 million in revenue in fiscal 1991 to 37 offices and $296.1 million in revenue for the twelve months ended March 29, 1997.

INDUSTRY OVERVIEW

  In recent years, the growth of the information technology services industry has been driven by companies' increasing reliance on information technology as a strategic tool, the shift to distributed computing and the proliferation of multi-vendor computing environments. As companies struggle to integrate multiple processing platforms and applications which serve an increasing number of end-users, systems and applications development has become increasingly challenging. As organizations continue to focus on their core competencies and strive to operate more efficiently with fewer people, managing and planning staffing requirements to meet their IT needs becomes more difficult.

  Confronted with the challenge of designing, implementing and operating more complex information systems without enlarging corporate staff, businesses are increasingly turning to IT service providers to augment their in-house IT operations. Using the services of IT consultants allows companies to: (i) focus on their core business; (ii) access specialized technical skills; (iii) implement flexible staffing, providing a variable cost solution to a fixed cost problem; and (iv) reduce the cost of recruiting, training and terminating employees as IT requirements change.

  There are a number of competitive factors within the highly fragmented IT services industry. These factors include, among others, IT services providers' ability to: (i) identify, recruit and retain highly qualified software engineers; (ii) provide software application and development services across a broad range of platforms and technologies; and (iii) serve clients across multiple locations and industries.

  In recent years, the IT services industry has grown significantly. According to a 1996 report prepared by Dataquest, Inc. for The Registry, the potential U.S. market size for supplemental IT staffing services of the type provided by The Registry's IT consultants was estimated at $9.5 billion in 1994 and is projected to grow to $16.1 billion in 1999. The Registry paid a nominal amount for this report.

BUSINESS STRATEGY

  The Registry's goal is to be a leading nationwide provider of IT professional services for organizations with complex IT operations. The Registry's business strategy encompasses the following elements:

  . Emphasize Resource Management. The Registry believes that its ability to provide the highest quality, most professional IT consultants is critical to its success. The Registry's Delivery Management System is designed to effectively identify, qualify, place and retain IT consultants. Most of The Registry's Resource Managers recruit in one of five specific technology sectors, enabling The Registry to more effectively match the skills of its IT consultants with the needs of its clients. To attract and retain IT consultants, The Registry offers them a comprehensive benefits package and actively remarkets them before their engagement ends. In addition, The Registry's National Resource Delivery Team (NRDT), a group of Resource Managers based at The Registry's headquarters, helps coordinate recruiting efforts with the

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

   local branch offices to provide access to consultants from across the nation when local resources for a particular skill set are scarce. The Registry believes that its resource management methodologies have been and will continue to be a significant factor in its ability to grow.

  . Focus on Application Development and Software Engineering. Many of The
    Registry's clients are leaders in adopting emerging computing technologies. The Registry provides IT consultants for application development and software engineering in areas such as networking and communications, migration from legacy systems, workgroup/desktop applications, database design and development and Internet. In addition to differentiating The Registry's service offerings from those of other IT service providers, this focus on application development and software engineering provides The Registry an opportunity to enhance margins by moving away from the commodity pricing more typical for IT consultants providing routine operations and maintenance services. In addition, this focus enables The Registry to offer its IT consultants the opportunity to work on challenging projects, which The Registry believes is a significant advantage in attracting and retaining highly skilled professionals.

  . Build Client Relationships. The Registry's goal is to become an extension of its clients' IT departments. The Registry seeks long-term relationships as a primary IT service provider for companies which have complex IT operations and for which IT development is a strategic tool and not merely a support function. The Registry believes that this relationship-oriented approach results in greater client satisfaction and reduces business development expense. By helping its clients assess their future staffing needs in their IT planning process, The Registry is better able to anticipate opportunities to provide additional services.

  . Maintain and Expand National Presence. The Registry believes that larger organizations with multiple locations prefer to deal with IT service providers that can provide consistent and high quality services on a nationwide basis. The Registry has focused from its inception on establishing a nationwide presence to take advantage of the enhanced delivery capabilities resulting from a nationwide resource pool as well as to focus on and serve national accounts. The Registry has 35 offices in the United States allowing national coverage for larger accounts and mobility for IT consultants. In the future, The Registry's decision to establish a new office or make an acquisition will be influenced, in part, by the extent to which establishing a new office or making an acquisition can help increase The Registry's national presence and assist in serving national accounts.

GROWTH STRATEGY

  Through fiscal 1996, The Registry's growth was achieved primarily through branch expansion and, to a lesser extent, the development of new service offerings, rather than through acquisitions. Since The Registry's initial public offering, it has completed seven acquisitions. The Registry believes that a balance of internal growth and selective acquisitions will best position The Registry to capitalize on opportunities in the IT professional services industry. The Registry's growth strategy consists of five primary components:

  . Acquire Complementary Businesses. The Registry expects to continue to seek to acquire companies, both nationally and internationally, in the IT professional services industry to facilitate its expansion into new geographic areas or to acquire technology businesses that offer complementary services. The Registry believes that the fragmented nature of the IT professional services industry presents a number of opportunities for growth through acquisition.

  . Concentrate on Existing Branch Development. The Registry believes that there are substantial opportunities for increasing revenue in existing branches, many of which have been open for less than four years. The Registry's strategy is to increase sales to existing clients by increasing the number of IT consultants placed with these clients and by offering them additional services. As a result of its involvement in the IT planning process of many of its clients, The Registry is often afforded an opportunity to anticipate clients' needs for additional IT consultants and services. In addition, The Registry seeks to selectively expand its client base within existing markets.

  . Expand National Accounts. The Registry is currently focusing on national account development and has identified certain of its clients, including systems integrators, computer manufacturers and

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

   telecommunications firms, as potential national accounts. These accounts present an array of unique operational challenges, such as coordinating service delivery across divisional lines and providing centralized invoicing. The Registry believes that its national presence and national resource management capabilities will enable it to meet these challenges.

  . Implement Satellite Branch Expansion. The Registry believes that opportunities exist for additional satellite expansion. From existing branch offices, The Registry has successfully developed satellite offices in certain regions. This method of developing opportunities in given geographic areas allows The Registry to expand its client and consultant base while leveraging existing infrastructure and reducing start-up costs. For example, the Durham, North Carolina office served as a hub for the opening of satellite offices in Charlotte and Greensboro, North Carolina.

  . Develop and Provide New Service Offerings. The Registry intends to continue its practice of developing and acquiring complementary services, such as the Documentation Services Practice, the recently introduced Help Desk Practice and the Applications Development Practice. These services can then be expanded on a national level after their viability and profitability is demonstrated at a local level.

RECENT ACQUISITIONS

  A key component of The Registry's growth strategy is to acquire complementary IT consulting organizations. The Registry seeks acquisitions that will increase its national and international presence, strengthen its professional services offerings, add clients, provide access to expanded resource pools, introduce new service offerings and establish The Registry in new geographic markets. The Registry believes that its team-oriented management style facilitates its efforts to acquire independent IT consulting businesses seeking an alliance with a national organization. In determining to proceed with an acquisition, The Registry evaluates a number of factors, including: historical and projected financial results, compatibility of corporate cultures, reputation and personality of management, the expansion of The Registry's geographic market share, enhancement of service offerings to clients, synergy with The Registry's existing operations and the purchase price and expected impact on The Registry's earnings per share.

  Since its initial public offering in June 1996, The Registry has completed seven acquisitions. Six of the acquired companies--Morris Information Systems, Inc., based in Houston, Texas; Sun-Tek Consultants, Inc., based in Orlando, Florida; Application Resources, Inc., based in San Francisco, California; Shamrock Computer Resources, Ltd., based in Bloomington, Minnesota; James Duncan & Associates, based in Royal Tunbridge Wells, England; and Connexus Consulting Group, Inc., based in Andover, Massachusetts--provide information technology consulting services similar to those that The Registry currently provides. One of the acquisitions--Sterling Information Group, Inc., based in Austin, Texas--is an independent provider of outsourced software application development services.

  Management believes that acquired businesses can be integrated with The Registry at acceptable incremental costs. When integrating a particular acquisition, The Registry addresses the particular sales and recruiting as well as operational structure in a manner that management believes will best preserve those attributes of value and at the same time leverage the existing infrastructure that The Registry has established. The Registry has, on occasion, utilized independent consultants to assist in its evaluation and integration processes. Depending on the particular acquisition, The Registry may choose to operate the entity as an independent subsidiary maintaining its own corporate identity, or choose to integrate the acquired business into The Registry.

THE REGISTRY'S SERVICES

  The Registry provides IT professional services for application development and software engineering. The vast majority of The Registry's IT consultants work on a supplemental staffing basis to deliver IT implementation, integration and development services. The Registry's goal is to become an extension of its clients' IT departments, and The Registry believes that this relationship-oriented approach results in a better understanding of its clients' business and IT staffing needs. The Registry's IT consultants, billed primarily on an hourly basis, typically work on engagements lasting from six to twelve months under the direction of the client. In addition, The Registry provides management consulting services primarily through its Network Systems Consulting Practice. Management consulting engagements generally involve network strategy, systems architecture and implementation. The Registry generally assumes responsibility for project outcome in such engagements. Further, The Registry has recently introduced service offerings in three additional practice areas: documentation services, application development and help desk services.

 IT Professional Services

  The Registry organizes its IT professional services in five sectors: workgroup/desktop; legacy systems; networks and communications; database design and development; and Internet. The following are descriptions of the nature of engagements in each sector, a description of the skill sets common to each and examples of assignments The Registry's IT consultants have worked on as part of a project team within each of The Registry's five technology sectors. Project teams generally comprise client staff and IT consultants placed by The Registry and other IT service providers.

  Workgroup/Desktop. Workgroup/desktop engagements involve front-end graphical user interface (GUI) development, rapid application prototyping and development, object-oriented development and workgroup application services. General skills required in this sector include NT/C++/GUI development, MS Windows/Windows 95/Windows NT architecture and development, and Visual Basic design/OBDC.

  . Migration to New Operating System for a Software Developer. One of The
    Registry's IT consultants acted as a project manager and a developer in the migration of an operating system from Windows to an NT/Windows 95 environment. Another of The Registry's IT consultants worked as a developer on the project, which lasted approximately one and a half years. This was a large project, involving more than 50 IT professionals, on which many other IT consultants from The Registry's competitors worked.

  . Development of an Investment Management Reporting System for a Financial
    Services Company. The Registry provided two IT consultants who acted as project managers and architects for this project. In addition, The Registry provided six to eight Visual Basic developers on this project, which lasted approximately nine months. The project managers reported to an employee of the client. The Registry's IT consultants constituted a majority of the professionals on this project.

  Legacy Systems. Legacy system engagements address challenges in the migration of legacy applications to a client/server environment, large systems development and general legacy (primarily IBM and Digital VAX/VMS) support. General skills required in this sector include IBM/COBOL/CICS, VAX/VMS application development and systems administration, and IMS systems programming.

  . Development of an On-Line Portfolio Accounting System for a Mutual
    Fund. The Registry provided three programmer analysts for a project that lasted one and a half years. These programmer analysts worked at the direction of the client and with IT consultants provided by certain of The Registry's competitors. The project team consisted of 30 persons, including staff from the client.

  . Development of a Billing System for a Long Distance Telecommunications
    Company. The Registry placed a total of ten programmer analysts working on three different aspects of this system. These IT consultants have worked from three months to two and one-half years on this project, which is still ongoing. The consultants work under the client's supervision and direction. Employees of the client, as well as consultants from other IT service firms, constituted a majority of the personnel working on each of the portions of this project.

  Networks and Communications. Networks and communications engagements generally involve distributed network design and implementation or optimization and connectivity services in both local area networks (LANs) and wide area networks (WANs). General skills required in this sector include UNIX/TCP-IP/IPX development, SNMP network management development, and LAN/WAN architecture.

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  . Integration of Network Protocols for a Systems Integrator. The Registry
    provided a project manager for one campus of a statewide network integration project for a four campus state university system. During this four- month engagement, The Registry's IT consultant managed employees of the client on this portion of the project. To the best of The Registry's knowledge, no other firm provided IT consultants to the portion of the project on which The Registry was engaged.

  . Development of Object-Oriented Front-End of a Network Management System for a Software Manufacturer. One of The Registry's IT consultants was the lead designer and developer on a portion of this project, which lasted approximately two years. This consultant worked in conjunction with more than 20 other professionals, consisting of client employees and IT consultants from other firms. His work was reviewed and supervised by employees of the client.

  Database Design and Development. Database design and development assignments involve design, development and implementation of relational database applications and systems. General skills required in this sector include Sybase/UNIX/C++/Tuxedo, Oracle DBA, and Powerbase/Sybase client server development.

  . Design and Development of a Reporting and Switching System for a Telecommunications Company. The Registry provided five IT consultants on a project team of eight individuals for this project which lasted eight months. The Registry's IT consultants primarily acted as software engineers and, to a lesser extent, test engineers with respect to this project.

  . Design and Development of a Loan Processing System for a Bank. The
    Registry provided an IT consultant who acted as project manager on this project which lasted two and one-half years. He directed approximately five other client server and database developers, who were also IT consultants of The Registry. Approximately two other IT consultants from competing firms and approximately four employees of the client worked on the project under the direction of the project manager.

  Internet. Internet engagements include Web Page design, Internet security design issues and intranetworking systems development. General skills required in this sector include HTML/WWW design and development, UNIX/Systems Engineer/CGI/Firewall development, and JAVA development.

  . Web Site Development for a Telecommunications Company. On one project The
    Registry provided approximately eight software developers on a three-month project. These IT consultants comprised the majority of the project team which also included approximately two employees of the client, although The Registry did not manage this project.

   On another project The Registry provided two programmer analysts, one of whom acted as project leader, who worked on a team of approximately eight IT consultants. The project lasted approximately seven months.

  . Design and Implementation of an Internet Firewall Security System for a
    Mutual Fund. One of The Registry's IT consultants with expertise as a UNIX systems administrator worked on this project in conjunction with approximately five employees of the client for approximately two and one-half months.

  Network Systems Consulting Practice. In November 1994, The Registry acquired the business that formed the basis for its Network Systems Consulting Practice ("NSCP"). Based in New England and operating from locations in New York City and Chicago, the NSCP was staffed by 39 salaried employees as of March 29, 1997. The NSCP provides an extensive suite of management consulting services, addressing issues such as network strategy, systems architecture and implementation. Most projects are performed on a time and materials basis, with engagements generally lasting approximately two to three months. The clients of the NSCP include systems integrators, hardware manufacturers and pharmaceutical companies.

  Documentation Services Practice. In 1994, The Registry initiated its Documentation Services Practice ("DSP") in its Chicago branch office. The DSP assists hardware and software vendors and other organizations in developing documentation, instruction and accompanying related materials associated with introducing new or upgrading existing products. As product development cycles continue to shorten, these services, including

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

documentation needs analysis, design and development, project management, technical writing and graphic design and illustrations, are designed to help clients produce high-quality, cost-effective documentation under heightened scheduling constraints. In addition, the DSP provides systems documentation and process consulting services to other organizations. As of March 29, 1997, the DSP was composed of 34 professionals including project managers, technical writers, principal consultants, a quality manager and a practice manager, of whom approximately two-thirds are salaried employees and one-third are hourly IT consultants. Most projects are performed on a time and materials basis, with engagements generally lasting approximately three to four months.

  Application Development Practice. In November 1996, The Registry acquired Sterling Information Group, Inc., the business which forms the basis for The Registry's Application Development Practice. Based in Austin, Texas, the practice specializes in developing end-user applications that utilize client/server, Internet, relational database and object-oriented technologies. The core competencies utilized in the Application Development Practice include project- based software analysis, development, implementation, support services, training and outsourced software product development.

  Help Desk Practice. The Registry is continuing to develop a Help Desk Practice to assist clients in identifying their help desk requirements and implementing and operating their help desk services. These services may range from providing consulting services to providing a complete outsourcing solution for a client's help desk needs.

THE REGISTRY'S DELIVERY MANAGEMENT SYSTEM

 The Registry's Methodology

  The Registry has developed a system designed to identify, qualify, place and retain IT consultants. This system includes the following:

    Technology Sector Recruiting. Resource Management teams in each branch office recruit IT consultants who specialize in one of the five technology sectors that The Registry serves. Each Resource Manager is assigned to one specific sector and is accountable for continually developing consultant relationships within, and an understanding of, that sector. This approach helps a Resource Manager stay current in a particular sector and reduce a field of potential consultants to a select list of experts particularly qualified for current openings.

    National Resource Delivery Team. The Registry utilizes a National Resource Delivery Team ("NRDT"), a group of 11 Resource Managers (as of March 29, 1997) located at The Registry's corporate headquarters. Communicating daily with Resource Managers in The Registry's U.S. branch offices, the NRDT helps coordinate recruiting efforts with the local branch offices to provide access to consultants from across the nation when local resources for a particular skill set are scarce. The NRDT also supports local branches with on-site auxiliary recruiters to provide added support and expertise for new office openings or the rapid growth of existing offices.

    Continuous Support and Quality. The Registry believes that consultant quality is of primary importance to its clients and that clients prefer to work with vendors that have substantial quality programs in place. The Registry has always maintained a proactive approach to quality initiatives, and its quality programs include a consultant orientation and a review of client satisfaction 30 days after the beginning of each engagement and at the end of each engagement. The Registry actively solicits feedback from clients and IT consultants in the areas of productivity, technical performance and compatibility, as well as overall quality of the service provided, which then forms the basis for The Registry's statistical analysis for quality improvement programs.

    Consultant Retention and Benefits. Clients spend valuable time and effort in the training and orientation of consultants, and, accordingly, retention until project completion is extremely important. Before completion of a project, The Registry actively remarkets its consultants, which helps The Registry minimize turnover. This approach allows consultants to focus on completing their current project--often when it is in the most critical phase. The Registry offers a benefits package to its hourly IT consultants which includes comprehensive medical insurance, a prescription drug card, term life insurance, individual long-term disability insurance, a 401(k) retirement plan, flexible spending account plans for both medical and dependent care expenses and, subject to certain restrictions, the right to participate in The Registry's stock purchase plan. These benefits underscore The Registry's commitment to its consultants and further consultant loyalty and retention efforts.

 IT Consultants

  A major challenge facing IT professional services companies is the identification and retention of highly qualified software engineers and computer programmers. The Registry's typical IT consultant has an average of six to eight years of experience in application development and software engineering. The Registry believes that it is able to attract and retain the highest quality IT consultants by offering the following advantages:

  . Consultants work with a Resource Manager with a single technology sector focus who understands the consultants' skills and professional interests.

  . The Registry provides exposure to a variety of challenging assignments that help consultants increase their skill sets and business expertise.

  . The Registry actively remarkets its consultants, allowing them to concentrate on completing their current assignment.

  . The Registry offers a comprehensive benefits package comparable in coverage to those offered in many permanent employment positions, including participation in The Registry's stock purchase plan.

 Resource Management

  Resource Managers are responsible for soliciting, recruiting and assessing IT consultants, developing and maintaining consultant relationships and maintaining and updating The Registry's database. Although Resource Managers recruit most of The Registry's IT consultants through referrals from existing IT consultants, they utilize several additional recruiting methods, including local and national print advertising, participation in technical job fairs across the nation and listing a variety of current openings on The Registry's home page on the World Wide Web. Resource Managers also utilize The Registry's database that contains the resumes of more than 100,000 IT consultants that have been submitted to The Registry directly or indirectly by such consultants in response to The Registry's recruiting efforts. At any particular time, only certain of the individuals whose resumes are included in The Registry's database may be available for placement by The Registry; certain individuals may have accepted permanent assignments, may be working for The Registry's competitors or may have left the IT services industry. Nevertheless, The Registry believes that the database facilitates the identification of qualified IT consultants to the extent of their availability.

  As of March 29, 1997, The Registry employed 160 Resource Managers located in its branch offices. This number exceeds the number of Account Managers by a ratio of 1.4 to 1 and reflects The Registry's commitment to resource development. Resource Managers are typically college-educated individuals with experience in customer service, telemarketing and relationship management. They are compensated through a combination of base salary and bonus incentives based on consultant placements and gross profit margins.

 Account Management

  The Registry's Account Managers manage its client relationships. Each Account Manager is responsible for approximately four to seven accounts, some of which may involve multiple operating units of a particular organization. The Account Manager's primary responsibility is to develop and implement a specific account plan for each assigned client. Each plan addresses the following areas: building and serving the client relationship; identifying and understanding the client's current and anticipated requirements; and expanding services to additional areas within the client's organization. The Registry's Account Managers work closely with the

Resource Managers to identify new assignments at existing client sites, staff assignments appropriately and market IT consultants to existing clients. As of March 29, 1997, The Registry employed 114 Account Managers who are compensated through a combination of base salary and commission.

OPERATIONS AND SUPPORT SERVICES

 Regional Management

  The Registry has a Regional Vice President for each of the Northeast, Midwest, Southeast, Southwest and Western Regions. The Regional Vice President is responsible for supervising Branch Managers and for developing a financial plan for the region, implementing staff development and training and coordinating marketing strategy. Each Regional Vice President serves on The Registry's Executive Committee. Compensation of Regional Vice Presidents consists of a base salary plus bonus incentives relating to regional profitability.

 Branch Management

  The Registry's Branch Managers are accountable for branch profitability and are responsible for day-to-day branch operations, as well as business and staff development. To date, a majority of The Registry's Branch Managers have been promoted from within and thus bring with them an appreciation for The Registry's culture. Management believes that this approach allows The Registry to maintain consistent standards during a period of rapid growth. Branch Managers are compensated through a combination of base salary and bonus incentives based on branch profitability.

  Staffing levels of branch sales offices vary depending on the maturity of an office and range from one Account Manager to 13 Resource Managers, five Account Managers, six administrative staff persons and one Branch Manager for a larger, more established office.

  The following chart lists The Registry's 37 branch offices and the fiscal year in which they were opened or acquired:

                         FISCAL YEAR
LOCATION               OPENED/ACQUIRED
--------               ---------------
Newton,
 Massachusetts.......       1987
McLean, Virginia.....       1987
Bloomington,
 Minnesota...........       1989
Durham, North
 Carolina............       1990
Moline, Illinois.....       1990
Atlanta, Georgia.....       1991
Chicago, Illinois....       1992
Richmond, Virginia...       1992
Omaha, Nebraska......       1992
Cleveland, Ohio......       1993
Rye Brook, New York..       1993
Boston,
 Massachusetts.......       1993
Ft. Lauderdale,
 Florida.............       1994
Rosemont, Illinois...       1994
Dallas, Texas........       1994
Denver, Colorado.....       1994
Chicago, Illinois....       1994
Greensboro, North
 Carolina............       1994
Walnut Creek,
 California..........       1994
New York, New York...       1994

                         FISCAL YEAR
LOCATION               OPENED/ACQUIRED
--------               ---------------
San Francisco,
 California..........       1994
St. Louis, Missouri..       1994
Santa Clara,
 California..........       1994
Seattle, Washington..       1995
Columbus, Ohio.......       1995
Stratham, New
 Hampshire...........       1995
Charlotte, North
 Carolina............       1995
Rolling Meadows,
 Illinois (DSP)......       1995
New York, New York
 (NSCP)..............       1996
Walnut Creek,
 California..........       1996
Houston, Texas.......       1997
Columbia, South
 Carolina............       1997
Orlando, Florida.....       1997
Austin, Texas........       1997
Royal Tunbridge
 Wells, England......       1997
Luxembourg...........       1997
Andover,
 Massachusetts.......       1997

 Corporate Services

  From its headquarters in Newton, Massachusetts and certain regional offices The Registry provides its branch offices with centralized support services, including marketing, financial and accounting, legal support and purchasing. In addition, The Registry has committed and expects to continue to commit substantial resources to the following areas:

    Training. The Registry provides a number of training programs for its staff employees to help them stay current with emerging issues in the information technology industry. These programs include "Registry University," a four-day training and orientation workshop for new Account Managers and Resource Managers, and the "Branch Manager's Workshop," an annual series of four three-day workshops that focus on operations, business development and staff development. Drawing on the experience of The Registry's most successful Resource Managers, the training department has also developed a "Best Practices" program in resource management.

    Information Services. The Registry believes that its own information technology system is an important tool for enhancing productivity, promoting efficiency and improving communications within the organization. The Registry also believes that its database is one of its most important assets. The Registry is currently committing significant resources to improving the database search capabilities through centralization and development of a nationwide communications network.

    Human Resources. The Registry believes that extending a benefits program to its IT consultants provides it with a competitive edge by promoting consultants' loyalty to The Registry and enhancing its retention efforts. In this regard, The Registry offers a benefits package to The Registry's IT consultants nationwide. This program includes comprehensive medical insurance, a prescription drug card, term life insurance, individual long-term disability insurance, a 401(k) retirement plan, flexible spending account plans for both medical and dependent care and, subject to certain restrictions, the right to participate in The Registry's stock purchase plan.

CLIENT BASE

  The Registry focuses its sales efforts primarily on organizations with complex IT needs and during fiscal 1996 provided IT consultants to approximately 800 clients. In the nine months ended March 29, 1997, approximately 30.2% of The Registry's revenue was derived from its top ten customers, none of which accounted for more than 4.7% of revenue. The primary industries served by The Registry are: financial services, manufacturing, communications, systems integration and pharmaceutical.

COMPETITION

  The market for IT professional services is intensely competitive on both local and national levels. The market is served by numerous IT professional services companies, many of which have greater financial, technical and other resources than The Registry. Some of these competitors have a nationwide presence equivalent to, or greater than, that of The Registry. Within any given market, The Registry and its competitors frequently compete for the same highly-skilled IT consultants and clients.

  The Registry competes for IT consultants with other IT professional services providers, outsourcing and consulting companies, systems integrators, temporary personnel agencies and client companies. IT consultants, including those who work with The Registry, often seek assignments from more than one staffing company. Primary competitive factors for recruiting and retaining such professionals include: compensation, including timeliness of payment; availability of benefits; consistent flow of high quality, varied assignments; schedule flexibility; and an understanding of consultant skills and work preferences.

  The Registry competes for clients with other IT professional services providers, outsourcing and consulting companies, systems integrators and, to a lesser extent, temporary personnel agencies. The Registry considers large organizations with complex IT needs to be among its prime clients. Within a given market, there are a limited number of such potential clients, some of which have designated only certain IT professional services companies as approved providers of IT professional services. Primary competitive factors for obtaining and retaining clients include: careful matching of consultant skills with the client's requirements; selectivity in referral of consultant candidates; nationwide presence; consultant technical expertise; price of services; monitoring of client satisfaction during and after a placement; and general responsiveness to client needs.

  Although The Registry believes that it competes favorably both in recruiting IT consultants and obtaining clients, there is no assurance that it will continue to be successful in doing so.

EMPLOYEES

  As of March 29, 1997, The Registry had approximately 1,300 employees. On that date, there were approximately 3,000 IT consultants (including approximately 725 staff IT consultants) working on full-time assignments for The Registry's clients. The Registry is not a party to any collective bargaining agreements and considers its relationships with its employees to be satisfactory.

  Approximately 84.1% of The Registry's non-staff IT consultants at March 29, 1997 were treated as employees of The Registry for federal and state tax purposes. For such employees, The Registry pays social security taxes (FICA), federal and state unemployment taxes and workers' compensation insurance premiums. The remainder of the IT consultants worked for The Registry on a subcontract basis, and The Registry is not responsible for such taxes under these arrangements. The Registry believes that such arrangements meet the requirements of applicable law.

PROPERTIES

  The Registry's executive offices are located in Newton, Massachusetts, in approximately 28,125 square feet of leased office space, under leases that expire on September 30, 2010, from the Realty Trust. See Note 9 to "Selected Consolidated Historical Financial Data," "Management--The Registry--Certain Transactions" and Notes 13 and 15 to The Registry's Consolidated Financial Statements. The Registry also maintains offices and leases office space occupying between 208 and 17,326 square feet under leases terminating at various times through July 31, 2007 in the locations in which it maintains a branch office noted under "--Operations and Support Services--Branch Management." The Registry believes that its facilities are adequate for its current operations.

LEGAL PROCEEDINGS

  On April 21, 1995, Ralph Kirkley Associates, Inc. ("Kirkley"), an IT services provider, filed suit against The Registry in the District Court of Travis County, Texas, 353rd Judicial District, alleging that The Registry breached a mixed oral and written contract with Kirkley to enter into an agreement to purchase substantially all of the assets comprising Kirkley's business. Kirkley's complaint seeks a declaratory judgment that a valid contract existed between Kirkley and The Registry to enter into a purchase and sale agreement for Kirkley's assets, as well as actual damages of not less than $500,000, recovery of lost profits, exemplary damages of three times all actual damages awarded and attorney's fees and costs. The Registry has filed a general denial of Kirkley's complaint and a counterclaim seeking return of the $100,000 deposit paid to Kirkley's escrow agent and other legal and equitable relief. No further actions have been taken with respect to this suit. On May 31, 1995, Kirkley filed a voluntary petition for bankruptcy under Chapter 11 in the United States Bankruptcy Court for the Western District of Texas. In the event Kirkley or the trustee in bankruptcy proceeds with the case, The Registry intends to defend vigorously. The Registry does not believe that the resolution of this matter will have a material adverse effect on its business, financial condition or results of operations.

  From time to time, The Registry is involved in litigation relating to claims arising out of its operations in the normal course of business. The Registry believes that it is not currently involved in any legal proceedings the resolution of which, individually or in the aggregate, would have a material adverse effect on The Registry's business, financial condition or results of operation.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
        OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--THE REGISTRY

OVERVIEW

  The Registry provides information technology ("IT") consultants on a contract basis to organizations with complex IT operations. The Registry's revenue is principally derived from supplemental IT staffing services and, to a lesser extent, from management consulting services provided through its specialized practices. The Registry's IT consultants, billed primarily on an hourly basis, typically work on engagements lasting from six to twelve months under the direction of the client. The Registry has grown from six offices and $19.4 million of revenue in fiscal 1991 to 37 offices and $296.1 million of revenue in the twelve months ended March 29, 1997.

  Revenue growth is derived primarily from increases in the number of IT consultants placed with existing clients and the addition of new clients. In recent years, The Registry has also been able to increase the average billing rates for its IT consultants as economic conditions have improved and the demand for skilled and experienced professionals has increased. Revenue is recognized as services are provided and the majority of clients are billed on a weekly basis. In fiscal 1996, approximately 30% of The Registry's revenue was derived from its top ten clients, with no client accounting for more than 4.4%.

  Because The Registry only derives revenue when its consultants are actually working, its operating results are adversely affected when client facilities are closed due to holidays or inclement weather. In particular, The Registry experiences a certain amount of seasonality in its second fiscal quarter because of the number of holidays falling in such quarter. In addition, The Registry generally experiences lower operating margins in its third fiscal quarter due in part to the timing of unemployment tax accruals.

  Since its founding in 1986, The Registry has had an aggressive expansion plan and growth strategy, opening six offices between fiscal 1986 and 1992; three in fiscal 1993; seven in fiscal 1994; five in fiscal 1995 and two in fiscal 1996. Through acquisitions The Registry acquired 15 offices in the first nine months of fiscal 1997. See "-- Recent Acquisitions." The increase in the number of offices has resulted in an increase in revenue for each year, but has in some cases adversely impacted net income due primarily to expenses associated with staffing the newly opened offices as well as with the increase in corporate staff needed to support an increased number of branches. In most instances, offices opened by The Registry have experienced either losses or marginal profitability for approximately 12 to 18 months after opening. In certain cases, branches that have achieved profitability have not remained profitable on a consistent basis.

  Beginning in fiscal 1996, The Registry implemented tighter cost controls and a compensation program based on operating profitability rather than revenue growth. Further, The Registry has sought to improve profitability by increasing the number of full-time, salaried staff consultants, who generally produce higher margins than The Registry's hourly IT consultants. Apart from its core IT professional services and in response to market opportunities, The Registry has introduced new service offerings, including the NSCP and the DSP, both of which are established practices, as well as a recently introduced Help Desk Practice. In November 1996, The Registry acquired Sterling Information Group, Inc. which will form the basis for The Registry's Application Development Practice.

  Through December 31, 1995, America's Registry, and through November 26, 1996, SCR, were S corporations for federal and state income tax purposes and, accordingly, were not subject to corporate income taxes. As a result, The Registry believes that direct comparisons of historical provisions for income taxes are not meaningful.

  In conjunction with the renegotiation of The Registry's leases with the Realty Trust, the accounts of the Realty Trust have been consolidated with those of The Registry, commencing September 19, 1995. The effect of this consolidation was to increase fixed assets by $1.7 million and long-term debt by $2.1 million at March 29, 1997. The consolidation of the Realty Trust did not have a significant effect on The Registry's results of operations, nor is it expected to have a significant effect in the future. See Note 15 to The Registry's Consolidated Financial Statements.

RECENT ACQUISITIONS

  Since its initial public offering in June 1996, The Registry has completed seven acquisitions. Six of the acquired companies--Morris Information Systems, Inc. ("MIS"), based in Houston, Texas; Sun-Tek Consultants, Inc. ("Sun-Tek"), based in Orlando, Florida; Application Resources, Inc., based in San Francisco, California; Shamrock Computer Resources, Ltd., based in Bloomington, Minnesota; James Duncan & Associates ("JDA"), based in Royal Tunbridge Wells, England; and Connexus Consulting Group, Inc. ("Connexus"), based in Andover, Massachusetts--provide information technology or management consulting services similar to those that The Registry currently provides. One of the acquisitions--Sterling Information Group, Inc. ("Sterling"), based in Austin, Texas--is an independent provider of outsourced software application development services.

  The ARI and SCR acquisitions, in which an aggregate of 2,350,774 shares of Registry Common Stock were issued, and $2.0 million in cash was used to repurchase shares of capital stock from a stockholder of SCR who exercised dissenter's rights, have been accounted for as poolings-of-interests. Accordingly, The Registry's financial statements have been restated to reflect those acquisitions on a historical basis.

  In connection with these transactions, The Registry has incurred transaction and integration costs of $5.1 million during the nine months ended March 29, 1997. In addition to these non-recurring charges, The Registry will incur additional expenses over the remainder of fiscal 1997 to complete the integrations.

  In connection with the MIS, Sun-Tek, Sterling, JDA and Connexus acquisitions, The Registry paid an aggregate of $16.7 million in cash, issued 2,736 shares of Registry Common Stock and agreed to pay $125,000 in deferred consideration. In addition, The Registry may become obligated to pay up to $1.2 million in contingent cash consideration. These acquisitions have been accounted for as purchases and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the respective dates of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired has been recorded as goodwill. The results of operations for these acquisitions have been included in The Registry's results from the respective dates of acquisition.

OTHER EVENTS

  In connection with the proposed transaction described in this Joint Proxy Statement/Prospectus, The Registry and Renaissance have entered into an Agreement and Plan of Merger which provides that a subsidiary of The Registry will merge with Renaissance. In the Merger, each share of Renaissance Common Stock, outstanding immediately prior to the effective time will be converted into the right to receive 0.80 shares of Registry Common Stock. The Registry anticipates that in connection with the Merger it will incur a $12 million to $14 million pre-tax charge against earnings in the quarter in which the Merger is completed.

RESULTS OF OPERATIONS

  The following table summarizes The Registry's significant operating results as a percentage of revenue for each of the periods indicated.

                                           YEAR ENDED                      NINE MONTHS ENDED
                             --------------------------------------- ----------------------------
                             MAY 31, 1994 JUNE 24,1995 JUNE 29, 1996 MARCH 30,1996 MARCH 29, 1997
                             ------------ ------------ ------------- ------------- --------------
   Revenue.................     100.0%       100.0%        100.0%        100.0%        100.0%
   Cost of revenue.........      76.6         74.4          73.2          73.4          72.6
                                -----        -----         -----         -----         -----
   Gross profit............      23.4         25.6          26.8          26.6          27.4
   Selling, general and
    administrative
    expenses...............      20.6         21.8          21.3          21.3          22.3
                                -----        -----         -----         -----         -----
   Income from operations..       2.8          3.8           5.5           5.3           5.1
   Interest and other
    income (expense), net..      (0.5)        (0.8)         (1.0)         (1.0)          0.6
                                -----        -----         -----         -----         -----
   Income before taxes.....       2.3%         3.0%          4.5%          4.3%          5.7%
                                =====        =====         =====         =====         =====

NINE MONTHS ENDED MARCH 29, 1997 AND MARCH 30, 1996

  Revenue. Revenue increased 52.2% to $231.0 million for the first nine months of fiscal 1997 from $151.8 million for the first nine months of fiscal 1996. This increase was attributable primarily to an increase in revenue from professional services and to a lesser extent from additional service offerings provided by The Registry's practices. The increase in revenue from professional services was primarily due to the growth of sales within existing offices, the continued maturation of newer branch offices, and the addition of new branches resulting from acquisitions accounted for as purchases which were completed during the first nine months of fiscal 1997 resulting in a greater number of IT consultants placed with The Registry's clients during the period. To a lesser extent, the increase in revenue resulted from an increase in average hourly billing rates charged for The Registry's IT consultants.

  Gross Profit. Gross profit increased 56.9% to $63.4 million for the first nine months of fiscal 1997 from $40.4 million in the first nine months of fiscal 1996. As a percentage of revenue, gross profit increased to 27.4% in the first nine months of fiscal 1997 compared to 26.6% in the first nine months of fiscal 1996. The increase was attributable primarily to increases in the number of relatively higher margin projects and specialized practice engagements and increased utilization of the salaried consultants as compared with the prior period. This increase was mitigated slightly by the addition of the relatively lower margin sales of The Registry's European subsidiary, JDA, at the end of the second quarter of fiscal 1997.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by 59.8% to $51.6 million in the first nine months of fiscal 1997 from $32.3 million in the first nine months of fiscal 1996. As a percentage of revenue, selling, general and administrative expenses increased to 22.4% in the first nine months of fiscal 1997 from 21.3% in the first nine months of fiscal 1996. This increase was attributable to one-time nonrecurring transaction and integration costs of $5.1 million incurred during the first nine months of fiscal 1997 associated with the two acquisitions accounted for as poolings-of-interests. Excluding these non-recurring charges, selling, general and administrative expenses decreased to 20.0% of revenue. This decrease was attributable primarily to growth in revenue during the period in which, other than through acquisition, there was little branch expansion.

  Interest and Other Income (Expense), Net. Interest and other income (expense), net, increased by $2.9 million to $1.4 million of income for the first nine months of fiscal 1997 from $1.5 million of expense for the first nine months of fiscal 1996. This increase is attributable to the receipt by ARI of approximately $1.5 million in net proceeds from the settlement of certain litigation during the first nine months of fiscal 1997. In addition, amounts outstanding under The Registry's line of credit were reduced upon receipt of the proceeds from The Registry's initial public offering in June of 1996 and from The Registry's second public offering in February of 1997. During the first nine months of fiscal 1996, The Registry incurred interest expense on amounts outstanding under The Registry's line of credit and other debt facilities.

FISCAL YEARS ENDED JUNE 29, 1996 AND JUNE 24, 1995

  Revenue. Revenue increased 40.8% to $216.9 million for fiscal 1996 from $154.0 million for fiscal 1995. This increase was attributable primarily to an increase in revenue from professional services and to a lesser extent from additional service offerings provided by The Registry's practices. The increase in revenue from professional services was primarily due to the growth in sales within existing offices and the continued maturation of newer branch offices resulting in a greater number of IT consultants placed with The Registry's clients during the period. To a lesser extent, the increase in revenue resulted from an increase in the average hourly billing rates charged for The Registry's IT consultants.

  Gross Profit. Gross profit increased 47.8% to $58.1 million for fiscal 1996 from $39.3 million for fiscal 1995. As a percentage of revenue, gross profit increased to 26.8% in fiscal 1996 compared to 25.6% for the comparable prior period. This increase was attributable primarily to a higher average hourly billing rate charged for The Registry's IT consultants during this period. In addition, the increase in gross profit as a percentage of revenue was favorably impacted by the increased utilization of staff IT consultants and by the growth in relatively higher margin new service offerings.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by 37.6% to $46.1 million for fiscal 1996 from $33.5 million in the comparable prior period. As a percentage of revenue, selling, general and administrative expenses decreased to 21.3% for fiscal 1996 compared to 21.8% for the comparable prior period. This decrease was attributable primarily to the growth in revenue during a period in which there was limited expansion into new markets. This decrease was offset in part by additional investment in both corporate and branch staff at SCR and ARI.

  Interest and Other Income (Expense), Net. Interest and other income (expense), net, was $(2.2) million during fiscal 1996 as compared to $(1.1) million in the comparable prior period. This change was attributable primarily to the increased borrowings under The Registry's lines of credit resulting from the increase in working capital requirements associated with The Registry's sales growth.

FISCAL YEARS ENDED JUNE 24, 1995 AND MAY 31, 1994

  Revenue. Revenue increased 86.9% to $154.0 million for fiscal 1995 from $82.4 million for fiscal 1994. The increase was attributable primarily to an increase in revenue from existing branch offices with lesser amounts derived from new branch offices opened during the year. In addition, the increase was in part attributable to a full year of operations for ARI, which commenced operations in October 1994. To a lesser extent, the increase in revenue resulted from an increase in average hourly billing rates charged for The Registry's IT consultants.

  Gross Profit. Gross profit increased 104.1% to $39.3 million for fiscal 1995 from $19.3 million in the comparable prior period. As a percentage of revenue, gross profit increased to 25.6% for fiscal 1995 from 23.4% for fiscal 1994. This increase in gross profit as a percentage of revenue was attributable primarily to a higher average hourly billing rate charged for The Registry's IT consultants during the period and to increased utilization of staff IT consultants during the period.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 98.1% to $33.5 million for fiscal 1995 from $16.9 million for fiscal 1994. As a percentage of revenue, selling, general and administrative expenses increased to 21.8% for fiscal 1995 from 20.6% for fiscal 1994. This increase was attributable primarily to the opening of five branch offices during the year and the staffing of those offices. To a lesser extent, the increase in selling, general and administrative expenses resulted from an increase in corporate staff needed to support an increased number of branches.

  Interest and Other Income (Expense), Net. Interest and other income (expense), net, was $(1.1) million in fiscal 1995 compared to $(0.5) million for fiscal 1994. This change was attributable primarily to increased borrowings under The Registry's lines of credit resulting from the increase in working capital requirements associated with The Registry's sales growth. In addition, the increase in interest expense resulted in part from a nominal increase in interest rates.

QUARTERLY RESULTS

  The following table sets forth certain unaudited quarterly operating information for each of the eleven quarters ending with the quarter ended March 29, 1997, in thousands of dollars and as a percentage of revenue. In connection with the acquisition of ARI and SCR as poolings-of-interests, the results of operations of The Registry for the fiscal year ended June 24, 1995 have been combined with those of ARI and SCR for the year ended December 31, 1995. Therefore, the quarterly results of The Registry presented below for the three months ended September 1994, December 1994, March 1995 and June 1995 include the results of operations of ARI and SCR for the three months ended March 1995, June 1995, September 1995 and December 1995, respectively. All other periods presented below are for the quarterly periods specified. This data has been prepared on the same basis as the audited financial statements contained elsewhere in this Joint Proxy Statement/Prospectus and in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the information for the periods presented, when read in conjunction with The Registry's Consolidated Financial Statements and related Notes thereto. Results for any previous fiscal quarter are not necessarily indicative of results for the full year or for any future quarter.

                                                              THREE MONTHS ENDED
                          ---------------------------------------------------------------------------------------------------
                           SEPT.    DEC.     MARCH    JUNE     SEPT.    DEC.     MARCH    JUNE     SEPT.      DEC.     MARCH
                           1994     1994     1995     1995     1995     1995    1996(1)   1996     1996    1996(2)(3)  1997
                          -------  -------  -------  -------  -------  -------  -------  -------  -------  ---------- -------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenue.................  $32,963  $37,340  $39,139  $44,543  $46,341  $48,191  $57,296  $65,050  $69,429   $75,091   $86,518
Gross profit............    8,658    9,214    9,769   11,703   12,019   13,119   15,256   17,742   19,083    20,995    23,289
Income from operations..    1,667      887    1,501    1,745    2,560    2,598    2,910    3,924    4,739       576     6,399
Net income (loss).......    1,102      435    1,087    1,168    1,717    1,858      979    2,078    3,882    (1,207)    3,639
Pro forma net income
 (loss).................      845      374      710      724    1,166    1,222    1,340    1,809    3,521    (1,774)    3,639
Pro forma net income
 (loss) per share.......  $  0.08  $  0.03  $  0.07  $  0.07  $  0.11  $  0.11  $  0.12  $  0.16  $  0.26   $ (0.14)  $  0.26
AS A PERCENTAGE OF REVENUE:
Revenue.................    100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0 %    100.0%
Gross profit............     26.3%    24.7%    25.0%    26.3%    25.9%    27.2%    26.6%    27.3%    27.5%    28.0 %     26.9%
Income from operations..      5.1%     2.4%     3.8%     3.9%     5.5%     5.4%     5.1%     6.0%     6.8%     0.8 %      7.4%
Net income (loss).......      3.3%     1.2%     2.8%     2.6%     3.7%     3.9%     1.7%     3.2%     5.6%    (1.6)%      4.2%
Pro forma net income
 (loss).................      2.6%     1.0%     1.8%     1.6%     2.5%     2.5%     2.3%     2.8%     5.1%    (2.4)%      4.2%

--------
(1) Includes a $642,000 charge associated with the conversion of America's Registry from an S corporation to a C corporation. See Note 9 to The Registry's Consolidated Financial Statements.
(2) In November 1996, The Registry completed the acquisitions of ARI and SCR, each of which has been accounted for as a pooling-of-interests. Transaction and integration costs have been expensed as incurred and totaled $4.9 million in the quarter.
(3) Includes a $403,000 credit associated with the conversion of SCR from an S corporation to a C corporation. See Note 9 to The Registry's Consolidated Financial Statements.

  The above quarterly data reflects the results of operations for 13 weeks, except for the September 1995 quarter which includes 14 weeks. The March 1995, 1996 and 1997 revenue reflects in some part the seasonality of the business and the impact of the additional employment taxes on profitability.

  During the October to December quarter, the number of holidays and vacation days marginally reduces revenue. Some clients also close operations completely during the last week of the year. The Registry also experiences a lower operating profit margin in its third fiscal quarter, the January to March quarter, in part as a result of higher unemployment tax accruals and, to a lesser extent, FICA taxes which are expensed as incurred. During this quarter, the unemployment tax, which is based on the first $7,000-$20,000 of wages for each employee, depending on the state, is significantly higher than other quarters.

LIQUIDITY AND CAPITAL RESOURCES

  On February 26, 1997, The Registry completed a public offering in which it sold 1,234,166 shares of Registry Common Stock. The Registry received $48.5 million from the sale of the shares, net of the underwriting discount and expenses associated with the offering. Net proceeds were used to repay all outstanding indebtedness under The Registry's credit facility, approximately $18.2 million. Approximately $2.5 million is intended to finance the continuing upgrade of The Registry's IT infrastructure. The Registry intends to use the remaining net proceeds for working capital and general corporate purposes. A portion of the net proceeds may also be used for acquisitions of businesses that are complementary to that of The Registry.

  As of February 29, 1996, The Registry entered into a $25 million revolving advance facility with BNY Financial Corporation (the "Line of Credit"). This facility allows The Registry to borrow the lesser of $25 million or 85% of eligible receivables. The Line of Credit is secured by all of The Registry's assets and contains certain restrictive covenants, including limitations on amounts of loans The Registry may extend to officers and employees, the incurrence of additional debt and the payment of dividends on The Registry's common or preferred stock. Additionally, the agreement requires the maintenance of certain financial ratios, including minimum tangible net worth and a limit on the ratio of total liabilities to total tangible net worth. The Registry was on March 29, 1997 and is currently in compliance with these financial covenants.

  As of March 29, 1997, there was no amount outstanding under the Line of Credit with availability of $25 million. The Line of Credit bears an interest rate of LIBOR plus 2.5% or the Bank of New York alternate base rate plus 0.5% at The Registry's option. In addition, at March 29, 1997, The Registry had invested $11.6 million in tax-exempt and U.S. Government agency securities at various interest rates.

  The Registry had negative cash flows from operations of $6.1 million for the nine months ended March 29, 1997. The negative operating cash flows during this period reflected an increase in net accounts receivable during the period in which significant revenue growth occurred. The Registry's operating cash flows and working capital requirements are significantly affected by the timing of the payment of payroll and the receipt of payment from the customer. The Registry pays its employees on either a weekly or bi-weekly basis. Clients are generally invoiced for services either at the end of the applicable pay period or on a monthly basis. Additionally, cash flows from operations were impacted by fluctuations in accrual and payable balances between the periods and changes in deferred taxes in the period.

  The Registry had negative cash flows from investing activities of $31.2 million for the nine months ended March 29, 1997. The primary use of cash for investing activities in the nine months ended March 29, 1997 was $16.2 million for acquisitions completed in this period and the investment of $11.6 million in marketable securities in the last month of the period related to the receipt of proceeds from the Registry Common Stock offering. Capital expenditures totaled $3.4 million for the nine months ended March 29, 1997 and were related primarily to the upgrade of The Registry's IT infrastructure.

  The Registry had cash provided by financing activities of $47.3 million for the nine months ended March 29, 1997. Historically, The Registry has funded its capital requirements with borrowings against its Line of Credit and term loans with a leasing company. In June 1996, The Registry completed its initial public offering for the sale of 2,230,000 shares of Registry Common Stock from which it received $34.5 million in proceeds, net of the underwriting discounts and expenses associated with the offering. Net proceeds were used to repay all outstanding indebtedness under The Registry's Line of Credit and certain term loans. In February, 1997, The Registry completed a public offering for the sale of 1,234,166 shares of Registry Common Stock for which it received $48.5 million in proceeds, net of the underwriting discounts and expenses associated with the offering. In November of 1996, an additional $2.6 million in proceeds from the sale of ARI stock was received. Proceeds from these offerings were used to repay amounts outstanding under The Registry's line of credit and to fund acquisitions made and working capital requirements.

  The Registry anticipates that its primary uses of working capital in future periods will be for funding growth, either through acquisitions, the internal development of existing branch offices or the development of new branch offices and new service offerings. The Registry also anticipates making approximately $2.5 million in capital expenditures in the next twelve months principally to upgrade its computer system. In connection with certain of its acquisitions, The Registry may be obligated to make certain contingent payments during the next several years. The Registry does not believe that such payments would have a material impact on The Registry's liquidity, results of operations or capital requirements. The Registry's principal capital requirement is working capital to support the accounts receivable associated with its revenue growth. The Registry believes that the proceeds from the recent public offering of stock, together with cash flow from operations and borrowings under the Line of Credit, will be sufficient to meet The Registry's presently anticipated working capital needs for at least the next 12 months.

RECENTLY ENACTED ACCOUNTING STANDARDS

  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." Both SFAS No. 121 and No. 123 are effective for fiscal years beginning after December 15, 1995. The Registry has decided to adopt SFAS No. 123 for disclosure purposes only. The adoption of SFAS No. 121 is not expected to have a material effect on The Registry's financial position or results of operations or cash flows.

  In February, 1997, FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 specifies modifications to the calculation of earnings per share from that currently used by The Registry. Under SFAS 128, "basic earnings per share" will be calculated based upon the weighted average number of common shares actually outstanding, and "diluted earnings per share" will be calculated based upon the weighted average number of common shares, common share equivalents, and other convertible securities outstanding. SFAS 128 is effective in The Registry's second quarter of fiscal 1998 and will be adopted at that time with retroactive restatement of all previously reported amounts. Had The Registry been following the provisions of SFAS 128 historically, the following pro forma amounts would have been reported for basic earnings per share:

               Year Ended                             Nine Months Ended
     June 24, 1995      June 29, 1996         March 30, 1996         March 29, 1997
     -------------      -------------         --------------         --------------
         $0.26              $0.53                 $0.36                  $0.42

  Diluted earnings per share, computed under the provisions of SFAS 128, would not have differed materially from the pro forma net income per share amounts previously reported by The Registry. The adoption of SFAS 128 will have no effect on The Registry's financial position or cash flows.

                           MANAGEMENT--THE REGISTRY

EXECUTIVE OFFICERS AND DIRECTORS--THE REGISTRY

  The executive officers and directors of the The Registry are as follows:

   NAME                  AGE                      POSITION
   ----                  ---                      --------
G. Drew Conway..........  40 President, Chief Executive Officer and Director
Robert E. Foley.........  48 Chief Financial Officer and Treasurer
Mark W. Biscoe..........  37 Vice President, Northeast Region
Christopher T. Cain.....  33 Vice President, Southwest Region
Anthony F. Carusone.....  49 Vice President, Southeast Region
Christopher B. Egizi....  41 Vice President, Midwest Region
James F.J. McKee........  31 Vice President, Western Region
Martin E. Goober........  32 Vice President, Operations
David E. Jackson........  45 Vice President, Network Systems Consulting Practice
Robert P. Badavas.......  44 Director
Paul C. O'Brien.........  58 Director

  Mr. Conway, the founder of The Registry, has served as President, Chief Executive Officer and Director of The Registry since its incorporation in May 1986 and as Treasurer from such date until March 1996. From 1983 until 1986, Mr. Conway was a founder and principal of The Experts, a technical staffing company. Mr. Conway previously served as an Account Manager with EDP Temps, a technical staffing company.

  Mr. Foley has served as Chief Financial Officer since joining The Registry in July 1990 and as Treasurer since March 1996. Mr. Foley has more than 22 years of experience in finance and accounting and has served as an Adjunct Professor of Finance at Northeastern University.

  Mr. Biscoe has served as Vice President, Northeast Region, since July 1996, and Vice President, New England, from November 1995 to July 1996. Mr. Biscoe joined The Registry in March 1992 and has served as Branch Manager of the Newton office and Manager of the NRDT. From 1990 until 1992, Mr. Biscoe served as Branch Manager of Triple T, Inc., a technical staffing company.

  Mr. Cain has served as Vice President, Southwest Region, since January 1995. Mr. Cain joined The Registry in 1990 as an Account Manager and opened the Dallas office as Branch Manager.

  Mr. Carusone has served as Vice President, Southeast Region, since February 1994. Mr. Carusone joined The Registry in February 1992 and has served as Branch Manager of the Atlanta office. From July 1990 to February 1992, Mr. Carusone was employed by Status, Inc., a personnel recruiting company.

  Mr. Egizi has served as Vice President, Midwest Region, since January 1994. Mr. Egizi was a founding staff member of The Registry in 1986 and has served as Vice President, Strategic Corporate Services, Branch Manager of the Newton office and Manager of the NRDT.

  Mr. McKee has served as Vice President, Western Region, since January 1996. Mr. McKee joined The Registry in November 1991 as an Account Manager and subsequently opened the Santa Clara office in June 1994 as Branch Manager and the Walnut Creek, California office in August 1995. Before joining The Registry, Mr. McKee was employed as an Account Executive with Spectator Publications.

  Mr. Goober has served as Vice President, Operations, since September 1995. Mr. Goober joined The Registry in January 1991 as an Account Manager, and before serving as a Director of Training, served as Branch Manager of The Registry's Newton office, and opened The Registry's Boston office. From April 1988 until December 1990, Mr. Goober served as Senior Account Manager with Sullivan & Cogliano, a technical staffing company.

  Mr. Jackson has served as Vice President, Network Systems Consulting Practice, since November 1994. Mr. Jackson joined The Registry when Axiom Consulting Group, Inc., the network implementation consulting firm he founded in December 1991, was acquired by the Company. From 1989 to 1991, Mr. Jackson served as Vice President of Sales and Marketing of The DMW Group, Inc., a network management consulting firm. Mr. Jackson has 22 years of experience in the networking and communications industry.

  Mr. Badavas became a director of The Registry in May 1996. Mr. Badavas has been President and Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, since December 1995. From October 1986 through October 1995, Mr. Badavas was employed by Chipcom Corporation, a manufacturer of computer networking intelligent switching systems, where he served as Senior Vice President, Finance, from July 1994 to October 1995, Vice President, Finance, from October 1986 to July 1994 and Chief Financial Officer and Treasurer, from October 1986 to October 1995.

  Mr. O'Brien became a director of The Registry in April 1996. Mr. O'Brien is the President of The O'Brien Group, Inc., a consulting firm in the areas of community relations and external affairs that he founded in January 1995. Before founding The O'Brien Group, Mr. O'Brien was employed by New England Telephone and Telegraph Company, most recently as Chairman of the Board from June 1993 to December 1994 and as President and Chief Executive Officer from October 1988 to June 1993. Mr. O'Brien is also a director of Bank of Boston Corporation, Cambridge NeuroScience, Inc., First Pacific Networks Inc., Shiva Corporation and Chairman of the Board of View Tech Inc.

  Pursuant to the Merger Agreement, David A. Lubin, a Co-Chairman, the Treasurer and a director of Renaissance, will be nominated as a Class II director of The Registry at The Registry's next annual meeting of stockholders.

  Each officer serves at the discretion of The Registry's Board of Directors. There are no family relationships among any of the directors and executive officers of The Registry.

  The Registry's Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, presently composed of Messrs. Badavas and O'Brien, reviews The Registry's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent accountants. The Compensation Committee, also composed of Messrs. Badavas and O'Brien, reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation for executive officers of The Registry and administer various compensation and benefit plans, including the 1996 Stock Plan and the 1996 Employee Stock Purchase Plan. The Board of Directors does not maintain a nominating committee or a committee performing similar functions.

  The Registry's Restated Articles of Organization provide that the Board of Directors is classified into three classes, with the members of the respective classes serving for staggered three-year terms. The first class consists of Mr. Badavas, the second class consists of Mr. O'Brien and the third of Mr. Conway. At each annual meeting of stockholders, nominees for director will be eligible for re-election or election for three-year terms. See "Description of Registry Capital Stock -- Massachusetts Law and Certain Provisions of The Registry's Articles of Organization and Bylaws."

DIRECTOR COMPENSATION

  Directors of The Registry who are not officers or employees of The Registry are paid $1,000 for each Registry Board meeting attended and an annual fee of $1,000 for each membership on a committee of the Registry Board. In addition, each non-employee director is granted stock options pursuant to The Registry's 1996 Eligible Directors Stock Plan.

EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding all compensation received by The Registry's Chief Executive Officer and each of The Registry's four most highly compensated executive officers in the fiscal year ended June 29, 1996 ("Registry Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION (1)
                                               ---------------------------------
                                                                      SECURITIES
                                                                      UNDERLYING
         NAME AND PRINCIPAL POSITION           YEAR  SALARY   BONUS    OPTIONS
         ---------------------------           ---- -------- -------- ----------
G. Drew Conway................................ 1996 $520,000 $    --       --
 President and Chief Executive Officer         1995  537,500      --       --
Anthony F. Carusone........................... 1996   91,940  199,052   50,000
 Vice President, Southeast Region              1995   75,260  120,231      --
Christopher B. Egizi.......................... 1996  201,800   80,000   60,000
 Vice President, Midwest Region                1995  201,400   12,500      --
Mark W. Biscoe................................ 1996   97,745  167,867   50,000
 Vice President, Northeast Region              1995   86,269   71,308      --
Martin E. Goober.............................. 1996  118,600  139,000   50,000
 Vice President, Operations                    1995  109,132   47,500      --

--------
(1) Annual compensation amounts do not include the dollar value of perquisites and other personal benefits which did not exceed the lesser of $50,000 or 10 percent of salary and bonus for any Registry Named Executive Officer.

EMPLOYMENT AGREEMENTS

  Effective June 30, 1996, The Registry entered into an employment agreement (the "Employment Agreement") with Mr. Conway pursuant to which Mr. Conway is employed as President and Chief Executive Officer of The Registry. The Employment Agreement provides for a term of four years and an annual base salary of $400,000, $425,000, $475,000 and $525,000 in the first through fourth years of the term. Mr. Conway is also eligible for a bonus based on performance criteria pre-established by the compensation committee of the Registry Board for each year and subject to a maximum limitation of $160,000 in the first year. The Employment Agreement provides that if Mr. Conway's employment is terminated without "cause" (as defined in the Employment Agreement) or if Mr. Conway terminates his employment for "good reason" (as defined in the Employment Agreement), The Registry will pay Mr. Conway severance equal to two years of base compensation plus a portion of the bonus paid or payable with respect to the immediately preceding full employment year based on days of service in the year of termination. In addition, if Mr. Conway's employment is terminated at the end of the Employment Agreement, he will be entitled to severance equal to one year of base compensation. The Employment Agreement also contains non-competition and non-solicitation covenants during the employment term and for a two-year period thereafter. Mr. Conway is also provided with certain registration rights with respect to his shares of Registry Common Stock, described under "Description of Registry Capital Stock."

  No stock options were granted during fiscal 1995 to any Registry Named Executive Officer. The following table sets forth certain information concerning grants of stock options made during fiscal 1996 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                         ------------------------------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                          NUMBER OF   PERCENT OF                           ANNUAL RATES OF STOCK
                         SECURITIES  TOTAL OPTIONS                        PRICE APPRECIATION FOR
                         UNDERLYING   GRANTED TO   EXERCISE OR               OPTION TERMS (2)
                           OPTIONS   EMPLOYEES IN  BASE PRICE  EXPIRATION -----------------------
  NAME                   GRANTED (1)  FISCAL YEAR   ($/SHARE)     DATE        5%         10%
  ----                   ----------- ------------- ----------- ---------- ---------- ------------
G. Drew Conway..........      --          --            --          --           --           --
Anthony F. Carusone.....   50,000         4.0%       $11.00     3/06/06   $  345,892 $    876,558
Christopher B. Egizi....   60,000         4.8%       $11.00     3/06/06   $  415,070 $  1,051,870
Mark W. Biscoe..........   50,000         4.0%       $11.00     3/06/06   $  345,892 $    876,558
Martin E. Goober........   50,000         4.0%       $11.00     3/06/06   $  345,892 $    876,558

--------
(1) The expiration date of each option is the tenth anniversary of the date on which it was originally granted. These options are exercisable in five equal installments commencing on December 10, 1996 and annually thereafter commencing on December 15, 1997.
(2) In accordance with the rules of the Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of Registry Common Stock, the option holders' continued employment through the option period, and the date on which the options are exercised.

  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Registry Named Executive Officers on June 29, 1996. No options were exercised by any of the Registry Named Executive Officers during fiscal 1995 or 1996 and at fiscal year-end no options were exercisable.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                          NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
  NAME                          AT FISCAL YEAR END        AT FISCAL YEAR END (1)
  ----                    ------------------------------- ----------------------
G. Drew Conway...........                --                            --
Anthony F. Carusone......             50,000                    $  912,500
Christopher B. Egizi.....             60,000                    $1,095,000
Mark W. Biscoe...........             50,000                    $  912,500
Martin E. Goober.........             50,000                    $  912,500

--------
(1) Value is based upon the difference between the fair market value of $29.25 per share, which was the closing sale price per share of Registry Common Stock on the Nasdaq National Market on the last trading day of the 1996 fiscal year, less the option exercise price payable per share multiplied by the number of shares underlying the option.

  No stock appreciation rights were granted to any Registry Named Executive Officer during fiscal 1995 or 1996, nor were any outstanding at June 29, 1996.

CERTAIN TRANSACTIONS

  On September 19, 1995, The Registry entered into four lease agreements, each with a term ending on September 30, 2010, with the 189 Wells Avenue Realty Trust (the "Realty Trust") for a total of approximately 18,800 square feet of office space located at 189 Wells Avenue, Newton, Massachusetts at an annual rent of approximately $357,000. The Registry's executive offices are located in these spaces. Mr. Conway is the sole beneficiary of the Realty Trust and Mr. Foley is the trustee of the Realty Trust. Management believes that the terms of each lease agreement are no less favorable to The Registry be obtained in a transaction with an unrelated third party.

  The Realty Trust acquired the building in August 1992 with approximately $170,000 borrowed from The Registry pursuant to the Realty Trust Loan described below and approximately $1,650,000 in bank financing. The Realty Trust, and not The Registry, acquired the building based on the advice of The Registry's advisors and lending banks that (i) The Registry should not be in the business of owning and operating real estate and (ii) The Registry should not be burdened by additional debt on its books, given its debt to equity ratio. In connection with the refinancing of the Realty Trust's mortgage on the building in September 1995, approximately $649,000 of the proceeds from the refinancing were distributed to Mr. Conway. See Note 15 to The Registry's Consolidated Financial Statements. Pursuant to the terms of the loan between the Realty Trust and The Registry, the Realty Trust repaid the outstanding loan balances upon the closing of The Registry's initial public offering and the Realty Trust now has an equity interest in the building.

  Beginning in May 1990, The Registry made certain loans ("Loans") to Mr. Conway. The largest amount outstanding under all such Loans was $1,108,982 on September 25, 1995. The outstanding balance under the Loans accrued interest at the rate of 10% per annum. Of these proceeds, $300,000 was used for capital contributions to America's Registry Inc., a wholly-owned subsidiary of The Registry, and the balance was used for personal purposes. Mr. Conway repaid all of such indebtedness, including accrued interest, following The Registry's initial public offering in June 1996.

  Beginning on August 25, 1992, The Registry made certain loans to the Realty Trust, used to purchase and operate the office building at 189 Wells Avenue, Newton, Massachusetts, in which The Registry's executive offices are located (the "Realty Trust Loan"). The largest amount outstanding under such loans was $420,988 as of May 30, 1996, the date of the note evidencing such indebtedness. Pursuant to the terms of the Realty Trust Loan, the Realty Trust repaid the outstanding balances thereunder following The Registry's initial public offering in June 1996.

  In December 1995, America's Registry paid dividends to Mr. Conway totaling $861,500, of which amount Mr. Conway used $645,000 to repay principal and accrued interest on the Loans. SCR paid cash dividends of approximately $1,447,000 and $515,000 in fiscal 1996 and the first six months of fiscal 1997, respectively, to the former stockholders of SCR. In December 1996, the Realty Trust paid a cash dividend of $25,000 to Mr. Conway, which was used to repay certain indebtedness of Mr. Conway to The Registry. See "Dividend Policy."

  In November 1994, The Registry acquired Axiom Consulting Group, Inc. ("Axiom") (currently doing business as "Network Systems Consulting Practice" or "NSCP") pursuant to a Stock Purchase Agreement dated as of November 30, 1994 by and among The Registry, Axiom and each of the stockholders of Axiom (the "Purchase Agreement"). Mr. Jackson was President and a principal stockholder of Axiom and, in exchange for his stock, received $97,500 at the closing of the acquisition and a subordinated, non-negotiable promissory note in the principal amount of $292,500, with interest at the prime rate as recalculated on each anniversary of the note, payable in six equal semi-annual installments commencing May 30, 1996. In addition, Mr. Jackson is eligible to receive certain additional payments for his stock equal to 39% (representing his equity interest in

Axiom) of an amount equal to (i) 30% of the net profits, if any, of NSCP (determined in accordance with the Purchase Agreement) for the twelve months ended November 30, 1996, plus (ii) 25% of the net profits, if any, of NSCP for the twelve months ended November 30, 1997, plus (iii) 20% of the net profits, if any, of NSCP for the twelve months ended November 30, 1998, provided that if the actual total revenue for NSCP (determined in accordance with the Purchase Agreement) for the twelve months ended November 30, 1998 exceeds the revenue targeted for such period in NSCP's strategic plan, then the payment shall equal the greater of 20% of the net profit, if any, of NSCP for the twelve months ended November 30, 1998 or $3 million less the aggregate amount of contingent payments previously paid under clauses (i) and (ii) above.

  Mr. O'Brien, a director of The Registry, is a director of Bank of Boston Corporation. The First National Bank of Boston, a subsidiary of Bank of Boston Corporation, serves as The Registry's Transfer Agent and Registrar.

  The Registry has adopted a policy that all material transactions between The Registry and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Registry Board and by a majority of the disinterested members of the Registry Board and (ii) be on terms no less favorable to The Registry than could be obtained from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of June 18, 1997, certain information with respect to the beneficial ownership of Registry Common Stock by: (i) each person known by The Registry to beneficially own more than 5% of Registry Common Stock; (ii) each director of The Registry; (iii) each of The Registry's Chief Executive Officers and the Registry Named Executive Officers; and (iv) all directors and executive officers of The Registry as a group. Except as otherwise noted, The Registry believes that the beneficial owners of Registry Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

       THE REGISTRY DIRECTORS,
  REGISTRY NAMED EXECUTIVE OFFICERS                NUMBER OF SHARES    PERCENTAGE
         AND 5% STOCKHOLDERS                     BENEFICIALLY OWNED(1)   OWNED
  ---------------------------------              --------------------- ----------
G. Drew Conway (2)+
 Director, President and Chief Executive Offi-
  cer..........................................        6,997,560          49.5%
Robert P. Badavas
 Director......................................            5,000             *
Paul C. O'Brien
 Director......................................            5,000             *
Mark W. Biscoe (3)
 Vice President, Northeast Region..............           12,400             *
Anthony F. Carusone (3)
 Vice President, Southeast Region..............           12,200             *
Christopher B. Egizi (4)
 Vice President, Midwest Region................           19,200             *
Martin E. Goober (3)
 Vice President, Operations....................           11,950             *
Putnam Investments, Inc. (5)...................        1,728,632          12.2
All directors and executive officers as a group
 (11 persons)..................................        7,108,210          50.0%

--------
 + c/o The Registry, Inc. 189 Wells Avenue Newton, MA 02159
 * Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the shares. Shares of Registry Common Stock subject to options currently exercisable or exercisable within 60 days following the date of this Joint Proxy Statement/Prospectus are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2) Includes 86,200 shares of Registry Common Stock held by trusts for which Mr. Conway serves as trustee, as to which Mr. Conway disclaims beneficial ownership.
(3) Includes 10,000 shares of Registry Common Stock issuable upon exercise of options which are currently exercisable or exercisable within 60 days.
(4) Includes 12,000 shares of Registry Common Stock issuable upon exercise of options which are currently exercisable or exercisable within 60 days.
(5) The information reported is based on a Schedule 13G, dated June 5, 1997, filed with the Commission by Putnam Investments, Inc. ("PI"), Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PI is a registered investment advisor, in which capacity it advises PIM and PAC and has shared voting power with respect to 82,417 shares and shared dispositive power with respect to 1,728,632 shares. PIM has shared dispositive power with respect to 1,615,515 shares. PAC has shared voting power with respect to 82,417 shares and shared dispositive power with respect to 113,117 shares. MMC is the parent holding company of PI. PI and MMC disclaim beneficial ownership of such shares. PI's address is One Post Office Square, Boston, MA 02109.

                                  RENAISSANCE

BUSINESS

  Renaissance provides management consulting and client/server systems integration services, primarily for large corporations. Renaissance's offerings fall into three categories, Strategic Services, Performance Solutions Services and Technology Services, all of which can incorporate both consulting services and technology implementation.

  Strategic Services consist primarily of management consulting services, and include Renaissance's Strategic Management Systems practice and its Strategy Development practice. The Strategic Management Systems practice is designed to assist senior executives in strategy implementation, and includes management consulting services using the "Balanced Scorecard" concept described in three Harvard Business Review articles and in The Balanced Scorecard, a recently published book, all of which were co-authored by one of Renaissance's founders, and the design, development and implementation of software-based executive information systems. Strategy Development involves working directly with executive level clients on industry analysis, strategy formulation and strategic planning for the development and implementation of intermediate and long-range competitive strategies.

  Renaissance's Performance Solutions Services consist primarily of consulting services designed to assist companies in the design and implementation of key business processes. Renaissance's Performance Solutions Services Group also assists companies in increasing the efficiency and output of these processes to maximize corporate performance.

  Renaissance's Technology Services are provided by its Technology Services Group, and focus on the design, development and implementation of desktop applications using client/server architecture to support decision-making, coordination, information sharing and skill development by knowledge workers. These applications are designed to support both the strategic management process and key business processes, with an emphasis on product development, sales, order fulfillment and customer service. Renaissance believes that by bridging management consulting and systems integration capabilities it can help its customers effectively use technology to satisfy their strategic objectives.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of June 18, 1997 with respect to the beneficial ownership of shares of Renaissance Common Stock by
(i) each person known to Renaissance to own beneficially more than 5% of the outstanding shares of Renaissance Common Stock, (ii) the directors of Renaissance, (iii) Renaissance's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 1996, and (iv) the directors and executive officers of Renaissance as a group.

                                                   AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP(1)
                                                 ---------------------------
NAME AND ADDRESS                                  NUMBER OF      PERCENT OF
OF BENEFICIAL OWNER                                SHARES          CLASS
-------------------                              -------------- ------------
O. Bruce Gupton.................................      1,010,000         10.6%
 c/o Renaissance Solutions, Inc.
 100 First Stamford Place
 Stamford, CT 06903-7698
Harry M. Lasker(2)..............................        850,785          8.9
 c/o Renaissance Solutions, Inc.
 Lincoln North
 55 Old Bedford Road
 Lincoln, MA 01773
David A. Lubin(3)...............................        848,286          8.9
 c/o Renaissance Solutions, Inc.
 Lincoln North
 55 Old Bedford Road
 Lincoln, MA 01773
Melissa E. Norton(4)............................        850,786          8.9
 c/o Renaissance Solutions, Inc.
 Lincoln North
 55 Old Bedford Road
 Lincoln, MA 01773
Putnam Investments, Inc.(5).....................        808,095          8.5
 One Post Office Square
 Boston, MA 02109
RCM Capital Management, L.L.C.(6)...............        605,000          6.3
 Four Embarcadero Center
 San Francisco, CA 94111-4189
David P. Norton(7)..............................        850,786          8.9
Robert S. Kaplan(8).............................         29,803        *
John F. Rockart(9)..............................         15,000        *
Ronald K. Bohlin(10)............................            --         *
Gresham T. Brebach, Jr.(11).....................            --         *
All directors and executive officers as a group
 (9 persons)(12)................................      3,711,816         38.7%

--------
*  Less than 1%.
(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 18, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 108,028 shares held by The Harry M. Lasker Children's Trust, the beneficiaries of which are Mr. Lasker's children and a trustee of which is Mr. Lasker's spouse, as to which shares Mr. Lasker disclaims beneficial ownership. Also includes 42,000 shares held by The Red Farm Charitable Trust, the trustees of which are Mr. Lasker and his spouse, as to which shares Mr. Lasker disclaims beneficial ownership.
(3) Includes 72,856 shares held by The David A. Lubin Children's Trust, the beneficiaries of which are Mr. Lubin's children, as to which shares Mr. Lubin disclaims beneficial ownership. Also includes 39,500 shares held by The Pine Point Foundation, a trust the trustees of which are Mr. Lubin and his spouse, as to which shares Mr. Lubin disclaims beneficial ownership.
(4) Ms. Norton is the spouse of David P. Norton, the President, Chief Executive Officer and a director of Renaissance.
(5) The information reported is based on a Schedule 13G, dated December 31, 1996, filed with the Commission by Putnam Investments, Inc. ("PI"), Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PI is a registered investment advisor, in which capacity it advises PIM and PAC and has shared voting power with respect to 125,489 shares and shared dispositive power with respect to 808,095 shares. PIM has shared dispositive power with respect to 668,706 shares. PAC has shared voting power with respect to 125,489 shares and shared dispositive power with respect to 139,389 shares. MMC is the parent holding company of PI. PI and MMC disclaim beneficial ownership of such shares.
(6) The information is based on a Schedule 13G, dated December 31, 1996, filed with the Commission by RCM Capital Management, L.L.C. ("RCM Capital"), RCM Limited L.P. ("RCM Limited"), and RCM General Corporation ("RCM General"). RCM Capital is an investment advisor, in which capacity it has sole voting power with respect to 529,000 shares, sole dispositive power with respect to 574,000 shares and shared dispositive power with respect to 31,000 shares. RCM General is the general partner of RCM Limited, the Managing Agent of RCM Capital. Each of RCM General and RCM Limited disclaim beneficial ownership of such shares except to the extent each may be deemed to have beneficial ownership of securities beneficially owned by RCM Capital.
(7) Includes 850,786 shares held by Melissa E. Norton, the spouse of Mr. Norton, as to which shares Mr. Norton disclaims beneficial ownership.
(8) Includes 19,801 shares of Renaissance Common Stock subject to outstanding stock options which are exercisable within the 60 day period following June 18, 1997.
(9) Consists of 15,000 shares of Renaissance Common Stock subject to outstanding stock options which are exercisable within the 60 day period following June 18, 1997.
(10) Mr. Bohlin resigned his position with Renaissance effective February 28, 1997.
(11) Mr. Brebach resigned his position with Renaissance effective February 7, 1997.
(12) Includes 38,801 shares of Renaissance Common Stock subject to outstanding stock options which are exercisable within the 60 day period following June 18, 1997.

                     DESCRIPTION OF REGISTRY CAPITAL STOCK

  The current authorized capital stock of The Registry consists of 50,000,000 shares, of which 49,000,000 shares are designated Common Stock, no par value per share, and 1,000,000 shares are designated Preferred Stock, par value $0.10 per share. The following summary description of the capital stock of The Registry is qualified in its entirety by reference to The Registry's restated articles of organization (the "Registry Articles") and amended and restated by-laws (the "Registry Bylaws").

COMMON STOCK

  As of March 29, 1997, there were 14,150,804 shares of Registry Common Stock outstanding, held of record by approximately 64 stockholders. Holders of Registry Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding Preferred Stock. In the event of a liquidation, dissolution or winding up of The Registry, holders of Registry Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of Preferred Stock. Holders of Registry Common Stock have no preemptive, subscription, redemption or conversion rights. All of the outstanding shares of Registry Common Stock are, and the shares of Registry Common Stock to be issued by The Registry in connection with the Merger will be, fully paid and nonassessable. The rights, privileges and preferences of Registry Common Stock are subject to, and could be adversely affected by, the issuance of Preferred Stock.

PREFERRED STOCK

  Pursuant to the Registry Articles, the Board of Directors has the authority to issue 1,000,000 shares of Preferred Stock. Within the limitations established by law, the Board of Directors is authorized to fix or alter the dividend rights, dividend rates, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preference, conversion rights, voting rights and other rights of any unissued shares of Preferred Stock, and to fix and amend the number of shares constituting any issued or unissued series and the designation thereof, or any of the foregoing. The issuance of Preferred Stock in certain circumstances may have the effect of delaying, deterring or preventing a change in control of The Registry, may discourage bids for Registry Common Stock at a premium over the market price of Registry Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, the Common Stock. The Registry has no shares of Preferred Stock outstanding. At present The Registry has no plans to issue any shares of Preferred Stock.

MASSACHUSETTS LAW AND CERTAIN PROVISIONS OF THE REGISTRY'S ARTICLES OF ORGANIZATION AND BYLAWS

  The Registry has elected to be governed by Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors before becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A "business combination" includes a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested stockholder. The Registry may at any time elect not to be governed by Chapter 110F by vote of a majority of its stockholders, but such an election would not be effective for 12 months and would not apply to a business combination with any person who became an interested stockholder before such election.

  Massachusetts General Laws Chapter 156B, Section 50A, generally requires that publicly-held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible, with one class to be elected each year to a three-year term. This statute also provides that directors of publicly-held Massachusetts corporations may only be removed for "cause." "Cause" includes (i) a felony conviction, (ii) declaration of an unsound mind, or (iii) intentional misconduct or a knowing violation of law, if the director derives an improper and substantial personal benefit from his actions and his actions materially injure The Registry. This statute further provides that (i) vacancies and newly-created directorships may be filled solely by a majority vote of directors remaining in office, (ii) directors elected to fill any vacancy hold office for the remainder of the full term of the class to which they are elected, (iii) no decrease in the number of directors shortens the term of any incumbent director, and (iv) the number of directors is to be fixed only by vote of the board. The Registry has elected not to be governed by Chapter 156B, Section 50A, but has included provisions substantially similar to those of Section 50A in its Articles of Organization and Bylaws. The classification of Directors may have the effect of making it more difficult for stockholders to change the composition of the Board of Directors in a relatively short period of time. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. This delay will provide the Board of Directors with additional time to evaluate proposed takeover efforts and other extraordinary corporate transactions, to consider appropriate alternatives to such proposals and to act in what it believes to be the best interest of the stockholders. The classified Board of Directors provision may only be amended, altered, changed or repealed, and any inconsistent provision may only be adopted, by a vote of holders of 75% of the shares entitled to vote at an election of directors.

  The Registry Articles include a provision that excludes The Registry from the applicability of Massachusetts General Laws Chapter 110D, entitled "Regulation of Control Share Acquisitions." In general, this statute provides that any stockholder of a corporation subject to this statute who acquires beneficial ownership of 20% or more or the outstanding voting stock of a corporation may not vote such stock unless the stockholders of the corporation so authorize. (For purposes of the statute, a person is not deemed to be a beneficial owner of shares as to which such person may exercise voting power solely by virtue of a revocable proxy conferring the right to vote.) The Board of Directors may amend the Registry's Bylaws at any time to subject The Registry to this statute prospectively.

  The Registry Bylaws require that nominations for the Board of Directors made by a stockholder comply with certain notice procedures. In the case of an annual meeting or a special meeting in lieu of an annual meeting, a notice by a stockholder of a planned nomination must be given not more than 90 days and not less than 60 days before the first anniversary of the preceding year's annual meeting, provided that if the date of the annual meeting or special meeting in lieu of an annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a stockholder must be given not more than 90 days before the meeting and not less than the later of 60 days before the meeting or 10 days after the date on which public announcement of the date of the meeting is first made by The Registry. In the case of a special meeting (other than a special meeting in lieu of an annual meeting), notice by a stockholder must be given not more than 90 days before such meeting and not less than the later of 60 days before such meeting or 10 days after the date on which public announcement of the date of the meeting is first made by The Registry. The stockholder's notice of nomination must include particular information about the stockholder, the nominee and any beneficial owner on whose behalf the nomination is made. The Registry may require any proposed nominee to provide such additional information as is reasonably required to determine the eligibility of the proposed nominee.

  The Registry Bylaws require that a stockholder seeking to have any business conducted at a meeting of stockholders give notice to The Registry in accordance with certain procedures specified in the Registry Bylaws, including a timetable for notification identical to the timetable for nominating members of the Board of Directors described in the preceding paragraph. The notice from the stockholder must describe the proposed business to be brought before the meeting and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal.

  The Registry Bylaws require The Registry to call a special meeting of stockholders at the request of stockholders holding at least 40% of the voting power of The Registry, the minimum threshold for publicly-held Massachusetts corporations required by Massachusetts General Laws, Chapter 156B, Section 34. Certain provisions in the Registry By-laws pertaining to stockholders and directors (including the provisions described above pertaining to nominations and the presentation of business before a meeting of the stockholders) may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least 75% of the voting power of The Registry.

  The Registry Articles include provisions eliminating the personal liability of The Registry's directors for monetary damages resulting from breaches in their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law ("MBCL"). Additionally, the Registry Articles provide that The Registry shall indemnify each person who is or was a director, officer, employee or other agent of The Registry, and each person who is or was serving at the request of The Registry as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interest of The Registry and provided that indemnification for matters that are settled requires approval by (i) a majority of disinterested directors, or if there are not at least two such directors, a majority of the directors based upon a finding by independent legal counsel that the statutory standard appears to have been met; (ii) the holders of a majority of the shares of stock entitled to vote for directors of The Registry, exclusive of shares held by interested directors and officers; or (iii) a court of competent jurisdiction.

  The Registry Articles provide that certain transactions, such as the sale, lease or exchange of all or substantially all of The Registry's property and assets and the merger or consolidation of The Registry into or with a 10% or greater stockholder or its affiliates must be authorized by the approval of the holders of 75% of the shares of each class of stock entitled to vote thereon, rather than by two-thirds as otherwise provided by statute, provided that such transactions may be approved by the holders of a majority of the shares of each class of stock entitled to vote thereon if (i) they have been authorized by a majority of the members of the Board of Directors who are not affiliates of the 10% stockholder and were directors before the 10% stockholder acquired his interest or who are successors to such directors, having been recommended to succeed such directors by a majority of the continuing directors; and (ii) the requirements of any other applicable provision of the Registry Articles have been met.

  Subject to the above limitations, the Registry Articles provide that certain transactions, including the sale, lease or exchange of all or substantially all of the property or assets of The Registry, or the merger or consolidation of The Registry, which under the Massachusetts Business Corporation Law would otherwise require approval by the affirmative vote of two-thirds of the shares of each class of stock entitled to vote thereon, may be approved by the vote of a majority of such stockholders, provided that a majority of the Board of Directors has recommended approval of the transaction to the stockholders.

  Certain of the provisions of the Registry Articles and Registry Bylaws discussed above would make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of The Registry's stock. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of The Registry, even though such an attempt might be beneficial to The Registry and its stockholders. In addition, since the Registry Articles and Registry Bylaws are designed to discourage accumulations of large blocks of The Registry's stock by purchasers whose objective is to have such stock repurchased by The Registry at a premium, such provisions could tend to reduce the temporary fluctuations in the market price of The Registry's stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a potentially higher market price.

REGISTRATION RIGHTS

  In connection with his Employment Agreement with The Registry, Mr. Conway has been provided with registration rights that entitle him to notice of, and inclusion of shares of Registry Common Stock in, any registration of shares of Registry Common Stock by The Registry for its account or otherwise (other than certain registrations relating solely to employee benefit plans or certain business combinations), provided that in any underwritten offering, the number of shares of Registry Common Stock that Mr. Conway may include in such offering will be subject to reduction before any reduction of shares of Registry Common Stock by The Registry if the underwriters determine that marketing factors require a limitation on the number of shares to be included in the offering.

  In connection with the acquisition of ARI, The Registry granted registration rights to the former stockholders of ARI. As a result, the holders of 715,846 shares of Registry Common Stock (the "ARI Registrable Securities") are entitled to certain rights with respect to the registration of such shares under the Securities Act. On no more than three occasions, these holders have the right to require The Registry to effect the registration of all or a portion of the ARI Registrable Securities under the Securities Act, subject to certain conditions and limitations.

  In connection with the acquisition of SCR, The Registry granted registration rights to the former stockholders of SCR. As a result, the holders of 569,094 shares of Registry Common Stock (the "SCR Registrable Securities," and together with the ARI Registrable Securities, the "SCR/ARI Registrable Securities") are entitled to certain rights with respect to the registration of such shares under the Securities Act. On no more than one occasion, these holders have the right to require The Registry to effect the registration of all or a portion of SCR Registrable Securities under the Securities Act, subject to certain conditions and limitations.

  In addition, in the event The Registry proposes to register any of its securities under the Securities Act either for its own account or the account of other security holders, the holders of SCR/ARI Registrable Securities are entitled to notice of such registration and may request The Registry to include all or a portion of their SCR/ARI Registrable Securities in such registration, subject to certain marketing and other limitations. The Registry may in certain circumstances defer such registrations and the underwriters have the right, subject to certain limitations, to limit the number of SCR/ARI Registrable Securities included in such registrations.

  The Registry has agreed to bear all expenses incurred in connection with any such registrations, other than the fees and disbursements of counsel selected by the holders of the SCR/ARI Registrable Securities and underwriting commissions and discounts applicable to such SCR/ARI Registrable Securities.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for Registry Common Stock is The First National Bank of Boston.

     COMPARISON OF RIGHTS OF STOCKHOLDERS OF THE REGISTRY AND RENAISSANCE

  Until the Merger, the rights of Renaissance's stockholders will continue to be governed by the Amended Restated Certificate of Incorporation of Renaissance, as amended to date (the "Renaissance Certificate"), and the Bylaws of Renaissance (the "Renaissance Bylaws") and also by the laws of the State of Delaware, including the Delaware General Corporation Law (the "DGCL"). If the Merger is consummated, holders of Renaissance Common Stock will become holders of Registry Common Stock. Upon consummation of the Merger, the rights of former Renaissance stockholders will be governed by the laws of The Commonwealth of Massachusetts, including the MBCL, and by the Registry Articles and the Registry Bylaws. The following is a summary of certain of the material differences between the rights of holders of Registry Common Stock under the Registry Articles and the Registry Bylaws and the MBCL and the rights of holders of Renaissance Common Stock under the Renaissance Certificate and Renaissance Bylaws and the DGCL. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate statutes of Massachusetts and Delaware, and the corporate charters and bylaws of The Registry and Renaissance.

SPECIAL MEETING OF STOCKHOLDERS

  The DGCL provides that special meetings of stockholders may be called only by the directors or by any other person or persons as may be authorized by the corporation's certificate of incorporation or bylaws. The Renaissance Bylaws provide that special meetings may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer (or, if there is not a Chief Executive Officer, the President) or the Renaissance Board.

  The Registry Bylaws provide that so long as The Registry has a class of voting securities registered under the Exchange Act, special meetings of stockholders may be called by the President or by the Board of Directors of The Registry. Such meetings shall be noticed by the Clerk (or, in certain circumstances, any other officer) upon written application of stockholders who hold at least 40% in interest of the capital stock of The Registry entitled to be voted at the proposed meeting. Under the MBCL, special meetings of stockholders of a corporation with a class of voting stock registered under the Exchange Act, unless otherwise provided in the articles of organization or bylaws, must be called by the clerk (or, in certain circumstances, any other officer) upon written application by stockholders who hold at least 40% in interest of the capital stock entitled to vote thereon.

VOTING REQUIREMENTS AND QUORUMS FOR STOCKHOLDER MEETINGS

  Under the DGCL, a majority of the issued and outstanding stock entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, unless the certificate of incorporation or bylaws specify a different percentage, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. Under the DGCL, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders, unless the DGCL, the certificate of incorporation or the bylaws specify a different voting requirement.

  The Renaissance Bylaws provide that, except as otherwise provided by law or in the Renaissance Certificate or Renaissance Bylaws, the holders of a majority of the issued and outstanding stock of Renaissance entitled to vote shall constitute a quorum for the transaction of business. The Renaissance Bylaws provide that when a quorum is present, action on a matter is approved by the affirmative vote of a majority of the total vote cast, unless the Renaissance Certificate, Renaissance Bylaws or Delaware law requires a higher percentage of affirmative votes.

  Under the MBCL, unless the articles of organization or bylaws provide otherwise, a majority of the issued and outstanding stock entitled to vote at any meeting constitutes a quorum. Except for the election of directors and other fundamental matters, the MBCL does not prescribe the percentage vote required for stockholder action.

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  Under the Registry Bylaws, a majority of the shares of the corporation then outstanding and entitled to vote constitutes a quorum for the transaction of business. The Registry's Bylaws provide, except where a different vote is required by law, the Registry Articles or the Registry Bylaws, action of the stockholders on any matter properly brought before a meeting requires, and may be effected by, the affirmative vote of the holders of a majority of the stock present or represented and entitled to vote and voting on such matter, provided that such majority shall be at least a majority of the number of shares required to constitute a quorum for action on such matter. Except where a different vote is required by law, the Registry Articles or the Registry Bylaws, any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

BUSINESS CONDUCTED AT STOCKHOLDER MEETINGS

  The Renaissance Bylaws provide that at an annual meeting, subject to any other applicable requirements, only such business may be conducted as has been either specified in the notice of meeting, proposed at the time of the meeting by or at the direction of the Renaissance Board, or proposed at such time by a stockholder who had given timely prior written notice to the Secretary of Renaissance of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by Renaissance not less than 60 days nor more than 90 days prior to the meeting (or if fewer than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 10th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs). The notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the name and address of the stockholder proposing such business, the reasons for conducting the business at the meeting, the class and number of shares of stock of Renaissance beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed. If the Chairman of a meeting of Renaissance stockholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such business will not be conducted at the meeting. Nothing in the Renaissance Bylaws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the above-mentioned procedures.

  The Registry Bylaws provided that the purposes for which any annual meeting of stockholders is to be held, in addition to those prescribed by law, by the Registry Articles or by the Registry Bylaws, may be specified by the Directors or the President. In addition, The Registry Bylaws provide that a special meeting of the stockholders may be called by the President or by the Directors and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote at the meeting.

NOMINATION AND ELECTION OF DIRECTORS

  The Renaissance Bylaws provide that, except as otherwise provided by law, directors are elected by the vote of the holders of a plurality of the shares of stock present, in person or by proxy, at the meeting and entitled to vote. Neither the Renaissance Certificate nor the Renaissance Bylaws allows cumulative voting for the election of directors. The Renaissance Bylaws provide that notice of proposed stockholder nominations of candidates for election as directors must be received by the Secretary of Renaissance not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice from the stockholder must be mailed or delivered to the Secretary not later than the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The notice must contain certain information about the proposed nominee, including age, business and residence addresses and principal occupation, the number of shares of stock of Renaissance beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. Renaissance may also require any proposed nominee to furnish other information reasonably required by Renaissance to determine the proposed nominee's

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eligibility to serve as a director. If the Chairman of a meeting of
Renaissance stockholders determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

  The Registry Bylaws provide that nominations to The Registry Board must be made pursuant to a notice in writing to the Clerk. Such notice must be delivered to the Clerk (i) in the case of an annual meeting or a special meeting in lieu of an annual meeting, not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that the date of the annual meeting or special meeting in lieu of an annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such meeting and not later than the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by The Registry; and
(ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by The Registry. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder's notice as described above. The notice must contain the information that would be required by the nominee in a proxy statement filed under the Exchange Act. Certain information is also required by the stockholder making such nomination.

INSPECTION RIGHTS

  Under the DGCL, every stockholder has a right to examine, in person or by agent or attorney, during the usual hours for business, and for any proper purpose, the corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. In order to exercise the foregoing right, a stockholder must submit a written demand to the corporation, under oath, stating the purpose of the inspection. Upon refusal of the corporation (or its agent or an officer of the corporation) to permit an inspection demanded by a stockholder, or of a failure to reply to a stockholder's demand within five business days after such demand has been made, a stockholder may apply to the Delaware Court of Chancery to compel the inspection. Where a stockholder seeks to have the Chancery Court compel an inspection of the corporation's books and records, other than its stock ledger or list of stockholders, the stockholder must first establish that it has complied with the formal requirements of making a demand for inspection and that the inspection is for a proper purpose. For purposes of this provision of the DGCL, a "proper purpose" is one that is reasonably related to such person's interest as a stockholder. The Renaissance Bylaws provide that Renaissance shall prepare a complete list of stockholders entitled to vote at a given meeting, at least 10 days before such meeting. Such list shall be open for examination by any stockholder for any purpose germane to the relevant meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting.

  The MBCL requires that every domestic corporation maintain in Massachusetts, and make available for inspection by its stockholders, the original, or attested copies of, the corporation's articles of organization, bylaws, records of all meetings of incorporators and stockholders, and the stock and transfer records listing the names of all stockholders and their record addresses and the amount of stock held by each. The MBCL further provides that if any officer or agent of a corporation having charge of such corporate records (or copies thereof) refuses or neglects to exhibit them in legible form or to produce for examination a list of stockholder names, record addresses and amount of stock held by each, such officer or agent or the corporation will be liable to any stockholder for actual damages sustained by reason of such refusal or neglect. In an action for damages or a proceeding in equity under the foregoing provision, however, it is a defense to such action that the actual purpose and reason for the inspection being sought is to secure a list of stockholders or other information for the purpose of selling the list or other information or of using them for purposes other than in the interest of the person seeking them, as a stockholder, relative to the affairs of the corporation. The foregoing rights relating to

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inspection are deemed to include the right to copy materials and to be represented by agent or counsel in exercising these rights. In addition to the rights of inspection provided by the MBCL, a stockholder of a Massachusetts corporation has a common law right to inspect additional documents which, if such request is refused by the corporation, may be obtained by petitioning a court for the appropriate order. In petitioning a court for such an order, the granting of which is discretionary, the stockholder has the burden of demonstrating (i) that such holder is acting in good faith and for the purposes of advancing the interests of the corporation and protecting such holder's own interest as a stockholder and (ii) that the requested documents are relevant to those purposes.

  The Registry Bylaws provide that the original or attested copies of the Registry Articles, the Registry Bylaws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk or the resident agent, if any, of the corporation. The Registry Bylaws also provide that such corporate documents shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

ACTION BY CONSENT OF STOCKHOLDERS

  Under the DGCL, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken by stockholders at any annual or special meeting may be taken without a meeting and without prior notice, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted, consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. All such consents must, in order to be effective, be signed and delivered to the corporation within 60 days after the earliest dated consent is delivered to the corporation. The Renaissance Certificate and the Renaissance Bylaws prohibit stockholder action by written consent in lieu of a meeting and require the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of stock, voting together as a single class, to amend this restriction.

  Under the MBCL, any action required or permitted to be taken by stockholders at a meeting may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. The Registry Bylaws provide that any action by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by writing.

CUMULATIVE VOTING

  Under the DGCL, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in the election of directors. The Renaissance Certificate does not provide for cumulative voting. The MBCL has no cumulative voting provision, and the Registry Articles do not provide for it.

DIVIDENDS AND STOCK REPURCHASES

  Under the DGCL, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that the capital of the corporation is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, under the DGCL a corporation may generally redeem or repurchase shares of its stock if the capital of the corporation is not impaired and if such redemption or repurchase will not impair the capital of the corporation. Under the DGCL, the directors of a corporation are jointly and severally liable for negligently or willfully making improper dividend payments, stock repurchases or redemptions. Directors held to be liable pursuant to this provision of the DGCL are entitled to be subrogated to the rights of the corporation against stockholders receiving dividends on, or assets for the sale or redemption of, their stock with knowledge that such dividend, repurchase or redemption was unlawful.

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  Under the MBCL, the directors of a corporation will be jointly and severally liable if a payment of dividends or a repurchase of a corporation's stock is
(i) made when the corporation is insolvent, (ii) renders the corporation insolvent or (iii) violates the corporation's articles of organization. Stockholders to whom a corporation makes any distribution (except a distribution of stock of the corporation) if the corporation is, or is thereby rendered, insolvent, are liable to the corporation for the amount of such distribution made, or for the amount of such distribution which exceeds that which could have been made without rendering the corporation insolvent, but in either event only to the extent of the amount paid or distribution to them, respectively. In such event, a stockholder who pays more than such holder's proportionate share of such distribution or excess shall have a claim for contribution against the other stockholders.

  The Renaissance Certificate provides that dividends may be declared and paid on the Renaissance Common Stock from funds lawfully available therefor as and when determined by the Renaissance Board and subject to any preferential dividend rights of any then outstanding Preferred Stock. No shares of Preferred Stock are currently outstanding.

  The Registry Articles provide that the Registry Board may from time to time declare, out of any funds legally available, any dividends on the Registry Common Stock, subject to the relative rights and preferences of any preferred stock. Since 1995, The Registry has not paid or declared any dividends on its capital stock and does not anticipate doing so in the foreseeable future.

CLASSIFICATION, NUMBER AND QUALIFICATION OF THE BOARD OF DIRECTORS

  The DGCL permits (but does not require) classification of a corporation's board of directors into one, two or three classes. Under the DGCL, the number of directors shall be fixed or determined in the manner the bylaws provide, unless the corporation's certificate of incorporation fixes the number of directors, in which case the number of directors may only be changed by amending the certificate of incorporation. The Renaissance Certificate and the Renaissance Bylaws provide for the classification of the Renaissance Board into three classes, with the terms of the classes staggered so that only one class is elected each year, in each case for a three-year term or until a successor to each director in each such class is duly elected and qualified. The Renaissance Certificate provides that the number of directors will be fixed from time to time by the Renaissance Board, but shall not be less than three. The size of the Renaissance Board is currently fixed at six members. Neither the Renaissance Certificate nor the Renaissance Bylaws set forth specific qualification requirements for directors. Any vacancy on the Renaissance Board, however occurring, including a vacancy resulting from an enlargement of the Renaissance Board, may only be filled by vote of a majority of the directors then in office.

  The MBCL requires classification of a public corporation's board of directors into three classes (each having a three-year term) and imposes certain other obligations, unless the directors of such public corporation elect by vote to be exempt from such requirement or the stockholders of such public corporation, at a meeting duly called for such purpose, elect to be exempt from such requirement by a vote of two-thirds of each class of stock outstanding. The Registry Articles and the Registry Bylaws provide for the classification of the Registry Board into three classes, as nearly equal in number as possible, with the terms of the classes staggered so that only one class is elected each year, in each case for a three-year term or until a successor to each director in each such class is duly elected and qualified. The MBCL requires that the number of directors be fixed or determined in the corporation's bylaws but shall not be less than three directors whenever there are more than two stockholders of record. The Registry Bylaws provide that the number of directors of The Registry shall consist of at least three but not more than nine members. The Registry Bylaws provide that the number of directors may be increased by an affirmative vote of the directors then in office. The number of directors and their respective classifications is fixed by a vote of the majority of the Board of Directors provided that any such action does not remove a Director elected by the stockholders. No decrease in the number of directors shall shorten any incumbent's term. Neither the Registry Articles nor the Registry Bylaws set forth specific qualification requirements for directors.

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REMOVAL OF DIRECTORS

  Under the DGCL, stockholders may generally remove directors with or without cause by a majority vote; however, stockholders may remove members of a classified board only for cause, unless the certificate of incorporation provides otherwise. The Renaissance Certificate states that any director may be removed only for cause by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of Renaissance entitled to vote at a meeting of the stockholders called for that purpose.

  The Registry has elected not to be governed by the provisions of the MBCL that requires a classified board. The Registry Bylaws, however, provide that any director or directors may be removed from office at any time, but only for cause and only by either the vote of not less than 75% of the holders of the shares then entitled to vote or by the vote of a majority of the directors then in office.

VACANCIES ON THE BOARD OF DIRECTORS

  Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of directors then in office, even though less than a quorum. The DGCL also provides that where directors are elected by classes or series of stock, vacancies are to be filled by the remaining directors elected by the class or series in whose directorships the vacancy occurs. The Renaissance Certificate and the Renaissance Bylaws provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Renaissance Board of Directors for any other reason may be filled only by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

  The MBCL provides that in the case of a classified board (such as The Registry's), any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board of directors, shall be filled solely by the affirmative vote of a majority of the directors then in office, even though less than a quorum. The Registry Bylaws also provide that newly created directorships resulting from any increase in the number of directors or any vacancy shall be filled solely by The Registry Board of Directors.

EXCULPATION OF DIRECTORS

  The DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable for monetary damages stemming from breaches of fiduciary duties. Under the DGCL, a charter provision limiting directorial liability cannot relieve a director of personal liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful repurchases or redemptions of stock or (iv) any transactions from which the director derived an improper personal benefit.

  In Massachusetts, a corporation's articles of organization may limit the personal liability of its directors for breaches of their fiduciary duties. Under the MBCL, this limitation is generally unavailable for acts or omission by a director which (i) were in violation of such director's duty of loyalty,
(ii) were in bad faith or which involved intentional misconduct or a knowing violation of law or (iii) involved in a financial profit or other advantage to which the director was not legally entitled. The MBCL also prohibits the elimination or limitation of director liability for unauthorized loans to insiders or distributions that occur when a corporation is, or which renders a corporation, insolvent.

  The Renaissance Certificate and the Registry Articles provide for limitations on directors' liability as permitted by the DGCL and the MBCL, respectively.


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INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

  Both the DGCL and the MBCL generally permit indemnification of directors, officers, employees and certain others for expenses incurred by them by reason of their position with the corporation, if such person has acted in good faith and with the reasonable belief that his or her conduct was in or not opposed to the best interest of the corporation. However, unlike the MBCL, the DGCL does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although it does permit indemnification in such situations if approved by the Delaware Court of Chancery) and for expenses related to such actions.

  The Renaissance Certificate provides that no director shall be personally liable for any monetary damages for any breach of fiduciary duty as a director to the maximum extent permitted under Delaware law. The Renaissance Certificate also provides that Renaissance shall indemnify any director or officer of Renaissance (i) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Renaissance) brought against him by virtue of his position as a director or officer of Renaissance if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Renaissance, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of Renaissance brought against him by virtue of his position as a director or officer of Renaissance if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of Renaissance, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Renaissance, unless a court determines that he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by Renaissance against all expenses (including attorneys' fees) incurred in connection therewith. Indemnification is required to be made unless Renaissance determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by Renaissance that the director or officer did not meet the applicable standard of conduct required for indemnification, or if Renaissance fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give Renaissance notice of the action for which indemnity is sought and Renaissance has the right to participate in such action or assume the defense thereof. The Renaissance Certificate further provides that, in the event that Delaware law is amended to expand the indemnification permitted to directors or officers, Renaissance must indemnify those persons to the fullest extent permitted by such law as so amended.

  The Registry Articles provide that The Registry shall, to the maximum extent legally permissible, indemnify each of its directors and officers (including persons who were acting at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities costs and expenses, including expenses (including attorneys' fees), compromise payments, judgments, fines, and penalties reasonably incurred by such person in connection with, or arising out of or resulting from, any action, suit or proceeding, civil or criminal, in which such person may be involved as a party or otherwise, or with which he or she may be threatened by reason of his or her serving in such capacity; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (i) by a majority of a quorum of disinterested directors, (ii) if such a quorum cannot be obtained, then by a majority of a committee consisting of all of the disinterested directors, (iii) if there are not two or more disinterested directors in office, then by a majority of the directors then in office, provided they have obtained a written finding by special independent legal counsel appointed by a majority of the directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, the person to be indemnified appears to have acted in good faith in the reasonable belief that his action was in the best interests

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of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan); (iv) by the holders of a majority of the shares of stock entitled to vote for the election of directors, exclusive of shares held by interested directors and officers; or
(v) by a court of competent jurisdiction.

TRANSACTIONS WITH INTERESTED PARTIES

  The DGCL provides that no transaction between a corporation and one or more of its directors or officers, or an entity in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall be void or voidable solely for that reason, nor will such a transaction be void or voidable solely because the director or officer is present at or votes at the meeting of the board of directors or committee which authorizes the transaction or solely because his or her votes are counted for such purpose, provided that (i) the material facts as to the relationship or interest and as to the transaction are disclosed or are known to the board of directors or a committee thereof and the board or committee authorizes the transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors number less than a quorum, (ii) the material facts as to the interested director's or officer's relationship or interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of those stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or committee or the stockholders. The DGCL permits common or interested directors to be counted in determining the presence of a quorum at a meeting of the board or of a committee that authorizes an interested director or officer transaction. The Renaissance Bylaws contain a provision regarding transactions with interested parties which substantially tracks the provisions of the DGCL summarized above.

  The MBCL contains no provision comparable to that of the DGCL. The Registry Bylaws provide subject to any contrary or limiting policies that may be adopted by the Registry Board, The Registry may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which any one or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which any one or more of its directors, officers or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of The Registry have or may have interests which are or might be adverse to the interest of The Registry. At any meeting of the Registry Board (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any such director or directors may, subject to any contrary or limiting policies that may be adopted by the Registry Board from time to time, vote or act there with like force and effect as if he or she had no such interest, provided in such case the nature of such interest shall be disclosed or shall have been known to a majority of directors. A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be a sufficient disclosure as to the nature of such interest of such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as director or officer of The Registry by reason of any such adverse interests, unless the Registry Board shall determine that such adverse interest is detrimental to the interests of The Registry.

FUNDAMENTAL TRANSACTIONS

  The DGCL generally requires that mergers and consolidations, and sales, leases or exchanges of all or substantially all of a corporation's property and assets, be approved both by the directors and by a vote of the holders of a majority of the outstanding stock entitled to vote, though a corporation's certificate of incorporation may require a greater-than-majority vote. Under the DGCL, a corporation that is the surviving corporation in a merger need not have stockholder approval for the merger if (i) each share of the surviving corporation's stock outstanding prior to the merger remains outstanding in identical form after the merger, (ii) there is no amendment to its certificate of incorporation and (iii) the consideration going to stockholders of the non-surviving corporation is not common stock (or securities convertible into common stock) of the surviving corporation or, if it is such stock or securities convertible into such stock, the aggregate number of shares of common stock actually issued or delivered, or initially issuable upon conversion, does not exceed 20% of the shares of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger. The Renaissance Certificate does not provide anything different from the DGCL requirements.

  The MBCL generally requires approval of mergers and consolidations and sales, mortgages, leases or exchanges of all or substantially all of a corporation's property by a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon, except that (i) the articles of organization may provide (which the Registry Articles do) for a vote of a lesser proportion but not less than a majority of each such class and (ii) unless required by the corporation's articles of incorporation (which the Registry Articles do not), an agreement providing for a merger need not be submitted to the stockholders of a corporation surviving a merger but may be approved by vote of its directors if (a) the agreement of merger does not change the name, the amount of shares authorized of any class of stock or other provisions of the articles of organization of such corporation, (b) the authorized unissued shares or shares held in the treasury of such corporation of any class of stock of such corporation to be issued or delivered pursuant to the agreement of merger do not exceed 15% of the shares of such corporation of the same class outstanding immediately prior to the effective date of the merger, and (c) the issue by vote of the directors of any unissued stock to be issued pursuant to the agreement of merger has been authorized in accordance with the provision of the MBCL governing the issue of authorized but unissued capital stock. The Registry has elected to be governed by certain sections of the MBCL which deal with approvals required for certain business combinations. See "--Anti-Takeover Statutes" and "Description of Registry Capital Stock-- Massachusetts Law and Certain Provisions of The Registry's Articles of Organization and Bylaws."

CHARTER AMENDMENTS

  Under the DGCL, charter amendments require the approval of the board of directors and both a general vote of a majority of all outstanding shares entitled to vote thereon, and a class vote of a majority of outstanding shares of each class entitled to vote as a class. In addition, the DGCL requires a class vote when, among other things, an amendment will adversely affect the powers, preferences or special rights of a particular class of stock. Under the DGCL, a provision in a corporation's certificate of incorporation requiring a supermajority vote of the Board of Directors or stockholders may be amended only by such supermajority vote. The Renaissance Certificate provides that, notwithstanding the provisions of the DGCL, the affirmative vote of the holders of at least 75% of the shares of Renaissance capital stock issued, outstanding and entitled to vote shall be required for any amendment to the Renaissance Certificate with regards to the election, removal and powers of the Renaissance Board, actions of the stockholders by written consent and special meetings of stockholders. In addition, any amendment, repeal or modification of the indemnification provisions of the Renaissance Certificate shall be prospective only.

  Under the MBCL, a majority vote of each class of stock outstanding and entitled to vote thereon is required to authorize an amendment of the articles of organization effecting one or more of the following: (i) an increase or reduction of the capital stock of any authorized class; (ii) a change in the par value of authorized shares with par value, or any class thereof; (iii) a change of authorized shares (or any class thereof) from shares with par value to shares without par value, or from shares without par value to shares with par value; (iv) certain changes in the number of authorized shares (or any class thereof); or (v) a corporate name change. Subject to certain conditions, a two-thirds vote of each class of stock outstanding and entitled to vote thereon is required to authorize any other amendment of the articles of organization, or, if the articles of organization so provide for a vote of a lesser proportion but not less than a majority of each class of stock outstanding and entitled to vote thereon. If any amendment requiring a two-thirds vote would adversely affect the rights of any class or series of stock a two-thirds vote of such class voting separately, or a two-thirds vote of such series, voting together with any other series of the same class adversely affected in the same manner, is also necessary to authorize such amendment. The Registry Articles require the vote of the holders of either (i) two-thirds of the then outstanding shares of capital stock of The Registry entitled to vote or (ii) in the case of any amendment that has been approved by the vote of the Registry Board by a majority of each class of stock entitled to vote. The Registry Articles also provide that the vote of the holders of 75% of each class entitled to vote is required in order to amend certain provisions of The Registry Articles. See "Description of Registry Capital Stock--Massachusetts Law and Provisions of the Registry's Articles of Organization and Bylaws."

AMENDMENTS TO BYLAWS

  Both the DGCL and the MBCL provide that stockholders may amend a corporation's bylaws and, if so provided in its charter, the board of directors may also have this power. Under the DGCL, the power to adopt, amend or repeal bylaws lies in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. Under the MBCL, the power to make, amend or repeal bylaws also lies in the stockholders entitled to vote; provided, that the directors may also make, amend or repeal the bylaws, except with respect to any provision which by law, the articles of organization, the bylaws may provide that the directors may also make, amend or repeal the bylaws, except with respect to any provision which by law, the articles of organization or the bylaws requires action by the stockholders.

  The Renaissance Bylaws grant the Renaissance Board the authority to amend or repeal the Renaissance Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Renaissance Board at which a quorum is present. The stockholders may amend or repeal the Renaissance Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of Renaissance entitled to vote at a meeting of the stockholders, provided the notice of such meeting sent to stockholders contained notice of such amendment or repeal. The affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of Renaissance entitled to vote is required to amend or repeal provisions (or adopt any inconsistent provision) of the Renaissance Bylaws relating to special meetings of stockholders, nomination of directors, notice of business at annual meetings, stockholder action without meetings, organization of stockholder meetings, amendment of the Bylaws and any provisions relating to the election, powers, meetings and removal of directors.

  The Registry Articles and the Registry Bylaws provide that the Registry Board and the stockholders, respectively, may amend or repeal The Registry Bylaws to the extent permitted by law. The Registry Bylaws provide that any alteration, amendment or repeal of a bylaw by the board may be amended or repealed by the stockholders by either (i) two-thirds of the holders of the then outstanding shares of capital stock of The Registry entitled to vote or
(ii) in the case of any amendment that has been approved by the vote of the Registry's board of directors by a majority of each class of stock entitled to vote. The Registry Articles provide that certain provisions of the Registry Bylaws pertaining to stockholders and directors may only be amended or repealed upon the affirmative vote of 75% of the total number of votes then outstanding represented by shares of The Registry capital stock entitled to vote voting together as a single class.

APPRAISAL RIGHTS

  Under the DGCL, appraisal rights are available to dissenting stockholders in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available under the DGCL when a corporation is to be the surviving corporation and no vote of its stockholders is required in order to approve the merger. In addition, unless otherwise provided in a corporation's charter, no appraisal rights are available under the DGCL to holders of shares of any class of stock which is either (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders, unless such stockholders (in (i) or (ii)) are required by the terms of the merger to accept in exchange for their shares anything other than: (a) shares of stock of the surviving corporation; (b) shares of stock of another corporation which are or will be listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of such stock; or (d) any combination thereof. Appraisal rights are not available under the DGCL in the event of the sale, lease or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the certificate of incorporation. The Renaissance Certificate does not grant such rights.

  Under the MBCL, a properly dissenting stockholder is entitled to received the appraised value of his shares when the corporation votes (i) to sell, lease or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the stockholder, or (iii) to merge or consolidate with another corporation, unless a vote of the stockholders was not required to approve such merger or consolidation.

"ANTI-TAKEOVER" STATUTES

  Business Combination Statutes. Delaware's "business combination" statute is substantially similar to its Massachusetts counterpart. However, whereas the DGCL provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years, in Massachusetts, the threshold is only 5%, with certain persons being excluded. Both the Delaware and Massachusetts statutes include certain exceptions to this prohibition. If, for example, the board of directors approves the stock acquisition or the transaction prior to the time that the person becomes an interested stockholder, or if the interested stockholder acquires 85% (under the Delaware statute) or 90% (under the Massachusetts statute) of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and by certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder, then the prohibition on business combinations is not applicable. See "Description of Registry Capital Stock--Massachusetts Law and Provisions of the Registry's Articles of Organization and Bylaws."

  Control Share Acquisition Statute. Under the Massachusetts Control Share Acquisition statute for Massachusetts corporations, a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to or greater than one-fifth, one-third, or a majority of the voting stock of the corporation (a "control share acquisition") must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (i) any shares owned by such person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (ii) any shares owned by any officer of the corporation and (iii) any shares owned by any employee of the corporation who is also a director of the corporation) in order to vote the shares that such person acquires in crossing the foregoing thresholds. The statute does not require that such person consummate the purchase before the stockholder vote is taken.

  The Massachusetts Control Share Acquisition statute permits, to the extent authorized by a corporation's articles of organization or bylaws, redemption of all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if (i) no control acquisition statement is delivered by the acquiring person or (ii) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the stockholders in accordance with applicable law.

  The Massachusetts Control Share Acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute's provisions, by including a provision in the corporation's articles of organization or bylaws pursuant to which the corporation opts out of the statute. As is permitted by Massachusetts law, The Registry (through an appropriate charter provision) has elected not to be governed by the Massachusetts control share acquisition provisions. See "Description of Registry Capital Stock--Massachusetts Law and Provisions of the Registry's Articles of Organization and Bylaws."

  The foregoing summary does not purport to be a complete statement of the rights of holders of The Registry Common Stock and Renaissance Common Stock under, and is qualified in its entirety by reference to, the MBCL, DGCL and the respective charters and bylaws of The Registry and Renaissance.

                    APPROVAL OF AMENDMENT TO THE REGISTRY'S
                 RESTATED ARTICLES OF ORGANIZATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Registry Articles presently provide that The Registry is authorized to issue 50,000,000 shares of capital stock, of which 49,000,000 shares are designated common stock, and 1,000,000 are designated preferred stock, par value $0.10 per share ("Preferred Stock"). As of June 18, 1997, there were:
(i) 14,150,804 shares of Registry Common Stock outstanding, (ii) 2,591,799 shares reserved for issuance upon the exercise of outstanding options and rights to acquire Registry Common Stock (subject, in the case of certain of such shares, to approval of the Plan Proposal described below) and (iii) no shares of Preferred Stock outstanding. All outstanding shares of Registry Common Stock are fully paid and nonassessable and the holders thereof are entitled to one vote for each share held. The Registry Board has proposed that the number of shares of authorized Registry Common Stock be increased by 50,000,000 shares to 99,000,000 shares (the "Charter Proposal").

  If the Charter Proposal is approved, the additional shares of Registry Common Stock would be available for sale pursuant to public offerings, for use in acquisitions, for stock dividends, for issuance pursuant to stock options and other rights to purchase or receive shares and for any other purpose for which shares of common stock may be issued under the laws of The Commonwealth of Massachusetts. Except for the possible issuance of shares of Registry Common Stock in connection with potential acquisitions of complementary business, The Registry has no other immediate plans for the issuance of any of its authorized but unissued and unreserved shares of Registry Common Stock.

  The Registry Board believes that approval of the Charter Proposal is in the best interest of The Registry's stockholders because it would facilitate The Registry's business and financial purposes in the future without the necessity of delaying such activities for further shareholder approvals, except as may be required in a particular case by its charter documents, applicable law, or the rules of any stock exchange or other system on which the Registry Common Stock may be listed.

  The authorization of additional shares of Registry Common Stock could make more difficult, and thereby discourage attempts, to acquire control of The Registry. For example, such additional shares could be used to dilute the stock ownership of parties seeking to obtain control of The Registry, to increase the total amount of consideration necessary for a party to obtain control, or to increase the voting power of friendly third parties. These uses could have the effect of making it more difficult for a third party to remove incumbent management or to accomplish a given transaction, even if such actions would generally be beneficial to shareholders. The Registry Board has concluded, however, that the advantages of the additional authorized shares outweigh any potential disadvantages. Assuming the proposed increase is approved by the stockholders, The Registry intends to use the additional shares for the purposes described above, and has no intention to use them to deter takeovers.

  The affirmative vote of a majority of the shares of Registry Common Stock outstanding is necessary to approve the Charter Proposal. Votes cast by proxy or in person at the Registry Special Meeting will be counted by persons appointed by The Registry to act as election inspectors for the meeting. Because the Charter Proposal must receive the affirmative vote of a majority of the outstanding Registry Common Stock, abstentions and broker non-votes will have the effect of a vote against the Charter Proposal. Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted in favor of the Charter Proposal.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  STOCKHOLDERS VOTE FOR THE CHARTER PROPOSAL

              APPROVAL OF INCREASE IN SHARES FOR 1996 STOCK PLAN

  The Registry's 1996 Stock Plan (the "Plan") is designed to advance The Registry's interests by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of The Registry and its subsidiaries through ownership of shares of Registry Common Stock. A total of 2,600,000 shares of Registry Common Stock (of which 1,000,000 have been reserved for the issuance of non-qualified stock options in connection with the acquisition of other businesses) has been reserved for issuance under the Plan, subject to adjustment for stock dividends and similar events. As of June 18, 1997, there were outstanding options to purchase 2,591,799 shares of Registry Common Stock, including 1,038,950 options that have been awarded subject to stockholder approval, and no shares remained available for additional awards. To accommodate the growth of The Registry, on January 9, 1997, the Registry Board voted to increase by 2,000,000 the number of shares of Registry Common Stock reserved for issuance under the Plan, subject to stockholder approval. G. Drew Conway, President and Chief Executive Officer of The Registry and at the time the holder of a majority of the outstanding Registry Common Stock, indicated that he would vote in favor of such increase. Stockholders are being requested to approve the amendment to the Plan at the Registry Special Meeting.

 GENERAL

  The Plan is administered by the Registry's Compensation Committee. Under the Plan, the Committee may grant stock options (both incentive stock options and nonstatutory options) and authorizations to purchase Registry Common Stock ("purchase authorizations") and bonus awards of Registry Common Stock ("bonuses") to employees of The Registry and its subsidiaries and other persons or entities who, in its opinion, are in a position to make a significant contribution to the success of The Registry. Purchase authorizations generally give the participant a right to acquire a fixed number of shares of Registry Common Stock at a fixed purchase price. They differ from options because the period of time during which they may be exercised is generally short. Bonuses are awards made to participants in shares of Registry Common Stock in consideration of services previously rendered. On March 29, 1997, The Registry had approximately 1,300 employees, all of whom were eligible for awards under the Plan.

  The exercise price of an incentive stock option ("ISO") granted under the Plan may not be less than 100% (110% in the case of ten percent shareholders) of the fair market value of Registry Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Plan or the purchase price of a purchase authorization is determined by the Committee, but may not be less than 85% of the fair market value of Registry Common Stock on the date of grant. The Committee sets the term of each option, which cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a ten percent shareholder). The exercise price may be paid in cash or check acceptable to The Registry. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares of Registry Common Stock, by using a recourse promissory note, by delivering to The Registry an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

  The Committee is authorized to provide for the terms and conditions under which options and purchase authorizations will become exercisable and when they will terminate in the event of the participant's termination of employment. In general, options and purchase authorizations are transferable only by will or the laws of descent and distribution, although the Committee may provide for limited transferability.

  If the Registry Common Stock changes as a result of a merger or similar reorganization in which The Registry is the surviving corporation, the number and kind of shares available under the Plan, the number and kind of shares then subject to options or purchase authorizations and the price per share of outstanding options and purchase authorizations shall be appropriately adjusted in such manner as the Committee may determine equitable to prevent dilution or enlargement of the rights available or granted hereunder.

  In the case of certain mergers, consolidations or other transactions in which The Registry is acquired or liquidated, or its assets are sold, all outstanding awards will terminate unless a successor entity agrees to assume the awards. Prior to such termination, however, the Committee may provide that all outstanding awards will become exercisable, in whole or in part.

  The Registry Board may discontinue granting awards under the Plan at any time. The Registry Board may also amend the Plan for any purpose permitted by law, but no amendment may adversely affect the rights of any participant under any award previously granted.

FEDERAL INCOME TAX CONSEQUENCES

  The Registry is advised that under the federal income tax laws as now in effect, the income tax consequences associated with stock options awarded under the Plan are, in summary, as follows:

  Incentive Options. An optionee realizes no ordinary taxable income upon the grant or exercise of an ISO. If the optionee does not dispose of shares issued pursuant to the exercise of an ISO within two years from the date of grant or within one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss allowed for tax purposes will be long-term capital loss, and (b) no deduction will be allowed to The Registry. The exercise of an ISO will, however, increase the optionee's alternative minimum taxable income and may result in alternative minimum tax liability for the optionee.

  If the optionee disposes of shares of Registry Common Stock acquired upon the exercise of an ISO prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) The Registry will be entitled to deduct such amount. Any further gain recognized will be taxed as short-term or long-term capital gain and will not result in any deduction by The Registry. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Registry Common Stock. A disqualifying disposition will eliminate the alternative minimum taxable income adjustment associated with the exercise of the ISO if it occurs in the same calendar year as the year in which the adjustment occurred.

  If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. Options otherwise qualifying as ISOs will also be treated for federal income tax purposes as nonstatutory options to the extent they (together with other ISOs held by the optionee) first become exercisable in any calendar year for shares having a fair market value, determined at the time of the option grant, exceeding $100,000.

  Nonstatutory Options. With respect to nonstatutory options under the Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, an optionee realizes ordinary income, subject (in the case of options granted to an employee) to withholding, in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and a corresponding deduction will be available to The Registry, and (b) any gain or loss recognized upon a later sale is treated as capital gain or loss, either short-term or long-term depending on the applicable holding period for the sale.

  Certain Limitations. Section 162(m) of the Code limits to $1 million the deduction a public corporation may claim for remuneration paid to any of its five top officers, subject to a number of exceptions and special rules. Eligible performance-based compensation is exempt from this limit. The Registry intends that compensation associated with the exercise of options and purchase authorizations awarded under the Plan will qualify for this performance-based exemption.

  The Code also limits the amount of compensation that may be paid without penalty in connection with a change in control. In general, if the total of an individual's change-in-control related compensation equals or exceeds three times his or her average annual taxable compensation (determined, in general, over the five calendar year period preceding the calendar year in which the change in control occurs), change-in-control related payments in excess of that annual average are nondeductible to The Registry and subject to an additional 20% tax on the recipient. In making this determination, some portion or all of the value of options and other awards granted or accelerated in connection with a change in control may be required to be taken into account.

  The foregoing discussion is provided for the information of stockholders and does not purport to be a complete description of the federal tax consequences in respect of option transactions under the Plan, nor does it describe state or local tax consequences.

  The Registry Board believes that the increase in the number of shares available under the Plan will promote the interests of The Registry and the stockholders and enable The Registry to attract, retain and reward persons important to The Registry's success. Accordingly, the Registry Board has approved the increase and recommends that the stockholders vote "FOR" the proposal to adopt the Plan. Proxies solicited by the Registry Board will be so voted unless stockholders specify otherwise.

  To approve the Plan, the vote of the holders of a majority of the shares present or represented and entitled to vote on the proposal at the meeting is required. An abstention will have the effect of a vote against the proposal, while a broker non-vote (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) will have no effect on the outcome.

  The following table sets forth the number of shares of Registry Common Stock underlying options that have been awarded subject to stockholder approval. All options are exercisable on a pro rata basis over a five year period. No directors have received any awards under the Plan.

                               NEW PLAN BENEFITS

                                1996 STOCK PLAN

                                            NUMBER OF SHARES OF
                                           REGISTRY COMMON STOCK   EXERCISE
     NAME AND POSITION                       UNDERLYING OPTIONS      PRICE
     -----------------                     --------------------- -------------
G. Drew Conway,
 President and Chief Executive Officer....            --            $  --
Anthony F. Carusone, Vice President.......         25,000           $35.00
Christopher B. Egizi, Vice President......         25,000           $35.00
Mark W. Biscoe, Vice President............         25,000           $35.00
Martin E. Goober, Vice President..........         25,000           $35.00
All Executive Officers as a group.........        182,000           $35.00
All employees as a group (other than
 Executive Officers)......................        856,950        $35.00-$48.25

             THE REGISTRY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         APPROVAL OF THE PLAN PROPOSAL

                                    EXPERTS

  The consolidated financial statements of The Registry, Inc. included in this Joint Proxy Statement/ Prospectus, except as they relate to Application Resources, Inc. as of December 31, 1995 and for the year then ended and for the three month period ended December 31, 1994, and Shamrock Computer Resources, Ltd. as of December 31, 1995 and for each of the two years in the period then ended, have been audited by Price Waterhouse LLP, independent accountants, and, insofar as they relate to Shamrock Computer Resources, Ltd. as of December 31, 1995 and for each of the two years in the period then ended, by Graves, McKenna, Lundeen & Almquist, P.L.L.P., independent accountants, whose reports thereon appear herein. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

  The financial statements of Application Resources, Inc. as of and for the year ended December 31, 1995 and for the three month period ended December 31, 1994, not included in this Joint Proxy Statement/Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference from Renaissance's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF COMMON STOCK

  The validity of the shares of Registry Common Stock to be issued in connection with the Merger will be passed upon for The Registry by Ropes & Gray, Boston, Massachusetts.

                  REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS

  Representatives of Price Waterhouse LLP and Deloitte & Touche LLP expect to be present at The Registry Special Meeting and the Renaissance Special Meeting, respectively, and, while such representatives have stated that they do not plan to make a statement at such meetings, they will be available to respond to appropriate questions from stockholders in attendance.

                             STOCKHOLDER PROPOSALS

  Registry stockholders who wish to submit proposals for presentation to The Registry's 1997 Annual Meeting of Stockholders must have submitted the proposal to The Registry, Inc., 189 Wells Avenue, Newton, MA 02159, Attention:
Clerk, in advance of June 17, 1997 for inclusion, if appropriate, in The Registry's proxy statement and form of proxy relating to its 1997 Annual Meeting.

  Any Renaissance stockholder who wishes to submit a proposal for presentation to Renaissance's 1998 Annual Meeting of Stockholders (if the Merger has not been consummated prior to the date the meeting is to be held) must submit the proposal to Renaissance Solutions, Inc., Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts, 01773 Attention: Secretary. Such proposal must be received not later than December 22, 1997 for inclusion, if appropriate, in Renaissance's proxy statement and form of proxy relating to its 1998 Annual Meeting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
THE REGISTRY, INC.
  Report of Price Waterhouse LLP..........................................  F-2
  Consolidated Balance Sheet as of June 24, 1995, June 29, 1996 and March
   29, 1997 (unaudited)...................................................  F-3
  Consolidated Statement of Income for the Years Ended May 31, 1994, June
   24, 1995 and June 29, 1996 and for the Nine Months Ended March 30, 1996
   (unaudited) and March 29, 1997 (unaudited).............................  F-4
  Consolidated Statement of Changes in Stockholders' Equity for the Years
   Ended May 31, 1994, June 24, 1995 and June 29, 1996 and for the Nine
   Months Ended March 29, 1997 (unaudited)................................  F-5
  Consolidated Statement of Cash Flows for the Years Ended May 31, 1994,
   June 24, 1995 and June 29, 1996 and for the Nine Months Ended March 30,
   1996 (unaudited) and March 29, 1997 (unaudited)........................  F-7
  Notes to Consolidated Financial Statements..............................  F-8
APPLICATION RESOURCES, INC.
  Report of Ernst & Young LLP............................................. F-27
SHAMROCK COMPUTER RESOURCES, LTD.
  Report of Graves, McKenna, Lundeen & Almquist, P.L.L.P.................. F-28
PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS
  Introduction to Pro Forma Unaudited Combined Condensed Financial
   Statements............................................................. F-29
  Pro Forma Unaudited Combined Condensed Balance Sheet as of March 29,
   1997................................................................... F-30
  Pro Forma Unaudited Combined Condensed Statement of Income for the Years
   Ended May 31, 1994, June 24, 1995 and June 29, 1996 and for the Nine
   Months Ended March 30, 1996 and March 29, 1997......................... F-31
  Notes to Pro Forma Unaudited Combined Condensed Financial Statements.... F-32

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of The Registry, Inc.

In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The Registry, Inc. and its subsidiaries (the "Company") at June 29, 1996 and June 24, 1995, and the results of their operations and their cash flows for each of the two years in the period ended June 29, 1996, for the one month ended June 25, 1994 (not presented separately herein), and for the year ended May 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Application Resources, Inc., a wholly-owned subsidiary, as of December 31, 1995 and for the year then ended, or for the three month period ended December 31, 1994. We also did not audit the financial statements of Shamrock Computer Resources, Ltd., a wholly-owned subsidiary, as of December 31, 1995 and for each of the two years in the period then ended. These statements reflect total assets of $10,635,000 at December 31, 1995 (which are included in the accompanying June 24, 1995 consolidated balance sheet), and total revenues of $55,298,000 and $22,008,000 for the years ended December 31, 1995 and 1994, respectively (which are included in the accompanying consolidated statement of income for the years ended June 24, 1995 and May 31, 1994, respectively). Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Application Resources, Inc. and Shamrock Computer Resources, Ltd. for these periods, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Boston, Massachusetts
July 26, 1996, except as to
Note 4 which is as of November 27, 1996

                               THE REGISTRY, INC.

                           CONSOLIDATED BALANCE SHEET
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                  JUNE 24,  JUNE 29,   MARCH 29,
                                                    1995      1996       1997
                                                  --------  --------  -----------
                                                                      (UNAUDITED)
                     ASSETS
Current assets:
  Cash and cash equivalents...................... $ 1,804   $13,707    $ 23,744
  Marketable securities..........................     --        --       11,550
  Accounts receivable, net of allowance for
   doubtful accounts of $349, $513 and $1,032 at
   June 24, 1995, June 29, 1996 and March 29,
   1997, respectively............................  30,274    42,439      63,564
  Notes receivable from related parties..........     422        82         170
  Deferred income taxes..........................     --         47       1,223
  Other current assets...........................     546       924         793
                                                  -------   -------    --------
      Total current assets.......................  33,046    57,199     101,044
Fixed assets, net................................   3,628     6,979       9,792
Notes receivable from officers...................   1,121        60         100
Other assets.....................................   1,303       917      15,994
Deferred income taxes............................     180        35         470
                                                  -------   -------    --------
                                                  $39,278   $65,190    $127,400
                                                  =======   =======    ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit................................. $17,938   $ 1,885    $    --
  Current portion of capital lease obligations...     --         77          55
  Current portion of long-term debt..............   1,029       344       1,874
  Accounts payable...............................   2,227     2,652       1,796
  Accrued salaries and wages.....................   3,351     4,946       8,477
  Other accrued expenses.........................   2,802     5,401       7,798
  Income taxes payable...........................     209     2,082       1,879
  Deferred income taxes..........................     484        89         473
                                                  -------   -------    --------
      Total current liabilities..................  28,040    17,476      22,352
                                                  -------   -------    --------
Deferred income taxes............................   1,167       673         811
                                                  -------   -------    --------
Capital lease obligations........................     --         52          17
                                                  -------   -------    --------
Long-term debt...................................   1,769     2,600       2,439
                                                  -------   -------    --------
Commitments and contingencies (Notes 3, 13 and
 17)
Stockholders' equity:
  Preferred stock, no par value:
   Authorized--5,000,000 shares; issued and
   outstanding--2,448,000 shares at June 24, 1995
   and June 29, 1996 (liquidating preference
   $1,934); no shares at March 29, 1997..........   1,916     1,916         --
  Preferred stock, $.10 par value (Note 10) .....     --        --          --
  Common stock, no par value:
   Authorized--49,000,000 shares; issued and out-
   standing--4,257,558 shares at June 24, 1995,
   11,833,515 shares at June 29, 1996 and
   14,110,340 shares at
   March 29, 1997 ...............................     176       179       4,702
  Common stock, $.01 par value:
   Authorized, issued and outstanding--200,000
   shares at June 24, 1995 and no shares at
   June 29, 1996 and March 29, 1997..............       2       --          --
  Additional paid-in capital.....................     918    35,434      84,353
  Notes receivable from stockholders.............    (226)     (226)       (226)
  Deferred stock compensation....................    (195)     (179)        --
  Retained earnings..............................   5,711     7,265      12,959
  Cumulative translation adjustment..............     --        --           (7)
                                                  -------   -------    --------
      Total stockholders' equity.................   8,302    44,389     101,781
                                                  -------   -------    --------
                                                  $39,278   $65,190    $127,400
                                                  =======   =======    ========

   The accompanying notes are an integral part of these financial statements.

                               THE REGISTRY, INC.

                        CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                       YEAR ENDED             NINE MONTHS ENDED
                                ---------------------------  --------------------
                                MAY 31,  JUNE 24,  JUNE 29,  MARCH 30,  MARCH 29,
                                 1994      1995      1996      1996       1997
                                -------  --------  --------  ---------  ---------
                                                                 (UNAUDITED)
Revenue.......................  $82,376  $153,985  $216,878  $151,828   $231,038
Cost of revenue...............   63,100   114,641   158,742   111,434    167,671
                                -------  --------  --------  --------   --------
                                 19,276    39,344    58,136    40,394     63,367
Selling, general and
 administrative expenses......   16,933    33,544    46,144    32,326     46,509
Acquisition-related expenses..      --        --        --        --       5,144
                                -------  --------  --------  --------   --------
Income from operations........    2,343     5,800    11,992     8,068     11,714
Interest expense..............     (507)   (1,223)   (2,125)   (1,549)      (558)
Interest and other income
 (expense), net...............       55        90      (108)       49      1,998
                                -------  --------  --------  --------   --------
Income before taxes...........    1,891     4,667     9,759     6,568     13,154
Income tax provision..........      473       875     3,127     2,014      6,840
                                -------  --------  --------  --------   --------
Net income....................  $ 1,418  $  3,792  $  6,632  $  4,554   $  6,314
                                =======  ========  ========  ========   ========
Unaudited pro forma information (Note
 16):
  Income before taxes.........  $ 1,891  $  4,667  $  9,759  $  6,568   $ 13,154
  Pro forma income tax
   provision..................      889     2,014     4,222     2,840      7,768
                                -------  --------  --------  --------   --------
  Pro forma net income........  $ 1,002  $  2,653  $  5,537  $  3,728   $  5,386
                                =======  ========  ========  ========   ========
  Pro forma net income per
   share......................           $   0.24  $   0.50  $   0.34   $   0.39
                                         ========  ========  ========   ========
  Weighted average common and
   common equivalent shares...             10,968    11,083    10,880     13,804
                                         ========  ========  ========   ========


   The accompanying notes are an integral part of these financial statements.

                              THE REGISTRY, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS EXCEPT SHARE DATA)

                   PREFERRED STOCK      COMMON STOCK      COMMON STOCK                           NOTES
                        NO PAR             NO PAR           $.01 PAR      ADDITIONAL           RECEIVABLE    DEFERRED
                   -----------------  -----------------  ---------------   PAID-IN   TREASURY     FROM        STOCK     RETAINED
                    SHARES    VALUE     SHARES    VALUE   SHARES   VALUE   CAPITAL    STOCK   STOCKHOLDERS COMPENSATION EARNINGS
                   ---------  ------  ----------  -----  --------  -----  ---------- -------- ------------ ------------ --------
Balance at May
31, 1993.........        --   $  --    3,585,759  $ 12    200,000  $  2    $   763     $--       $ --         $(257)    $ 1,904
Capital of ARI at
inception (Note
4)                 2,790,000   2,204     765,654   193        --    --         --       --        (941)         --          --
Capital
contribution.....        --      --          --    --         --    --         155      --         --           --          --
Repayment of
notes receivable
from
stockholders.....        --      --          --    --         --    --         --       --         715          --          --
Amortization of
deferred stock
compensation.....        --      --          --    --         --    --         --       --         --            31         --
Distributions....        --      --          --    --         --    --         --       --         --           --         (530)
Net income for
the year.........        --      --          --    --         --    --         --       --         --           --        1,418
                   ---------  ------  ----------  ----   --------  ----    -------     ----      -----        -----     -------
Balance at May
31, 1994.........  2,790,000   2,204   4,351,413   205    200,000     2        918      --        (226)        (226)      2,792
Net loss for the
month............        --      --          --    --         --    --         --       --         --           --         (177)
                   ---------  ------  ----------  ----   --------  ----    -------     ----      -----        -----     -------
Balance at June
25, 1994.........  2,790,000   2,204   4,351,413   205    200,000     2        918      --        (226)        (226)      2,615
Stock issued upon
exercise of
options..........    123,000      14      33,754     1        --    --         --       --         --           --          --
Repurchase of
stock............   (465,000)   (302)   (127,609)  (30)       --    --         --       --         --           --          --
Amortization of
deferred stock
compensation.....        --      --          --    --         --    --         --       --         --            31         --
Distributions....        --      --          --    --         --    --         --       --         --           --         (696)
Net income for
the year.........        --      --          --    --         --    --         --       --         --           --        3,792
                   ---------  ------  ----------  ----   --------  ----    -------     ----      -----        -----     -------
Balance at June
24, 1995.........  2,448,000   1,916   4,257,558   176    200,000     2        918      --        (226)        (195)      5,711
Consolidation of
real estate trust
(Note 15)........        --      --          --    --         --    --        (111)     --         --           --          --
Acquisition of
America's
Registry by TRI
(Note 2).........        --      --    5,333,333   --    (200,000)   (2)         2      --         --           --          --
Amortization of
deferred stock
compensation.....        --      --          --    --         --    --         --       --         --            31         --
Proceeds from
issuance of
Common Stock, net
of issuance
costs............        --      --    2,230,000   --         --    --      34,204      --         --           --          --
Stock issued upon
exercise of
options..........     23,000     --       18,935     3        --    --         --       --         --           --          --
Capital
contribution.....        --      --          --    --         --    --         421      --         --           --          --
Distributions....        --      --          --    --         --    --         --       --         --           --       (2,958)
Net income for
the year.........        --      --          --    --         --    --         --       --         --           --        6,632
Adjustment to
eliminate
duplication of
the six month
period ended
December 31, 1995
resulting from
the change in
fiscal year of
entities acquired
in poolings-of-
interests (Note
4):
 Net income......        --      --          --    --         --    --         --       --         --           --       (2,294)
 Distributions...        --      --          --    --         --    --         --       --         --           --          174
 Amortization of
 deferred stock
 compensation....        --      --          --    --         --    --         --       --         --           (15)        --
 Stock issued
 upon exercise of
 stock options...    (23,000)    --       (6,311)  --         --    --         --       --         --           --          --
                   ---------  ------  ----------  ----   --------  ----    -------     ----      -----        -----     -------
Balance at June
29, 1996.........  2,448,000  $1,916  11,833,515  $179        --   $--     $35,434     $--       $(226)       $(179)    $ 7,265
                   CUMULATIVE      TOTAL
                   TRANSLATION STOCKHOLDERS'
                   ADJUSTMENT     EQUITY
                   ----------- -------------
Balance at May
31, 1993.........     $--         $ 2,424
Capital of ARI at
inception (Note
4)                     --           1,456
Capital
contribution.....      --             155
Repayment of
notes receivable
from
stockholders.....      --             715
Amortization of
deferred stock
compensation.....      --              31
Distributions....      --            (530)
Net income for
the year.........      --           1,418
                   ----------- -------------
Balance at May
31, 1994.........      --           5,669
Net loss for the
month............      --            (177)
                   ----------- -------------
Balance at June
25, 1994.........      --           5,492
Stock issued upon
exercise of
options..........      --              15
Repurchase of
stock............      --            (332)
Amortization of
deferred stock
compensation.....      --              31
Distributions....      --            (696)
Net income for
the year.........      --           3,792
                   ----------- -------------
Balance at June
24, 1995.........      --           8,302
Consolidation of
real estate trust
(Note 15)........      --            (111)
Acquisition of
America's
Registry by TRI
(Note 2).........      --             --
Amortization of
deferred stock
compensation.....      --              31
Proceeds from
issuance of
Common Stock, net
of issuance
costs............      --          34,204
Stock issued upon
exercise of
options..........      --               3
Capital
contribution.....      --             421
Distributions....      --          (2,958)
Net income for
the year.........      --           6,632
Adjustment to
eliminate
duplication of
the six month
period ended
December 31, 1995
resulting from
the change in
fiscal year of
entities acquired
in poolings-of-
interests (Note
4):
 Net income......      --          (2,294)
 Distributions...      --             174
 Amortization of
 deferred stock
 compensation....      --             (15)
 Stock issued
 upon exercise of
 stock options...      --             --
                   ----------- -------------
Balance at June
29, 1996.........     $--         $44,389

  The accompanying notes are an integral part of these financial statements.

                              THE REGISTRY, INC.

                       (IN THOUSANDS EXCEPT SHARE DATA)

                   PREFERRED STOCK      COMMON STOCK     COMMON STOCK                        NOTES
                       NO PAR              NO PAR          $.01 PAR   ADDITIONAL           RECEIVABLE
                  ------------------  ------------------ ------------  PAID-IN   TREASURY     FROM     DEFERRED STOCK RETAINED
                    SHARES    VALUE     SHARES    VALUE  SHARES VALUE  CAPITAL    STOCK   STOCKHOLDERS  COMPENSATION  EARNINGS
                  ----------  ------  ----------  ------ ------ ----- ---------- -------- ------------ -------------- --------
Balance at June
29, 1996........   2,448,000  $1,916  11,833,515  $  179  --    $--    $35,434    $  --      $(226)        $(179)     $ 7,265
Repurchase of
stock
(unaudited).....         --      --      (48,143)    --   --     --        --     (2,000)      --            --           --
Proceeds from
issuance of
stock, net of
issuance costs
(unaudited).....     165,000   1,564   1,264,353   1,043  --     --     46,520     2,000       --            --           (80)
Stock issued
upon exercise of
options
(unaudited).....         --      --      312,710     --   --     --        728       --        --            --           --
Stock issued for
acquisition
(unaudited).....         --      --        2,736     --   --     --        128       --        --            --           --
Tax benefit
associated with
exercise of
certain options
(unaudited).....         --      --          --      --   --     --      1,137       --        --            --           --
Amortization of
deferred stock
compensation
(unaudited).....         --      --          --      --   --     --        --        --        --            179          --
Conversion of
preferred stock
(unaudited).....  (2,613,000) (3,480)    717,080   3,480  --     --        --        --        --            --           --
Cumulative
translation
adjustment
(unaudited).....         --      --          --      --   --     --        --        --        --            --           --
Stock issued
through stock
purchase plan
(unaudited).....         --      --       28,089     --   --     --        406       --        --            --           --
Distributions
(unaudited).....         --      --          --      --   --     --        --        --        --            --          (540)
Net income for
the nine months
(unaudited).....         --      --          --      --   --     --        --        --        --            --         6,314
                  ----------  ------  ----------  ------  ---   ----   -------    ------     -----         -----      -------
Balance at March
29, 1997
(unaudited).....         --   $  --   14,110,340  $4,702  --    $--    $84,353    $  --      $(226)        $ --       $12,959
                  ==========  ======  ==========  ======  ===   ====   =======    ======     =====         =====      =======
                  CUMULATIVE      TOTAL
                  TRANSLATION STOCKHOLDERS'
                  ADJUSTMENT     EQUITY
                  ----------- -------------
Balance at June
29, 1996........     $--        $ 44,389
Repurchase of
stock
(unaudited).....      --          (2,000)
Proceeds from
issuance of
stock, net of
issuance costs
(unaudited).....      --          51,047
Stock issued
upon exercise of
options
(unaudited).....      --             728
Stock issued for
acquisition
(unaudited).....      --             128
Tax benefit
associated with
exercise of
certain options
(unaudited).....      --           1,137
Amortization of
deferred stock
compensation
(unaudited).....      --             179
Conversion of
preferred stock
(unaudited).....      --             --
Cumulative
translation
adjustment
(unaudited).....      (7)             (7)
Stock issued
through stock
purchase plan
(unaudited).....      --             406
Distributions
(unaudited).....      --            (540)
Net income for
the nine months
(unaudited).....      --           6,314
                  ----------- -------------
Balance at March
29, 1997
(unaudited).....     $(7)       $101,781
                  =========== =============


  The accompanying notes are an integral part of these financial statements.

                               THE REGISTRY, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                      YEAR ENDED             NINE MONTHS ENDED
                               ---------------------------  -------------------
                               MAY 31,  JUNE 24,  JUNE 29,  MARCH 30, MARCH 29,
                                1994      1995      1996      1996      1997
                               -------  --------  --------  --------- ---------
                                                                (UNAUDITED)
 Cash flows from operating
  activities:
 Net income.................   $ 1,418  $  3,792  $  6,632   $ 4,554  $  6,314
 Adjustments to reconcile
  net income to net cash
  provided by (used for)
  operating activities:
  Depreciation and
   amortization.............       266       785     1,101       896     1,558
  Amortization of deferred
   stock compensation.......        31        31        31        23       179
  Provision for losses on
   accounts receivable......       185       112       164       248       574
  Deferred income taxes.....       154      (275)     (763)   (1,100)     (597)
  Increase in accounts
   receivable...............    (6,674)  (11,634)  (13,687)   (6,747)  (16,214)
  (Increase) decrease in
   other current assets.....      (109)     (185)     (346)        8       342
  (Increase) decrease in
   other assets.............      (177)     (195)       30      (109)     (368)
  Increase (decrease) in
   accounts payable.........       539       698       239      (375)   (1,801)
  Increase in accrued
   expenses.................     1,102     1,248     3,145       828     2,043
  Increase in accrued
   salaries and wages.......     1,352       693     1,383     2,578     1,880
  Increase (decrease) in
   income taxes payable.....       304      (100)    1,838     1,086        77
                               -------  --------  --------   -------  --------
  Net cash provided by (used
   for) operating
   activities...............    (1,609)   (5,030)     (233)    1,890    (6,073)
                               -------  --------  --------   -------  --------
 Cash flows from investing
  activities:
 Cash disbursed for
  acquisitions, net of cash
  acquired..................       --       (250)      --        --    (16,168)
 Increase in notes
  receivable from officers..       (82)     (406)     (709)     (365)      (40)
 Repayment of notes
  receivable from officers..       --        --      1,770     1,060       --
 Decrease (increase) in
  notes receivable from
  related parties...........       318       (57)      (25)      --        (71)
 Purchases of marketable
  securities................       --        --        --        --    (11,550)
 Purchases of fixed assets..      (803)   (2,603)   (2,525)   (1,729)   (3,388)
                               -------  --------  --------   -------  --------
  Net cash used for
   investing activities.....      (567)   (3,316)   (1,489)   (1,034)  (31,217)
                               -------  --------  --------   -------  --------
 Cash flows from financing
  activities:
 Cash proceeds from issuance
  of stock
  (Notes 10 and 17).........       --        --     34,498       --     49,127
 Cash payments to repurchase
  common stock..............       --        (71)      --        --     (2,000)
 Proceeds from reissuance of
  treasury stock............       --        --        --        --      1,920
 Cash proceeds from exercise
  of stock options..........       --         15         3       --        728
 Repayment of notes
  receivable from
  stockholders..............       715       --        --        --        --
 Cash proceeds from stock
  purchase plan.............       --        --        --        --        406
 Net borrowings (payments)
  on line of credit.........     3,098     8,024   (16,053)    2,675    (2,161)
 Principal payments on long-
  term debt and capital
  lease obligations.........       (88)     (485)   (3,591)   (1,902)     (529)
 Proceeds from issuance of
  long-term debt............       --      2,080     2,160     2,160       378
 Capital contribution.......       155       --        421       --        --
 Distributions..............      (530)     (696)   (2,958)   (1,931)     (540)
                               -------  --------  --------   -------  --------
  Net cash provided by
   financing activities.....     3,350     8,867    14,480     1,002    47,329
                               -------  --------  --------   -------  --------
  Effect of exchange rate on
   cash and cash
   equivalents..............       --        --        --        --         (2)
  Elimination of duplicated
   activity from July to
   December 1995 (Note 4)...       --        --       (855)     (855)      --
                               -------  --------  --------   -------  --------
 Net increase in cash and
  cash equivalents..........     1,174       521    11,903     1,003    10,037
 Cash and cash equivalents,
  beginning of period.......       109     1,283     1,804     1,804    13,707
                               -------  --------  --------   -------  --------
 Cash and cash equivalents,
  end of period.............   $ 1,283  $  1,804  $ 13,707   $ 2,807  $ 23,744
                               =======  ========  ========   =======  ========
 SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
 Cash paid for interest.....   $   513  $  1,215  $  2,049   $ 1,674  $    507
 Cash paid for income
  taxes.....................   $    15  $  1,250  $  2,052   $   917  $  6,310

  See additional disclosure of non-cash investing and financing activity in Notes 3, 4, 5, 8, 10, 15 and 17.

   The accompanying notes are an integral part of these financial statements.

                              THE REGISTRY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ALL INFORMATION INCLUDED IN THESE FOOTNOTES FOR ANY PERIOD SUBSEQUENT TO JUNE 29, 1996 IS UNAUDITED.

1. NATURE OF BUSINESS

  The Registry, Inc. ("TRI" or the "Company") is an information technology ("IT") professional services firm providing IT consultants on a contract basis to organizations nationwide with complex IT operations in a broad range of industries. As of March 29, 1997, offices are maintained in 17 states and two European locations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Consolidation

  The accompanying financial statements include the accounts of TRI and America's Registry, Inc. ("America's Registry") which, prior to January 1, 1996, were owned and controlled by a common sole stockholder who serves as an officer of the Company. Effective January 1, 1996, TRI, through a wholly-owned subsidiary, acquired all of the outstanding shares of common stock of America's Registry and the stockholder of America's Registry received an additional 5,333,333 shares of the common stock of TRI. The accompanying financial statements also include the accounts of TRI's wholly-owned subsidiaries subsequent to their acquisition (see Notes 3, 4 and 17), as well as the accounts of a real estate trust which is substantially controlled by the Company, subsequent to the renegotiation of certain lease terms on September 19, 1995 (see Note 15). All intercompany balances and transactions have been eliminated. On November 26 and 27, 1996, the Company completed the acquisitions of Application Resources, Inc. ("ARI") and Shamrock Computer Resources, Ltd. ("SCR"), respectively. These transactions have been accounted for as poolings-of-interests and, therefore, the accompanying financial statements have been retroactively restated to reflect the financial position and results of operations and cash flows of the Company, ARI and SCR for all periods presented (see Note 4 ).

 Fiscal Year

  The Company changed its fiscal year end from May 31 to the last Saturday in June effective with the fiscal year ended June 24, 1995. The consolidated statements of income, of changes in stockholders' equity and of cash flows are presented for the years ended May 31, 1994, June 24, 1995 and June 29, 1996. Results of operations and of cash flows for the years ended June 24, 1995 and June 29, 1996 are for 52 weeks and 53 weeks, respectively. The results of operations and of cash flows for the nine months ended March 30, 1996 and March 29, 1997 are for 40 weeks and 39 weeks, respectively.

  The Company's results of operations for the month ended June 25, 1994 reflected revenue of $5,812,000, cost of revenue of $4,468,000, expenses of $1,588,000, an income tax benefit of $67,000 and net loss of $177,000. During the month ended June 25, 1994, net cash of $585,000 and $90,000 was used for operating and investing activities, respectively, and net cash of $675,000 was provided by financing activities.

  ARI and SCR previously utilized a December 31 year end. Upon acquisition, ARI and SCR changed their fiscal year end to the last Saturday in June to conform to the Company's fiscal year (see Note 4).

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company's investments consist of short term U.S. treasury bill investments earning interest at the Short Term Federal Funds rate (5.167% at June 29,
1996) and money market accounts. Accordingly, the investments are subject to minimal credit and market risks. These investments are carried at cost plus accrued interest which approximates market. The Company considers such securities to be classified as "held-to-maturity."

                              THE REGISTRY, INC.

 Revenue Recognition, Accounts Receivable and Concentration of Credit Risk

  Revenue is recognized as services are performed. Ongoing credit evaluations of customers' financial condition are performed and collateral is not required. Concentration of credit risk with respect to accounts receivable is limited due to the number and diversity of customers comprising the Company's customer base. No single customer accounted for more than 10% of the Company's accounts receivable at June 24, 1995 or June 29, 1996. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

 Fixed Assets

  Fixed assets are stated at cost. Additions, renewals and betterments of fixed assets are capitalized. Repair and maintenance expenditures for minor items are generally expensed as incurred. Depreciation of fixed assets is provided using the straight-line method over the following estimated useful lives:

   Building and improvements................. 31 1/2 years
   Software.................................. 3 years
   Computer equipment........................ 5 years
   Furniture and equipment................... 5 to 7 years
   Motor vehicles............................ 5 years
   Leasehold improvements.................... lesser of estimated useful life or remaining lease term

 Advertising Costs

  Advertising costs are recorded as expense when incurred. There were no advertising costs recorded as assets at June 24, 1995 or June 29, 1996. Total advertising expenses for the years ended May 31, 1994, June 24, 1995 and June 29, 1996 were $462,000, $725,000 and $480,000, respectively.

 Income Taxes

  The Company utilizes the asset and liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities, utilizing currently enacted tax rates. The effect of any future change in tax rates is recognized in the period in which the change occurs. Through May 31, 1994, TRI had used the cash method of accounting for income tax reporting purposes. Effective June 1, 1994, TRI converted to the accrual method of accounting for income tax reporting purposes. Certain of TRI's subsidiaries have also converted from the cash method to the accrual method of accounting for income tax reporting purposes upon their acquisition by the Company.

  As described in Note 9, America's Registry and SCR had both previously elected to be treated as a small business corporation for income tax purposes with income or loss and credits passed through to the stockholders. Concurrent with the acquisition of America's Registry and SCR by TRI described above, America's Registry's and SCR's elections to be treated as an S corporation terminated (see Note 9). The companies will continue to file separate tax returns.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at June 24, 1995, June 29, 1996 and March 29, 1997, and the reported amounts of revenues and expenses during the periods then ended. Actual results could differ from those estimates.

 Reclassifications

  Certain amounts in the prior year financial statements have been reclassified to conform to the current period presentation.

                              THE REGISTRY, INC.

 Translation of Foreign Currencies

  The functional currency for the Company's European subsidiary is the local currency. Assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet date; income and expense items and cash flows are translated at average exchange rates for the period. Cumulative net translation adjustments are included in stockholders' equity. Gains and losses resulting from foreign currency transactions, not significant in amount, are included in the results of operations as other income (expense).

 Recently Enacted Accounting Standards

  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". Both SFAS No. 121 and No. 123 are effective for fiscal years beginning after December 15, 1995. The Company has decided to adopt SFAS No. 123 for disclosure purposes only. The adoption of SFAS No. 121 is not expected to have a material effect on the Company's financial position or results of operations or cash flows.

  In February 1997, the FASB issued SFAS No. 128, "Earnings per Share". SFAS No. 128 specifies modifications to the calculation of earnings per share from that currently used by the Company. Under SFAS No. 128, "basic earnings per share" will be calculated based upon the weighted average number of common shares actually outstanding, and "diluted earnings per share" will be calculated based upon the weighted average number of common shares, common share equivalents, and other convertible securities outstanding. SFAS No. 128 is effective in TRI's second quarter of fiscal 1998 and will be adopted at that time, with retroactive restatement of all previously reported amounts. Had the Company been following the provisions of SFAS No. 128 historically, the following pro forma amounts would have been reported for basic earnings per share:

               Year Ended                             Nine Months Ended
     June 24, 1995      June 29, 1996         March 30, 1996         March 29, 1997
     -------------      -------------         --------------         --------------
         $0.26              $0.53                 $0.36                  $0.42

  Diluted earnings per share, computed under the provisions of SFAS No. 128, would not have differed materially from the pro forma net income per share amounts previously reported by TRI. The adoption of SFAS No. 128 will have no effect on the Company's financial position or cash flows.

 Unaudited Interim Financial Statements

  In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position of the Company at March 29, 1997 and the results of operations and cash flows of the Company for the nine months ended March 30, 1996 and March 29, 1997 as presented in the accompanying consolidated financial statements. Results of operations for the interim period are not necessarily indicative of the results of operations for the full fiscal year.

3. ACQUISITIONS OF SUBSIDIARIES--PURCHASES

 The Registry, Inc. Network Systems Consulting Practice

  On November 30, 1994, TRI acquired all of the common stock of Axiom Consulting Group, Inc., an information technology consulting firm providing services similar to those of the Company. The acquired entity retained its separate corporate form and was subsequently renamed The Registry, Inc. Network Systems Consulting Practice ("NSCP"). The purchase price was $1,000,000, of which $250,000 was paid in cash at the

                              THE REGISTRY, INC.

closing and $750,000 is in the form of promissory notes which will be paid in installments through November 1998 (see Note 8).

  The acquisition has been accounted for as a purchase and, accordingly, the purchase price, including an additional $12,000 of related costs which were incurred by TRI, has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the date of acquisition.

  Goodwill of $918,000, representing the excess of the purchase price over the fair value of the assets acquired and liabilities assumed, is included in other assets in the accompanying balance sheet and is being amortized on a straight-line basis over 10 years. Accumulated amortization at June 24, 1995 and June 29, 1996 was $53,000 and $145,000, respectively.

  The pro forma results of operations, assuming that the acquisition of NSCP occurred at the beginning of the years ended May 31, 1994 and June 24, 1995, would not materially differ from TRI's reported results of operations.

  TRI is required to make additional payments up to $3,000,000 to the selling stockholders of the former Axiom Consulting Group, Inc., contingent upon the revenue and profits of the subsidiary for the four years subsequent to the acquisition. Such payments are determined as a stated percentage of net income of the subsidiary, as defined in the purchase agreement, with a provision that all $3,000,000 would be payable to the selling stockholders in the event that the subsidiary's revenue exceeds a stated amount in the twelve month period ending November 30, 1998. Such amounts, if paid, will be recorded as additional purchase price. No amounts have been accrued for these contingent payments at June 24, 1995 or June 29, 1996, and $241,000 has been paid for these contingent payments during the nine months ended March 29, 1997.

 Morris Information Systems

  On August 16, 1996, the Company, through a wholly-owned subsidiary, acquired all of the outstanding stock of Morris Information Systems, Inc. ("MIS"), an information technology consulting firm performing services similar to those of the Company. The purchase price was $2,500,000 in cash plus amounts up to an aggregate of $700,000 contingent upon the operating results of MIS during the two years following the acquisition. Such amounts, if paid, will be recorded as additional purchase price. No amounts have been accrued for the contingent payments at March 29, 1997. In addition, the Company will pay a total of $300,000 in monthly payments through August 1998 to the former stockholder of MIS in consideration for a consulting and noncompetition agreement.

  The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values at the date of acquisition.

  Goodwill of $2,303,000, representing the excess of the purchase price over the fair value of the assets acquired and liabilities assumed, is included in other assets in the accompanying balance sheet and is being amortized on a straight-line basis over 30 years. Accumulated amortization at March 29, 1997 is $48,000.

  The pro forma results of operations, assuming that the acquisition of MIS occurred at the beginning of the year ended June 29, 1996 or the nine months ended March 29, 1997, would not materially differ from TRI's reported results of operations.

4. ACQUISITIONS OF SUBSIDIARIES--POOLINGS-OF-INTERESTS

  On November 26, 1996, pursuant to an Agreement and Plan of Merger dated October 30, 1996, the Company, through a wholly-owned subsidiary, acquired Application Resources, Inc., a California corporation

                              THE REGISTRY, INC.

("ARI"). ARI is an information technology consulting firm performing services similar to those of the Company. Pursuant to the agreement, each outstanding share of ARI capital stock was converted into the right to receive 0.274428 shares of the Company's Common Stock. The Company also assumed outstanding options for the purchase of ARI common stock at the same conversion ratio. Immediately prior to the acquisition, there were 5,217,000 shares of ARI common stock and options to purchase 794,000 shares of ARI common stock outstanding.

  On November 27, 1996, pursuant to an Agreement and Plan of Merger dated November 26, 1996, the Company, through a wholly-owned subsidiary, acquired Shamrock Computer Resources, Ltd., an Iowa corporation ("SCR"). SCR is an information technology consulting firm performing services similar to those of the Company. Pursuant to the agreement, each outstanding share of SCR capital stock was converted into the right to receive 136.7695 shares of the Company's Common Stock. Immediately prior to the acquisition, there were 7,072 shares of SCR common stock outstanding. Pursuant to the provisions of the Iowa Business Corporation Act (the "IBCA"), a stockholder of SCR holding 352 shares of SCR common stock perfected dissenters' rights under the IBCA and was paid $2,000,000 in redemption of such shares.

  In total, 2,350,774 shares of TRI Common Stock were exchanged for all of the outstanding common stock of ARI and SCR. In addition, outstanding stock options to purchase ARI common stock were converted into options to purchase 217,895 shares of TRI's Common Stock. These transactions have been accounted for as poolings-of-interests and, therefore, all prior period financial statements presented have been restated as if the acquisitions took place at the beginning of such periods.

  ARI and SCR each had a calendar year end and, accordingly, the results of operations for ARI for the year ended December 31, 1995 and the three months from October 1, 1994 (date of inception as a separate entity) to December 31, 1994, and for SCR for the years ended December 31, 1995 and 1994, have been combined with the results of operations for the Company's fiscal years ended June 24, 1995 and May 31, 1994, respectively. Additionally, the financial position of ARI and SCR as of December 31, 1995 has been combined with TRI's financial position as of June 24, 1995. In order to conform ARI and SCR's year end to TRI's fiscal year end, the consolidated statement of income for fiscal 1996 includes six months (July to December 1995) for both companies which are also included in the consolidated statement of income for the fiscal year ended June 24, 1995. Accordingly, an adjustment has been made to retained earnings in fiscal 1996 to eliminate the duplication of net income of ARI and SCR of $682,000 and $1,612,000, respectively, for such six month period, as well as for distributions of $174,000 made by SCR during this six month period and amortization of deferred stock compensation of $15,000 for SCR. Other results of operations for such six month period of ARI included net revenue of $15,972,000, costs and expenses of $14,744,000, income before taxes of $1,228,000 and income tax provision of $548,000. Other results of operations for such six month period of SCR included net revenue of $14,801,000 and costs and expenses of $13,189,000. As an S corporation, SCR was not subject to corporate income taxes.

  There were no material transactions between the Company, ARI or SCR during any of the periods presented. No material adjustments to net assets or results of operations were necessary to conform the accounting practices of ARI and SCR to that of TRI. Certain reclassifications have been made to the financial statements of ARI and SCR to conform with TRI's classifications.

                               THE REGISTRY, INC.

  Separate results of operations for the periods prior to the acquisitions of ARI and SCR by the Company were as follows:

                                   FISCAL      FISCAL    FISCAL   THREE MONTHS
                                    YEAR        YEAR      YEAR        ENDED
                                    ENDED      ENDED     ENDED    SEPTEMBER 28,
                                   MAY 31,    JUNE 24,  JUNE 29,      1996
                                    1994        1995      1996     (UNAUDITED)
                                   -------    --------  --------  -------------
                                               (IN THOUSANDS)
REVENUE
The Registry, Inc. ..............  $60,367    $ 98,687  $145,588     $47,303
Application Resources, Inc. .....    6,421(a)   29,870    37,615      12,073
Shamrock Computer Resources,
 Ltd. ...........................   15,588      25,428    33,675      10,053
                                   -------    --------  --------     -------
Combined.........................  $82,376    $153,985  $216,878     $69,429
                                   =======    ========  ========     =======
NET INCOME
The Registry, Inc. ..............  $   385    $    326  $  2,543     $ 1,624
Application Resources, Inc. .....       26(a)    1,273     1,228       1,376
Shamrock Computer Resources,
 Ltd. ...........................    1,007       2,193     2,861         882
                                   -------    --------  --------     -------
Combined.........................  $ 1,418    $  3,792  $  6,632     $ 3,882
                                   =======    ========  ========     =======
PRO FORMA NET INCOME (see Notes 9
 and 16)
The Registry, Inc. ..............  $   385    $     86  $  2,621     $ 1,624
Application Resources, Inc. .....       26(a)    1,273     1,228       1,376
Shamrock Computer Resources,
 Ltd. ...........................      591       1,294     1,688         521
                                   -------    --------  --------     -------
Combined.........................  $ 1,002    $  2,653  $  5,537     $ 3,521
                                   =======    ========  ========     =======
OTHER CHANGES IN STOCKHOLDERS'
 EQUITY
The Registry, Inc. ..............  $   155    $      0  $ 33,003     $     0
Application Resources, Inc. .....      715(a)     (317)        3           0
Shamrock Computer Resources,
 Ltd. ...........................     (499)       (665)   (1,416)       (301)
                                   -------    --------  --------     -------
Combined.........................  $   371    $   (982) $ 31,590     $  (301)
                                   =======    ========  ========     =======

(a) Includes the results of operations of ARI from October 1, 1994 (date of inception as a separate entity) through December 31, 1994 only.

                              THE REGISTRY, INC.

5. BALANCE SHEET DETAILS

                                                           JUNE 24,   JUNE 29,
                                                             1995       1996
                                                          ---------- ----------
   Other Current Assets:
     Prepaid expenses.................................... $  358,000 $  788,000
     Advances to officers................................    105,000      4,000
     Advances to employees...............................     83,000    132,000
                                                          ---------- ----------
                                                          $  546,000 $  924,000
                                                          ========== ==========
   Fixed Assets:
     Land................................................ $      --  $  360,000
     Building............................................        --   1,439,000
     Computer equipment..................................  3,060,000  4,468,000
     Software............................................    237,000    222,000
     Furniture and equipment.............................  1,603,000  2,242,000
     Motor vehicles......................................     19,000     19,000
     Leasehold and building improvements.................    404,000    823,000
                                                          ---------- ----------
       Total fixed assets................................  5,323,000  9,573,000
     Less: accumulated depreciation and amortization.....  1,695,000  2,594,000
                                                          ---------- ----------
                                                          $3,628,000 $6,979,000
                                                          ---------- ----------
   Other Accrued Expenses:
     Accrued employee benefits........................... $  971,000 $2,079,000
     Accrued commissions and bonuses.....................    680,000  1,648,000
     Other accrued expenses..............................  1,151,000  1,674,000
                                                          ---------- ----------
                                                          $2,802,000 $5,401,000
                                                          ========== ==========

  Computer equipment recorded under capital leases amounted to approximately $238,000 at June 29, 1996 ($0 at June 24, 1995). Total accumulated amortization related to these assets is approximately $78,000 at June 29, 1996. Amortization expense for the period is included in depreciation and amortization in the accompanying consolidated statement of cash flows.

6. RELATED PARTY TRANSACTIONS

  Notes receivable from officers at June 24, 1995 primarily represent promissory notes from the Company's president and majority stockholder which were repaid during fiscal year 1996. The promissory notes bore interest at an annual interest rate of 10%. Related interest income for the years ended May 31, 1994, June 24, 1995 and June 29, 1996 was $53,000, $56,000 and $55,000,
respectively. Notes receivable from officers at June 29, 1996 represents notes due from various senior officers of the Company and bear interest at the prime rate (8.25% at June 29, 1996).

  Notes receivable from related parties at June 24, 1995 include promissory notes totaling $365,000 from a real estate trust, of which the president and majority stockholder of the Company is the sole beneficiary (the "Trust"). In June 1996, the president and majority stockholder contributed $421,000 to the Trust, which was used to repay the notes and accrued interest. These notes were payable on demand and bore interest at a variable rate (5.6% at June 24, 1995). At June 24, 1995 and June 29, 1996 notes receivable from related parties also include promissory notes totaling $57,000 and $82,000, respectively, from certain of the former stockholders of TRI's wholly-owned subsidiary (NSCP). These notes bear interest at the prime rate published in The Wall Street Journal (9% at June 24, 1995 and 8.25% at June 29, 1996), and are payable in installments at various dates through November 30, 1998.

                              THE REGISTRY, INC.

  Notes receivable from stockholders of $225,660 at June 29, 1996, which are included as a reduction of stockholders' equity in the accompanying balance sheet, represent promissory notes from two of ARI's officers for the exercise of stock options. The loans bear interest at a variable rate based upon federal income tax requirements (approximately 6% at June 29, 1996).

7. LINE OF CREDIT

  On March 31, 1993, TRI and America's Registry combined their separate lines of credit into a single line of credit with the bank; this agreement was amended on June 7, 1995 to allow a maximum borrowing of $17,000,000 and again on October 4, 1995 to allow a maximum borrowing of $18,000,000, payable on demand. The agreement provided a borrowing base of 80% of eligible accounts receivable, as defined, less the aggregate amount of issued and undrawn letters of credit. The line of credit was collateralized by all the assets of the Company and the personal guarantee of the Company's president and majority stockholder. Interest was paid monthly in arrears at the bank's prime rate plus 0.75% (9.75% at June 24, 1995). There were no letters of credit outstanding at June 24, 1995.

  In March 1996, the Company terminated its existing line of credit and replaced it with a line of credit from a different bank. The new line of credit provides a borrowing base of 85% of eligible accounts receivable, as defined, up to a maximum borrowing of $25,000,000, payable on demand. Interest is payable monthly in arrears at the bank's prime rate plus 0.5% (8.75% at June 29, 1996) or the LIBOR rate plus 2.5% (8.00% at June 29, 1996) at the option of the Company. The new line of credit is collateralized by all of the assets of the Company, contains certain restrictions, including limitations on the amount of distributions which can be made to stockholders, purchases of fixed assets, and loans which can be made to officers, and requires the maintenance of certain financial covenants. The line of credit agreement expires in February 1999.

  ARI had a line of credit arrangement with a bank which allowed ARI to borrow the lesser of $1,750,000 or 60% of eligible accounts receivable, as defined, at an interest rate equal to the bank's prime rate plus .50% (9.0% at June 24, 1995 and 8.75% at June 29, 1996). There were no amounts outstanding under this line at June 24, 1995 or June 29, 1996. The line of credit is secured by all of the assets of ARI, contains certain restrictions, including limitations on the amount of distributions which can be made to stockholders, purchases of fixed assets, and new indebtedness, and requires the maintenance of certain financial covenants. On November 26, 1996, in conjunction with the acquisition of ARI by the Company (see Note 4), ARI terminated its line of credit arrangement.

  SCR had a credit arrangement with a bank consisting of a committed line of credit totaling $2,500,000, of which $2,500,000 and $625,000 were unused as of June 24, 1995 and June 29, 1996, respectively, and a discretionary equipment line of $500,000. The line of credit carries interest at the bank's prime rate (8.5% at June 24, 1995 and 8.25% at June 29, 1996) and is collateralized by substantially all of the assets of SCR. The equipment line carries an interest rate equal to the bank's prime rate plus .50% (9.0% and 8.75% at June 24, 1995 and June 29, 1996, respectively). The sum of the outstanding balances on the line of credit and the equipment line cannot exceed a borrowing base of 80% of eligible accounts receivable, as defined, up to a maximum total borrowing of $3,000,000. At June 29, 1996, $7,000 of the equipment line was used. Monthly principal payments of $3,000, including interest, are due through August 1996 on this line. The equipment line is secured by a first priority interest in the related equipment purchased with the loan proceeds. Both credit arrangements were guaranteed by SCR's former stockholders and required a commitment fee of .25% per annum on the unused portion. Additionally, the credit arrangements contain certain restrictions, including limitations on new indebtedness, and require the maintenance of certain financial covenants.

  On November 27, 1996, in connection with the acquisition of SCR by the Company (see Note 4), SCR terminated its credit arrangements.

                              THE REGISTRY, INC.

8. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                           JUNE 24,   JUNE 29,
                                                             1995       1996
                                                          ---------- ----------
   Note payable due January 1, 1996...................... $   59,000 $      --
   Note payable due August 31, 1996......................     28,000      7,000
   Term loan due December 1, 1996........................    563,000        --
   10.7% term loan due September 30, 1997................    502,000        --
   11% term loan due March 13, 1998......................    626,000        --
   Notes payable due November 30, 1998...................    750,000    625,000
   Notes payable due June 30, 2000.......................    270,000    216,000
   9.375% term loan due August 27, 2010..................        --   1,406,000
   6.75% term loan due April 1, 2013.....................        --     690,000
                                                          ---------- ----------
                                                           2,798,000  2,944,000
   Less: current portion.................................  1,029,000    344,000
                                                          ---------- ----------
                                                          $1,769,000 $2,600,000
                                                          ========== ==========

  The note payable due January 1, 1996 was payable to a bank in monthly installments, including interest at the bank's prime rate plus 1.5% (10.5% at June 24, 1995).

  The note payable due August 31, 1996 is payable to a bank, under the line of credit described in Note 7, in monthly installments of $3,000, including interest at the bank's prime rate plus .50% (9.0% and 8.75% at June 24, 1995 and June 29, 1996, respectively).

  The term loan due December 1, 1996, payable to a bank in monthly installments of $31,000 plus interest at the bank's prime rate plus 1.25% (10.25% at June 24, 1995), was repaid in March 1996.

  The term loans due September 30, 1997 and March 13, 1998, payable in monthly installments of $21,000 and $22,000, respectively, including interest, were repaid in June 1996.

  The notes payable due November 30, 1998 resulted from TRI's acquisition of the former Axiom Consulting Group, Inc. in November 1994 (see Note 3). The notes are unsecured and are payable to the former stockholders of Axiom Consulting Group, Inc. in semi-annual installments of $125,000, plus interest at the prime rate published in The Wall Street Journal, beginning in May 1996.

  ARI repurchased 127,609 shares of common stock and 465,000 shares of preferred stock from certain of its stockholders in June 1995 at a price of $.24 and $.65 per share, respectively. These repurchased shares have been excluded from the number of shares issued and outstanding on the accompanying consolidated balance sheet. In conjunction with this transaction, ARI issued $261,000 in promissory notes, recorded as long-term debt on the accompanying balance sheet, due through June 30, 2000 in five equal annual installments of $63,000, including interest of 6.83%, with the first payment due in June 1996. These notes are unsecured.

  The term loan due August 27, 2010 is payable to a bank in monthly installments of $12,000, including interest, and is collateralized by certain property of the Trust and the personal guarantee of the Company's president and majority stockholder.

  The term loan due April 1, 2013 is payable in semi-annual installments of $34,000, including interest, and is secured by a mortgage on the land and building of the Trust and the assignment of a life insurance policy on the Company's president and majority stockholder.

                              THE REGISTRY, INC.

  Aggregate maturities of long-term debt are as follows at June 29, 1996:

   1997.............................................................. $  344,000
   1998..............................................................    352,000
   1999..............................................................    226,000
   2000..............................................................    105,000
   2001..............................................................     53,000
   Thereafter........................................................  1,864,000
                                                                      ----------
                                                                      $2,944,000
                                                                      ==========

9. INCOME TAXES

  Prior to January 1, 1996 and November 27, 1996, respectively, America's Registry and SCR had each elected to be an S corporation for federal income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the corporate income or loss and credits were passed through to the stockholders and reported on their personal tax returns.

  In conjunction with the acquisition of all of the common stock of America's Registry and SCR by TRI (see Notes 2 and 4), America's Registry's and SCR's elections to be treated as an S corporation terminated, effective January 1, 1996 and November 26, 1996, respectively. As a result, the income or loss of America's Registry commencing on January 1, 1996 and the income or loss of SCR commencing on November 27, 1996 will be subject to corporate income tax. The income tax provision (benefit) described below for the year ended June 29, 1996 includes the income taxes related to America's Registry since January 1, 1996. The unaudited pro forma provision for income taxes and pro forma net income on the accompanying consolidated statement of income (see Note 16) reflects the estimated results of operations if America's Registry and SCR had been subject to corporate income taxes during the years ended May 31, 1994, June 24, 1995 and June 29, 1996 and the nine months ended March 30, 1996 and March 29, 1997.

  At the time of conversion of America's Registry from an S corporation to a C corporation, a net deferred tax liability of $642,000 was recorded through the income tax provision on January 1, 1996. This deferred tax liability was comprised principally of the remaining effects of America's Registry converting from the cash basis to the accrual basis for tax reporting purposes on January 1, 1994, offset by deferred tax assets for certain accrued expenses which are recognized in different periods for financial and tax reporting.

  At the time of conversion of SCR from an S corporation to a C corporation, a net deferred tax asset of $403,000 was recorded through the income tax provision on November 27, 1996. This deferred tax asset was comprised principally of certain accrued expenses and allowances which are recognized in different periods for financial and tax reporting.

  The components of the provision (benefit) for federal and state income taxes are as follows:

                                                       YEAR ENDED
                                             --------------------------------
                                             MAY 31,   JUNE 24,    JUNE 29,
                                               1994      1995        1996
                                             -------- ----------  -----------
   Current:
     Federal................................ $250,000 $  875,000  $ 3,076,000
     State..................................   69,000    275,000      814,000
                                             -------- ----------  -----------
                                              319,000  1,150,000    3,890,000
   Deferred:
     Federal................................  127,000   (219,000)  (1,082,000)
     State..................................   27,000    (56,000)    (323,000)
                                             -------- ----------  -----------
                                              154,000   (275,000)  (1,405,000)
   Change in tax status of America's
    Registry................................      --         --       642,000
                                             -------- ----------  -----------
                                             $473,000 $  875,000  $ 3,127,000
                                             ======== ==========  ===========

                              THE REGISTRY, INC.

  Deferred income taxes reflect the tax impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Under SFAS 109, the benefit associated with future deductible temporary differences and operating loss or credit carryforwards is recognized if it is more likely than not that a benefit will be realized. Deferred tax expense (benefit) represents the change in the net deferred tax asset or liability balance. Deferred tax assets and liabilities are comprised of the following at June 24, 1995 and June 29, 1996:

                                                           JUNE 24,   JUNE 29,
                                                             1995       1996
                                                          ---------- ----------
   Deferred tax assets:
     Net operating loss and credit carry forwards........ $  214,000 $   53,000
     Allowance for doubtful accounts.....................      3,000    135,000
     Accounts payable and accrued expenses...............     42,000    447,000
     Other...............................................    135,000     32,000
                                                          ---------- ----------
       Total gross deferred tax assets...................    394,000    667,000
                                                          ---------- ----------
   Deferred tax liabilities:
     Conversion from cash to accrual basis...............  1,536,000  1,041,000
     Accounts receivable.................................    170,000        --
     Prepaid expenses....................................     55,000     82,000
     Fixed assets........................................     53,000    167,000
     Other...............................................     51,000     57,000
                                                          ---------- ----------
       Total gross deferred tax liabilities..............  1,865,000  1,347,000
                                                          ---------- ----------
       Net deferred tax liability........................ $1,471,000 $  680,000
                                                          ========== ==========

  Income taxes computed using the federal statutory income tax rate differs from the Company's effective tax rate primarily due to the following:

                                                            YEAR ENDED
                                                     -------------------------
                                                     MAY 31, JUNE 24, JUNE 29,
                                                      1994     1995     1996
                                                     ------- -------- --------
   Statutory U.S. federal tax rate..................  34.0 %  34.0 %   34.0 %
   State taxes, net of federal tax benefit..........   3.4 %   3.1 %    3.4 %
   Income from America's Registry and SCR not
    taxable for corporate income tax purposes....... (17.2)% (19.3)%  (14.3)%
   Non-deductible expenses..........................   2.2 %   0.7 %    1.6 %
   Amortization of goodwill not deductible for
    corporate income tax purposes...................     --    0.4 %    0.3 %
   Change in tax status of America's Registry.......     --      --     6.6 %
   Other............................................   2.6 %  (0.2)%    0.4 %
                                                     ------- -------  -------
   Effective tax rate...............................  25.0 %  18.7 %   32.0 %
                                                     ======= =======  =======

  Non-deductible expenses during the years ended May 31, 1994 and June 24, 1995 primarily relate to meals and entertainment expenses. Non-deductible expenses during the year ended June 29, 1996 and the nine month period ended March 29, 1997 primarily relate to certain costs incurred in connection with the acquisitions of ARI and SCR by the Company.

  At June 29, 1996, the Company has available for federal income tax purposes unused operating losses of $90,000 to offset future taxable income, expiring in various years through 2011. Additionally, the Company has

                              THE REGISTRY, INC.

available for federal income tax purposes unused tax credits of $18,000 at June 29, 1996 to offset future tax liabilities, which may be carried forward indefinitely.

10. STOCKHOLDERS' EQUITY

 Preferred Stock, $.10 par value

  On April 10, 1996, the Company's then sole stockholder authorized 1,000,000 shares of preferred stock, $.10 par value ("Preferred Stock"). Preferred Stock may be issued in one or more series at the discretion of the Board of Directors of the Company (without stockholder approval) with such designations, rights and preferences as the Board of Directors may determine. The preferred stock may have dividend, liquidation, redemption, conversion, voting or other rights which may be more expansive than the rights of the holders of the Company's Common Stock.

 Preferred Stock, no par value

  The Company's wholly-owned subsidiary, ARI, is authorized to issue 5,000,000 shares of preferred stock, of which 3,000,000 shares are designated as Series A Preferred Stock (the "Series A Preferred Stock"). The remaining preferred stock may be issued from time to time in one or more additional series at the discretion of the Board of Directors. Shares of Series A Preferred Stock are non-redeemable and have a liquidation preference of $.79 per share plus any declared but unpaid dividends.

  Each share of Series A Preferred Stock is convertible into the number of shares of common stock that results from dividing the conversion price in effect at the time of conversion into $.79 for each share of Series A Preferred Stock being converted. The conversion price of the Series A Preferred Stock is initially $.2168 per share, subject to adjustment for stock splits, dividends, distributions and combinations. At June 29, 1996, all shares of Series A Preferred Stock are convertible into .274428 shares of the Company's Common Stock based on a conversion price of $.2168 per share. At June 29, 1996, 671,800 shares of the Company's Common Stock are reserved for issuance upon conversion of the Series A Preferred Stock.

  Each share of Series A Preferred Stock shall automatically be converted into shares of common stock upon (i) the effectiveness of ARI's registration statement on Form S-1 pursuant to the closing of a public offering resulting in gross proceeds greater than $5,000,000 for ARI's common stock or (ii) the election of the holders of two-thirds of the outstanding shares of Series A Preferred Stock to convert all outstanding shares of Series A Preferred Stock into common stock. In the event of a sale or merger of ARI to or with another corporation, holders of Series A Preferred Stock have the right to convert each share of Series A Preferred Stock into shares of common stock (at the appropriate conversion ratio) by delivery of an election to do so.

  For a vote other than for directors of ARI, preferred stockholders have voting rights equivalent to one vote for each share of common stock into which their respective shares of Series A Preferred Stock are convertible on the record date of the vote. For election of directors of ARI, the holders of shares of common stock, voting as a class, are entitled to elect one director of ARI and the holders of shares of Series A Preferred Stock, voting as a class, are entitled to elect all other directors of ARI. However, if more than 75% of the originally issued shares of Series A Preferred Stock have been converted into common stock, all the directors of ARI are elected by the holders of Series A Preferred Stock and common stock voting together as a single class.

  On November 26, 1996, in conjunction with the acquisition of ARI by TRI (see
Note 4), all of the outstanding shares of Series A Preferred Stock were converted into 717,080 shares of Common Stock.

 Stock Split

  On March 22, 1996, the Company's then sole stockholder approved a 177.77778-for-1 stock split on the Common Stock of TRI. At that time, the Company's stockholder also approved an increase to 12,000,000 in the

                              THE REGISTRY, INC.

number of authorized shares of the Common Stock of TRI, no par value. On April 10, 1996, the Company's stockholder approved an additional increase to 29,000,000 in the number of authorized shares of the Common Stock of TRI. On November 21, 1996, the Company's stockholders approved an additional increase to 49,000,000 in the number of authorized shares of the Common Stock of TRI.

  All shares and per share amounts included in the consolidated financial statements have been adjusted to give retroactive effect to the stock split for all periods presented.

 Public Offering of Common Stock

  On June 10, 1996, the Company completed its initial public offering for the sale of 2,230,000 shares of Common Stock, which included 330,000 shares in respect of the underwriters' over-allotment option. The Company received $34,498,000 from the sale of the shares, net of the underwriting discounts and expenses associated with the offering. Additionally, the Company had previously incurred $294,000 of costs related to the initial public offering that were deferred in previous years which were also charged against the proceeds of the offering. Net proceeds were used to repay all outstanding indebtedness under the Company's credit facility and certain term loans (see
Note 8).

11. STOCK PLANS

  In March 1996, the Company's then sole stockholder approved the formation of the 1996 Stock Plan, the 1996 Employee Stock Purchase Plan and the 1996 Eligible Directors Stock Plan.

 1996 Stock Plan

  This plan authorizes the grant of incentive stock options, non-qualified stock options, stock purchase authorizations or stock bonus awards to key employees, including officers, employee directors and consultants, to purchase up to 1,600,000 shares of Common Stock. In January 1997, the Company's Board of Directors, subject to stockholder approval, voted to increase the number of shares of Common Stock authorized under this plan to 3,600,000. In addition, in May 1997, the Board of Directors authorized an additional 1,000,000 shares of Common Stock available under the Plan for non-qualified stock options to be issued to employees of businesses that the Company acquires. Incentive stock options cannot be granted to consultants. For incentive options, the purchase price is equal to the fair market value on the date of grant (110% of fair market value for stockholders who hold greater than 10% of the Company's stock at the time of grant). For non-qualified options and stock purchase authorizations, the purchase price is determined by the Board of Directors within limits as set forth in the plan, but shall not be less than 85% of the fair market value of the Common Stock on the date of grant. The periods over which options are exercisable are determined by the Board of Directors. If permitted by the Board of Directors, employees may use previously acquired shares of the Company's Common Stock (provided that such shares tendered have been held for at least six months) or may borrow money from the Company on a recourse basis (for a period of time not to exceed five years) to pay the exercise price of shares purchased. Options may expire up to ten years after the date of grant (five years for incentive options granted to 10% stockholders). The Board of Directors has the discretion to designate non-qualified options as transferable. The plan will terminate in March 2006.

                              THE REGISTRY, INC.

A summary of option activity under the plan is as follows:

                                                       NUMBER OF  OPTION PRICE
                                                        SHARES      PER SHARE
                                                       ---------  -------------
   Outstanding at June 24, 1995.......................       --             --
   Granted............................................ 1,210,750  $11.00-$16.00
   Canceled...........................................   (15,750) $11.00-$13.00
                                                       ---------  -------------
   Outstanding at June 29, 1996....................... 1,195,000  $11.00-$16.00
   Granted (unaudited)................................   617,000  $27.00-$52.00
   Exercised (unaudited)..............................   (59,035) $11.00-$27.00
   Canceled (unaudited)...............................   (78,050) $11.00-$46.25
                                                       ---------  -------------
   Outstanding at March 29, 1997 (unaudited).......... 1,674,915  $11.00-$52.00
                                                       =========  =============

 1996 Employee Stock Purchase Plan

  This plan, which is intended to qualify under Section 423 of the Internal Revenue Code, authorizes the grant of options to eligible employees on a semi-annual basis to purchase shares of the Company's Common Stock. An aggregate of 300,000 shares of Common Stock has been reserved for issuance under this plan. The plan permits eligible employees to purchase up to 200 shares of Common Stock in any six month offering period through the accumulation of payroll deductions, which may not exceed 10% of the employee's compensation. Employees are eligible to participate if they have been employed by the Company for at least eighteen months. Shares are purchased at 85% of the lower of the fair market value of the Company's Common Stock at the beginning or end of each six month offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment. The first stock offering period under the plan commenced on June 5, 1996, the effective date of the registration statement covering the Company's initial public offering. The plan will terminate in March 2006.

 1996 Eligible Directors' Stock Plan

  This plan authorizes the grant of an option to purchase 20,000 shares of Common Stock to each non-employee director on the date of the director's initial election to the Board of Directors. The exercise price of options granted is 100% of the closing price per share of Common Stock on the date of grant. Directors may use previously acquired shares of the Company's Common Stock to pay the exercise price of shares purchased, provided that such shares tendered have been held for at least six months. An aggregate of 100,000 shares of Common Stock may be issued under the plan. Options are exercisable in four equal annual installments commencing on the first anniversary date of the grant. Options expire ten years after the date of grant. The plan will terminate in March 2006.

  In April and May 1996, options to purchase 20,000 shares each of Common Stock at an exercise price of $11.00 and $13.00 per share, respectively, were granted to newly-elected directors.

 SCR Option

  On April 1, 1993, SCR granted a non-qualifying stock option to a key employee to purchase 48,143 shares of common stock at an exercise price of $0.0073 per share. The option has a nine-year vesting period, subject to acceleration for certain events (such as the sale, merger or liquidation of the Company, or an initial public offering), and expires on April 1, 2002. Compensation expense of $281,000, which represents the excess of the estimated fair market value of the stock on the date of grant over the exercise price, is being recognized over the nine-year vesting period. The unrecognized portion of the compensation expense is recorded as a reduction of

                              THE REGISTRY, INC.

stockholders' equity in the accompanying balance sheet. Effective November 27, 1996, the stock option was exercised in accordance with the acceleration clause of the option agreement in connection with the acquisition of SCR by the Company as described in Note 4, and the remaining unamortized balance of deferred stock compensation of $164,000 was recorded as expense at that time.

 1994 ARI Stock Plan

  In 1994, ARI adopted the 1994 Stock Option Plan (the "1994 Plan"), under which 411,642 shares of common stock are reserved for issuance to eligible employees, directors and consultants upon the exercise of stock options. ARI also has outstanding options to purchase 7,409 shares of common stock and 27,000 shares of Series A Preferred Stock which were granted prior to the adoption of the 1994 Plan. Stock options were granted at prices determined by ARI's former Board of Directors and generally may not be less than 100% and 85%, for incentive and nonstatutory options, respectively, of the estimated fair value of the related shares on the date of grant. Options granted under the 1994 Plan are for periods not to exceed ten years, are exercisable beginning generally one year after the date of grant and vest ratably over a maximum period of five years following the date of grant.

  Options which expire or are canceled shall become available for reissuance under the 1994 Plan. The 1994 Plan provides for an unvested share repurchase option on behalf of ARI. In the event an optionee ceases to be eligible under the 1994 Plan for any reason, shares acquired through the exercise of an option which have not yet vested may be repurchased by ARI at the higher of the option exercise price or the value of the stock being purchased on the date of termination. All stock options granted to ARI's former management employees fully vest in the event of a change of control, as defined by the Board of Directors.

  The Company does not intend to grant any further options under the 1994
Plan.

  A summary of option activity under the 1994 Plan is as follows:

                                                                SERIES A
                                     COMMON STOCK            PREFERRED STOCK
                                ----------------------- --------------------------
                                NUMBER OF  OPTION PRICE NUMBER OF   OPTION PRICE
                                 OPTIONS    PER SHARE    OPTIONS      PER SHARE
                                ---------  ------------ ---------  ---------------
Outstanding at May 31, 1994...   151,485   $0.01-$0.24   150,000   $0.0157-$0.3285
Granted.......................    98,794         $0.24       --                --
Exercised.....................   (33,754)  $0.01-$0.06  (123,000)   $0.0157-$0.135
Canceled......................   (28,267)  $0.06-$0.24       --                --
                                --------   -----------  --------   ---------------
Outstanding at June 24, 1995..   188,258   $0.01-$0.24    27,000   $0.0157-$0.3285
Elimination of duplicated
 activity from July to
 December 1995................       823         $0.24    23,000            $.0157
Granted.......................    41,164         $0.24       --                --
Exercised.....................   (18,935)        $0.24   (23,000)           $.0157
Canceled......................      (824)        $0.24       --                --
                                --------   -----------  --------   ---------------
Outstanding at June 29, 1996..   210,486   $0.01-$0.24    27,000   $0.0157-$0.3285
Conversion of Series A
 Preferred Stock options to
 Common Stock options
 (unaudited)..................     7,409   $0.06-$1.19   (27,000)  $0.0157-$0.3285
Exercised (unaudited).........  (205,547)  $0.01-$1.19       --                --
                                --------   -----------  --------   ---------------
Outstanding at March 29, 1997
 (unaudited)..................    12,348         $0.24       --                --
                                ========   ===========  ========   ===============

                              THE REGISTRY, INC.

  On November 26, 1996, in conjunction with the acquisition of ARI by TRI, all options to purchase Series A Preferred Stock were converted into options to purchase 7,409 shares of Common Stock. Additionally, all options outstanding under the 1994 Plan vested upon the date of the acquisition.

  The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock option plans. Compensation is recognized for the difference between the exercise price of options granted and the estimated fair value of the related shares on the date of grant, and is recorded over the vesting period. The benefit of tax deductions associated with the exercise of non-qualified stock options or the disqualifying disposition of shares acquired through the exercise of incentive stock options in excess of the amount of compensation recorded for financial reporting purposes is recorded as a credit to additional paid-in capital.

12. EMPLOYEE SAVINGS PLAN

  The Company provides an employee retirement savings plan under Section 401(k) of the Internal Revenue Code (the "Plan") which covers substantially all employees. Under the terms of the Plan, employees may contribute a percentage of their salary, up to a maximum of 15%, which is then invested in one or more of several mutual funds selected by the employee. The Company may make contributions to the Plan at their discretion; such contributions totaled $17,000, $31,000 and $50,000 during the years ended May 31, 1994, June 24,
1995 and June 29, 1996, respectively.

13. COMMITMENTS

  In addition to leasing computer equipment under various capital leases (Note
5), the Company occupies premises under various noncancelable operating leases which include terms requiring the Company to pay a pro-rata portion of increased operating expenses and real estate taxes. The leases expire on various dates through fiscal 2002, and certain of the leases contain options for renewal or purchase of the related equipment.

  In January 1993, TRI entered into a three year lease with the Trust, which required annual rental payments of $120,000, payable in equal monthly installments of $10,000. This lease was amended in January of 1994 upon expansion of the leased area to require annual rental payments of $150,000, payable in equal monthly installments of $12,500. This lease was further amended in September 1995 upon expansion of the leased area to require annual payments of $357,000, payable in equal monthly installments of $29,800. The term of the lease was also extended through September 2010. In conjunction with the amendment in September 1995, the Company has begun to consolidate the accounts of the Trust on a prospective basis (see Note 15). Rent expense for the years ended May 31, 1994, June 24, 1995 and June 29, 1996 (excluding amounts paid to the Trust after September 19, 1995) was $824,000, $1,746,000 and $2,090,000, respectively.

  At June 29, 1996, future minimum rental payments under noncancelable lease arrangements are as follows, excluding amounts payable to the Trust:

                                                            OPERATING  CAPITAL
                                                              LEASES    LEASES
                                                            ---------- --------
   1997.................................................... $1,967,000 $ 92,000
   1998....................................................  1,767,000   50,000
   1999....................................................  1,417,000   10,000
   2000....................................................    949,000      --
   2001....................................................    472,000      --
   Thereafter..............................................     37,000      --
                                                            ---------- --------
   Total minimum lease payments............................ $6,609,000 $152,000
                                                            ==========
   Less--amount representing interest......................              23,000
                                                                       --------
   Present value of obligations under capital leases.......            $129,000
                                                                       ========

                              THE REGISTRY, INC.

14. FINANCIAL INSTRUMENTS

  The Company enters into various types of financial instruments in the normal course of business. Fair values are estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year end or that will be realized in the future.

  The carrying amounts of the Company's financial instruments, which include accounts receivable, notes receivable from related parties, line of credit, accounts payable, accrued salaries and wages, other accrued expenses, income taxes payable and long-term debt, approximate their fair values at June 29, 1996.

15. CONSOLIDATION OF REAL ESTATE TRUST

  As described in Note 13, the Company leases office space from a real estate trust, of which the president and majority stockholder of the Company is the sole beneficiary and an officer of the Company is the trustee. Effective September 19, 1995, the Company renegotiated its lease with the Trust in conjunction with a refinancing of the Trust's mortgage. The modified lease terms expanded the amount of space which the Company occupies, committed the Company to rent the facility through the maturity date of the mortgage loan, and granted the Company a right of first refusal to lease any space in the facility currently occupied by other tenants when the tenants' leases expire.

  Accordingly, as of this date, the Company obtained significant control over the operations of the Trust and assumed a significant portion of the Trust's obligations. As a result, the Company has consolidated the accounts of the Trust as of September 19, 1995 on a prospective basis. As of September 19, 1995, the Trust reported the following assets and liabilities:

   Fixed assets, net.............................................. $ 1,750,000
   Other current assets...........................................      49,000
   Security deposits and deferred income..........................     (84,000)
   Note payable to TRI............................................    (365,000)
   Mortgage loans payable.........................................  (1,461,000)
                                                                   -----------
                                                                   $  (111,000)
                                                                   ===========

  In September 1995, one of the mortgage loans payable by the Trust was refinanced with a new mortgage loan (see Note 8). At this time, a distribution of $649,000 was made to the beneficiary of the Trust.

  Rental income from tenants during the period from September 19, 1995 through June 29, 1996 was $137,000, which is included in interest and other income in the accompanying consolidated statement of income. Future minimum rental commitments from tenants are as follows at June 29, 1996:

   1997................................................................ $109,000
   1998................................................................   12,000
                                                                        --------
                                                                        $121,000
                                                                        ========

                              THE REGISTRY, INC.

16. UNAUDITED PRO FORMA INCOME INFORMATION

  The following unaudited pro forma income tax information is presented as if America's Registry and SCR each had been a C corporation subject to federal and state income taxes throughout the periods presented.

                         YEAR ENDED YEAR ENDED  YEAR ENDED NINE MONTHS ENDED NINE MONTHS ENDED
                          MAY 31,    JUNE 24,    JUNE 29,      MARCH 30,         MARCH 29,
                            1994       1995        1996          1996              1997
                         ---------- ----------- ---------- ----------------- -----------------
Income before taxes..... $1,891,000 $ 4,667,000 $9,759,000    $6,568,000        $13,154,000
Pro forma income tax
 provision..............    889,000   2,014,000  4,222,000     2,840,000          7,768,000
                         ---------- ----------- ----------    ----------        -----------
Pro forma net income.... $1,002,000 $ 2,653,000 $5,537,000    $3,728,000        $ 5,386,000
                         ========== =========== ==========    ==========        ===========

  From inception through the year ended May 31, 1994, America's Registry generated a taxable loss for which the Company would not have received a benefit, as America's Registry would have filed a separate tax return from TRI.

 Net Income Per Share

  Pro forma net income per share has been computed by dividing pro forma net income by the weighted average number of common and common equivalent shares outstanding, after considering the events described in Notes 2, 4, 10 and 11. Weighted average common and common equivalent shares include common shares and common shares which may be issuable upon exercise of outstanding stock options, computed using the treasury stock method. The weighted average number of common and common equivalent shares outstanding also includes common shares issuable upon conversion of ARI's preferred stock, using the exchange ratio of
0.274428 shares of TRI Common Stock for each share of ARI stock. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, stock options granted by the Company during the twelve months prior to the date of the initial filing of the Company's Registration Statement on Form S-1 have been included in the calculation of common equivalent shares using the treasury stock method, as if they were outstanding for all periods through the initial public offering.

17. UNAUDITED SUBSEQUENT EVENTS

 Sun-Tek Consultants, Inc.

  On November 1, 1996, the Company, through a wholly-owned subsidiary, acquired all of the outstanding stock of Sun-Tek Consultants, Inc., a Florida corporation ("Sun-Tek"), for $1,900,000 in cash. Sun-Tek Consultants, Inc. is an information technology consulting firm based in Orlando, Florida performing services similar to those of the Company. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The excess of the consideration over the estimated fair value of net assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 30 years.

 Sterling Information Group, Inc.

  On November 27, 1996, the Company, through a wholly-owned subsidiary, acquired certain assets and liabilities of Sterling Information Group, Inc. ("Sterling"), a Texas corporation, for cash consideration of $7,500,000, plus amounts up to an aggregate of $500,000 contingent upon the operating results and expansion success of Sterling over the next 7 months. Sterling is an independent provider of outsourced software application development based in Austin, Texas. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair

                              THE REGISTRY, INC.

values as of the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 30 years.

 James Duncan & Associates

  On December 24, 1996, the Company, through a wholly-owned subsidiary, acquired all of the outstanding share capital of AFC Holdings (Guernsey) Limited, a Guernsey trust which holds all of the outstanding share capital of James Duncan & Associates ("JDA"), a United Kingdom corporation, for $4,172,000, payable in $3,921,000 in cash, 2,736 shares of the Company's Common Stock and $125,000 payable on or before December 24, 1997 in cash or shares of the Company's Common Stock at the option of the selling stockholders. JDA is an information technology consulting firm performing services similar to those of the Company. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired has been recorded as goodwill, and is being amortized on a straight-line basis over 30 years.

 Connexus Consulting Group, Inc.

  On January 24, 1997, the Company, through a wholly-owned subsidiary, acquired all of the outstanding shares of Connexus Consulting Group, Inc. ("Connexus"), a Delaware corporation, for cash consideration of $600,000. Connexus is an information technology consulting firm based in Andover, Massachusetts performing services similar to those of the Company. The acquisition has been accounted for as a purchase and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 30 years.

 Legal Settlement

  In August 1996, ARI received a settlement of $1,625,000 from its insurance company for payment of defense costs and certain expenses associated with a previous intellectual property rights matter. This amount, net of related expenses, has been included in interest and other income in the accompanying consolidated statement of income.

 Sale of Common and Preferred Stock

  On November 19, 1996, ARI sold 55,000 units to an unrelated investor for net proceeds of $2,607,000. Each unit consisted of 3 shares of ARI's Series A Preferred Stock and 0.5489 shares of the Company's Common Stock, for a total of 165,000 shares of Series A Preferred Stock and 30,187 shares of Common Stock.

 Secondary Offering

  On February 26, 1997, the Company completed a secondary public offering for the sale of 1,234,166 shares of Common Stock. The Company received approximately $48,440,000 from the sale of the shares, net of the underwriting discounts and expenses associated with the offering. Net proceeds were used to repay all outstanding indebtedness under the Company's credit facility.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Application Resources, Inc.

We have audited the balance sheet of Application Resources, Inc. as of December 31, 1995 and the related statements of income, shareholders' equity, and cash flows for the year ended December 31, 1995 and three month period ended December 31, 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Application Resources, Inc. at December 31, 1995 and the results of its operations and its cash flows for the year ended December 31, 1995 and the three month period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                                            Ernst & Young LLP

San Francisco, California
January 24, 1997

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Shamrock Computer Resources, Ltd.
Minneapolis, Minnesota

We have audited the balance sheets of Shamrock Computer Resources, Ltd. as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shamrock Computer Resources, Ltd. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Graves, McKenna, Lundeen & Almquist, P.L.L.P.
Certified Public Accountants

Minneapolis, Minnesota

December 13, 1996

                                INTRODUCTION TO
          PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

  The following pro forma unaudited combined condensed financial statements give effect to the proposed merger of The Registry, Inc. ("The Registry") with Renaissance Solutions, Inc. ("Renaissance") in a transaction to be accounted for as a pooling of interests. The pro forma unaudited combined condensed balance sheet presents the combined financial position of The Registry and Renaissance as of March 29, 1997 assuming that the proposed merger had occurred as of that date based upon the historical balance sheet data of The Registry and Renaissance at March 29, 1997 and March 28, 1997, respectively. Upon the consummation of the proposed merger, Renaissance's December 31 year end will be conformed to The Registry's last Saturday in June year end, beginning in the year ending June 28, 1997. The pro forma unaudited combined condensed statement of income gives effect to the proposed merger by combining the results of operations of The Registry for the nine months ended March 29, 1997 with the results of operations of Renaissance for the comparable period on a pooling-of-interests basis. The pro forma unaudited combined condensed statement of income gives effect to the proposed merger by combining the results of operations of The Registry for the years ended May 31, 1994, June 24, 1995 and June 29, 1996, and for the nine months ended March 30, 1996 with the results of operations of Renaissance for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, and for the nine months ended September 30, 1996, respectively, on a pooling-of-interests basis. The results of operations of Renaissance for the six months ended December 31, 1996 (reflecting revenue of $28,215,000 and net loss of $154,000) have therefore been included in two periods, and have been deducted in determining combined retained earnings at March 29, 1997. These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of The Registry and Renaissance.

  During February 1997, Renaissance has also completed two acquisitions which have been accounted for as purchases. Renaissance paid total consideration of $25.0 million in cash and stock for these entities and the primary assets recorded as a result of these acquisitions were accounts receivable and goodwill. The accompanying pro forma unaudited combined condensed financial statements for the year ended June 29, 1996 and the nine months ended March 29, 1997 include the financial results of such acquired entities as if they had been acquired as of the beginning of those periods.

  The Registry has also completed five acquisitions which have been accounted for as purchases. The Registry paid total consideration of $16.7 million in cash and stock for these entities and the primary assets recorded as a result of these acquisitions were accounts receivable and goodwill. The Registry does not consider these five acquisitions to be significant to its consolidated financial position or results of operations for the periods presented as described above, and, accordingly, has not included the financial results of such acquired entities in the accompanying pro forma unaudited combined condensed financial statements.

  The accompanying pro forma unaudited combined condensed statement of income is not necessarily indicative of future results of operations or of the results of operations which would have actually occurred had the above transactions occurred at the beginning of the earliest period presented.

                               THE REGISTRY, INC.
                          RENAISSANCE SOLUTIONS, INC.
              PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET
                                 MARCH 29, 1997

                                 (IN THOUSANDS)

                                                                        PRO FORMA
                                    REGI     RENS    ADJUSTMENTS        COMBINED
                                  --------  -------  -----------        ---------
             ASSETS
             ------
Current Assets
  Cash and cash equivalents.....  $ 23,744  $13,404                     $ 37,148
  Marketable securities.........    11,550   23,142                       34,692
  Accounts receivable, net......    63,564   18,488                       82,052
  Notes receivable from related
   parties......................       170      --                           170
  Unbilled services.............       --     3,206                        3,206
  Deferred income taxes.........     1,223      244                        1,467
  Other current assets..........       793    1,800                        2,593
                                  --------  -------   --------          --------
    Total current assets........   101,044   60,284                      161,328
Fixed assets, net...............     9,792    4,825                       14,617
Notes receivable from officers..       100      --                           100
Other assets....................    15,994   28,005      6,000 (4b)       49,999
Deferred income taxes...........       470      --                           470
                                  --------  -------   --------          --------
    Total assets................  $127,400  $93,114   $  6,000          $226,514
                                  ========  =======   ========          ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
Current liabilities:
  Line of credit................  $    --   $   500                     $    500
  Current portion of long-term
   debt.........................     1,929      --                         1,929
  Accounts payable..............     1,796    5,779                        7,575
  Accrued salaries and wages....     8,477    3,708                       12,185
  Other accrued expenses........     7,798    3,887     12,507 (3)(4b)    30,192
                                                         6,000 (4b)
  Accrued income taxes..........     1,879      318                        2,197
  Deferred income taxes.........       473      --                           473
                                  --------  -------   --------          --------
    Total current liabilities...    22,352   14,192     18,507            55,051
                                  --------  -------   --------          --------
Deferred income taxes...........       811      481                        1,292
                                  --------  -------                     --------
Long-term debt..................     2,456      --                         2,456
                                  --------  -------                     --------
Other liabilities...............       --       195                          195
                                  --------  -------                     --------
Commitments and contingencies
Stockholders' equity
  Preferred stock...............       --       --                           --
  Common stock..................     4,702        1                        4,703
  Additional paid in capital....    84,353   69,612        493 (4a)      154,458
  Notes receivable from
   stockholders.................      (226)     --                          (226)
  Unrealized gain (loss) on
   marketable securities........       --      (140)                        (140)
  Retained earnings.............    12,959    8,714    (13,000)(3)         8,673
  Cumulative translation
   adjustment...................        (7)      59                           52
                                  --------  -------   --------          --------
    Total stockholders' equity..   101,781   78,246    (12,507)          167,520
                                  --------  -------   --------          --------
                                  $127,400  $93,114   $  6,000          $226,514
                                  ========  =======   ========          ========

                              THE REGISTRY, INC.
                          RENAISSANCE SOLUTIONS, INC.
          PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF INCOME

                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                      YEAR ENDED             NINE MONTHS ENDED
                              ----------------------------  --------------------
                              MAY 31,   JUNE 24,  JUNE 29,  MARCH 30,  MARCH 29,
                                1994      1995      1996      1996       1997
                              --------  --------  --------  ---------  ---------
Revenue...................... $105,364  $189,521  $293,412  $190,063   $291,515
Cost of revenue..............   78,050   137,625   213,275   137,238    206,609
                              --------  --------  --------  --------   --------
                                27,314    51,896    80,137    52,825     84,906
Selling, general and
 administrative expenses.....   21,689    40,796    61,434    40,080     60,780
Acquisition-related
 expenses....................      --        --      3,524       --       8,668
                              --------  --------  --------  --------   --------
Income from operations.......    5,625    11,100    15,179    12,745     15,458
Interest expense.............     (633)   (1,263)   (2,264)   (1,660)       (87)
Interest and other income....       76       559     1,585       964      3,332
                              --------  --------  --------  --------   --------
Income before taxes..........    5,068    10,396    14,500    12,049     18,703
Income tax provision.........      473     2,769     7,218     4,316     11,166
                              --------  --------  --------  --------   --------
Net income................... $  4,595  $  7,627  $  7,282  $  7,733   $  7,537
                              ========  ========  ========  ========   ========
Pro forma information:
  Historical income before
   pro forma adjustment......                     $ 14,500  $ 12,049   $ 18,703
  Pro forma adjustment to
   officers' salaries........                        6,850     1,709      3,933
                                                  --------  --------   --------
  Historical/pro forma income
   before taxes.............. $  5,068  $ 10,396    21,350    13,758     22,636
  Pro forma income taxes.....    1,633     4,311    10,042     5,143     12,878
                              --------  --------  --------  --------   --------
  Pro forma net income....... $  3,435  $  6,085  $ 11,308  $  8,615   $  9,758
                              ========  ========  ========  ========   ========
  Pro forma net income per
   share.....................           $   0.36  $   0.62  $   0.49   $   0.46
                                        ========  ========  ========   ========
  Weighted average common and
   common equivalent shares..             16,746    18,126    17,719     21,325

  Results of operations for the years ended June 24, 1995 and June 29, 1996 are for 52 weeks and 53 weeks, respectively.

  Results of operations for the nine months ended March 30, 1996 and March 29, 1997 are for 40 weeks and 39 weeks, respectively.

     NOTES TO PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

  1. The pro forma unaudited combined condensed financial statements reflect the issuance of shares of The Registry's Common Stock for all of the outstanding shares of Renaissance's common stock in connection with the proposed merger based upon the exchange ratio of 0.80 shares of The Registry's Common Stock for each share of Renaissance Common Stock.

  The pro forma unaudited combined condensed balance sheet presents the combined financial position of The Registry and Renaissance as of March 29, 1997 assuming that the proposed merger had occurred as of that date. Such pro forma information is based upon the historical consolidated balance sheet data of The Registry and Renaissance as of March 29, 1997 and March 28, 1997, respectively. The pro forma unaudited combined condensed statement of income gives effect to the proposed merger of The Registry and Renaissance by combining the results of operations of The Registry for the years ended May 31, 1994, June 24, 1995, and June 29, 1996 and the nine months ended March 30, 1996 and March 29, 1997 with the results of operations of Renaissance for the years ended December 31, 1994, December 31, 1995 and December 31, 1996 and the nine months ended September 30, 1996 and March 29, 1997, respectively, on a pooling-of-interests basis.

  The pro forma unaudited combined condensed statement of income for the year ended June 29, 1996 and the nine months ended March 29, 1997 also gives effect to Renaissance's acquisition of COBA Consulting Limited ("COBA-UK") and C.M. Management Systems Ltd. Inc. ("COBA-Boston") on February 3, 1997 and February 13, 1997, respectively, in transactions accounted for as purchases, as if they took place at the beginning of those periods. Consistent with the previous year-end dates of these entities, the pro forma unaudited combined condensed statement of income for the year ended June 29, 1996 includes the results of operations of COBA-UK and COBA-Boston for the year ended October 31, 1996 and December 31, 1996, respectively. The results of operations of COBA-UK and COBA-Boston include adjustment to selling, general and administrative expenses for amortization of the goodwill arising from the acquisitions throughout the periods presented, as further described in Note 7 below.

  2. There were no material transactions between The Registry, Renaissance, COBA-Boston or COBA-UK during any of the periods presented.

  3. The Registry and Renaissance expect to incur aggregate transaction costs of approximately $12 to $14 million associated with the proposed merger, primarily in the quarter in which the proposed merger will be consummated. The pro forma combined condensed balance sheet as of March 29, 1997 has been adjusted to reflect $13 million of these costs, the mid-point of this range, which will primarily not be deductible for corporate income tax purposes. These estimated costs are not reflected in the pro forma unaudited combined condensed statement of income. The amount of these costs is a preliminary estimate and therefore is subject to change.

  4.(a) As part of an existing employment agreement, the proposed merger between The Registry and Renaissance will cause certain unvested Renaissance stock options to be exchanged for shares of The Registry's Common Stock based upon a formula contained in the employment agreement. Based upon the closing price of The Registry and Renaissance's common stock as of June 18, 1997, the compensation expense associated with this event will be approximately $493,000, with an offsetting credit to additional paid-in capital. This amount is subject to change based upon the closing price of Renaissance's Common Stock on the consummation date of the proposed merger.

  (b) The proposed merger between TRI and Renaissance will cause a minimum amount of $9.25 million of contingent consideration to be paid (in Registry Common Stock) under the terms of the COBA-Boston acquisition agreement. Of this amount, approximately $3.25 million is estimated to be in excess of amounts which would have otherwise been paid under the terms of the agreement. This amount has been included within the estimated aggregate transaction costs in Note 3 above. The remaining amount, $6.0 million, has been included in the pro forma combined condensed balance sheet as of March 29, 1997 as an adjustment to the goodwill associated with the acquisition. Such allocations may be subject to change based upon information regarding the actual and projected results of operations of COBA-Boston available at the date of consummation of the proposed merger.

  The pro forma unaudited combined condensed balance sheet has been adjusted to reflect these transactions.

  5. Prior to their acquisition by Renaissance, COBA-UK and COBA-Boston were each entities not subject to corporate federal income tax, with all taxable income passed through to the stockholders and reported on their personal tax returns. Accordingly, the historical results of operations of COBA-UK and COBA-Boston have not included any corporate income tax provisions. The pro forma information on the accompanying combined condensed statement of income reflects the estimated results of operations as if COBA-UK and COBA-Boston had each been subject to corporate income taxes during the periods presented. A similar pro forma calculation has been included for The Registry's America's Registry, Inc. and Shamrock Computer Resources, Ltd. subsidiaries, as more fully described in Notes 2, 9 and 16 of The Registry's Consolidated Financial Statements, as well as for Renaissance and its International Systems Services Corporation subsidiary ("ISS"), as more fully described in Notes 1 and 9 of Renaissance's Consolidated Financial Statements.

  6. Subsequent to their acquisition by Renaissance, ISS, COBA-UK and COBA-Boston contractually reduced the compensation paid to their officers from the amounts historically paid. The pro forma information in the accompanying combined condensed statement of income for the year ended June 29, 1996 and the nine months ended March 30, 1996 (for ISS only) and March 29, 1997 reflects the reduction of this compensation. The related tax effect of this adjustment has been included within the pro forma income tax adjustment described in Note 5 above.

  7. The table below sets forth the composition of the unaudited pro forma combined net revenues, net income and pro forma net income for each of the periods shown had the proposed merger taken place at the beginning of the period shown:

                                       YEAR ENDED           NINE MONTHS ENDED
                               --------------------------  -------------------
                               MAY 31,  JUNE 24, JUNE 29,  MARCH 30, MARCH 29,
                                 1994     1995     1996      1996      1997
                               -------- -------- --------  --------- ---------
NET REVENUES
The Registry.................. $ 82,376 $153,985 $216,878  $151,828  $231,038
Renaissance...................   22,988   35,536   52,450    38,235    45,690
COBA-UK & COBA-Boston.........                     24,084              14,787
                               -------- -------- --------  --------  --------
Combined...................... $105,364 $189,521 $293,412  $190,063  $291,515
                               ======== ======== ========  ========  ========
NET INCOME
The Registry.................. $  1,418 $  3,792 $  6,632  $  4,554  $  6,314
Renaissance...................    3,177    3,835    1,770     3,179     2,063
COBA-UK & COBA-Boston.........                        --                  --
Adjustment for goodwill
 amortization(a)..............                     (1,120)               (840)
                               -------- -------- --------  --------  --------
Combined...................... $  4,595 $  7,627 $  7,282  $  7,733  $  7,537
                               ======== ======== ========  ========  ========
PRO FORMA NET INCOME
The Registry.................. $  1,002 $  2,653 $  5,537  $  3,728  $  5,386
Renaissance...................    2,433    3,432    4,136     4,887     3,762
COBA-UK & COBA-Boston.........                      2,755               1,450
Adjustment for goodwill
 amortization(a)..............                     (1,120)               (840)
                               -------- -------- --------  --------  --------
Combined...................... $  3,435 $  6,085 $ 11,308  $  8,615  $  9,758
                               ======== ======== ========  ========  ========

--------
(a) An aggregate amount of $28.1 million in goodwill was recorded in conjunction with the acquisitions of COBA-UK and COBA-Boston, which is being amortized over 25 years. This amount may increase for any future cash payments or issuance of shares based on the terms of the related acquisition agreements.

  Certain reclassifications have been made to the financial statements of Renaissance, COBA-UK and COBA-Boston to conform to The Registry's classifications.

  8. The pro forma unaudited combined net income per share is based on the weighted average number of shares of common stock and common equivalent shares outstanding of The Registry and Renaissance for each period, using an exchange ratio of 0.80 shares of Registry Common Stock for each share of Renaissance Common Stock or each Renaissance Stock Option.

                                                                  ANNEX A
                                                                  CONFORMED COPY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              THE REGISTRY, INC.,

                            RAIN ACQUISITION CORP.,

                                      AND

                          RENAISSANCE SOLUTIONS, INC.

                            DATED AS OF MAY 19, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I
THE MERGER.................................................................   1
  SECTION 1.1  The Merger..................................................   1
  SECTION 1.2  Effective Time..............................................   1
  SECTION 1.3  Effect of the Merger........................................   2
  SECTION 1.4  Certificate of Incorporation, By-Laws.......................   2
  SECTION 1.5  Directors and Officers......................................   2
  SECTION 1.6  Effect on Capital Stock.....................................   2
  SECTION 1.7  Exchange of Certificates....................................   3
  SECTION 1.8  Stock Transfer Books........................................   5
  SECTION 1.9  No Further Ownership Rights in Company Common Stock.........   5
  SECTION 1.10 Lost, Stolen or Destroyed Certificates......................   5
  SECTION 1.11 Tax and Accounting Consequences.............................   5
  SECTION 1.12 Taking of Necessary Action; Further Action..................   5
  SECTION 1.13 Material Adverse Effect.....................................   5
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................   6
  SECTION 2.1  Organization and Qualification; Subsidiaries................   6
  SECTION 2.2  Certificate of Incorporation and By-Laws....................   6
  SECTION 2.3  Capitalization..............................................   6
  SECTION 2.4  Authority Relative to this Agreement........................   7
  SECTION 2.5  No Conflict; Required Filings and Consents..................   7
  SECTION 2.6  Compliance..................................................   8
  SECTION 2.7  SEC Filings; Financial Statements...........................   8
  SECTION 2.8  Absence of Certain Changes or Events........................   8
  SECTION 2.9  No Undisclosed Liabilities..................................   9
  SECTION 2.10 Absence of Litigation.......................................   9
  SECTION 2.11 Employee Benefit Plans, Employment Agreements...............   9
  SECTION 2.12 Labor Matters...............................................  10
  SECTION 2.13 Registration Statement, Joint Proxy Statement/Prospectus....  10
  SECTION 2.14 Title to Property...........................................  11
  SECTION 2.15 Taxes.......................................................  11
  SECTION 2.16 Environmental Matters.......................................  12
  SECTION 2.17 Intellectual Property.......................................  12
  SECTION 2.18 Interested Party Transactions...............................  12
  SECTION 2.19 Insurance...................................................  13
  SECTION 2.20 Pooling Matters.............................................  13
  SECTION 2.21 Opinion of Financial Advisor................................  13
  SECTION 2.22 Brokers.....................................................  13
  SECTION 2.23 Section 203 of the DGCL Not Applicable......................  13
  SECTION 2.24 Change in Control Payments..................................  13
  SECTION 2.25 No Existing Discussions.....................................  13
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................  13
  SECTION 3.1  Organization and Qualification; Subsidiaries................  13
  SECTION 3.2  Charter and By-Laws.........................................  14

                                                                           PAGE
                                                                           ----
  SECTION 3.3  Capitalization.............................................  14
  SECTION 3.4  Authority Relative to this Agreement.......................  14
  SECTION 3.5  No Conflict, Required Filings and Consents.................  15
  SECTION 3.6  Compliance.................................................  15
  SECTION 3.7  SEC Filings; Financial Statements..........................  16
  SECTION 3.8  Absence of Certain Changes or Events.......................  16
  SECTION 3.9  No Undisclosed Liabilities.................................  16
  SECTION 3.10 Absence of Litigation......................................  16
  SECTION 3.11 Employee Benefit Plans; Employment Agreements..............  17
  SECTION 3.12 Labor Matters..............................................  18
  SECTION 3.13 Registration Statement; Joint Proxy Statement/Prospectus...  18
  SECTION 3.14 Title to Property..........................................  18
  SECTION 3.15 Taxes......................................................  18
  SECTION 3.16 Environmental Matters......................................  19
  SECTION 3.17 Intellectual Property......................................  19
  SECTION 3.18 Interested Party Transactions..............................  19
  SECTION 3.19 Pooling Matters............................................  19
  SECTION 3.20 Opinion of Financial Advisor...............................  19
  SECTION 3.21 Brokers....................................................  20
  SECTION 3.22 Ownership of Merger Sub; No Prior Activities...............  20
  SECTION 3.23 Chapter 110F Not Applicable................................  20
ARTICLE IV
CONDUCT OF BUSINESS PENDING THE MERGER....................................  20
  SECTION 4.1  Conduct of Business by the Company Pending the Merger......  20
  SECTION 4.2  No Solicitation............................................  22
  SECTION 4.3  Conduct of Business by Parent Pending the Merger...........  22
ARTICLE V
ADDITIONAL AGREEMENTS.....................................................  23
  SECTION 5.1  HSR Act....................................................  23
  SECTION 5.2  Joint Proxy Statement Prospectus; Registration Statement...  23
  SECTION 5.3  Stockholders Meetings......................................  23
  SECTION 5.4  Access to Information; Confidentiality.....................  23
  SECTION 5.5  Consents; Approvals........................................  24
  SECTION 5.6  Agreements with Respect to Affiliates......................  24
  SECTION 5.7  Indemnification and Insurance..............................  24
  SECTION 5.8  Notification of Certain Matters............................  25
  SECTION 5.9  Further Action/Tax Treatment...............................  25
  SECTION 5.10 Public Announcements.......................................  25
  SECTION 5.11 Accountants' Letters.......................................  26
  SECTION 5.12 Pooling Accounting Treatment...............................  26
  SECTION 5.13 Board Representation.......................................  26
  SECTION 5.14 Nasdaq Listing.............................................  26
  SECTION 5.15 Listing of Parent Shares...................................  26
ARTICLE VI
CONDITIONS TO THE MERGER..................................................  26
  SECTION 6.1  Conditions to Obligation of Each Party to Effect the
   Merger.................................................................  26
  SECTION 6.2  Additional Conditions to Obligations of Parent and Merger
   Sub....................................................................  27
  SECTION 6.3  Additional Conditions to Obligation of the Company.........  28

                                                                           PAGE
                                                                           ----
ARTICLE VII
TERMINATION...............................................................  28
  SECTION 7.1  Termination................................................  28
  SECTION 7.2  Effect of Termination......................................  29
  SECTION 7.3  Fees and Expenses..........................................  30
ARTICLE VIII
GENERAL PROVISIONS........................................................  31
  SECTION 8.1  Effectiveness of Representations, Warranties and
   Agreements; Knowledge, Etc. ...........................................  31
  SECTION 8.2  Notices....................................................  31
  SECTION 8.3  Certain Definitions........................................  32
  SECTION 8.4  Amendment..................................................  32
  SECTION 8.5  Waiver.....................................................  32
  SECTION 8.6  Headings...................................................  33
  SECTION 8.7  Severability...............................................  33
  SECTION 8.8  Entire Agreement...........................................  33
  SECTION 8.9  Assignment; Guarantee of Merger Sub........................  33
  SECTION 8.10 Parties in Interest........................................  33
  SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative......  33
  SECTION 8.12 Governing Law..............................................  33
  SECTION 8.13 Counterparts...............................................  33

           LOCATION OF DEFINED TERMS IN AGREEMENT AND PLAN OF MERGER

     DEFINED TERMS                                   SECTION OF MERGER AGREEMENT
     -------------                                   ---------------------------
     1997 Company Balance Sheet.....................             2.9
     1997 Parent Balance Sheet......................             3.9
     Acquisition Proposal...........................            4.2(a)
     Affiliates.....................................             8.3
     Affiliate Agreement............................             5.6
     Affiliate Letters..............................             5.6
     Agreement......................................          Preamble
     Approvals......................................             2.1
     Beneficial Owner...............................             8.3
     Blue Sky Laws..................................            2.5(d)
     Business Day...................................             8.3
     Certificates...................................            1.6(f)
     Certificate of Merger..........................             1.2
     Code...........................................          Preamble
     Company........................................          Preamble
     Company Alternative Transaction................             7.1
     Company Common Stock...........................          Preamble
     Company Disclosure Schedule....................     Article II Preamble
     Company Employee Plans.........................           2.11(a)
     Company ERISA Affiliate........................           2.11(a)
     Company Fee....................................            7.3(b)
     Company Intellectual Property Rights...........           2.17(a)
     Company Material Adverse Effect................            1.13
     Company Permits................................            2.6(b)
     Company SEC Reports............................            2.7(a)
     Company Stockholders Meeting...................            2.13
     Company Stock Option Plans.....................          1.6(c)(i)
     Confidentiality Letter.........................             5.4
     Control........................................             8.3
     DGCL...........................................          Preamble
     Effective Time.................................             1.2
     Environmental Laws.............................            2.16
     ERISA..........................................           2.11(a)
     Exchange Act...................................            2.5(a)
     Exchange Agent.................................            1.7(a)
     Exchange Ratio.................................            1.6(a)
     Generally accepted accounting principles.......             8.3
     HSR Act........................................            2.5(d)
     Indemnified Parties............................            5.7(b)
     IRS............................................           2.11(b)
     ISO............................................           2.11(c)
     Joint Proxy Statement/Prospectus...............            2.13
     Laws...........................................            2.5(c)
     Liens..........................................             2.3
     Merger.........................................          Preamble
     Merger Consideration...........................            1.7(b)
     Merger Sub.....................................          Preamble
     Parent.........................................          Preamble
     Parent Alternative Transaction.................             7.3

     DEFINED TERMS                                   SECTION OF MERGER AGREEMENT
     -------------                                   ---------------------------
     Parent Common Stock............................            1.6(a)
     Parent Disclosure Schedule.....................    Article III Preamble
     Parent Employee Plans..........................           3.11(a)
     Parent ERISA Affiliate.........................           3.11(a)
     Parent Fee.....................................            7.3(c)
     Parent Intellectual Property Rights............            3.17
     Parent Material Adverse Effect.................            1.13
     Parent Permits.................................            3.6(b)

                                                                        ANNEX A

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of May 19, 1997 (this "AGREEMENT"), among The Registry, Inc., a Massachusetts corporation ("PARENT"), Rain Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Renaissance Solutions, Inc., a Delaware corporation (the "COMPANY").

                                  Witnesseth:

  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

  WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

  WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

  WHEREAS, pursuant to the Merger, each outstanding share (a "SHARE") of the Company's common stock, $.0001 par value (the "COMPANY COMMON STOCK"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.7(b)), upon the terms and subject to the conditions set forth herein;

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  The Merger

  SECTION 1.1 The Merger.

  (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

  (b) Closing. Unless this Agreement shall have been terminated pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

  SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "EFFECTIVE TIME").

  SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  SECTION 1.4 Certificate of Incorporation, By-Laws.

  (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time but subject to compliance with Section 5.7, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

  (b) By-Laws. Unless otherwise determined by Parent prior to the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time but subject to compliance with Section 5.7, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

  SECTION 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time and the additional persons listed on Exhibit 1.5 shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

  SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or any of their respective stockholders:

    (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(f), into the right to receive 0.80 shares (the "EXCHANGE RATIO") of validly issued, fully paid and nonassessable shares ("PARENT SHARES") of the Common Stock, no par value, of Parent ("PARENT COMMON STOCK").

    (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

    (c) Stock Option Plans and Stock Purchase Plan.

      (i) At the Effective Time, Parent will assume the obligations of the Company under the Company's 1995 Equity Incentive Plan, the 1995 Director Stock Option Plan and the 1997 Stock Incentive Plan (the "COMPANY STOCK OPTION PLANS") and each outstanding option to purchase Company Common Stock (a "STOCK OPTION") granted under the Company Stock Option Plans, whether vested or unvested, shall be deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of Parent Shares as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of Parent Shares deemed purchasable pursuant to such Stock Option.

      (ii) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions (including antidilution provisions). Parent will comply with the Company Stock Option Plans and take such actions within its control that are reasonably necessary to ensure that Stock Options that qualified as incentive stock options under Section 422 of the Code (each, an "ISO") prior to the Effective Time will continue to so qualify thereafter.

      (ii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(c).

      (iv) Subject to any applicable limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), Parent shall either (A) file a Registration Statement on Form S-8 (or any successor form), effective as of the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options, or (B) file any necessary amendments to the Company's previously-filed Registration Statement(s) on Form S-8 in order that the Parent will be deemed a "successor registrant" thereunder, and, in either event the Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such Stock Options shall remain outstanding.

      (v) The Company will take all necessary actions pursuant to the Company Stock Option Plans and the instruments evidencing the Stock Options to provide for the conversion and assumption of the Stock Options in accordance with this Section 1.6(c).

      (vi) The Company will promptly cause written notice of the execution of this Agreement to be given to persons holding options or other rights to purchase Company Common Stock ("Purchase Rights") under the Company's 1995 Employee Stock Purchase Plan (the "Company Stock Purchase Plan"). The Company will terminate the Company Stock Purchase Plan at the end of the current purchase period.

    (d) Capital Stock of Merger Sub. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

    (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

    (f) Fractional Shares. No certificates or scrip representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction, multiplied by (ii) the average closing price per share of Parent Common Stock as reported on the Nasdaq National Market for the ten trading days on the Nasdaq National Market ending on the day prior to the date on which the Effective Time occurs.

  SECTION 1.7 Exchange of Certificates.

  (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of BankBoston, N.A., or such other bank or trust company as shall be designated by Parent (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this
Section 1.7, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.6 in exchange for outstanding Shares.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor
(A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to
Section 1.7(c), and (C) cash in respect of fractional shares as provided in
Section 1.6(f) (the Parent Shares, dividends, distributions and cash being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Shares, dividends and distributions may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this
Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.6(f), to evidence the ownership of the number of full Parent Shares into which such Shares shall have been so converted.

  (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares.

  (d) Transfers of Ownership. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

  (e) No Liability. At any time following one year after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent any Merger Consideration which had been made available to the Exchange Agent by or on behalf of Parent and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (f) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this

Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

  SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

  SECTION 1.9 No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  SECTION 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

SECTION 1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

SECTION 1.12 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

  SECTION 1.13 Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect,
(a) is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole (other than changes that are the effect of economic factors affecting the economy as a whole or changes that are the effect of factors generally affecting the specific markets in which the Company and its subsidiaries or the Parent and its subsidiaries, as the case may be, compete), or (b) is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby; provided, however, that a "Material Adverse Effect" shall not include any adverse effect primarily arising out of or resulting primarily from actions contemplated by the parties in connection with, or that is primarily attributable to, the announcement or performance of this Agreement and the transactions contemplated hereby. A Material Adverse Effect relating to the Company and its Subsidiaries is referred to as a "COMPANY MATERIAL ADVERSE EFFECT" and a Material Adverse Effect relating to Parent and its Subsidiaries is referred to as a "PARENT MATERIAL ADVERSE EFFECT."

                                  ARTICLE II

                 Representations and Warranties of the Company

  The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this
Article II (the "COMPANY DISCLOSURE SCHEDULE"):

  SECTION 2.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect. A true and complete list as of the date hereof of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the authorized capitalization of each subsidiary, and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $200,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

  SECTION 2.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to the date hereof and, to the extent Parent has requested, has furnished or made available to Parent the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each of its subsidiaries (the "SUBSIDIARY DOCUMENTS"). Such Certificate of Incorporation, By-Laws and Subsidiary Documents are in full force and effect and neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Subsidiary Documents, except where the failure to be in full force and effect or where such violation would not have a Company Material Adverse Effect.

  SECTION 2.3 Capitalization. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock and (ii) 2,000,000 shares of preferred stock, $.01 par value per share. No shares of preferred stock are issued and outstanding and none are held in treasury. As of April 30, 1997, (i) 9,467,045 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) no shares of Company Common Stock were held in treasury or by subsidiaries of the Company. No material change in such capitalization has occurred between April 30, 1997 and the date hereof other than the issuance of shares of Company Common Stock under the Company Stock Option Plans and the accrual of rights to acquire shares of Company Common Stock under the Company Stock Purchase Plan. All options, warrants or other rights, agreements, arrangements or commitments of any character existing on the date hereof to which the Company or a subsidiary or, to the Company's knowledge, any other person is a party relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries are described in Section
2.3 of the Company Disclosure Schedule. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. All of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "COMPANY LIENS").

  SECTION 2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). As of the date of this Agreement, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that the Company's stockholders approve and adopt this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

  SECTION 2.5 No Conflict; Required Filings and Consents.

  (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of all agreements which, as of the date hereof, the Company is required to file as "material contracts" with the Securities and Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "EXCHANGE ACT").

  (b) (i) Neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in
Section 2.5(a), (ii) to the best knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in Section
2.5 (a) has breached or is in default of any of its obligations thereunder, and (iii) to the best knowledge of the Company, each of the agreements, contracts and other instruments referred to in Section 2.5(a) is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that is not currently having or would not reasonably be expected to have a Company Material Adverse Effect.

  (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Company Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Company Material Adverse Effect.

  (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would be reasonably expected to have a Company Material Adverse Effect.

  SECTION 2.6 Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law or Approval applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Company Material Adverse Effect.

  SECTION 2.7 SEC Filings; Financial Statements.

  (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC and has made available to Parent (i) its Annual Report on Form 10-K for the period ended December 31, 1996, (ii) its Quarterly Report on Form 10-Q for the period ended March 28, 1997, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) since April 11, 1995, (iv) all other reports (other than reports on Form 10-Q not referred to in clause (ii) above) or registration statements filed by the Company with the SEC, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholders equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  SECTION 2.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since March 28, 1997, the Company has conducted its business in the ordinary course and there has not occurred: (a) any Company Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected to have a Company Material Adverse Effect; (d) any material change by the Company in its accounting methods, principles or practices; (e) any revaluation by the Company of any of its assets having a Company Material Adverse Effect; (f) any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; or (g) any sale of a material amount of property of the Company or any of its subsidiaries taken as a whole, except in the ordinary course of business.

  SECTION 2.9 No Undisclosed Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's balance sheet (including any related notes thereto) as of March 28, 1997 (the "1997 COMPANY BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1997 Company Balance Sheet, (c) incurred since March 28, 1997 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement, or (e) which would not reasonably be expected to have a Company Material Adverse Effect.

  SECTION 2.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that would reasonably be expected to have a Company Material Adverse Effect.

  SECTION 2.11 Employee Benefit Plans, Employment Agreements.

  (a) Section 2.11 (a) of the Company Disclosure Schedule lists as of the date hereof all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA), and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, written or otherwise, for the benefit of, or relating to, any group of current or former employees of or consultants to the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (a "COMPANY ERISA AFFILIATE") within the meaning of Section 414 of the Code, or any subsidiary of the Company, as well as each plan with respect to which the Company or a Company ERISA Affiliate would incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices and programs are referred to as the "COMPANY EMPLOYEE PLANS." To the extent requested by Parent, there have been made available to Parent copies of
(i) each such written Company Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA. For purposes of this Section 2.11 (a), the term "material," used with respect to any Company Employee Plan, shall mean that the Company or a Company ERISA Affiliate has incurred or may reasonably be expected to incur obligations in an annual amount exceeding $500,000 with respect to such Company Employee Plan.

  (b) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Company Employee Plans is a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any Company ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course), except where the failure of any of the foregoing to be true would not have a Company Material Adverse Effect.

  (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an ISO, and the expiration date of such option; (ii) any other right, directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights outstanding on the date hereof. No consent of any holder of Stock Options is required to effect the conversion and assumption of the Stock Options and the Company Stock Option Plans pursuant to
Section 1.6(c).

  (d) Section 2.11(d) of the Company Disclosure Schedule sets forth as of the date hereof a true and complete list of: (i) all written employment agreements with officers or employees of the Company or any of its subsidiaries that provide for annual base salaries in excess of $300,000; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $200,000; and
(iii) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $200,000, excluding programs and policies required to be maintained by law.

  SECTION 2.12 Labor Matters. (a) There are no claims or proceedings pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, asserting that the Company has committed an unfair labor practice which claims or proceedings are currently having or would reasonably be expected to have a Company Material Adverse Effect; (b) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries; and (c) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries, which would reasonably be expected to have a Company Material Adverse Effect.

  SECTION 2.13 Registration Statement, Joint Proxy Statement/Prospectus. The information supplied by the Company for inclusion or incorporation by reference in the Registration Statement (as defined in Section 3.13) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion or incorporation by reference in the joint proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "COMPANY STOCKHOLDERS MEETING") and to be sent to the stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the Merger

(the "PARENT STOCKHOLDERS MEETING," and together with the Company Stockholder Meeting, the "STOCKHOLDERS MEETINGS") (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS"), will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in or furnished in connection with the preparation of the Registration Statement or the Joint Proxy Statement/Prospectus.

  SECTION 2.14 Title to Property. Neither the Company nor any of its subsidiaries owns any real property.

  SECTION 2.15 Taxes.

  (a) For purposes of this Agreement, "TAX" or "TAXEs" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

  (b) (i) The Company and its subsidiaries have filed all Tax Returns required to be filed by them, (ii) the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining adequate reserves, and (iii) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required, unless in the case of clauses (i), (ii) and (iii) above the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. Except as does not involve or would not result in liability that would reasonably be expected to have a Company Material Adverse
Effect: (i) there are no tax liens on any assets of the Company or any subsidiary thereof; and (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or it a party to any agreement that under any circumstance could obligate it to make any payments that will not be deductible under Code
Section 280G. None of the Company and its subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any other person or entity (other than the Company and its subsidiaries) under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise. Neither the Company nor any subsidiary has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of the Company or any subsidiary. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1997 Company Balance

Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

  (c) Neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. To the best knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

  SECTION 2.16 Environmental Matters. Except in all cases as, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its subsidiaries: (i) have obtained all Approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries or their respective agents ("ENVIRONMENTAL LAWS"); (ii) are in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

  SECTION 2.17 Intellectual Property.

  (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications therefor, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are material to the business of the Company and its subsidiaries, taken as a whole, as currently conducted or as proposed to be conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), except where the failure to do so would not have a Company Material Adverse Effect.

  (b) No claims have been asserted to the Company or any subsidiary in writing or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds, to the knowledge of the Company, for any bona fide claims (i) against the use by the Company or any of its subsidiaries of the Company Intellectual Property Rights, or (ii) challenging the ownership by the Company or any of its subsidiaries, or the validity or effectiveness of any of the Company Intellectual Property Rights, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

  SECTION 2.18 Interested Party Transactions. Except for transactions described in the Company SEC Reports filed prior to the date hereof, since April 21, 1997, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

  SECTION 2.19 Insurance. All material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its subsidiaries, taken as a whole, and their properties and assets, and are in character and amount customary for persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

  SECTION 2.20 Pooling Matters. To the Company's knowledge, neither the Company nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests under generally accepted accounting principles and applicable SEC interpretations. The failure of this representation to be true and correct, shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of this Agreement by the Company for the purposes of Section 7.1(f).

  SECTION 2.21 Opinion of Financial Advisor. The Company has been advised by its financial advisor, Hambrecht & Quist LLC, that in its opinion, as of the date hereof, the Merger Consideration to be received by the holders of shares in the Merger is fair to the holders of Shares from a financial point of view.

  SECTION 2.22 Brokers. No broker, finder or investment banker (other than Hambrecht & Quist LLC, the fees and expenses of whom will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Hambrecht & Quist LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

  SECTION 2.23 Section 203 of the DGCL Not Applicable. The Board of Directors of the Company has taken all actions so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the respective Stockholder Agreements dated as of the date hereof between Parent and certain stockholders of the Company (collectively, the "STOCKHOLDERS AGREEMENTS") or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Stockholders Agreements.

  SECTION 2.24 Change in Control Payments. Neither the Company nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

  SECTION 2.25 No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 4.2).

                                  ARTICLE III

            Representations and Warranties of Parent and Merger Sub

  Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "PARENT DISCLOSURE SCHEDULE"):

  SECTION 3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Parent Material Adverse Effect. A true and complete list as of the date hereof of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.1 of the Parent Disclosure Schedule. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which Parent has invested or is required to invest $200,000 or more, excluding securities in any publicly traded company held for investment by Parent and comprising less than five percent of the outstanding capital stock of such company.

  SECTION 3.2 Charter and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Restated Articles of Organization and By-Laws, as most recently restated and subsequently amended to the date hereof. Such Restated Articles of Organization and By-Laws are in full force and effect and neither Parent nor Merger Sub is in violation of any of the provisions of its charter or By-Laws, except where the failure to be in full force and effect or where such violation would not have a Parent Material Adverse Effect.

  SECTION 3.3 Capitalization. As of March 29, 1997, the authorized capital stock of Parent consisted of (i) 49,000,000 shares of Parent Common Stock, of which 14,110,240 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, and no shares were held in treasury, and (ii) 1,000,000 shares of preferred stock, $.10 par value per share, none of which was issued and outstanding and none of which was held in treasury. No material change in such capitalization has occurred between March 29, 1997 and the date hereof, except for the issuance of Parent Common Stock pursuant to Parent stock plans and in connection with acquisitions of businesses. All options, warrants or other rights, agreements, arrangements or commitments of any character existing on the date hereof to which Parent or a subsidiary or, to Parent's knowledge, any other person is a party relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries are described in Section 3.3 of the Parent Disclosure Schedule. There are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "PARENT LIENS").

  SECTION 3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby (other than the approval of the issuance of the Parent Common Stock by holders of a majority of the outstanding Parent Common Stock present or represented by proxy and entitled to vote at the Parent Stockholders Meeting). As of the date hereof, the Board of Directors of

Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement and has unanimously recommended that the stockholders of Parent approve the issuance of Parent Common Stock in the Merger pursuant to this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms.

  SECTION 3.5 No Conflict, Required Filings and Consents.

  (a) Section 3.5(a) of the Parent Disclosure Schedule includes a list of all agreements which, as of the date hereof, Parent is required to file with the SEC pursuant to the requirements of the Exchange Act as "material contracts."

  (b) (i) neither the Parent nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in
Section 3.5(a), (ii) to the best knowledge of Parent, no other party to any of the agreements, contracts or other instrument referred to in Section 3.5(a) has breached or is in default of any of its obligations thereunder, and (iii) to the best knowledge of Parent, each of the agreements, contracts and other instruments referred to in Section 3.5(a) is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that would not reasonably be expected to have a Parent Material Adverse Effect.

  (c) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, and the consummation of the transactions contemplated hereby will not,
(i) conflict with or violate the Articles of Organization (or Certificate of Incorporation) or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any Laws applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Parent Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Parent Material Adverse Effect.

  (d) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Parent Material Adverse Effect.

  SECTION 3.6 Compliance. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law or Approval applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Parent Material Adverse Effect.

  SECTION 3.7 SEC Filings; Financial Statements.

  (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended June 28, 1996, (ii) its Quarterly Reports on Form 10-Q for the periods ended September 28, 1996, December 28, 1996 and March 29, 1997, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) since June 10, 1996, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Parent with the SEC, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholders' equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  SECTION 3.8 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, since March 29, 1997, Parent has conducted its business in the ordinary course and other than as disclosed in the Parent SEC Reports filed prior to the date hereof there has not occurred: (i) any Parent Material Adverse Effect; (ii) any amendments or changes in the Articles of Organization or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that would reasonably be expected to have a Parent Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices; (v) any revaluation by Parent of any of its assets having a Parent Material Adverse Effect; (vi) any other action or event that would have required the consent of the Company pursuant to Section 4.3 had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or would reasonably be likely to have a Parent Material Adverse Effect; or (vii) any sale of a material amount of assets of Parent or any of its subsidiaries except in the ordinary course of business.

  SECTION 3.9 No Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for in Parent's balance sheet (including any related notes thereto) as of March 29, 1997 included in the Parent's Quarterly Report on 10-Q for the period ended March 29, 1997 (the "1997 PARENT BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1997 Parent Balance Sheet, (c) incurred since March 29, 1997 in the ordinary course of business and consistent with past practice, (d) incurred in connection with this Agreement, or (e) which would not reasonably be expected to have a Parent Material Adverse Effect.

  SECTION 3.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, or any properties or rights of the Parent or any of its subsidiaries, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that would reasonably be expected to have a Parent Material Adverse Effect.

  SECTION 3.11 Employee Benefit Plans; Employment Agreements.

  (a) Section 3.11(a) of the Parent Disclosure Schedule lists as of the date hereof all employee pension plans (as defined in Section 3(2) of ERISA), all material employee welfare plans, (as defined in Section 3(1) of ERISA) and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, written or otherwise, for the benefit of, or relating to, any group of current or former employees of or consultants to Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (a "PARENT ERISA AFFILIATE") within the meaning of
Section 414 of the Code, or any subsidiary of Parent, as well as each plan with respect to which Parent or a Parent ERISA Affiliate would incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices, and programs are referred to herein as the "PARENT EMPLOYEE PLANS." To the extent requested by the Company, there have been made available to the Company copies of (i) each such written Parent Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on form 5500 series, with accompanying schedules and attachments, filed with respect to each Parent Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Parent Employee Plan subject to Title IV of ERISA. For purposes of this Section 3.11 (a) the term material, used with respect to any Parent Employee Plan, shall mean that Parent or a Parent ERISA Affiliate has incurred or may reasonably be expected to incur obligations in an annual amount exceeding $1,000,000 with respect to such Parent Employee Plan.

  (b) (i) None of the Parent Employee Plans promises or provides retiree medical or other welfare benefits to any person, and none of the Parent Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Parent Employee Plan, which would result in any material liability of Parent or any of its subsidiaries; (iii) all Parent Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS, PBGC or Secretary of the Treasury), and Parent and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Parent Employee Plans; (iv) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Parent Employee Plan pursuant to
Section 412 of the Code, or the terms of the Parent Employee Plan or any collective bargaining agreement, have been made on or before their due dates;
(vi) with respect to each Parent Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither Parent nor any Parent ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course), except where the failure of any of the foregoing to be true would not have a Parent Material Adverse Effect.

  (c) Section 3.1l(c) of the Parent Disclosure Schedule sets forth as of the date hereof a true and complete list of each current or former officer or director of Parent, and of all other employees as a group who hold (i) any option to purchase Parent Common Stock as of the date hereof, together with the number of shares of Parent Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an ISO, and the expiration date of such option, and (ii) any other right, directly or indirectly, to acquire Parent Common Stock, together with the number of shares of Parent Common Stock subject to such right. Section 3.11 (c) of the Parent Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights outstanding on the date hereof.

  (d) Section 3.11(d) of the Parent Disclosure Schedule sets forth a true and complete list of: (i) all written employment agreements with officers or employees of Parent or any of its subsidiaries that provide for annual base salaries in excess of $250,000; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $250,000; (iii) all severance agreements, programs and policies of Parent with or relating to its employees in each case with outstanding commitments exceeding $250,000, excluding programs and policies required to be maintained by law.

  SECTION 3.12 Labor Matters. There are no claims or proceedings pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, asserting that the Company has committed an unfair labor practice which claims or proceedings have or would reasonably be expected to have a Parent Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries; and (iii) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries, which would reasonably be expected to have a Parent Material Adverse Effect.

  SECTION 3.13 Registration Statement; Joint Proxy
Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "REGISTRATION STATEMENT") pursuant to which the Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion or incorporation in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Stockholders Meetings and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement/Prospectus.

  SECTION 3.14 Title to Property. Neither the Parent nor any of its subsidiaries owns any real property.


  SECTION 3.15 Taxes. Parent and its subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, and Parent and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves to the extent currently required unless the failure to do so would not reasonably be expected to have a Parent Material Adverse Effect. Except as does not involve or would not result in liability to Parent that would reasonably be expected to have a Parent Material Adverse Effect: (i) there are no tax liens on any assets of Parent or any subsidiary thereof; and (ii) neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1997 Parent Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

  SECTION 3.16 Environmental Matters. Except in all cases as, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and each of its subsidiaries to the best of Parent's knowledge: (i) have obtained all Approvals which are required to be obtained under all applicable Environmental Laws by Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws, or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Parent or its subsidiaries (or any of their respective agents) thereunder.

  SECTION 3.17 Intellectual Property.

  (a) Parent, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications therefor, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are material to the business of Parent and its subsidiaries, taken as a whole, as currently conducted or as proposed to be conducted (the "PARENT INTELLECTUAL PROPERTY RIGHTS"), except where the failure to do so would not have a Parent Material Adverse Effect.

  (b) No claims have been asserted to Parent or any of its subsidiaries in writing or, to the knowledge of Parent, are threatened by any person nor are there any valid grounds, to the knowledge of Parent, for any bona fide claims
(i) against the use by Parent or any of its subsidiaries of Parent Intellectual Property Rights, or (ii) challenging the ownership by Parent or any of its subsidiaries, or the validity or effectiveness of any of Parent Intellectual Property Rights, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

  SECTION 3.18 Interested Party Transactions. Since the date of Parent's registration statement on Form S-1 as filed with the SEC on January 30, 1997, other than as described therein, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to
Item 404 of Regulation S-K promulgated by the SEC.

  SECTION 3.19 Pooling Matters. To the Parent's knowledge, neither Parent nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests under generally accepted accounting principles and applicable SEC interpretations. The failure of this representation to be true and correct, shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of the Agreement by Parent for the purposes of Section 7.1(f).

  SECTION 3.20 Opinion of Financial Advisor. Parent has received the opinion of its financial advisor, Montgomery Securities, that, as of the date hereof, the Merger Consideration to be paid by Parent is fair to Parent from a financial point of view.

  SECTION 3.21 Brokers. No broker, finder or investment banker (other than Montgomery Securities, the fees and expenses of which will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

  SECTION 3.22 Ownership of Merger Sub; No Prior Activities.

  (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

  (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

  SECTION 3.23 Chapter 110F Not Applicable. The Board of Directors of Parent has taken all actions so that the restrictions contained in Chapter 110F of the Massachusetts Business Corporation Law applicable to a "business combination" (as defined in Chapter 110F) will not apply to the execution, delivery or performance of this Agreement or the Parent Voting Agreement dated as of the date hereof between the Company and G. Drew Conway (the "Parent Voting Agreement") or the consummation of the Merger or the other transactions contemplated by the Parent Voting Agreement.

                                  ARTICLE IV

                    Conduct of Business Pending the Merger

  SECTION 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement or the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted in all material respects in the ordinary course of business; and, except as set forth in the Company Disclosure Schedule, the Company shall use all reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries taken as a whole, to keep available the services of the present key officers, employees and consultants of the Company and its subsidiaries taken as a whole and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

    (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or any of its subsidiaries, except for the currently proposed amendment to increase the authorized Company Common Stock to 50,000,000 shares;

    (b) except as set forth in Section 4.1(b) of the Company Disclosure Schedule, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its subsidiaries.

    (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice,

  (ii) dispositions of obsolete or worthless assets, and (iii) sales of other assets not in excess of $250,000 in the aggregate);

    (d) except as set forth in Section 4.1(d) of the Company Disclosure Schedule, (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent,
  (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, including the Stock Options, or enter into any agreement to do any of the foregoing;

    (e) except as set forth in Section 4.1(e) of the Company Disclosure Schedule, (i) acquire (by merger, consolidation, or acquisition of stock or assets) any business or any corporation, partnership or other business organization or division; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in each case in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $500,000 for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

    (f) except as set forth in Section 4.1(f) of the Company Disclosure Schedule, (i) increase the compensation payable or to become payable to its executive officers, directors or employees except in the ordinary course of business consistent with past practice; (ii) grant any additional severance or termination pay to, or enter into any new employment or severance agreements with, any director, executive officer or current employee of the Company or its subsidiaries; (iii) enter into any employment or severance agreement with any new employees of the Company or its subsidiaries except in the ordinary course of business consistent with past practice; or (iv) establish, adopt, enter into or amend any collective bargaining, profit sharing, thrift, restricted stock, pension, retirement, deferred compensation or severance plan, trust, fund or policy for the benefit of current or former directors, officers or employees of the Company or any of its subsidiaries, except, in each case, as may be required by law;

    (g) except as required under generally accepted accounting principles, take any action to change in any material respect the accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) of the Company or any subsidiary (except in the case of subsidiaries to conform to the Company's policies and procedures);

    (h) except as set forth in Section 4.1(h) of the Company Disclosure Schedule, make any tax election inconsistent with past practice or settle or compromise any federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, in each case which would be material to the Company and its subsidiaries taken as a whole;

    (i) except as set forth in Section 4.1(i) of the Company Disclosure Schedule, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) material to the Company and its subsidiaries taken as a whole, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

    (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (i) above.

  SECTION 4.2 No Solicitation.

  (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section 4.2(a) shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties.

  (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.2(c).

  (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of independent counsel that it is required to cause the Company to act as provided in this Section 4.2(c) in order to discharge properly the directors' fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company.

  (d) The Company shall ensure that the officers and directors of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.2.

  SECTION 4.3 Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

    (a) amend or otherwise change Parent's Restated Articles of Organization or By-Laws, except to increase the authorized Parent Common Stock to not more than 100,000,000 shares;

    (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent;

    (c) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder; or

    (d) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any business or any corporation, partnership or other business organization or division, if such acquisition would involve consideration of more than $75,000,000 in any single instance or require the approval of the stockholders of Parent.

                                   ARTICLE V

                             Additional Agreements

  SECTION 5.1 HSR Act. As promptly as practicable after the date of the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act in connection with the Merger and the transactions contemplated hereby and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

  SECTION 5.2 Joint Proxy Statement Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement of the Parent with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the stockholders of the Company and the approval by the stockholders of Parent to increase the number of authorized shares of Parent Company Stock and the issuance of Parent Common Stock in the Merger pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective, and to mail the Joint Proxy Statement/Prospectus to their respective shareholders, as soon thereafter as practicable. The Joint Proxy Statement/Prospectus shall include the recommendation of the Boards of Directors of the Company and Parent in favor of the Merger, subject to the last sentence of Section 5.3.

  SECTION 5.3 Stockholders Meetings. The Company and Parent shall call and hold their respective Stockholders Meetings as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the issuance of the Parent Common Stock, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders Meetings on the same day (and at the same time of such day) and as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the respective directors of the Company or Parent, as determined by such respective directors in good faith after consultation with and based upon the advice of their respective outside legal counsel, the Company and Parent shall use all reasonable efforts to solicit from their respective stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby or the issuance of Parent Company Stock in the Merger pursuant to this Agreement, as the case may be, and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

  SECTION 5.4 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period to the Effective Time, to all of its properties, books, contracts, commitments and records and, during such prior period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the mutual non-disclosure letter, dated April 24, 1997 (the "CONFIDENTIALITY LETTER"), between Parent and the Company.

  SECTION 5.5 Consents; Approvals. The Company and Parent shall each use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company and Parent shall furnish promptly all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

  SECTION 5.6 Agreements with Respect to Affiliates. Each of Parent and the Company shall deliver to the other, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "AFFILIATE LETTERS") identifying all persons who are, and at the time of the Stockholders Meetings are expected to be, "affiliates" of the Parent or the Company, respectively, for purposes of Rule 145 under the Securities Act ("RULE 145"). Each of Parent and the Company shall use its best efforts to cause each person who is identified as an "affiliate" in its Affiliate Letter to deliver, prior to the Effective Time, a written agreement (an "AFFILIATE AGREEMENT") in connection with pooling-of-interests accounting treatment and, in the case of "Affiliates" of the Company, restrictions on affiliates under Rule 145, in substantially the form of Exhibits 5.6(a) and 5.6(b), as applicable.

  SECTION 5.7 Indemnification and Insurance.

  (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or before the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

  (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of ten years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, Parent or the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) Parent and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such ten-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

  (c) Parent and the Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

  (d) For a period of four years after the Effective Time, Parent shall maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

  (e) This Section 5.7 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties, their heirs and their representatives.

  SECTION 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event known to such party the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(a) or 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

  SECTION 5.9 Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge would reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code. Following the Merger, Parent will cause the Surviving Corporation to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business.

  SECTION 5.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Nasdaq National Market System, if it has used all reasonable efforts to consult with the other party prior thereto.

  SECTION 5.11 Accountants' Letters. Upon reasonable notice from the other, the Company and Parent shall use their respective best efforts to cause Deloitte & Touche LLP or Price Waterhouse LLP, respectively, to deliver to Parent or the Company, as the case may be, a letter, dated within 2 business days of the Effective Date of the S-4 Registration Statement covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

  SECTION 5.12 Pooling Accounting Treatment. Each of Parent and the Company agrees not to take any action that to its knowledge would reasonably be expected to adversely affect the ability of Parent to treat the Merger as a pooling of interests, and each of Parent and the Company agrees to take reasonable efforts to seek to negate the impact of any past actions that to its knowledge would reasonably be expected to adversely impact the ability of Parent to treat the Merger as a pooling of interests. The taking by Parent or the Company of any action prohibited by the previous sentence, or the failure of Parent or the Company to take any action required by the previous sentence, shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of this Agreement by Parent or the Company, as the case may be, for the purposes of Section 7.1(f).

  SECTION 5.13 Board Representation. Parent will take such action as is necessary to cause David A. Lubin to be included as a management nominee to be elected to serve as a Class II director of Parent at the next Annual Meeting of Stockholders of Parent.

  SECTION 5.14 Nasdaq Listing. Each of the Company and Parent shall use its best efforts to continue the quotation of the Company Common Stock and Parent Common Stock, respectively, on the Nasdaq National Market during the term of this Agreement.

  SECTION 5.15 Listing of Parent Shares. Parent shall use its best efforts to cause the Parent Shares to be issued in the Merger to be approved for quotation, upon official notice of issuance, on the Nasdaq National Market.

                                  ARTICLE VI

                           Conditions to The Merger

  SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

    (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company and the issuance of Parent Common Stock in the Merger pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of Parent;

    (c) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

    (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

    (e) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent and its subsidiaries taken as a whole (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement; and

    (f) Nasdaq. The Parent Shares to be issued in the Merger shall have been approved, upon official notice of issuance, for quotation on the Nasdaq National Market.

  SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

    (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated or permitted (i.e., resulting from actions or inactions by the Company or its subsidiaries that do not violate
  Article IV of this Agreement) by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, with the same force and effect as if made at and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

    (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

    (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders (other than those listed in Section 2.5(c) of the Company Disclosure Schedule) required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, etc. would not reasonably be expected to have a Company Material Adverse Effect;

    (d) Tax Opinion. Parent shall have received a written opinion from Ropes & Gray, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code;

    (e) Opinions of Accountants. Parent shall have received from each of Deloitte & Touche LLP and Price Waterhouse LLP, independent accountants, a confirmation of their respective opinions delivered on or prior to the date of this Agreement relating to pooling-of-interests accounting treatment;

    (f) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect, except for any Affiliate Letter or Letters the failure to obtain or be in full force and effect would not prevent the Merger from qualifying for pooling-of-interests accounting treatment; and

    (g) Stockholder Agreements. The Stockholder Agreements shall be in full force and effective at and as of the Effective Time.

  SECTION 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

    (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated or permitted (i.e., resulting from actions or inactions by the Parent or its subsidiaries that do not violate Article IV of this Agreement) by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct would not reasonably be expected to have a Parent Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the President and the Chief Financial Officer of Parent;

    (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the President and the Chief Financial Officer of Parent;

    (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub, except where the failure to receive such consents, etc. would not reasonably be expected to have a Parent Material Adverse Effect;

    (d) Tax Opinion. The Company shall have received a written opinion of Hale and Dorr LLP, in form and substance reasonably satisfactory to the Company, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code; and

    (e) Opinions of Accountants. The Company shall have received a copy of the opinions referred to in Section 6.2(e) above; and

    (f) Parent Voting Agreement. The Parent Voting Agreement shall be in full force and effective at and as of the Effective Time.

                                  ARTICLE VII

                                  Termination

  SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

    (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

    (b) by either Parent or the Company, if the Merger shall not have been consummated by November 30, 1997 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

    (c) by either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the

  Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.9 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

    (d) by Parent, if the requisite vote of the stockholders of the Company shall not have been obtained by November 30, 1997, or by the Company, if the requisite vote of the stockholders of Parent shall not have been obtained by November 30, 1997; or

    (e) by Parent or the Company, if: (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Company Alternative Transaction (as defined below); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or

    (f) by Parent or the Company, (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Section 6.2(a) or 6.2(b), or Section 6.3(a) or 6.3(b), as the case may be, would not be satisfied (either (i) or (ii) above being a "TERMINATING BREACH"), provided, that, the non-breaching party shall have given the breaching party at least 10 business days' prior notice and provided, further, that if such Terminating Breach is curable prior to November 30, 1997 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(f); or

    (g) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.2(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in Section 6.3(a) would not be satisfied, in either case after 10 business days' prior written notice and after a reasonable opportunity to cure, other than by reason of a Terminating Breach; or

    (h) by Parent or the Company, if the Board of Directors of Parent shall have withdrawn or modified its recommendation of the approval of the issuance of the Parent Common Stock in the Merger in a manner adverse to the Company or shall have resolved to do so.

  As used herein, "Company Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires or would acquire more than 25% of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

  SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.3 and Section 8.1 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof prior to such termination.

  SECTION 7.3 Fees and Expenses.

  (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

  (b) The Company shall pay Parent a fee of $6,000,000 (the "INITIAL COMPANY FEE") upon the first to occur of the following events:

    (i) the termination of this Agreement by Parent pursuant to Section 7.1(d) as a result of the failure to receive the requisite vote for approval and adoption of the Merger Agreement by the stockholders of the Company by November 30, 1997 if a proposal for a Company Alternative Transaction shall have been made prior to the Company Stockholders Meeting; or

    (ii) the termination of this Agreement by Parent or the Company pursuant to Section 7.1(e); or

    (iii) the termination of this Agreement by Parent pursuant to Section 7.1(f) on account of a Terminating Breach by the Company.

  (c) Parent shall pay the Company a fee of $6,000,000 (the "INITIAL PARENT FEE") upon the first to occur of the following events:

    (i) the termination of this Agreement by the Company pursuant to Section 7.1(d) as a result of the failure to receive the requisite vote for issuance of the Parent Common Stock by the stockholders of Parent by November 30, 1997 if a proposal for a Parent Alternative Transaction (as defined below) shall have been made prior to the Parent Stockholders Meeting; or

    (ii) the termination of this Agreement by the Company pursuant to Section 7.1(f) on account of a Terminating Breach by Parent; or

    (iii) the termination of this Agreement by the Company pursuant to
  Section 7.1(h).

  (d) The Initial Company Fee or the Initial Parent Fee payable pursuant to this Section 7.3 shall be paid within one business day after the first to occur of any of the events described in Section 7.3(b) or Section 7.3(c), respectively; provided, that, in no event shall either party be required to pay such Fee if, immediately prior to the termination of this Agreement, the other party was in material breach of its obligations under this Agreement.

  (e) If the Company shall have paid the Initial Company Fee, and if within twelve months of the termination of this Agreement after any of the events set forth in Section 7.3(b), the Company shall have entered into a binding agreement to consummate a Company Alternative Transaction, and if such Parent Alternative Transaction shall be consummated at any time thereafter, the Company shall pay to Parent, within one business day after the consummation of such Company Alternative Transaction, the additional sum of $6,000,000.

  (f) If Parent shall have paid the Initial Parent Fee, and if within twelve months of the termination of this Agreement after any of the events set forth in Section 7.3(c), Parent shall have entered into a binding agreement to consummate a Parent Alternative Transaction and if such Parent Alternative Transaction shall be consummated at any time thereafter, Parent shall pay to the Company, within one business day after the consummation of such Parent Alternative Transaction, the additional sum of $6,000,000.

  (g) As used herein, "Parent Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Company or its affiliates (a "THIRD PERSON") acquires or would acquire more than 25% of the outstanding shares of Parent Common Stock, whether from Parent or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Parent pursuant to which any Third Person acquires more than 25% of the outstanding equity securities of Parent or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Person acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of Parent, and the entity surviving any merger or business combination including any of them) of Parent or any of its subsidiaries having a fair market value (as determined by the Board of Directors of Parent in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

                                 ARTICLE VIII

                              General Provisions

  SECTION 8.1 Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc.

    (a) Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
  Section 7.1, as the case may be, except that the agreements set forth in
  Article I and Section 5.7 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive such termination indefinitely. The Confidentiality Letter shall survive termination of this Agreement as provided therein.


    (b) Any disclosure made with reference to one or more sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed only with respect to such section unless it is reasonably apparent from a reading of such disclosure that it also applies to other sections in which case it shall also be deemed disclosed with respect to such other sections.

    (c) Reference to a party's "knowledge" in this Agreement refers to the actual knowledge of the directors and officers of that party who are required to file reports under Section 16(a) of the Exchange Act.

  SECTION 8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by facsimile transmission, with confirmation received and a copy placed in the United States mail to the following addresses, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a) If to Parent or Merger Sub:

              The Registry, Inc.
              189 Wells Avenue
              Newton, MA 02159
              Attention: General Counsel
              Telephone No.: (617) 527-6886
              Telecopier No.: (617) 527-6999

      With a copy to:

              Keith F. Higgins, Esq.
              Ropes & Gray
              One International Place
              Boston, MA 02110
              Telephone No.: (617) 951-7000
              Telecopier No.: (617) 951-7050

    (b) If to the Company:

              Renaissance Solutions, Inc.
              55 Old Bedford Road
              Lincoln, MA 01773
              Attention: President
              Telephone No.: (617) 259-8833
              Telecopier No.: (617) 259-0565

      With a copy to:

              David E. Redlick, Esq.
              Hale and Dorr LLP
              60 State Street
              Boston, Massachusetts 02109
              Telephone No.: (617) 526-6000
              Telecopier No.: (617) 526-5000

  SECTION 8.3 Certain Definitions. For purposes of this Agreement, the term:

    (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

    (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (as such term is defined in Rule 13d-3 of the Exchange Act);

    (c) "business day" means any day other than a day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

    (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

    (e) "generally accepted accounting principles" shall mean United States generally accepted accounting principles.

    (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

    (g) "subsidiary" or "subsidiaries" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

  SECTION 8.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

  SECTION 8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

  SECTION 8.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

  SECTION 8.9 Assignment; Guarantee of Merger Sub Obligations. This Agreement shall not be assigned by operation of law or otherwise, except that Merger Sub may assign all or any of its rights hereunder to any wholly owned subsidiary of the Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

  SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.7 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

  SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  SECTION 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

  SECTION 8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                    [This space intentionally left blank.]

  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          The Registry, Inc.

                                                    /s/ G. Drew Conway
                                          By: _________________________________
                                            Name: G. Drew Conway
                                            Title: President

                                          Rain Acquisition Corp.

                                                    /s/ G. Drew Conway
                                          By: _________________________________
                                            Name: G. Drew Conway
                                            Title: President

                                          Renaissance Solutions, Inc.

                                                  /s/ William T. Jenkins
                                          By: _________________________________
                                            Name: William T. Jenkins
                                            Title: Vice President and Chief
                                                     Financial Officer

                                      LOGO
                                                                     ANNEX B

                                                                    May 19, 1997

Board of Directors
The Registry, Inc.
189 Wells Avenue
Newton, MA 02159

Gentlemen:

  We understand that The Registry, Inc., a Massachusetts corporation ("Buyer"), and Rain Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), propose to enter into an Agreement and Plan of Merger to be dated as of May 19, 1997, with Renaissance Solutions, Inc., a Delaware corporation ("Seller") in the form presented to us (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Seller, which will be the surviving entity (the "Merger"). Pursuant to the Merger, we understand that each outstanding share of Seller's Common Stock, $.0001 par value per share ("Seller Common Stock"), will be converted into the right to receive .80 shares of the Common Stock, no par value per share, of Buyer ("Buyer Common Stock"). (Such Buyer Common Stock, together with the right to receive cash in respect of fractional shares, is referred to herein as the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

  You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof.

  In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller and Buyer, including the consolidated financial statements for years ending December 31, 1995 and 1996 and interim periods to March 31, 1997 and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared Seller and Buyer from a financial point of view with certain other companies in the information technology services industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the information technology services industry that we deemed to be relevant to the Merger; (vi) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, including financial forecasts and related assumptions of Buyer provided to us by management of Buyer, and financial forecasts and related assumptions pertaining to Seller obtained by us from third party research analysts; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Buyer's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

                                      LOGO

  In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Buyer provided to us by management, upon your advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Buyer's management at the time of preparation as to the future financial performance of Buyer and that they provide a reasonable basis upon which we can form our opinion. With respect to the forecasts for Seller obtained by us from third party research analysts, with your consent we have assumed that they provide a reasonable basis upon which we can form our opinions. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Buyer as to all legal and financial reporting matters with respect to Buyer, the Merger and the Merger Agreement, including the legal status and financial reporting of litigation involving Buyer. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

  We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Buyer of any of the conditions to its obligations thereunder.

  We have acted as financial advisor to Buyer in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of Buyer and performed various investment banking services for Buyer.

  Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof.

  This opinion is directed to the Board of Directors of Buyer in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to the Buyer and does not address the relative merits of the Merger and any alternatives to the Merger, Buyer's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,


                                          /s/ Montgomery Securities
                                          Montgomery Securities

                                                                        ANNEX C

LOGO

                                                                           LOGO
May 19, 1997

Confidential

The Board of Directors
Renaissance Solutions, Inc.
Lincoln North
55 Old Bedford Road
Lincoln, Massachusetts 01773

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of Renaissance Solutions, Inc. ("Renaissance" or the "Company") of the consideration to be received by such shareholders in connection with the proposed merger of Rain Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of The Registry, Inc. ("Registry"), with and into Renaissance (the "Proposed Transaction") pursuant to the Agreement and Plan of Merger dated as of May 19, 1997, by and among Registry, Merger Sub, and Renaissance (the "Agreement").

We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of Common Stock shall be converted into the right to receive 0.8 shares of common stock of Registry, as more fully set forth in the Agreement. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code for the shareholders of the Company and that the Proposed Transaction will be accounted for as a pooling of interests.

Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of Renaissance in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

In the past, we have provided investment banking and other financial advisory services to Renaissance and have received fees for rendering these services. Hambrecht & Quist acted as a lead managing underwriter in the Company's initial public offering in 1995, as a lead managing underwriter of two follow-on offerings in 1996, and as financial advisor in the Company's acquisition of International Systems Services Corporation in 1996. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Renaissance and receives customary compensation in connection therewith, and also provides research coverage for Renaissance. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of Renaissance for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Renaissance.

                                     LOGO

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

  (i) reviewed the publicly available consolidated financial statements of Registry for recent years and interim periods to date and certain other relevant financial and operating data of Registry made available to us from published sources and from the internal records of Registry;

  (ii) reviewed certain internal financial and operating information, including certain projections, relating to Registry prepared by Registry's financial advisor based upon information provided by the management of Registry;

  (iii) discussed the business, financial condition and prospects of Registry with certain of its officers;

  (iv) reviewed the financial statements of Renaissance for recent years and interim periods to date and certain other relevant financial and operating data of Renaissance made available to us from published sources and from the internal records of Renaissance;

  (v) reviewed certain internal financial and operating information relating to Renaissance prepared by the management of Renaissance;

  (vi) discussed the business, financial condition and prospects of Renaissance with certain of its officers;

  (vii) reviewed the recent reported prices and trading activity for the common stocks of Registry and Renaissance and compared such information and certain financial information for Registry and Renaissance with similar information for certain other companies engaged in businesses we consider comparable;

  (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  (ix)   reviewed the Agreement; and

  (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Registry or Renaissance considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not undertaken any independent valuation or appraisal of any of the assets or liabilities of Registry or Renaissance; nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Registry and Renaissance. For purposes of this Opinion, we have assumed that neither Registry nor Renaissance is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Registry Common Stock will trade subsequent to the Effective Date (as defined in the Agreement).

It is understood that this letter is for the information of the Board of Directors in connection with their evaluation of the Proposed Transaction and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the proxy statement relating to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of Renaissance Common Stock in the Proposed Transaction is fair to such holders from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Registry or any of its affiliates.

Very truly yours,

Hambrecht & Quist LLC


By       /s/ David G. Golden
  -----------------------------------
  David G. Golden
  Managing Director

                                   P R O X Y

                          RENAISSANCE SOLUTIONS, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
               SPECIAL MEETING OF STOCKHOLDERS ON JULY 30, 1997

  The undersigned, revoking all prior proxies, hereby appoints Harry M. Lasker, David A. Lubin and David P. Norton, and each or any of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of the Common Stock of Renaissance Solutions, Inc. (the "Company"), which the undersigned is entitled to vote, at the Special Meeting of the Stockholders of the Company to be held on July 30, 1997, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts and at any adjournments thereof, with respect to the matters set forth on the reverse side hereof.

  PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                                             [SEE REVERSE SIDE]

[X] Please mark votes as in this example

       IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1. Proposal to approve and adopt (i) the Agreement and Plan of Merger dated as of May 19, 1997 (the "Merger Agreement") among The Registry, Inc., Rain Acquisition Corp. ("Merger Sub") and the Company and (ii) the merger of Merger Sub with and into the Company. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus relating to the Special Meeting.

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                              Please sign exactly as name
                                              appears hereon. If the stock is
                                              registered in the names of two
                                              or more persons, each should
                                              sign. When signing as an
                                              executor, administrator,
                                              trustee, guardian, or attorney,
                                              please give full title as such.
                                              If a corporation, please sign in
                                              full corporate name by an
                                              authorized officer. If a
                                              partnership, please sign in full
                                              partnership name by an
                                              authorized person.

Date ..........................               Signature .......................
Date ..........................               Signature .......................